UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☑ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TARRANT APPAREL GROUP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No Fee Required

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, no par value

(2)	Aggregate number of securities to which transaction applies:

17,864,680 shares of Common Stock

5,020,000 shares of Common Stock issuable upon exercise of Warrants

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: The filing fee was determined based upon the sum of (A) 17,864,680 shares of Common Stock multiplied by $0.85 per share plus (B) $1,130,610 expected to be paid to holders of warrants in accordance with the terms of the warrant agreements. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00005580 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $16,315,588

(5)	Total fee paid: $910

☐	Fee paid with preliminary materials:

N/A

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing party: N/A

(4)	Date filed:

Preliminary Copy

TARRANT APPAREL GROUP

801 SOUTH FIGUEROA STREET, SUITE 2500,

LOS ANGELES, CALIFORNIA 90017

March [—], 2009

Dear Tarrant Apparel Group Shareholders:

You are cordially invited to attend a special meeting of shareholders of Tarrant Apparel Group (the “Company,” “we,” “us” and “our”) to be held on [—], [—], 2009 at 10:00 a.m., local time, at our corporate headquarters located at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017.

At the special meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of February 26, 2009 (the “Merger Agreement”), by and among the Company, Sunrise Acquisition Company, LLC (“Parent”), Sunrise Merger Company, Inc. (“Merger Sub”), Gerard Guez and Todd Kay, pursuant to which Merger Sub will be merged with and into the Company and the Company will become a direct wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub were formed by Gerard Guez, our Chairman of the board of directors and Interim Chief Executive Officer, and Todd Kay, our Vice Chairman of the board of directors. Prior to the completion of the Merger, Messrs. Guez and Kay and their affiliates are expected to exchange all of their shares of common stock of the Company, which currently represent approximately 41.5% of the common stock outstanding, for equity interests of Parent, following which they will own 100% of the equity interests of Parent.

Upon completion of the Merger, each outstanding share of our common stock, other than shares held by Parent, Merger Sub, the Company or any subsidiary of the Company or a shareholder who perfects dissenters’ rights in accordance with California law (as more fully described in the proxy statement attached to this letter), will be converted into the right to receive $0.85 in cash, without interest (the “Merger Consideration”).

On February 26, 2009, a special committee (the “Special Committee”) of our board of directors: (i) unanimously determined and resolved that the Merger Agreement and the Merger are fair to, and in the best interests of the Company and its shareholders (other than Messrs. Guez and Kay and their respective affiliates, including Parent, Merger Sub and their respective affiliates, and any other shareholder of the Company acting together with them in a group in connection with the Merger (the “Excluded Persons”)) and (ii) unanimously recommended that our board of directors (other than Messrs. Guez and Kay due to their interest in the Merger) (A) approve the execution, delivery and performance by the Company of its obligations under the Merger Agreement, (B) present the Merger Agreement to the Company’s shareholders for their approval and (C) recommend that the Company’s shareholders approve the Merger Agreement. In addition, on February 26, 2009, our board of directors (other than Messrs. Guez and Kay, who abstained from voting due to their interest in the Merger), after considering, among other things, the unanimous recommendation of the Special Committee, by the unanimous action of the directors other than Messrs. Guez and Kay (i) determined that the Merger Agreement and the Merger are fair to, and in the best interests of, the Company and its shareholders (other than the Excluded Persons), (ii) approved the execution, delivery and performance by the Company of its obligations under the Merger Agreement, and (iii) resolved to present the Merger Agreement to the Company’s shareholders for approval and to recommend that the Company’s shareholders approve the Merger Agreement.

Our board of directors (other than Messrs. Guez and Kay who are making no recommendation in their capacity as directors, due to their interest in the Merger) unanimously recommends that you vote “FOR” the approval of the Merger Agreement. Our board of directors (other than Messrs. Guez and Kay) also unanimously recommends that you vote “FOR” approval of adjournment of the special meeting, if determined necessary by the Special Committee, to allow for the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

Your vote is very important, regardless of the number of shares of our common stock you own. Under California law, the Merger Agreement must be approved by the holders, as of the record date of the special meeting, of a majority of the outstanding shares of our common stock. However, under our amended and restated articles of incorporation, the Merger Agreement must be approved by holders, as of the record date of the special meeting, of at least 66 2/3% of the outstanding shares of our common stock. If our shareholders do not approve the Merger Agreement, the Merger cannot occur. Therefore, the Merger Agreement must be approved by holders, as of the record date of the special meeting, of at least 66 2/3% of the outstanding shares of our common stock.

The Notice of Special Meeting of Shareholders and the proxy statement attached to this letter provides you with information about the Merger, the Merger Agreement and the special meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to carefully read these materials and all of the annexes attached to the proxy statement.

Your vote is very important. Please take the time to vote on the proposals by completing and mailing the enclosed proxy card TODAY, even if you plan to attend the special meeting.

Thank you for your interest and participation in the affairs of Tarrant Apparel Group.

Sincerely,

Mitchell Simbal	Joseph Mizrachi	Gerard Guez
Co-Chairman of	Co-Chairman of	Chairman of the Board and
the Special Committee	the Special Committee	Interim Chief Executive Officer

THIS MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement is dated [—], 2009, and is first being

mailed to shareholders on or about [—], 2009.

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Preliminary Copy

TARRANT APPAREL GROUP

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [—], 2009

To the Shareholders of Tarrant Apparel Group:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Tarrant Apparel Group, a California corporation (“Tarrant,” the “Company,” “we,” “us” and “our”) will be held on [—], [—], 2009, at 10:00 a.m., local time, at our corporate headquarters located at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.        Approval of the Merger Agreement.  To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of February 26, 2009, by and among the Company, Sunrise Acquisition Company, LLC (“Parent”) and Sunrise Merger Company (the “Merger Sub”) (as amended from time to time the “Merger Agreement”), pursuant to which (i) Merger Sub will merge with and into the Company and the Company will become a direct wholly-owned subsidiary of Parent (the “Merger”) and (ii) each outstanding share of the Company’s common stock (other than shares held in our treasury, shares owned by our subsidiaries, Parent or Merger Sub and shares held by our shareholders who may be entitled to dissenters’ rights under California law), will be converted into the right to receive $0.85 in cash without interest (the “Merger Consideration”) and less any applicable withholding taxes.

2.        Adjournment of the Meeting.  To consider and vote on a proposal to adjourn the special meeting, if the Special Committee deems it necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the special meeting, or any adjournment or postponement thereof.

3.        Other Matters.  To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [—], 2009.

The Company’s Proxy Statement, form of proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://www.tags.com.

Only shareholders of record at the close of business on [—], 2009, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection at our principal executive offices for a period of 10 days prior to the meeting and at the place of the meeting for the duration of the meeting.

Gerard Guez, our Interim Chief Executive Officer and the Chairman of our board of directors, and Todd Kay, the Vice Chairman of our board of directors and their affiliates, are expected to exchange all of their shares of common stock of the Company for equity interests of Parent, following which they will own 100% of the equity interests of Parent.

Your vote is very important, regardless of the number of shares of our common stock you own. Under our amended and restated articles of incorporation, we cannot complete the Merger unless the Merger Agreement is approved by the holders, as of the record date of the special meeting, of at least 66 2/3% of the outstanding shares of our common stock. If you are a holder of record, you may also vote by using the telephone number or via the Internet web site address printed on your proxy card. If you fail both to attend the meeting in person and to submit a proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, if a quorum is present and you fail to vote or if you “abstain” from voting, because we must receive affirmative votes of the holders of at least 66 2/3% of our outstanding common stock, not voting or marking “abstain” will have the same effect as a vote “against” the approval of the Merger Agreement. “Broker non-votes” (which occur when a shareholder who holds their shares through a bank, broker or other nominee holder and the shareholder does not direct the nominee how to vote his or her shares) will have the same effect as voting “against” the approval of the Merger Agreement.

If you have any questions about the proposals or if you need assistance in voting your shares, please contact MacKenzie Partners, Inc. by telephone at [—] if you are an individual shareholder, or at [—] if you are a bank or broker, or by email at [—].

Do not send any stock certificates with your proxy card.  If the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send your stock certificates to the paying agent in order to receive the Merger Consideration to which you are entitled. If the Merger is completed and you hold shares of our common stock in “street name” through your broker, bank or other nominee, you will receive instructions from such broker, bank or nominee as to how to effect the surrender of your “street name” shares for the Merger Consideration.

Shareholders who vote against the approval of the Merger Agreement may have the right to seek appraisal of the fair value of their shares if the Merger is completed, but only if all statutory requirements of California law are satisfied. The specific statutory requirements are summarized in the accompanying proxy statement under the caption “Dissenters’ Rights” beginning on page 89 and the full text of California’s dissenters’ rights statute is set forth as Annex C to the proxy statement.

The members of our board of directors (other than Messrs. Guez and Kay, who are making no recommendation in their capacity as directors, due to their interest in the Merger) unanimously recommend that shareholders vote “FOR” the approval of the Merger Agreement as described in the attached proxy statement. Before voting, you should carefully review all of the information contained in and annexed to the attached proxy statement.

[—], 2009	By Order of the Board of Directors

Secretary
Los Angeles, California

THE MEMBERS OF TARRANT’S BOARD OF DIRECTORS (OTHER THAN MESSRS. GUEZ AND KAY WHO ARE MAKING NO RECOMMENDATION IN THEIR CAPACITY AS DIRECTORS DUE TO THEIR INTEREST IN THE MERGER) HAVE UNANIMOUSLY DETERMINED AND BELIEVE THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, TARRANT AND ITS SHAREHOLDERS (OTHER THAN MESSRS. GUEZ AND KAY AND THEIR RESPECTIVE AFFILIATES, INCLUDING PARENT, MERGER SUB AND THEIR RESPECTIVE AFFILIATES, AND ANY OTHER SHAREHOLDER OF THE COMPANY ACTING TOGETHER WITH THEM IN A GROUP IN CONNECTION WITH THE MERGER), AND UNANIMOUSLY RECOMMENDS THAT TARRANT’S SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

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TARRANT APPAREL GROUP

PROXY STATEMENT

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CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This proxy statement, and certain of the documents to which we refer you in this proxy statement, contain not only historical information, but also forward-looking statements. Forward-looking statements are based on expectations, assumptions, estimates, projections or beliefs concerning future events, including the following: any projections or forecasts and any statements regarding future sales, performance, costs and/or expenses, and any statement regarding the expected completion and timing of the Merger and other information relating to the Merger. Without limiting the foregoing, use of the future tense and words “believe,” “anticipate,” “plan,” “expect,” “intend,” “should,” “estimate” and similar expressions are intended to identify forward-looking statements. Forward-looking statements also include, among other things, statements under the heading “Special Factors—Financial Projections.” You should read all forward-looking statements carefully. Forward-looking statements and information discuss future expectations or state other forward-looking information and may involve known and unknown risks over which we have no control. Therefore, you should not unduly rely on them, due to the inherently speculative, uncertain, and unpredictable nature of future events. Those risks may include, without limitation:

•	the satisfaction of the conditions to consummation of the Merger, including the approval of the Merger Agreement by our shareholders;

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the occurrence of any event, change or other circumstance that could give rise to a “Company Material Adverse Effect” or “Parent Material Adverse Effect” (each as defined in the Merger Agreement) or the termination of the Merger Agreement, including termination that under circumstances could require us to pay up to $500,000 of the fees and expenses of Parent under the Merger Agreement;

•	the occurrence of any material adverse change in our financial condition or results of operation;

•	the amount of the fees, costs, expenses and charges related to the Merger;

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally, including our ability to retain key employees;

•	the actual impact of key personnel of the Company on the development and execution of the Company’s strategies;

•	the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock;

•	the potential adverse effect on our business, properties and operations because of certain interim operational covenants we agreed to in the Merger Agreement;

•	risks related to diverting management’s attention from our ongoing business operations;

•	the decision of the Special Committee and our board of directors as to whether or not to approve any acquisition proposal that may be submitted by a third party;

•	actions by the Company, Parent or Merger Sub, or any other potential acquiror of the Company;

•	changes in general economic business conditions, such as interest rate and currency fluctuations, unemployment, and slower growth in personal income;

•	our ability to respond to downturns and changing fashions in the apparel industry;

•	changes in product supply;

•	changes in the competitive environment in which the Company operates;

•	changes in customer needs and expectations; and

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other risks detailed in our filings with the Securities and Exchange Commission, including our most recent filing on Form 10-K, including, but not limited to, those described in Part I, Item 1A thereof (“Risk Factors”), Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and in Part II, Item 9A(T) (“Controls and Procedures”) in our Form 10-K for the year ended December 31, 2008 attached as Annex D to this proxy statement. See “Where You Can Find More Information” on page 100.

We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot assure you that the actual results, developments or outcome of future events we anticipate will be realized or, if realized, that they will not have negative effects on our business or operations or the timing or completion of the Merger, if approved. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law or regulation, we do not undertake to any obligation to update or supplement these forward-looking statements to reflect future events or circumstances.

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger agreement, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents referred to in this proxy statement. We have included section references to direct you to a more complete description of the topics presented in this summary term sheet. In this proxy statement, the terms “we,” “us,” “our,” “Tarrant” and the “Company” refer to Tarrant Apparel Group. In addition, we refer to Sunrise Acquisition Company, LLC as “Parent” and to Sunrise Merger Company as “Merger Sub.”

•	The Proposals.

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Proposal No. 1 - You are being asked to vote on a proposal to approve the Agreement and Plan of Merger, dated as of February 26, 2009 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation and a direct wholly-owned subsidiary of Parent (the “Merger”).

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Proposal No. 2 - You are also being asked to vote on a proposal to adjourn the special meeting, if the Special Committee deems necessary or appropriate, to allow time to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement. See “The Special Meeting” beginning on page 69.

•	Parties to the Merger Agreement.

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Tarrant Apparel Group (NASDAQ: TAGS), a California corporation, together with its subsidiaries, is a design and sourcing company for private label and private brand casual apparel serving mass merchandisers, department stores, branded wholesalers and specialty chains located primarily in the United States. Our major customers include retailers, such as Macy’s Merchandising Group, Chico’s, New York & Co., Mothers Work, the Avenue, Wal-Mart, Mark’s Work, and Lane Bryant as well as wholesalers such as Seven Licensing.[1] Our products are manufactured in a variety of woven and knit fabrications and include jeans wear, casual pants, shorts, skirts, dresses, t-shirts, shirts and other tops and jackets. We launched our private brands initiative in 2003, and have since acquired ownership of or license rights to a number of brand names and have sold apparel products under those brands, generally to a single retail company within a geographic region. We sell apparel products under the American Rag Cie brand in Macy’s and related stores.

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Sunrise Acquisition Company, LLC, a California limited liability company, was formed in anticipation of the Merger by Gerard Guez, our Interim Chief Executive Officer and the Chairman of our board of directors, and Todd Kay, the Vice Chairman of our board of directors. Upon completion of the Merger, the Company will be a direct wholly-owned subsidiary of Parent. Prior to the Merger, Messrs. Guez and Kay and their affiliates are expected to exchange all of their shares of common stock of the Company for equity interests of Parent, following which they will own 100% of the equity interests of Parent. Parent currently has minimal assets and no operations.

•	Sunrise Merger Company, a California corporation, was formed by Messrs. Guez and Kay as an acquisition subsidiary of Parent, in anticipation of the Merger. Subject to the terms and conditions

[1]	Trademark rights to these names are property of their respective owners.

of the Merger Agreement and in accordance with California law, at the effective time of the Merger, Merger Sub will be merged with and into the Company and the Company will continue as the surviving corporation. Merger Sub currently has minimal assets and no operations.

•	Going Private Transaction. This is a “going-private” transaction. If the Merger is completed:

•	your shares will be converted into the right to receive $0.85 per share in cash without interest (the “Merger Consideration”) and less any applicable withholding tax;

•	Parent will directly own all of the equity interests of the Company;

•	you will no longer have any interest in the company’s future earnings or growth;

•	we will no longer be a public company;

•	our common stock will no longer be traded on the NASDAQ Global Market (“NASDAQ”); and

•	we will no longer be required to file periodic and other reports with the Securities and Exchange Commission (the “SEC”).

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Special Committee.  A majority of the members of our board of directors, including all of the members of the Special Committee, are disinterested with respect to the proposed going private transaction, because they do not have any personal or financial interest in the Merger that is different than the interests of any other shareholder of the Company. Because of Messrs. Guez’s and Kay’s status as directors, officers, and proponents of the Merger, a special committee of our board of directors (the “Special Committee”) comprised of four non-employee independent directors was formed for the purpose of reviewing, evaluating and making a recommendation to our board of directors with respect to the Merger and other alternatives available to the Company. The Special Committee is comprised of Mitchell Simbal and Joseph Mizrachi, who serve as Co-Chairmen of the committee, and Milton Koffman and Simon Mani. The Special Committee engaged independent legal counsel and independent financial advisors to assist the Special Committee with its review of the Merger. See “Special Factors—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors” beginning on page 35.

•	Special Committee and the Recommendation of our Board of Directors.

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The Special Committee unanimously: (i) determined and resolved that the Merger Agreement and the Merger are fair to, and in the best interests of the Company and its shareholders (other than Messrs. Guez and Kay and their respective affiliates, including Parent, Merger Sub and their respective affiliates, and any other shareholder of the Company acting together with them in a group in connection with the Merger (the “Excluded Persons”)) and (ii) recommended that our board of directors (other than Messrs. Guez and Kay, who did not vote, due to their interest in the Merger) (x) approve the execution, delivery and performance by the Company of its obligations under the Merger Agreement, (y) present the Merger Agreement to the Company’s shareholders for their approval and (z) recommend that the Company’s shareholders approve the Merger Agreement. In addition, on February 26, 2009, our board of directors (other than Messrs. Guez and Kay, who did not vote, due to their interest in the Merger), after considering, among other things, the unanimous recommendation of the Special Committee, unanimously (i) determined that the Merger Agreement and the Merger are fair to, and in the best interests of, the Company and its shareholders (other than the Excluded Persons), (ii) approved the execution, delivery and performance by the Company of its obligations under the Merger Agreement, and (iii) resolved to present the Merger Agreement to the Company’s shareholders for approval and to recommend that the Company’s shareholders approve the Merger Agreement.

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ACCORDINGLY, OUR BOARD OF DIRECTORS (OTHER THAN MESSRS. GUEZ AND KAY WHO ARE MAKING NO RECOMMENDATION IN THEIR CAPACITY AS DIRECTORS DUE TO THEIR INTEREST IN THE MERGER) RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. See “Special Factors—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors” beginning on page 35.

•	Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.

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On February 26, 2009, Houlihan Lokey Howard & Zukin Capital, Inc., or Houlihan Lokey, rendered its oral opinion to the Special Committee (subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated February 26, 2009), that the consideration to be received by the holders of our common stock other than the Excluded Persons in the Merger, was fair from a financial point of view, as of February 26, 2009, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion.

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Houlihan Lokey’s opinion was directed to the Special Committee and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our common stock, other than the Excluded Persons, in the Merger and does not address any other aspect or implication of the Merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of Houlihan Lokey’s written opinion, which is attached as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. You should carefully read the full text of Houlihan Lokey’s written opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation as to how the Special Committee or any other director or shareholder should act or vote with respect to the Merger or related matters. See “Special Factors – Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.” on page 46

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Purpose of the Transaction.  The purpose of the Merger is for Messrs. Guez and Kay to acquire all of the voting securities of the Company not already owned by them and to enable the Company’s shareholders to be paid the Merger Consideration for their shares of common stock. See “Special Factors—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors” beginning on page 35; and “Special Factors—Purposes and Reasons of Parent, Merger Sub and Messrs. Guez and Kay” beginning on page 43.

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Position of Parent, Merger Sub and Messrs.  Guez and Kay Regarding the Fairness of the Merger. Each of Parent, Merger Sub and Messrs. Guez and Kay believes that the Merger is both procedurally and substantively fair to the shareholders who are not participating in the Merger. Their belief is based upon their knowledge and analysis of the Company, as well as the other factors discussed in the section entitled “Special Factors—Position of Parent, Merger Sub and Messrs. Guez and Kay Regarding the Fairness of the Merger” beginning on page 43.

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Special Meeting.  The special meeting will be held on [—], [—], 2009 at 10:00 a.m., local time, at our corporate headquarters located at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017.

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Record Date and Quorum.  You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [—], 2009, the record date for the special meeting. You will have one vote for each share of our common stock that you owned on the record date. As of the record date, there were 30,543,763 shares of our common stock entitled to vote at the special meeting, of which 17,864,680 (or approximately 58.5%) were held by persons other than Messrs. Guez and Kay and 12,679,083 (or approximately 41.5%, were held by Messrs. Guez and Kay collectively. The holders of a majority of the issued and outstanding shares of our common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. If you fail both to attend the meeting in person and to submit a proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. See “Special Meeting—Record Date and Quorum” beginning on page 69.

•	Required Votes.

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Approval of the Merger Agreement (Proposal No. 1).  Under California law, the Merger Agreement must be approved by the holders, as of the record date of the special meeting, of a majority of the outstanding shares of our common stock. However, under our amended and restated articles of incorporation (“Articles of Incorporation”), the Merger Agreement must be approved by holders, as of the record date of the special meeting, of at least 66 2/3% of the outstanding shares of our common stock. If our shareholders do not approve the Merger Agreement, the Merger cannot occur. Therefore, the Merger Agreement must be approved by holders, as of the record date of the special meeting, of at least 66 2/3% of the outstanding shares of our common stock. If you fail to vote by proxy or in person or “abstain” from voting and a quorum is present, your failure to vote or abstention will have the same effect as a vote “against” the approval of the Merger Agreement for purposes of the votes described above. Only shares affirmatively voted for the approval of the Merger Agreement, including properly executed proxies that do not contain specific voting instructions, will be counted “FOR” the approval of the Merger Agreement.

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Approval of the Adjournment (Proposal No. 2).  The proposal to adjourn the special meeting, if the Special Committee deems it necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, requires the affirmative vote of the holders of a majority of the stock having voting power present in person or by proxy at the meeting. Abstentions will have the same effect as a vote “against” the proposal to adjourn the meeting.

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Effects of Broker Non-Votes.  Broker non-votes (which occur when a shareholder who holds their shares through a bank, broker or other nominee holder and the shareholder does not direct the nominee how to vote his or her shares) will have the same effect as voting “against” the approval of the Merger Agreement. Because banks, brokers and other nominees do not have discretionary authority to vote on proposals presented at the meeting, broker non-votes will not count as votes for or against the proposal to adjourn the meeting. See “The Special Meeting—Proxies; Broker Non-Vote; Revocation” beginning on page 70.

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Equity Rollover Agreement.  Messrs. Guez and Kay and Todd Kay and the Kimberly Smith Kay Trustees Kay Living Trust (the “Kay Living Trust”) have entered into an Equity Rollover Agreement with Parent pursuant to which they have agreed to contribute, immediately prior to the effective time of the Merger, all of their respective shares of our common stock owned beneficially or of record by them to Parent in exchange for equity interests of Parent, following which they will own 100% of the equity interests of Parent. See “Special Factors – Equity Rollover Agreement “ beginning on page 83 and The Merger Agreement – Equity Rollover Agreement beginning on page 83.

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Financing. Mr. Guez intends to loan Parent from his own personal funds an amount which is sufficient for Parent to pay the Merger Consideration and costs and expenses incurred in the transaction. The loan will be made pursuant to terms to be agreed upon between Mr. Guez and Parent. Messrs. Guez and Kay have not arranged any alternative sources of funding should Mr. Guez be unable to fund the transaction, although there is no funding condition in the Merger Agreement and Messrs. Guez and Kay have affirmatively committed to seek alternative funding should their personal assets at any time be insufficient to fund the Merger Consideration. While there are no current plans to do so, the loan may be re-financed and the terms changed following the closing of the Merger. See “Special Factors – Financing” beginning on page 57.

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Limited Joint and Several Guarantee.  Messrs. Guez and Kay have entered into a Limited Joint and Several Guarantee (the “Guarantee”) pursuant to which they have jointly and severally personally guaranteed the performance by Parent and Merger Sub of their respective payment obligations under the Merger Agreement. See “Special Factors – Limited Joint and Several Guarantee” beginning on page 57.

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Regulatory Approvals.  Except for the filing of an agreement of merger with the Secretary of State of the State of California to effect the Merger, there are no material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger. See “Special Factors—Regulatory Approvals” beginning on page 65.

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Interests of the Company’s Directors and Executive Officers in the Merger.  Our directors and executive officers have interests in the Merger that are different from, or in addition to, their interests as shareholders of the Company. These interests include:

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All of the Company’s options to purchase shares of common stock, whether vested or unvested, will be canceled immediately prior to the effective time of the Merger, and each holder of a stock option that has a per share exercise price that is less than $0.85 will be entitled to receive an amount in cash equal to the product of (A) the number of shares of common stock as to which the stock options that are cancelled could be exercised (assuming full vesting), multiplied by (B)(i) $0.85 less (ii) the per share exercise price of such stock options. Any stock option that has a per share exercise price equal to or greater than $0.85 will be cancelled immediately prior to the effective time of the Merger without any payment or continuing liability of the Company or the surviving corporation in respect to such option. The foregoing will not result in cash payments to any of our executive officers or directors, including Messrs. Guez and Kay, as the per share exercise price of all outstanding stock options, including those held by our executive officers and directors, exceeds $0.85. See “Special Factors – Interests of Our Directors and Executive Officers in the Merger” beginning on page 58.

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Immediately prior to the completion of the Merger, Messrs. Guez and Kay and Todd Kay and the Kay Living Trust will contribute 100% of the shares of the Company’s common stock owned beneficially or of record by them to Parent in exchange for equity interests of Parent, following which they will own 100% of the equity interests of Parent immediately following the effective time of the Merger. See “Special Factors – Interests of Our Directors and Executive Officers in the Merger” beginning on page 58.

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The Special Committee members were paid for their service on the Special Committee. The Co-Chairmen of the Special Committee each received an initial fee of $100,000 and the two other members of the Special Committee received an initial of $80,000. In addition, the Co-Chairmen of the Special Committee each received a per meeting fee of $2,000 per Special Committee meeting and each of the other members of the Special Committee received a per meeting fee of $1,500 per Special Committee meeting. These fees are not refundable and are not dependent on the success of the Merger or on the Special Committee’s or the board of director’s approval or recommendations with respect to the Merger. The aggregate amount paid to the Special Committee members for their service on the Special Committee as of March 20, 2009, was approximately $495,000.

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Our board of directors and executive officers are entitled to continued indemnification rights and insurance coverage under the Merger Agreement for a period of six years from the effective time of the Merger with terms no less favorable in any material respect to such directors and officers than is provided for in the Company’s Articles of Incorporation, bylaws and insurance policies in effect as of the date of the Merger Agreement. Our board of directors and executive officers are also parties to written indemnification agreements with the Company, pursuant to which they are entitled to continued indemnification rights for so long as such persons may be subject to any possible proceeding due to their role as a director or officer of the Company. By virtue of the Merger, such written indemnification agreements become agreements with and obligations of the surviving corporation from and after the effective time of the Merger. See “The Merger Agreement – Indemnification of Directors and Officers; Insurance” beginning on page 83.

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The aggregate consideration expected to be paid to our directors and executive officers for shares of common stock held by such directors and executive officers that would be acquired in the Merger is approximately $89,250, and is set forth in more detail under “Special Factors—Interests of Our Directors and Executive Officers in the Merger” beginning on page 58.

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Dissenters’ Rights.  Pursuant to California law, our shareholders may have the right to dissent from the Merger and receive a cash payment for the judicially determined fair value of their shares of our common stock, subject to certain conditions. The fair value could be greater than, equal to or less than the $0.85 per share that our shareholders are entitled to receive in the Merger. A shareholder may be entitled to rights of appraisal with respect to such shareholder’s shares (i) if holders of 5% or more of our outstanding shares of common stock dissent from the Merger or (ii) if the shareholder’s shares are subject to any restriction on transfer imposed by the Company or by any law or regulation. To exercise dissenters’ rights, a shareholder must vote against the approval of the Merger Agreement and must submit a demand for payment prior to the date of the special meeting. The procedural requirements for perfecting dissenters’ rights under Chapter 13 of the California General Corporation Law (“CGCL”) are more fully described in this proxy statement under the caption “Dissenters’ Rights” beginning on page 89. A copy of Chapter 13 of the CGCL, which sets forth dissenters’ rights under California law and governs the procedures for perfecting such rights, is attached as Annex C to this proxy statement.

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Material United States Federal Income Tax Consequences.  For U.S. federal income tax purposes, the disposition of our common stock pursuant to the Merger generally will be treated as a sale of the shares of common stock for cash by each of our shareholders. As a result, in general, each shareholder will recognize gain or loss equal to the difference, if any, between the amount of cash received in the Merger and such shareholder’s adjusted tax basis in the shares surrendered. Such gain or loss will be capital gain or loss if the shares of common stock surrendered are held as a capital asset in the hands of the shareholder, and will be long-term capital gain or loss if the shares of common stock have a holding period of more than one year at the effective time of the Merger. We recommend that our shareholders consult their own tax advisors as to the particular tax consequences to them of the Merger. See “Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 62.

•	Treatment of Stock Options/Warrants.

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Under the Merger Agreement, each option to purchase shares of common stock, whether vested or unvested, will be canceled immediately prior to the effective time of the Merger, and each holder of a stock option, whether or not vested, that has a per share exercise price that is less than $0.85 will be entitled to receive an amount in cash equal to the product of (A) the number of shares of common stock as to which the stock options that are cancelled could be exercised (assuming full vesting), multiplied by (B)(i) $0.85 less (ii) the per share exercise price of such stock options. Any stock option that has a per share exercise price equal to or greater than $0.85, will be cancelled immediately prior to the effective time of the Merger without any payment or continuing liability of the Company or the surviving corporation in respect to such option. The foregoing will not result in cash payments to any of our shareholders, including Messrs. Guez and Kay, as the per share exercise price of all outstanding Company stock options, including those held by our executive officers and directors, exceeds $0.85. See “The Merger Agreement – Treatment of Common Stock, Stock Options, Warrants and Dissenting Shares” beginning on page 73.

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Under the Merger Agreement, each warrant issued and outstanding at the effective time of the Merger, and which does not terminate in accordance with its terms as a consequence of the Merger, will be canceled and automatically converted into the right to receive cash, if any, without interest, in an amount determined in accordance with the terms of the applicable warrant agreement. We anticipate that in connection with the Merger, holders of 1,450,000 warrants to purchase common stock which were issued in connection with a 2004 private placement of debt securities, will receive an amount in cash of approximately $57,960, and holders of 3,570,000 warrants to purchase common stock which were issued in connection with a 2006 credit facility, will receive an amount in cash of approximately $1,072,650. These amounts were determined based on the Black-Scholes value of the applicable warrants as of March 13, 2009, per the terms of those warrants. See “The Merger Agreement – Treatment of Common Stock, Stock Options, Warrants and Dissenting Shares” beginning on page 73.

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Anticipated Closing of the Merger.  We are working to complete the Merger as soon as possible. We anticipate completing the Merger shortly after the special meeting, which we believe will be held in the second quarter of 2009, subject to the approval of the Merger Agreement by our shareholders and the satisfaction of the other closing conditions set forth in the Merger Agreement. See “The Merger Agreement – Conditions to the Merger” beginning on page 84.

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Procedure for Receiving the Merger Consideration.  As soon as reasonably practicable after the effective time of the Merger a paying agent will mail a letter of transmittal and instructions to you and the other shareholders of the Company, explaining how to surrender your stock certificates in exchange for the Merger Consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. If you hold your common stock in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or nominee as to how to effect the surrender of your “street name” shares for the Merger Consideration. See “Questions and Answers About The Special Meeting and the Merger” beginning on page 13.

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Solicitation of Alternative Transactions.  From the date the Merger Agreement is executed until the earlier to occur of: (i) the date of the special meeting of shareholders to approve the Merger Agreement or (ii) the date the Merger Agreement is terminated, the Company has agreed that it will not, nor will it authorize or knowingly permit any of its officers, directors, affiliates or employees or any investment banker, attorney, accountant, or other advisor or representative retained by the Company to, and the Company shall direct such representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage, support, facilitate or induce the making, submission or announcement of, any Acquisition Proposal (as defined in the Merger Agreement); (ii) participate in any negotiations or discussions regarding, or furnish to any person any non-public information with respect to any Acquisition Proposal or any proposal or inquiry that could reasonably be expected to lead to any Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any letter of intent or agreement or obligation relating to any Acquisition Transaction (as defined in the Merger Agreement). However, the non-solicitation sections of the Merger Agreement do not prohibit the Company from furnishing non-public information regarding the Company and its subsidiaries to, or entering into a confidentiality agreement with or entering into negotiations or discussions with, any person or group in response to an unsolicited written Acquisition

Proposal submitted by such person or group (and not withdrawn) that the Company’s board of directors, or the Special Committee, concludes in good faith, after consultation with its outside legal counsel and its financial advisors, constitutes, or is reasonably likely to lead to a Superior Offer (as defined in the Merger Agreement), if: (i) neither the Company nor any its representatives have materially violated any of the non-solicitation provisions of the Merger Agreement; (ii) the Company’s board of directors, or the Special Committee, concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the members of the board of directors, or the Special Committee, to the Company’s shareholders (other than Messrs. Guez and Kay) under applicable law; (iii) the Company gives at least one business day’s notice to the Parent of the identity of such person or group and the Company’s intent to furnish information or enter into negotiations or discussions with them, and (iv) the Company executes a confidentiality agreement with such person or group prior to providing them any non-public information regarding the Company. See “The Merger Agreement - Non-Solicitation; Recommendation to Shareholders” beginning on page 79.

We will be required to reimburse Parent for up to $500,000 of its costs and expenses relating to the Merger Agreement, if prior to shareholder approval the Company’s board of directors, or the Special Committee, terminates the Merger Agreement after making a change of recommendation and enters into a definitive agreement with a third party with respect to a Superior Offer. See “The Merger Agreement –Fees and Expenses” beginning on page 87.

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Position of Messrs. Guez and Kay With Respect to Alternative Transactions.  Messrs. Guez and Kay have advised the Special Committee, and also have publicly stated, that they want to acquire all of the Company’s outstanding shares not presently owned by them, and that they will not agree to any other transaction involving their equity ownership interest in the Company. They have further advised the Special Committee, and stated publicly, that they will vote their shares against any sale of the Company or its assets to any party not controlled by them, regardless of the nature of that transaction, the identify of the purchaser, or the price offered. Our Articles of Incorporation require that any merger involving the Company or a sale by the Company of all or substantially all of its assets must be approved by the holders of 66 2/3% of our outstanding voting securities. Messrs. Guez and Kay and their affiliates own approximately 41.5% of our outstanding voting securities and, therefore, could prevent shareholder approval of an alternative merger or asset sale by voting against any such transaction. See “Special Factors - Position of Parent, Merger Sub and Messrs. Guez and Kay Regarding the Fairness of the Merger” beginning on page 43.

•	Conditions to Closing. Before the Company can complete the Merger, a number of conditions must be satisfied or waived by the party entitled to waive them. These include, but are not limited to:

•	the Merger Agreement shall have been duly approved by the holders of at least 66 2/3% of our outstanding voting securities;

•	the absence of laws or governmental judgments or orders that prohibit or make illegal the completion of the Merger;

•	each of the parties performing its obligations under the Merger Agreement in all material respects prior to the effective time of the Merger;

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the accuracy of the representations and warranties of each of the parties to the Merger Agreement subject to materiality qualifications and other limited exceptions specified in the Merger Agreement; and

•	no Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred since February 26, 2009.

See “The Merger Agreement – Conditions to the Merger” beginning on page 84.

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Termination of the Merger Agreement.  The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after shareholder approval has been obtained, as follows:

•	by mutual written consent of Parent and the Company (acting through the Special Committee or the board of directors if the Special Committee is not then in existence);

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by either the Company or Parent if the Merger has not been completed by June 30, 2009 (as such date may be extended by mutual agreement of Parent and the Company) for any reason; provided, however, that this right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be completed by June 30, 2009 and that action or failure to act constitutes a breach of the Merger Agreement;

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by either the Company or Parent if a Governmental Entity (as defined in the Merger Agreement) issues an order, decree or ruling or takes any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

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by either the Company or Parent if the required approval by the Company’s shareholders of the Merger Agreement has not been obtained at the special meeting of shareholders called for such purpose or at any adjournment or postponement of the special meeting; provided, however, that this right to terminate the Merger Agreement is not available to either Parent or the Company where the failure to obtain shareholder approval is caused by the action or failure to act of the party proposing such termination, as the case may be, and that action or failure to act constitutes a breach by such party of the Merger Agreement;

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by the Company if at any time prior to the approval of the Merger Agreement by the Company’s shareholders, if the Company’s board of directors, or the Special Committee, has effected a change of recommendation pursuant to and in compliance with the terms of the Merger Agreement, the Company has reimbursed Parent for the Parent Expenses (as defined in the Merger Agreement), and concurrently or within two calendar days of termination, the Company enters into a definitive agreement with respect to the Superior Offer that was the subject of that change of recommendation;

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by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent, Merger Sub or Messrs. Guez or Kay as set forth in the Merger Agreement, or if any representation or warranty of Parent, Merger Sub or Messrs. Guez or Kay has become untrue, in either case, such that the conditions to closing set forth in the Merger Agreement relating to the representations, warranties, covenants and agreements of Parent, Merger Sub’s and Messrs. Guez and Kay would not be satisfied; provided, however, that if any inaccuracy in the representations and warranties of or breach by Parent, Merger Sub or Messrs. Guez or Kay is curable within 20 calendar days after notice of such inaccuracy or breach through the exercise of such parties’ commercially reasonable efforts, then the Company may not terminate the Merger Agreement for 20 calendar days after delivery of written notice from the Company, or the Special Committee, to Parent of such inaccuracy or breach, provided, Parent, Merger Sub or Messrs. Guez or Kay continue to diligently exercise commercially reasonable efforts to cure such inaccuracy or breach, and provided, further, that Parent, Merger Sub or Messrs. Guez or Kay shall have no right of cure for any failure to have or obtain any funding necessary to complete the Merger and satisfy in full all payment obligations pursuant to the Merger.

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by Parent upon a breach of any representation, warranty, covenant or agreement on the Company’s part as set forth in the Merger Agreement, or if any of the Company’s representations or warranties has become untrue, in either case such that the conditions to closing as set forth in the Merger Agreement relating to the Company’s representations, warranties, covenants and agreements would not be satisfied; provided, however, that if any inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company within 20 calendar days after notice of such inaccuracy or breach through the exercise of the Company’s commercially reasonable efforts, then Parent may not terminate the Merger Agreement for 20 calendar days after delivery of written notice from Parent to the Company of such inaccuracy or breach, provided, the Company continues to diligently exercise commercially reasonable efforts to cure such inaccuracy or breach;

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by Parent if a Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred since the date of the Merger Agreement; provided, however, that if such Company Material Adverse Effect is curable by the Company within 20 calendar days after notice of such Company Material Adverse Effect through the exercise of its commercially reasonable efforts, then Parent may not terminate the Merger Agreement for 20 calendar days after delivery of written notice from Parent to the Company of such Company Material Adverse Effect, provided, the Company continues to diligently exercise commercially reasonable efforts to cure such Company Material Adverse Effect; or

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by Parent if any of the following events shall have occurred: (i) the Company’s board of directors, or the Special Committee, or any other committee of the Company’s board of directors makes a change of recommendation to the Company’s shareholders; (ii) the Company fails to include in the proxy statement related to the shareholders’ meeting the recommendation of the Company’s board of directors and the Special Committee that shareholders vote in favor of and approve the Merger Agreement; or (iii) the Company’s board of directors, or the Special Committee, fails to reaffirm (publicly, if so requested) its recommendation in favor of the approval of the Merger Agreement within ten calendar days after Parent requests in writing that the recommendation be reaffirmed; provided that Parent may only request a reaffirmation following the public announcement by a third party of an acquisition proposal or an intent to make an acquisition proposal (as defined in the Merger Agreement) that is not withdrawn, and only once in each such circumstance.

See “The Merger Agreement - Termination” beginning on page 85.

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Fees and Expenses.  Under certain circumstances, in connection with the termination of the Merger Agreement, the Company, Parent or Messrs. Guez and Kay may be required to reimburse certain fees and expenses relating to the Merger Agreement. See “The Merger Agreement—Fees and Expenses” beginning on page 87.

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Additional Information.  You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at http://www.sec.gov. For a more detailed description of the additional information available, please see “Where You Can Find More Information” beginning on page 100.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the Merger. These questions and answers may not address all questions that may be important to you as our shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	What is the proposed transaction?

A:	The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the Merger Agreement. If the Merger Agreement is approved by shareholders of the Company and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will become a direct wholly owned subsidiary of Parent. Prior to the Merger, Messrs. Guez and Kay and their affiliates are expected to exchange all of the shares of our common stock owned beneficially or of record by them for equity interests of Parent in connection with the Merger, following which they will own 100% of the equity interest of Parent. Shareholders also are being asked to approve a proposal to adjourn the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement and the Special Committee deems additional solicitation to be necessary or appropriate.

Q:	What will I receive in the Merger for my shares?

A:	Upon completion of the Merger, you will be entitled to receive $0.85 in cash, without interest and less any required withholding taxes, for each share of our common stock that you own. For example, if you own 1,000 shares of our common stock, you will be entitled to receive $850.00 in cash in exchange for your shares of our common stock, less any required withholding taxes. You will not receive any shares or other ownership interest in the surviving corporation.

Q:	How does our board of directors recommend that I vote on the proposals?

A:	Proposal No. 1. Our board of directors (other than Messrs. Guez and Kay who are not making a recommendation in their capacity as directors, due to their interest in the Merger) unanimously recommends that our shareholders vote “FOR” the approval of the Merger Agreement. You should read “Special Factors—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors” beginning on page 35 for a discussion of the factors that the Special Committee and our board of directors (other than Messrs. Guez and Kay) considered in deciding to recommend approval of the Merger Agreement.

Proposal No. 2. Our board of directors (other than Messrs. Guez and Kay) also unanimously recommends that our shareholders vote “FOR” the proposal to adjourn the special meeting, if the Special Committee deems it necessary or appropriate, to solicit additional proxies to approve the Merger Agreement.

Q:	Where and when is the special meeting?

A:	The special meeting will take on [—], [—], 2009 at 10:00 a.m., local time, at our corporate headquarters located at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017.

Q:	May I attend the special meeting in person?

A:	All shareholders of record as of the close of business on [—], 2009, the record date for the special meeting, may attend the special meeting. In order to be admitted to the special meeting, a form of government-issued personal identification will be required.

If your shares are held in the name of a bank, broker or other holder of record, and you wish to attend the special meeting, you must present proof of your ownership of our common stock, such as a bank or brokerage account statement, to be admitted to the meeting. You also must present at the meeting a valid proxy issued to you by the nominee holder of record of your shares.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q	What vote of our shareholders is required to approve the proposals?

A:

Proposal No. 1. Under our Articles of Incorporation, we cannot complete the Merger unless the Merger Agreement is approved by the holders, as of the record date of the special meeting, of at least 66 2/3% of the outstanding shares of our common stock.

Proposal No. 2. The proposal to adjourn the special meeting, if the Special Committee deems it necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, requires the affirmative vote of the holders of a majority of the stock having voting power present in person or by proxy at the meeting.

Q:	Who can vote at the special meeting?

A:	You can vote at the special meeting if you owned shares of our common stock at the close of business on [—], 2009, the record date for the special meeting. As of the close of business on that day, 30,543,763 shares of our common stock were outstanding. See “The Special Meeting” beginning on page 69.

Q:	How do I vote?

A:	If you are a beneficial owner who holds your shares through a bank, broker or other nominee holder, we will send you a voting instruction card which will tell you how to vote your shares by using the voting instruction card or by following their particular telephone and/or Internet voting instructions. If you are a holder of record, you may vote your shares by signing, dating and returning the enclosed proxy card by mail, or by voting by telephone or via the Internet, as described below.

Mail.  Please promptly complete and return your proxy card in the postage-paid envelope provided.

Telephone.  Please call the toll-free telephone number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

Internet.  Please visit the Internet web site address listed on your proxy card. As with telephone voting, Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet web site address.

Telephone and Internet voting will be available to holders of record 24 hours each day until [—], Pacific time on [—], 2009. If you use the toll-free telephone number or the Internet to provide your proxy voting instructions, you do not need to mail in your proxy card.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “against” votes, abstentions and broker non-votes. A “broker non-vote”

occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the proposal from the beneficial owner and does not have the discretionary authority to vote the shares without such instructions. Nominees do not have discretionary authority to vote your shares on any of the proposals before the special meeting, so if you hold shares through a nominee, YOU MUST INSTRUCT THEM HOW YOU WANT YOUR SHARES VOTED. Because approval of the Merger Agreement requires the affirmative vote of the holders of 66 2/3% of our outstanding common stock, the failure to vote, broker non-votes and abstentions will have the same effect as voting “against” the approval of the Merger Agreement. Because approval of the proposal to adjourn the special meeting, if the Special Committee deems it necessary or appropriate to solicit additional proxies, requires the affirmative vote of holders representing a majority of the voting power present in person or by proxy at the special meeting, abstentions will have the same effect as voting “against” that proposal. A failure to attend the meeting in person together with a failure to submit a proxy will have no effect with respect to the adjournment proposal. Because brokers do not have discretionary authority to vote on proposals presented at the meeting, broker non-votes will not count as votes for or against the proposal to adjourn the meeting.

Q:	What do I need to do now?

A:	Please read this proxy statement carefully in its entirety, including its annexes, and consider how the Merger affects you. If you are a shareholder of record, you can ensure that your shares are voted at the special meeting by completing, signing and dating the enclosed proxy card and returning it in the envelope provided or by voting by telephone or via the Internet as described above. If you hold your shares in “street name,” to ensure that your shares are voted at the special meeting you must instruct your broker on how to vote, as discussed below.

Q:	If my shares are held in “street name” by my bank or broker, will they vote my shares for me?

A:	Yes, but only if you provide instructions to your broker on how to vote. You should follow any voting instructions provided by your broker regarding how to instruct your broker to vote your shares. Without specific voting directions from you, your shares will not be voted. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum and will have the same effect as voting “against” approval of the Merger Agreement, except for purposes of perfecting dissenters’ rights, which requires that you actually vote “against” approval of the Merger Agreement. Because brokers do not have discretionary authority to vote on any of the proposals presented at the meeting, broker non-votes also will not count as votes for or against the proposal to adjourn the meeting.

Q:	Who will bear the cost of this solicitation?

A:	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne solely by the Company. Proxies may be solicited in person, by telephone, e-mail, facsimile or other contact by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation for such services.

Q:	Will a proxy solicitor be used?

A:	Yes. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting. The Company has paid a retainer of $10,000 to be applied against a final fee that is expected to be $20,000 based upon the actual services provided and not including the reimbursement of out-of-pocket expenses.

Q:	Can I change my vote?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are a registered shareholder, you may revoke your proxy by notifying the Corporate Secretary of the Company in writing or by signing and submitting a new proxy dated after the date of the proxy being revoked. In addition, you may revoke a prior proxy by attending the special meeting and voting in person (you must vote in person, as simply attending the special meeting without voting will not cause your proxy to be revoked).

Please note that if you hold your shares in “street name” and you have instructed your broker to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the directions received from your broker to change your vote.

Q:	What does it mean if I get more than one proxy card or vote instruction card?

A:	If your shares are registered under different names or are in more than one account, you may receive more than one proxy card or, if you hold your shares in “street name,” you may receive more than one vote instruction card from your bank or broker. Please complete and return all of the proxy cards or voting instruction cards you receive to ensure that all of your shares are voted.

Q:	Should I send in my stock certificates now?

A:	No. Shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to a paying agent in order to receive the Merger Consideration. If you hold shares of our common stock in “street name” by your broker, bank or other nominee, you will receive instructions from you broker, bank or nominee as to how to effect the surrender of your “street name” shares in exchange for the Merger Consideration. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	When can I expect to receive the Merger Consideration for my shares?

A:	Once the Merger is completed, you will be sent a letter of transmittal with instructions informing you how to surrender your stock certificates for the Merger Consideration of $0.85 in cash per share to which you are entitled. Once you have submitted your properly completed letter of transmittal, your stock certificates and other required documents to the paying agent, the paying agent will send you the Merger Consideration payable with respect to your shares.

Q:	Will I be taxed when I receive the Merger Consideration for my shares?

A:	Your receipt of the Merger Consideration in exchange for your shares of Company common stock in the Merger will be treated as a taxable sale of your shares of Company common stock. You will recognize gain or loss depending on the difference between the cash you receive in the Merger and your adjusted tax basis in your shares of Company common stock. For a general description of the federal income tax consequences of the Merger. See “Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 62.

Q:	I do not know where my stock certificate is—how will I get my cash?

A:	The materials the paying agent will send you after completion of the Merger will include specific procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. You also may be required to provide a bond to the Company in order to cover any potential loss.

Q:	What happens if I sell my shares before the special meeting but after the record date?

A:	The record date of the special meeting is earlier than the special meeting and earlier than the date that the Merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the $0.85 per share in cash to be received by our shareholders in the Merger. In order to become entitled to receive the $0.85 per share pursuant to the Merger Agreement, you must hold your shares through completion of the Merger.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the Merger Consideration for my shares?

A:	Yes. As a holder of our common stock, you are entitled to pursue dissenters’ rights of appraisal under California law in connection with the Merger (i) if holders of 5% or more of our outstanding shares of common stock dissent from the Merger or (ii) if your shares are subject to any restriction on transfer imposed by the Company or by any law or regulation. To exercise your dissenters’ rights, you (and enough other holders to collectively represent at least 5% or more of our common stock) must vote “against” the approval of the Merger Agreement and the Merger and you must submit your demand for payment prior to the date of the special meeting. The procedural requirements for perfecting dissenters’ rights under Chapter 13 of the CGCL are more fully described in this proxy statement under the caption “Dissenters’ Rights” beginning on page 89. A copy of Chapter 13 of the CGCL, which sets forth the statutory provisions governing dissenters’ rights under California law and the procedures for perfecting such rights, is attached as Annex C to this proxy statement.

Q:	What are the consequences of the Merger to members of the Company’s management and board of directors?

A:	Following the Merger, it is expected that the members of our management will continue as management of the surviving corporation. Our current board of directors, however, will be replaced by a new board of directors to be nominated by Parent. Like all other shareholders of the Company, members of our management and board of directors (except for Messrs. Guez and Kay) will be entitled to receive $0.85 per share in cash for any shares of our common stock they hold at the time of the Merger. Prior to the Merger, Messrs. Guez and Kay are expected to contribute to Parent all of their shares of common stock of the Company in exchange for 100% of the equity interests of Parent, but no cash is payable in the Merger for any shares held by Parent.

All of the options to purchase shares of our common stock held by management and our board of directors, whether vested or unvested, will be canceled immediately prior to the effective time of the Merger, and each holder of a stock option that has a per share exercise price that is less than $0.85 will be entitled to receive an amount in cash equal to the product of (A) the number of shares of common stock as to which the stock options that are cancelled could be exercised (assuming full vesting), multiplied by (B)(i) $0.85 less (ii) the per share exercise price of such stock options. Any stock option that has a per share exercise price equal to or greater than $0.85, will be cancelled immediately prior to the effective time of the Merger without any payment or continuing liability of the Company or the surviving corporation in respect to such option. The foregoing will not result in cash payments to any of our executive officers or directors, including Messrs. Guez and Kay, as the per share exercise price of all the stock options, including those held by our executive officers and directors, exceeds $0.85.

Q:	Will members of the Company’s management or board of directors hold any equity interests in the surviving corporation following the consummation of the Merger?

A:	Prior to the Merger, Messrs. Guez and Kay and their affiliates are expected to contribute all of their common stock of the Company to Parent in exchange for equity interests of Parent, following which they will own 100% of the equity interests of Parent as of the effective time of the Merger. See “Special Factors—Certain Effects of the Merger” beginning on page 54.

Q:	Who can help answer my other questions?

A:	If you have more questions about the Merger, including the procedures for voting your shares, or if you would like additional copies, without charge, of this proxy statement, you should contact our proxy solicitation agent, MacKenzie Partners, Inc. at [—] (toll-free) if you are an individual shareholder, or [—] if you are a bank or broker, or via email at [—], or you can contact us at our corporate headquarters located at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017 or by telephone at (323) 780-8250. If your broker holds your shares, you may call your broker for additional information.

INTRODUCTION - THE MERGER

This proxy statement and the accompanying form of proxy are being furnished to our shareholders in connection with the solicitation of proxies by our board of directors for use at a special meeting of our shareholders to be held on [—], [—], 2009 at 10:00 a.m., local time, at our corporate headquarters located at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017.

At the special meeting, we are asking our shareholders to vote on the approval of the Merger Agreement. If the Merger is completed, we will become a direct wholly owned subsidiary of Parent, and our shareholders will have the right to receive $0.85 in cash, without interest and less applicable withholding taxes, in exchange for each share of our common stock that such shareholder owns at the effective time of the Merger.

SPECIAL FACTORS

Background of the Merger

On January 28, 2008, American Rag Cie, LLC filed a lawsuit against our wholly-owned subsidiary, Private Brands, Inc., seeking a declaratory judgment that Private Brands, Inc. breached the license agreement between the parties and that the license agreement had been terminated. On February 1, 2008, the Company and Private Brands, Inc. filed a cross-complaint for damages and equitable relief against American Rag Cie, LLC and American Rag Cie II in the Superior Court of the State of California, County of Los Angeles. At the time of the filings, American Rag Cie, LLC was owned 55% by American Rag Cie II and 45% by the Company.

On April 2, 2008, the Company was notified by NASDAQ that it was not in compliance with NASDAQ Marketplace Rule 4450(a)(5) because shares of its common stock had closed at a per share bid price of less than $1.00 for 30 consecutive business days. The Company was given until September 29, 2008 to regain compliance with NASDAQ Marketplace Rule 4450(a)(5), in order to avoid the delisting of the Company’s common stock.

On April 25, 2008, Messrs. Guez and Kay delivered a letter to the Company announcing their desire to acquire 100% of the outstanding shares of Company common stock not already beneficially owned by them. In the letter, Messrs. Guez and Kay indicated they were considering offering $0.80 per share in cash, and stated that they would not consider any other transaction involving their interest in the Company. As of August 25, 2008, Messrs. Guez and Kay collectively held 12,679,083 shares of outstanding common stock, representing approximately 41.5% of the shares of Company common stock then outstanding, and beneficially owned (including shares issuable upon exercise of outstanding stock options then held by Messrs. Guez and Kay) shares representing approximately 51.3% of the common stock then outstanding.

On April 25, 2008, the board of directors of the Company met to discuss Messrs. Guez and Kay’s acquisition proposal and, in light of Messrs. Guez and Kay’s status as directors and executive officers of the Company, determined to establish the Special Committee to evaluate the offer described in Messrs. Guez and Kay’s acquisition proposal and other alternatives that might be available to the Company, including rejecting their acquisition proposal as well as continuing to operate as a stand-alone company. The Special Committee was comprised of Joseph Mizrachi and Mitchell Simbal (each of whom was designated a Co-Chairman of the Committee) and Milton Koffman and Simon Mani, all of whom are independent directors within the meaning of the applicable NASDAQ listing standards.

Following the establishment of the Special Committee, the Special Committee contacted several law firms and investment banks to request information regarding their respective experience in advising committees such as the Special Committee.

On May 2, 2008, Charles Ghailian, an officer, employee and one of the Company’s key salesmen, resigned from the Company and was not bound by any non-compete or non-solicitation restrictions in favor of the Company.

On May 20, 2008, a representative of Bingham McCutchen LLP, or Bingham, met with Messrs. Simbal and Mizrachi, the Co-Chairmen of the Special Committee, to discuss the operating history of the Company and the background and terms of the acquisition proposal set forth in Messrs. Guez and Kay’s April 25 offer letter. At that meeting, Messrs. Simbal and Mizrachi advised the Bingham representative that there had been no decision made to sell the Company or as to whether the Company was “for sale” and discussed with the Bingham representative potential timelines and processes for evaluating Messrs. Guez and Kay’s acquisition proposal and other alternatives that might be available to the Company. The Bingham representative also reviewed with the Co-Chairmen Bingham’s experience and expertise in advising special committees, and discussed with the Co-Chairmen the general fiduciary duties of directors of California corporations, as well as specific duties and standards implicated in evaluating a potential sale of a California corporation. At the meeting, Messrs. Simbal and Mizrachi indicated that they would like to retain Bingham as the Special Committee’s legal advisors, and requested that the Bingham representative and other appropriate representatives from Bingham attend a meeting of all of the members of the Special Committee to be convened as promptly as reasonably practicable.

Later in the day on May 20, 2008, the Special Committee formally retained Bingham as its legal advisors.

On or about May 28, 2008, the Company received a letter from one of its shareholders indicating their opposition to the acquisition of the Company at the $0.80 per share price described in Messrs. Guez and Kay’s acquisition proposal. To date, the Company has not received any further communications from the shareholder.

On May 29, 2008, the members of the Special Committee (other than Mr. Mizrachi, who was unable to attend due to travel delays) met with representatives of Bingham. At this meeting, the representatives of Bingham discussed and responded to questions from the Special Committee members present regarding the general fiduciary duties of directors of a California corporation and specific fiduciary duties and standards implicated in evaluating a potential sale of a California corporation, including to an interested party such as Messrs. Guez and Kay. Bingham also reviewed and discussed with the Special Committee the proposals submitted by three investment banks who the Special Committee was considering retaining as the Special Committee’s financial advisors, including Houlihan Lokey Howard & Zukin Capital, Inc., or Houlihan Lokey, who subsequently was engaged to serve as the Special Committee’s financial advisor, as noted below. Bingham also discussed with the Special Committee members present various procedural and timing considerations in evaluating Messrs. Guez and Kay’s acquisition proposal, other available alternatives and the pending NASDAQ compliance and delisting issues. The Special Committee and its legal advisors also discussed that under the Company’s charter documents, any merger or sale transaction involving the Company would require the approval of the holders of at least 66 2/3% of the outstanding common stock and therefore, the transaction alternatives available to the Company could be somewhat limited, because Messrs. Guez and Kay collectively held approximately 41.5% of the outstanding Company common stock and had publicly stated they would not consider any other merger or sale transaction involving the Company. The members of the Special Committee and their financial advisor also discussed the appropriate scope of authority for the Special Committee and the compensation that the members of the Special Committee deemed appropriate for serving in such capacity, and determined to propose a formal Special Committee charter and proposed compensation terms for the consideration and approval of all of the board of directors (other than Messrs. Guez and Kay).

On June 6, 2008, the Special Committee met with Bingham to discuss the proposed terms of the engagement of Houlihan Lokey as the Special Committee’s financial advisor, and to discuss and consider approval of a proposed conflict waiver permitting the Company’s regular outside legal counsel, Stubbs Alderton and Markiles, LLP, to represent Messrs. Guez and Kay in discussions and negotiations involving Messrs. Guez and Kay’s acquisition proposal.

On June 12, 2008, the Company’s board of directors met to discuss and consider approving a proposed Special Committee charter developed by the Special Committee in consultation with its legal advisors, which among other things expressly authorized the Special Committee: (i) to review, analyze, evaluate, negotiate and reject or recommend for acceptance by the board of directors Messrs. Guez and Kay’s acquisition proposal; (ii) to evaluate, consider and make a recommendation to the Company’s board of directors regarding any other proposals to acquire the Company that may be submitted to the Company; and (iii) to identify, consider and pursue any other alternatives reasonably available to the Company that the Special Committee might deem prudent as a means to maximize shareholder value, including continuing to operate as a stand alone company in the ordinary course. The Company’s board of directors also considered and approved the compensation payable to the members of the Special Committee for their service in such capacity, including base compensation of $100,000 to each of the Co-Chairmen and $80,000 to the other members of the Special Committee, and fees of $2,000 per meeting for the Co-Chairmen and $1,500 for the other members of the Special Committee, to commence with the next meeting of the Special Committee.

On June 13, 2008, the Special Committee formally retained Houlihan Lokey as its financial advisor.

On June 17, 2008, the Special Committee met with representatives of Bingham and Houlihan Lokey. At this meeting, the participants discussed Messrs. Guez and Kay’s acquisition proposal, the status of Houlihan Lokey’s financial due diligence review and discussions with the Company’s senior management, and the typical steps and milestones that might be expected in a special committee process such as that in which the Special Committee was engaged. Houlihan Lokey also discussed and answered questions regarding the various valuation methods it typically would employ in valuing the fairness to a company’s shareholders, from a financial point of view, of the consideration proposed to be paid in a proposed acquisition. The Special Committee and its advisors also discussed the status of the pending NASDAQ delisting process and current plans and potential alternatives to resolve that issue.

Houlihan Lokey periodically met with senior management to discuss the Company’s business, financial condition and expectations for the Company’s business. The Company also provided Houlihan Lokey with management’s projections for the remainder of fiscal year 2008 and fiscal years 2009 and 2010, which from time to time were subsequently updated by management in light of the passage of time and to reflect actual results and changes in management’s expectations as a result of changing economic circumstances. The final projections provided to Houlihan Lokey by management are included in the section entitled “Financial Projections” beginning on page 60 of this proxy statement. Shareholders should carefully read the explanatory notes and qualifications set forth in that section as well as the statements in the section entitled “Cautionary Note on Forward-Looking Statements” on page 1 of this proxy statement, and should not unduly rely on the projections in determining how to vote with respect to the proposed transaction.

On or about June 26, 2008, the Company received a letter from one of its shareholders indicating their opposition to the acquisition of the Company at the $0.80 per share price described in Messrs. Guez and Kay’s acquisition proposal. To date, the Company has not received any further communications from the shareholder.

On June 27, 2008, the Special Committee held a telephonic meeting with representatives of Bingham and Houlihan Lokey. Representatives of Houlihan Lokey updated the Special Committee on the status of its financial due diligence review and other relevant information obtained in due diligence meetings with Messrs. Guez and Kay and other senior management. In addition, Houlihan Lokey representatives advised the Special Committee that it planned to discuss the pending American Rag Cie litigation with the Company’s outside litigation counsel to better understand the status and potential impacts of that litigation on the Company’s business.

On July 1, 2008, representatives of Houlihan Lokey and Bingham spoke with the Company’s outside litigation counsel to receive a background briefing and status update on the pending American Rag Cie litigation. The Special Committee’s legal and financial advisors discussed in particular the claims asserted in the litigation, the potential remedies requested by the parties to the litigation, and litigation counsel’s understanding of the underlying facts and history of the American Rag Cie joint venture and the then-pending dispute. The Special Committee’s legal and financial advisors also asked the Company’s litigation counsel to provide periodic updates as to any material developments in the case.

On July 2, 2008, the Company entered into a settlement agreement with Charles Ghailian, a former employee and officer of the Company, whereby Mr. Ghailian and the Company agreed to waive any claims each might have against the other, and Mr. Ghailian agreed to surrender to the Company 1,500,000 shares of Company common stock beneficially owned by Mr. Ghailian.

On July 11, 2008, the Company filed a preliminary proxy statement for a special meeting at which the Company’s shareholders would be asked to authorize a reverse split of the Company’s outstanding common stock. The stated purpose for the reverse stock split was to allow the Company to attempt to increase the trading price of its common stock to avoid delisting of the Company’s common stock by regaining compliance with applicable NASDAQ listing requirements.

On July 15, 2008, the Special Committee’s legal and financial advisors received an unsolicited draft Merger Agreement from Messrs. Guez and Kay’s legal counsel, setting forth the terms and conditions for a merger pursuant to which Messrs. Guez and Kay proposed to acquire all outstanding shares of Company common stock not already owned by them.

On or about July 16, 2008, representatives of Houlihan Lokey received an unsolicited telephone call from a senior executive of a company, or Company A, inquiring as to whether the Company was engaged in a sale process and requesting any offering memorandum or other auction materials that might be available. In particular, Company A expressed an interest in the Company’s rights to the American Rag Cie apparel brand. Representatives of Houlihan Lokey advised Company A that the Company was not engaged in a formal sale process and no such materials were available.

On July 17, 2008, the Special Committee met with its legal and financial advisors to discuss further Messrs. Guez and Kay’s acquisition proposal and Company A’s unsolicited inquiry. At this meeting, representatives of Houlihan Lokey reviewed with the Special Committee its preliminary views regarding the value of the Company and the value represented by Messrs. Guez and Kay’s proposed $0.80 per share offer price. The Special Committee also discussed the potential risks and implications of continuing to conduct the Company’s business as a stand alone entity in the current market environment and in light of recent events affecting the Company, including: (i) the then-pending American Rag Cie litigation; (ii) the pending NASDAQ delisting proceedings; (iii) the current financial difficulties facing some of the Company’s largest customers, including Mervyn’s LLC; (iv) the departure of Mr. Ghailian from the Company, who was one of its key salesman and who was not bound by any non-compete or non-solicitation restrictions in favor of the Company; and (v) the general conditions in the financial markets and the industry in which the Company operates. The Special Committee and its advisors also discussed the current state of the credit markets and the potential impact of current market conditions on the ability of potential acquirers to obtain financing for a transaction, including Messrs. Guez and Kay should they be unable to fully finance a transaction through personal funds. The Special Committee also discussed with Houlihan Lokey representatives their views on whether it might be a good time to pursue a sale of the Company and whether in Houlihan Lokey’s view the financial projections provided by the Company’s management seemed reasonable.

At the July 17 meeting, representatives of Houlihan Lokey also discussed Company A’s unsolicited inquiry with representatives of Bingham and the members of the Special Committee and discussed potential responses. After discussion, the Special Committee requested that its legal and financial advisors advise Messrs. Guez and Kay’s legal counsel that a third party had contacted Houlihan Lokey for information regarding a potential sale of the Company and to ask whether despite their prior public statements to the contrary, Messrs. Guez and Kay would consider supporting a potential sale of the Company to a third party, should the Company be in a position to negotiate favorable terms with Company A. The Special Committee discussed and determined that, in light of Messrs. Guez and Kay’s voting power to block a sale of the Company, pursuing transactions discussions with third parties likely would be futile if Messrs. Guez and Kay were unwilling to support an alternative transaction, and therefore it was prudent to test Messrs. Guez and Kay’s publicly stated resistance to entertaining alternative transactions. The Special Committee again confirmed at this meeting that there had been no decision made to sell the Company or as to whether the Company was “for sale.”

Following the July 17 meeting of the Special Committee, the Special Committee’s legal and financial advisors contacted Messrs. Guez and Kay’s legal counsel to discuss Company A’s unsolicited inquiry and that the Special Committee believed it might be productive to contact Company A to determine the nature and extent of their interest in the Company. Messrs. Guez and Kay’s legal counsel indicated they would inquire as to whether Messrs. Guez and Kay would consider an alternative transaction, despite their prior public statements, and would report back to the Special Committee’s advisors in due course.

On July 18, 2008, at the request of the Special Committee, representatives of Houlihan Lokey provided the Special Committee with a company profile of Company A for the Special Committee’s information and consideration.

On July 24, 2008, the Special Committee met with representatives of Bingham and Houlihan Lokey to discuss further Messrs. Guez and Kay’s acquisition proposal and Company A’s unsolicited inquiry. At this meeting, the Special Committee’s advisors informed the Special Committee that Messrs. Guez and Kay’s legal counsel had advised them that consistent with their prior public statements, Messrs. Guez and Kay were not willing to meet with any potential third parties to discuss a transaction involving the Company, and that they would not vote for or otherwise support any transaction other than Messrs. Guez and Kay’s acquisition proposal, including any proposal that might ultimately be submitted by Company A. In light of this response, the Special Committee determined, after discussions with the Special Committee’s legal and financial advisors, not to pursue additional discussions with Company A, pending a better understanding of Messrs. Guez and Kay’s acquisition proposal and the extent to which the initial terms and conditions proposed by Messrs. Guez and Kay might be improved.

At the July 24th meeting, the Special Committee also discussed with representatives of Bingham and Houlihan Lokey the specific terms in the initial draft Merger Agreement provided by Messrs. Guez and Kay, copies of which had been provided to and reviewed in advance by the members of the Special Committee. After lengthy discussions among the Special Committee members and the Special Committee’s legal and financial advisors, the Special Committee directed its advisors to contact Messrs. Guez and Kay’s legal counsel to provide a general response to the terms proposed by Messrs. Guez and Kay in their initial draft Merger Agreement. In particular, the Special Committee believed that Messrs. Guez and Kay should materially increase the initial per share offer price, that a number of the proposed conditions to Messrs. Guez and Kay offer should be eliminated (including a right to walk away if holders of 4.99% or more of the outstanding common stock asserted appraisal rights), and that the representations, warranties and covenants of the Company reflected in the initial draft Merger Agreement should be significantly scaled back, in light of Messrs. Guez and Kay’s knowledge of the Company’s business, their operational control of the Company’s day to day business, and to maximize the certainty of closing should a transaction be entered into. In addition, the Special Committee believed that certain of the deal protection terms proposed by Messrs. Guez and Kay, including a significant reverse break-up fee if the Company did not complete a transaction with Messrs. Guez and Kay after entering into a Merger Agreement, were either inappropriate or unreasonable given Messrs. Guez and Kay’s roles with the Company and their ability to prevent a transaction with any other party which they did not themselves support. The Committee and its advisors also discussed that the Special Committee should seek the right to change any recommendation it might make to the Company’s shareholders based on changed circumstances, even in the absence of a competing acquisition proposal, because other potential acquirers might be unwilling to submit a transaction proposal which Messrs. Guez and Kay could block in their discretion.

On July 28, 2008, representatives of Houlihan Lokey and Bingham held a telephonic conference with Messrs. Guez and Kay’s legal counsel to discuss the terms of the draft Merger Agreement previously submitted by Messrs. Guez and Kay, as well as specific terms, including price, that the Special Committee believed must be improved in order to continue discussions regarding Messrs. Guez and Kay’s acquisition proposal.

On July 29, 2008, Messrs. Guez and Kay sent a letter to the Special Committee formally reaffirming that they would not support, and would vote their shares against, any transaction other than Messrs. Guez and

Kay’s acquisition proposal, regardless of the nature of the transaction, the identity of the purchaser or the price offered. Separately, Messrs. Guez and Kay’s legal counsel advised the Special Committee’s legal and financial advisors that Messrs. Guez and Kay were unwilling to agree to a number of the changes proposed by the Special Committee, including any increase to the proposed $0.80 per share offer price, although Messrs. Guez and Kay were willing to modify a limited number of the terms in the proposed draft Merger Agreement in response to the Special Committee’s comments.

Also on July 29, 2008, Mervyn’s LLC, one of the Company’s largest customers, and certain of its affiliates voluntarily filed for bankruptcy protection. At the time, Mervyn’s indicated that it intended to keep its stores open and to continue conducting business while it completed its Chapter 11 bankruptcy and reorganization process.

On July 31, 2008, the Special Committee met with representatives of Bingham and Houlihan Lokey to discuss Messrs. Guez and Kay’s response to the Special Committee’s comments to the initial draft Merger Agreement, as well as Messrs. Guez and Kay’s written reaffirmation of their unwillingness to sell their shares or to support any transaction other than Messrs. Guez and Kay’s acquisition proposal. In particular, the Special Committee and its legal and financial advisors discussed Messrs. Guez and Kay’s refusal to raise their $0.80 per share offer price, the potential risks and uncertainties facing the Company as a result of the worsening United States economy and continuing disruptions in the credit markets, the potential impact of Mervyn’s recently announced bankruptcy on the Company’s business, and the departure of Mr. Ghailian from the Company. The Special Committee’s advisors also noted that based on discussions with Messrs. Guez and Kay’s legal counsel, Messrs. Guez and Kay appeared willing to withdraw their initial request for a break-up fee if the Company did not complete the proposed transaction as a result of a superior offer from another acquirer, and replace it with a expense reimbursement obligation of Messrs. Guez and Kay. The Special Committee and its advisors also discussed the likelihood that any other potential acquirer would be willing to submit a competing proposal to acquire the Company, given Messrs. Guez and Kay’s repeated public statements that they would actively vote against any other proposed acquisition involving the Company and the 66 2/3% shareholder vote required to approve any sale of the Company. Representatives of Houlihan Lokey also advised the Special Committee that per the Special Committee’s direction, it had notified Company A after the July 24 Special Committee meeting that Messrs. Guez and Kay continued to refuse to support any other transaction involving the Company, and that the Company was not for sale nor currently conducting a formal sale process. Representatives of Houlihan Lokey also advised the Special Committee that between that conversation and the July 31 Special Committee meeting, Company A had not contacted Houlihan Lokey again regarding the Company.

Following the July 31, 2008 meeting, the Special Committee’s legal and financial advisors contacted Messrs. Guez and Kay’s legal counsel to reiterate the Special Committee’s views that the $0.80 per share offer price would need to be materially increased, and that the other terms and conditions of the proposed Merger Agreement would have to be substantially improved, for the Special Committee to continue to discuss Messrs. Guez and Kay’s acquisition proposal. In particular, the Special Committee’s advisors noted that a price increase arguably was justified based solely on the fact that Mr. Ghailian had agreed to cancel his 1,500,000 shares of Company common stock, and therefore Messrs. Guez and Kay would no longer have to pay for those shares in any acquisition transaction.

During the week of August 4, 2008, representatives of Houlihan Lokey and Bingham held multiple telephone conferences with Messrs. Guez and Kay’s legal counsel to discuss the terms of the draft Merger Agreement submitted by Messrs. Guez and Kay. During the course of these discussions, various alternative terms (including price) were discussed and negotiated, with Messrs. Guez and Kay’s legal counsel ultimately confirming that Messrs. Guez and Kay were willing to increase their offer price from the initial $0.80 per share price to $0.84 per share in cash.

On August 7, 2008, the Special Committee met with its advisors to discuss the status of negotiations with respect to the proposed Merger Agreement and discussions the Special Committee’s advisors had held with

Messrs. Guez and Kay’s legal counsel regarding the unsolicited inquiry from Company A. In particular, the participants in the meeting discussed Messrs. Guez and Kay’s continued refusal to support alternative transactions, as reflected in comments from Messrs. Guez and Kay’s legal counsel and in the July 29 letter to the Special Committee, and the impact of that position on the Company’s ability to engage in an auction or other market check process, should the Company desire to explore the potential for selling the Company to a strategic or financial buyer. The Special Committee’s legal and financial advisors also confirmed that Messrs. Guez and Kay had agreed to increase the initial $0.80 per share offer price to $0.84 per share, and that according to Messrs. Guez and Kay’s legal counsel, Messrs. Guez and Kay were willing to, among other things, (a) provide personal guarantees for the payment obligations under the proposed Merger Agreement, (b) provide evidence and assurances of Messrs. Guez and Kay’s ability to pay the required merger consideration when due and (c) eliminate the 4.99% dissenters’ rights closing condition originally proposed by Messrs. Guez and Kay in the draft Merger Agreement. The Special Committee’s advisors also relayed that, based on conversations with Messrs. Guez and Kay’s legal counsel, Messrs. Guez and Kay were unwilling to accept any condition that a majority of the disinterested shares approve the proposed merger, but did confirm that there would be no financing condition or contingency to the proposed merger transaction. In addition, the Special Committee and its advisors discussed the current risks and challenges facing the Company and its customers, including the potential consequences of the Mervyn’s bankruptcy and the likely impacts of difficult and potentially worsening retail and credit markets.

On August 10, 2008, representatives of Bingham provided a revised draft Merger Agreement to Messrs. Guez and Kay’s legal counsel, reflecting the Special Committee’s views on appropriate terms for a transaction. Bingham representatives also provided a draft joint and several personal guarantee of the payment obligations of the parent and merger subsidiary entities under the proposed Merger Agreement, which the Special Committee proposed would be entered into by Messrs. Guez and Kay in connection with any definitive Merger Agreement.

On August 11, 2008, the Special Committee’s legal advisors discussed with Messrs. Guez and Kay’s legal counsel the revised terms reflected in the Special Committee’s August 10 revised draft Merger Agreement and the terms of the proposed Guarantee.

On August 14, 2008 the Company announced its earnings for the second quarter of 2008, reflecting a 14.6% decrease in net sales as compared to the second quarter of 2007 and a 27% decrease in private label sales as compared to the second quarter of 2007, largely due to decreased sales to Kohl’s and Mervyn’s due to the poor retail environment. The Company also reported a net loss from operations for the second quarter of approximately $5.4 million as compared to net income from operations of $2.5 million in the second quarter of 2007.

On August 18, 2008, Messrs. Guez and Kay’s legal counsel sent a revised draft Merger Agreement and a markup of the proposed joint and several personal guarantee to the Special Committee’s legal advisors. Among other proposed terms, Messrs. Guez and Kay proposed that the Company reimburse Messrs. Guez and Kay’s out-of-pocket expenses if the Company’s shareholders failed to approve the proposed merger and that the Special Committee could only change its recommendation that the Company’s shareholders approve Messrs. Guez and Kay’s proposed transaction if a third party submitted another acquisition proposal that the Special Committee determined to be superior to Messrs. Guez and Kay’s proposed transaction.

On August 21, 2008, the members of the Special Committee, other than Messrs. Mizrachi and Koffman, met with the Special Committee’s legal and financial advisors to discuss the current status of negotiations, as reflected in the draft Merger Agreement exchanged between the parties and the ongoing discussions and negotiations between Bingham and Messrs. Guez and Kay’s legal counsel. At the meeting, the Special Committee and its advisors discussed in particular the increased offer price of $0.84 in cash per share, Messrs. Guez and Kay’s ability to pay the proposed merger consideration, and the Special Committee’s ability to entertain competing acquisition proposals and change their recommendation to the Company’s shareholders in specific circumstances. The Special Committee also reviewed and discussed with their advisors the proposed termination provisions in the Merger Agreement, the conditions to closing the proposed transaction as reflected in Messrs. Guez and Kay’s revised draft and the Special Committee’s most recent revised draft, and the consequences of the respective parties’ terminating the Merger Agreement in specific circumstances. The Special Committee members present also discussed the current status of the then-pending transaction, or the Funding Transaction, which Messrs. Guez and Kay had identified as one likely source of funding for the proposed merger, in addition to other resources and funds Messrs. Guez and Kay had indicated would be available to them.

On August 25, 2008, the Special Committee and its advisors met to update Messrs. Mizrachi and Koffman on the status of discussions and negotiations with Messrs. Guez and Kay, as they were unable to participate in the August 21, 2008 Special Committee meeting. During this meeting, the other members of the Special Committee and representatives of Bingham and Houlihan Lokey discussed and responded to questions from Messrs. Mizrachi and Koffman regarding the matters covered at the Special Committee meeting on August 21, 2008. The members of the Special Committee and their advisors also discussed specific provisions as set forth in Messrs. Guez and Kay’s initial draft Merger Agreement as compared to the current terms reflected in the most recent drafts exchanged between the parties, including in particular the circumstances under which the Special Committee could (a) entertain alternative transaction proposals, (b) change their recommendation to the Company’s shareholders, and (c) terminate the agreement, including the potential consequences of termination. The Special Committee’s advisors also updated the Special Committee on the status of the Funding Transaction, based on recent discussions with Messrs. Guez and Kay’s legal counsel. Representatives of Houlihan Lokey also updated and answered questions from the Special Committee as to other developments since the August 21, 2008 meeting, including their discussions with the Company’s management regarding how the Mervyn’s bankruptcy and a difficult and apparently worsening retail environment were expected to impact the Company’s business and results of operations. At this meeting, the members of the Special Committee also authorized the Co-Chairmen of the Special Committee to spearhead negotiations on the open points in the proposed Merger Agreement, within specified parameters discussed and established by the Special Committee members during the meeting.

On August 26, 2008, Bingham delivered a revised draft of the Merger Agreement to Messrs. Guez and Kay’s legal counsel, reflecting the revised terms proposed by the Special Committee. The revised draft, among other things, modified and expanded the representations and warranties to be made by Messrs. Guez and Kay, provided the Special Committee and the board of directors the right to change their recommendation to the Company’s shareholders if the failure to do so would be inconsistent with their fiduciary duties, even in the absence of another acquisition proposal, and removed a number of additional closing conditions requested by Messrs. Guez and Kay. The Special Committee’s revised draft also eliminated any termination fee payments the Company would be required to pay to Messrs. Guez and Kay and required Messrs. Guez and Kay to reimburse the Company for its expenses and to pay the Company an additional $1,000,000 if Messrs. Guez and Kay did not complete the merger in violation of the agreement, in addition to other rights and remedies (including specific performance) that might be available to the Company.

Later in the day on August 26, 2008, Messrs. Guez and Kay’s legal counsel delivered a further revised Merger Agreement reflecting Messrs. Guez and Kay’s initial responses to the revised draft delivered by Bingham earlier that day.

On August 27, 2008 and August 28, 2008, representatives of Bingham and Messrs. Guez and Kay’s legal counsel spoke several times to discuss the proposed terms in the draft Merger Agreements previously exchanged between the parties. During these discussions, Bingham communicated the Special Committee’s positions and concerns to Messrs. Guez and Kay’s legal counsel and Messrs. Guez and Kay’s legal counsel explained the views and concerns of Messrs. Guez and Kay with respect to the various open terms discussed.

On August 29, 2008, the Special Committee met to discuss the currently proposed terms of the draft Merger Agreement, based on the most recent drafts exchanged and discussions between the Special Committee’s advisors and Messrs. Guez and Kay’s legal counsel. At this meeting, Bingham again reviewed with the Special

Committee the general fiduciary obligations of directors of a California corporation and the specific fiduciary duties and standards implicated in the context of evaluating a sale of the Company, including to an interested party. The Special Committee also received an update on the status of the Funding Transaction, and discussed appropriate evidence and assurances of Messrs. Guez and Kay’s financial wherewithal to complete Messrs. Guez and Kay’s proposed transaction.

Following the August 29, 2008 Special Committee meeting, Messrs. Simbal and Mizrachi, representatives of Bingham, Mr. Guez, and Messrs. Guez and Kay’s legal counsel held a conference call to discuss the Special Committee’s concerns regarding Messrs. Guez and Kay’s ability to fund the proposed acquisition of the Company. During this call, Mr. Guez provided personal assurances of his ability to fund the proposed transaction from several sources, including proceeds of the Funding Transaction, personal funds, and by accessing capital and financing available through other businesses he owned or controlled. Mr. Guez also advised the Special Committee that there were no remaining material conditions to the closing of the Funding Transaction, but that if the Funding Transaction did not close or were materially delayed, he would be able to fund the necessary merger consideration from alternative sources. Mr. Guez in particular confirmed that Messrs. Guez and Kay were aware that there was no financing condition or contingency in the proposed Merger Agreement. During these discussions, the participants discussed a number of open terms in the draft Merger Agreement, including among other things, the removal of certain Company covenants and related closing conditions requiring the Company to obtain third party and lender consents, and the Special Committee’s belief that it would be appropriate to expressly exclude a number of additional events and circumstances in determining whether the Company had experienced a Company Material Adverse Effect under the proposed Merger Agreement.

On September 3, 2008, Messrs. Simbal and Mizrachi, the Co-Chairmen of the Special Committee, met with the Special Committee’s legal and financial advisors to discuss negotiation strategies and the major open terms in the proposed Merger Agreement, in advance of an in-person meeting between the Co-Chairmen and Mr. Guez. Following the discussions with the Special Committee’s advisors, the Co-Chairmen met with Mr. Guez to discuss the then-current offer price of $0.84 per share along with other open terms in the draft Merger Agreement. At this meeting, Mr. Guez advised the Co-Chairmen that $0.84 per share was the highest price Messrs. Guez and Kay would agree to pay and that Messrs. Guez and Kay were unwilling to agree to a condition that the proposed merger be approved by the holders of a majority of the shares not beneficially owned by Messrs. Guez and Kay. However, Mr. Guez did indicate that Messrs. Guez and Kay were willing to modify a number of other terms in the proposed draft in response to specific comments from the Co-Chairmen.

On September 4, 2008, the Special Committee’s legal and financial advisors and Messrs. Guez and Kay’s legal counsel contacted the Company’s outside litigation counsel to discuss and receive a status update on the still-pending American Rag Cie litigation.

Also on September 4, 2008, at the special meeting of the Company’s shareholders, the shareholders approved an amendment to the Company’s articles of incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio within a range of 1-for-1.5 to 1-for-4. As approved, the reverse stock split would be effected at the discretion of the Company’s board of directors at any time within 12 months following the approval. As noted above, the stated purpose for the reverse stock split was to provide the Company’s board of directors with an alternative intended to increase the market price per share of the Company’s common stock above $1.00, in order to regain compliance with applicable NASDAQ listing standards and avoid the delisting of the Company’s common stock from The NASDAQ Global Market.

On September 5, 2008, Bingham sent revised drafts of the Merger Agreement and the proposed Guarantee to Messrs. Guez and Kay’s legal counsel, reflecting the revised terms agreed in the September 3, 2008 meeting described above, as well as the Special Committee’s responses on other terms reflected in the most recent revised drafts delivered by Messrs. Guez and Kay’s legal counsel on behalf of Messrs. Guez and Kay. Among the changes proposed were (i) provisions expressly permitting the Special Committee and the board of directors to change their recommendation to the Company’s shareholders based on changed circumstances, even in the absence of another acquisition proposal, (ii) changes to the amounts and circumstances in which fees or expense reimbursements would payable by the Company and Messrs. Guez and Kay if the Merger Agreement was terminated and (iii) additional representations regarding Messrs. Guez and Kay ability to fund the merger consideration at closing.

On September 8, 2008, the Special Committee met with its advisors to discuss the September 3, 2008 negotiations between Messrs. Simbal and Mizrachi, the Co-Chairmen of the Special Committee, and Mr. Guez. Bingham representatives also reviewed and discussed with the Special Committee the current status of negotiations and various specific terms then subject to ongoing negotiations. The participants in the meeting also discussed the continued unwillingness of Messrs. Guez and Kay to increase their per share offer price above $0.84 per share, despite repeated requests and negotiations on the issue of price. The Special Committee and its advisors also reviewed a number of changes proposed by the Special Committee and agreed to by Mr. Guez on behalf of Messrs. Guez and Kay at the September 3, 2008 meeting, including (a) provisions allowing the Special Committee and the board of directors to change their recommendation to the Company’s shareholders with respect to the Merger Agreement based on changed circumstances, even in the absence of another transaction proposal; (b) specific additional representations and warranties from Messrs. Guez and Kay, including that they are not aware of material inaccuracies in the Company’s representations and warranties or any facts or circumstances that constitute or reasonably could result in a material adverse effect on the Company; (c) a provision requiring Messrs. Guez and Kay to reimburse the Company for its expenses incurred in connection with the proposed transaction, plus an additional $500,000, if Messrs. Guez and Kay did not close the Merger in breach of the agreement; (c) the availability of specific performance rights, in addition to any other rights or remedies available to the Company under Messrs. Guez and Kay’s personal guarantees or the proposed Merger Agreement; and (d) the elimination of certain additional closing conditions Messrs. Guez and Kay had previously proposed. The Co-Chairmen of the Special Committee advised the other members of the Special Committee that during the September 3, 2008 meeting, the Co-Chairmen had agreed that, in light of the changes and concessions agreed to by Mr. Guez, the Special Committee was willing to agree to a “force the vote” provision providing that the Company would submit Messrs. Guez and Kay’s acquisition proposal to a shareholder vote, even if the Special Committee or the board of directors were to change their recommendation on the offer, unless the agreement was terminated prior to the shareholder meeting held to vote on the proposed merger. At this meeting, the Special Committee’s advisors also updated the Special Committee on the current status of the Funding Transaction and the still-pending American Rag Cie litigation, based on their most recent discussions with Messrs. Guez and Kay’s legal counsel and the Company’s outside litigation counsel. Representatives of Houlihan Lokey also discussed with the Special Committee a theoretical value range for the American Rag Cie brand, based on an hypothetical illustrative analysis conducted by representatives of Houlihan Lokey in response to a request from one of the members of the Special Committee. As part of this discussion, representatives of Houlihan Lokey indicated that this theoretical analysis was for the Special Committee’s information only and that Houlihan Lokey did not view it as relevant to, and it would not be used in its analysis of, whether the proposed merger consideration was fair, from a financial point of view, to the Company’s shareholders (other than Messrs. Guez and Kay).

On September 15, 2008, representatives of Bingham and Messrs. Guez and Kay’s legal counsel held a telephone conference to discuss and negotiate the remaining open terms of the draft Merger Agreement.

On September 19, 2008, the Special Committee and its legal and financial advisors met with Stephane Farouze, a disinterested member of the board of directors of the Company and the only other member of the board of directors of the Company besides Messrs. Guez and Kay and Patrick Chow, the Company’s Chief Financial Officer, Vice President and Assistant Secretary, to discuss the status and current terms of the proposed transaction, the negotiation process to date and the terms in the draft Merger Agreement that remained open and subject to further negotiation. In particular, the participants in the meeting discussed and answered questions from Mr. Farouze regarding Company A’s inquiries to Houlihan Lokey described above, Messrs. Guez and Kay’s repeated public and private refusals to support any transaction with any other party, and the implications of

Messrs. Guez and Kay’s ability to independently vote down any alternative merger or sale of the Company which they did not approve. At this meeting, representatives of Bingham also discussed and answered questions from the members of the Special Committee and Mr. Farouze regarding the general fiduciary obligations of directors of a California corporation and the specific fiduciary duties and standards implicated in the context of evaluating a sale transaction, including to an interested party. The Special Committee’s legal and financial advisors also provided an update and answered questions regarding the Funding Transaction and the American Rag Cie litigation, based on their most recent discussions with Messrs. Guez and Kay’s legal counsel and the Company’s outside litigation counsel. The meeting participants also discussed the steps that were taken to negotiate an increase from Messrs. Guez and Kay’s initial offer price of $0.80 per share to the then-current $0.84 per share, and the Special Committee’s view that they should continue to seek a further increase, both through negotiations between the parties’ advisors and through additional direct discussions between members of the Special Committee and Messrs. Guez and Kay. In addition, representatives of Houlihan Lokey reviewed and answered questions from Mr. Farouze regarding its illustrative analysis of the hypothetical value of the American Rag Cie brand, as previously discussed with the Special Committee at its September 8, 2008 meeting.

On September 26, 2008, the counter-parties to the American Rag Cie litigation amended their complaint to assert additional claims. Thereafter, the Special Committee’s legal and financial advisors contacted the Company’s outside litigation counsel to receive a status update and discussed the nature of the amended claims and the Company’s litigation counsel’s assessment of the additional claims asserted.

Prior to and during the month of September 2008, general economic conditions in the United States, as well as conditions in the retail and apparel industries, continued to decline. Major events that occurred included, among others:

•

March 14: JP Morgan Chase & Co., in conjunction with the Federal Reserve Bank of New York, provided a 28-day emergency loan to Bear Stearns, intended to forestall a collapse of Bear Stearns. JPMorgan Chase completed its acquisition of The Bear Stearns Companies Inc. on May 30, 2008;

•	September 7: The U.S. government seized control of Fannie Mae and Freddie Mac;

•	September 14: Facing potential bankruptcy, Merrill Lynch & Company agreed to be acquired by Bank of America Corp;

•	September 15: Lehman Brothers Holdings Inc. filed for bankruptcy protection;

•	September 16: The U.S. government lent American International Group Inc. $85 billion in exchange for nearly 80% of its stock;

•	September 22: Goldman Sachs and Morgan Stanley converted into bank holding companies to become eligible for federal financial bailout monies; and

•	September 25: Federal regulators seized Washington Mutual Inc.

These developments, as well as management’s expectations for the Company’s business in light of continued disruptions in the credit and financial markets and what appeared to be an overall slowing of the global economy, were considered and discussed by the members of the Special Committee and their advisors in the course of discussing and evaluating Messrs. Guez and Kay’s acquisition proposal and whether a sale of the Company might be appropriate and in the best interests of the Company’s shareholders.

On October 2, 2008, Bingham sent a revised draft Merger Agreement to Messrs. Guez and Kay’s legal counsel, including, among other proposed changes, an additional carve out to the definition of Company Material Adverse Effect (as defined in the Merger Agreement) for adverse consequences resulting from any default or event of default caused by the Company’s failure to obtain or maintain any waiver or consent required under the terms of any outstanding indebtedness or financing arrangements of the Company or any of its subsidiaries or affiliates, including credit facilities or other similar arrangements

Also on October 2, 2008, the Company received a NASDAQ Staff Determination Letter indicating that the Company had failed to timely regain compliance with the $1.00 minimum bid price requirement for continued listing, and that the Company’s securities were therefore subject to delisting from The NASDAQ Global Market. On October 3, 2008, the Company requested a hearing to appeal such determination and to present the Company’s proposal on how they planned to regain compliance with applicable NASDAQ listing standards.

On October 17, 2008, Mervyn’s LLC announced that it was converting its bankruptcy to a Chapter 7 liquidation, and therefore would hold going out of business sales at all of its remaining locations and wind down its business.

On October 19, 2008, Simon Mani, a member of the Special Committee, met with Mr. Guez at the request of Mr. Guez. At this meeting, Mr. Guez requested the Special Committee move to finalize negotiations and make a definitive determination as to Messrs. Guez and Kay’s proposed acquisition. At this meeting Mr. Mani inquired as to the status of the Funding Transaction and requested additional information as to Messrs. Guez and Kay’s funding alternatives should the Funding Transaction not close or be materially delayed. Mr. Guez indicated that he had adequate personal assets and financing sources to complete the proposed transaction, but was pursuing a financing commitment from a third party lender to provide additional comfort on the financing issue.

On October 20, 2008, the Special Committee met with its legal and financial advisors to discuss Mr. Mani’s conversation with Mr. Guez. At this meeting, the Special Committee determined that Mr. Mani should contact Mr. Guez and press for a further increase in the then-current $0.84 per share offer price, particularly in light of Messrs. Guez and Kay’s desire to bring negotiations to a conclusion and the Special Committee’s questions regarding Messrs. Guez and Kay’s financial wherewithal to complete the proposed transaction. The Special Committee requested that its legal advisors also contact Messrs. Guez and Kay’s legal counsel to determine the status of Messrs. Guez and Kay’s third party financing discussions and to request copies of any commitment papers or relevant documentation.

On October 21, 2008, Mr. Mani again met with Mr. Guez and requested that Messrs. Guez and Kay put their best price forward for the Special Committee’s consideration. Mr. Guez agreed to further increase Messrs. Guez and Kay’s then-current offer price from $0.84 per share to $0.85 per share. Following this meeting, the Special Committee met with its legal and financial advisors to discuss the increased price and the relative lack of visibility into Messrs. Guez and Kay’s proposed sources of funding, notwithstanding the lack of financing conditions or contingencies in the current terms of the proposed transaction. The Special Committee’s legal advisors also advised the Special Committee that, based on discussions with and documents provided by Messrs. Guez and Kay’s legal counsel, Messrs. Guez and Kay had not obtained any formal third party financing commitments, but had contacted a potential lender and obtained a proposal for the lender to conduct due diligence in connection with considering committing financing for the proposed transaction. The Special Committee discussed the risks of pursuing the proposed transaction before the Funding Transaction closed and funded and without definitively determining the source of financing of Messrs. Guez and Kay, as well as potential risks and advantages of waiting for the Funding Transaction to close and fund or for Messrs. Guez and Kay to arrange other financing commitments. The Special Committee and its advisors also discussed the status of the ongoing American Rag Cie litigation as well as the fact that settlement discussions apparently were underway to resolve the litigation. The Special Committee directed its legal advisors to inquire as to the status and terms of any settlement discussions and to report back to the Special Committee as soon as practicable.

Also on October 21, 2008, the Company received written notification that, in light of the continuing economic troubles and the presumed effects on the trading price of public company stocks, NASDAQ was temporarily suspending its bid price and market value of publicly held shares listing requirements through January 16, 2009. As a result, the Company’s pending hearing to appeal the NASDAQ’s delisting determination was cancelled and NASDAQ indicated it would not continue to pursue the delisting of the Company’s shares through January 16, 2009.

On October 30, 2008, Messrs. Guez and Kay’s legal counsel delivered a further revised draft Merger Agreement to the Special Committee’s legal advisors.

During the month of October, the U.S. economy and conditions in the retail and apparel industry continued to decline. During this month, the following major events occurred, among others:

•	October 3: Wachovia Corp. agreed to be acquired by Wells Fargo & Co. for $15.1 billion in stock;

•	October 3: The U.S. House of Representatives approved the $700 billion Troubled Asset Relief Program (TARP) economic rescue package and then President Bush signed the bill into law; and

•	October 9: The Dow Jones Industrial Average closed below 9,000 for the first time since 2003, 39% below its peak of 14,164.53, exactly one year prior.

These developments, as well as management’s most recently revised expectations for the Company’s business in light of the continued disruptions in the credit and financial markets and what appeared to be an overall slowing of the global economy, were considered and discussed by the members of the Special Committee and its advisors in the course of continuing to discuss and evaluate Messrs. Guez and Kay’s acquisition proposal and whether a sale of the Company might be appropriate and in the best interests of the Company’s shareholders.

On November 5, 2008, representatives of Bingham held a telephone conference with the Company’s outside litigation counsel to receive an update on the status of the ongoing American Rag Cie litigation and any related settlement discussions. Following this update, the Special Committee met with its legal and financial advisors to discuss the status of the American Rag Cie litigation and the settlement discussions, and to review and discuss the remaining open terms in the draft Merger Agreement. In particular, the Special Committee reviewed and discussed with its advisors, among other provisions, Messrs. Guez and Kay’s recent agreement to cap the Company’s obligation to reimburse Messrs. Guez and Kay’s expenses at $500,000, and Messrs. Guez and Kay’s acceptance of additional exceptions from the types of events that could be taken into account in assessing whether the Company had experienced a Company Material Adverse Effect. In addition, the Special Committee believed that in light of continued delays in the Funding Transaction and the fact that no third party financing commitment was in place, the Special Committee should request additional affirmative covenants of Messrs. Guez and Kay to use their reasonable best efforts to obtain financing to consummate the merger, should their personal assets and resources at any time prove to be inadequate. At this meeting, the Special Committee’s legal advisors also reviewed with the Special Committee its understanding of the terms and timing of the Funding Transaction, based on discussions with and documents provided by Mr. Guez’s legal counsel. The Special Committee and its advisors also reviewed the proposed terms of the American Rag Cie settlement discussions, based on information provided by the Company’s outside litigation counsel and the draft settlement documents most recently provided to the Special Committee’s legal advisors. The Special Committee determined that, given the continued degradation of the financial markets and a challenging and apparently deteriorating retail environment, the Special Committee should move to finalize discussions on the overall terms of the proposed transaction while continuing to monitor the status of the Funding Transaction and the American Rag Cie litigation settlement discussions. At this time, the Special Committee’s legal advisors also sent the current draft of the Merger Agreement to Mr. Chow and requested that he carefully review the draft on behalf of the Company to review, confirm and update the proposed Company representations and warranties and other relevant provisions.

Later in the day on November 5, 2008, representatives of Bingham sent a revised draft Merger Agreement to Messrs. Guez and Kay’s legal counsel.

On November 13, 2008, the Company’s outside litigation counsel updated representatives of Bingham on the status of the then-pending American Rag Cie litigation and related settlement discussions, which Bingham representatives relayed to the Special Committee.

On November 16, 2008, Bingham representatives provided Messrs. Guez and Kay’s legal counsel a further revised draft Merger Agreement, reflecting proposed revisions accepted by Messrs. Guez and Kay and additional changes proposed by the Special Committee.

On November 17, 2008, the Company’s outside litigation counsel updated Bingham representatives on the status of the American Rag Cie litigation and the proposed terms of settlement then under discussion. Also on November 17, Bingham requested that Mr. Chow carefully review the further revised draft Merger Agreement to confirm and update the proposed Company representations and warranties and other relevant provisions.

On November 18, 2008, the Special Committee met with its legal and financial advisors to discuss the current status of negotiations, the negotiated terms of Messrs. Guez and Kay’s acquisition proposal as reflected in the current draft Merger Agreement, and other related matters. Mr. Stephane Farouze, the only other member of the board of directors other than Messrs. Guez and Kay and Mr. Chow, also participated in portions of the meeting at the request of the Special Committee. At this meeting, representatives of Bingham made a detailed presentation to the Special Committee and Mr. Farouze concerning fiduciary duties of directors of a California corporation generally and in the context of a proposed sale of the Company, including to an interested party, such as Messrs. Guez and Kay. Bingham representatives also reviewed and discussed with the Special Committee and Mr. Farouze the course and status of negotiations, specific terms and conditions of the draft Merger Agreement, and specific potential advantages and disadvantages of entering into a transaction with Messrs. Guez and Kay versus pursuing other alternatives that might be available to the Company, including rejecting Messrs. Guez and Kay’s acquisition proposal and continuing to operate as a stand-alone entity. Bingham representatives specifically reviewed changes in a number of terms to the proposed Merger Agreement that had been negotiated since the last draft reviewed by and discussed with Mr. Farouze at the September 19 meeting described above.

Following Bingham’s presentation, representatives of Houlihan Lokey reviewed with the Special Committee its financial presentation and analysis and responded to specific questions from the members of the Special Committee and Mr. Farouze regarding the currently proposed terms of the Merger Agreement, the nature and type of consideration proposed to be paid, financial and credit conditions generally, the timing of considering a sale of the Company, and other matters. At this time, Houlihan Lokey was not asked to and did not deliver its opinion as to whether or not the proposed merger consideration of $0.85 in cash per share was fair, from a financial point of view, to the Company shareholders, other than the Excluded Persons.

On December 23, 2008, the Company and its wholly-owned subsidiary, Private Brands, Inc., entered into a settlement agreement dated December 18, 2008 with American Rag Cie, LLC and American Rag Cie II and certain other parties (the “Settlement Agreement”) providing for a settlement and release of all claims with respect to the previously disclosed litigation with American Rag Cie, LLC and American Rag Cie II. American Rag Cie, LLC owns the trademark “American Rag Cie”, which had been licensed to Private Brands, Inc. on an exclusive basis throughout the world except for Japan and pursuant to which Private Brands, Inc. sold American Rag Cie branded apparel to Macy’s Merchandising Group and had sub-licensed to Macy’s Merchandising Group the right to manufacture certain categories of American Rag Cie branded apparel in the United States. Pursuant to the Settlement Agreement, the parties agreed (i) to dismiss the American Rag Cie litigation and release all claims asserted in such action, (ii) that the Company’s 45% membership interest in American Rag Cie, LLC would be redeemed so that the Company no longer owns an equity interest in American Rag Cie, LLC, and (iii) to amend the existing license agreement with respect to the “American Rag Cie” trademark effective October 1, 2008.

On December 23, 2008, in connection with the Settlement Agreement, Private Brands, Inc. and American Rag Cie, LLC entered into an amended license agreement (the “Amended License Agreement”) which amended and restated the prior license agreement for the “American Rag Cie” trademark to, among other things: (i) extend the initial term of the agreement to September 30, 2018, with six consecutive ten-year automatic renewal terms; (ii) amend the licensed territory to consist of the United States, Canada, Mexico and Bermuda only; (iii) reduce the annual guaranteed minimum royalties and revise the applicable royalty rates; (iv) clarify the provisions regarding calculation of royalties and reporting; and (v) amend the termination provisions.

Also on December 23, 2008, the Company received written notification that NASDAQ had extended the suspension of its bid price and market value of publicly held shares requirements for continued listing on the exchange through Friday, April 17, 2009, and therefore NASDAQ would not take any action through April 17, 2009 to delist the Company’s common stock for non-compliance with the minimum bid price listing standards.

On December 28, 2008, Macy’s, Inc., a major purchaser and the exclusive retailer of certain categories of American Rag Cie apparel, announced it was closing eleven underperforming stores.

On December 29, 2008, the Funding Transaction closed, and on January 16, 2008, Messrs. Guez and Kay provided the members of the Special Committee with copies of bank correspondence confirming the availability of funds to pay the proposed merger consideration.

On January 19, 2009, Houlihan Lokey received an unsolicited telephone call from Company A. Representatives of Houlihan Lokey and a representative at Company A spoke on January 20, 2009. The Company A representative inquired as to the status of Messrs. Guez and Kay’s proposed transaction, requested additional information concerning the American Rag Cie litigation settlement and asked Houlihan Lokey to confirm that if Company A were to send Houlihan Lokey a letter expressing interest in the Company’s rights to the American Rag Cie apparel brand or some other proposal, that such indication would be submitted by representatives of Houlihan Lokey to the Special Committee or the Company’s board of directors. Houlihan Lokey representatives confirmed that they would do so promptly upon receipt. Since that date, Company A has not contacted Houlihan Lokey.

On January 21, 2009, representatives of Houlihan Lokey and Bingham held a telephone conference with Mr. Simbal to inform him of Company A’s unsolicited inquiry. Mr. Mizrachi, the other Co-Chairman of the Special Committee, was unable to participate. Representatives of Houlihan Lokey noted that Company A had not yet submitted a letter of interest and had not indicated any specific terms or interest in any specific transaction in the January 20th call.

Later on January 21, 2009, representatives of Bingham received a call from counsel to Messrs. Guez and Kay in which counsel to Messrs. Guez and Kay requested the Special Committee postpone its meeting scheduled for January 22, 2009 at which the Special Committee planned to reach a final determination to decide whether or not to recommend approval of Messrs. Guez and Kay’s acquisition proposal to the board of directors (other than Messrs. Guez and Kay). According to Messrs. Guez and Kay’s legal counsel, the postponement was requested because, should a transaction be approved, logistical constraints would materially delay the delivery of required signatures and third party consents to the proposed transaction.

On January 22, 2009, the Special Committee met with its legal and financial advisors to discuss the further delay in finalizing the proposed transaction and to discuss the most recent unsolicited inquiry from Company A. The Special Committee members instructed the Special Committee’s legal advisors to contact Messrs. Guez and Kay’s legal counsel and inform them that the Special Committee was prepared to finalize its review of Messrs. Guez and Kay’s proposed transaction as promptly as reasonably practicable.

On February 5, 2009, Messrs. Guez and Kay’s counsel advised Bingham representatives that they anticipated having all of the required signatures and third party consents to the proposed transaction shortly and that Messrs. Guez and Kay would be in a position to execute the transaction documents as early as February 11, 2009, if the proposed transaction were to be approved by the Special Committee and the Company’s board of directors. Following this call, the Special Committee scheduled a meeting to discuss the proposed transaction and to reach a final determination on whether or not to recommend approval to the full board of directors (other than Messrs. Guez and Kay).

On February 12, 2009, the Special Committee and its legal and financial advisors met with Messrs. Farouze and Chow, the only other members of the board of directors of the Company besides Messrs. Guez and Kay. The purpose of the meeting was to allow the Special Committee to complete its review of, and consider its recommendation to the other directors regarding, Messrs. Guez and Kay’s acquisition proposal. Bingham representatives advised the participants in the meeting that as of that morning a required lender consent to the proposed transaction had not been obtained as had been expected. Mr. Chow told the Special Committee that the Company anticipated receiving the required lender consent by the close of business on February 18, 2009. The members of the Special Committee excused Messrs. Farouze and Chow from the meeting and discussed with the Special Committee’s advisors the relative risks and potential benefits of the Special Committee finalizing its review of the proposed transaction and making a recommendation to the full board of directors (other than Messrs. Guez and Kay) prior to obtaining the required lender consent, with the execution of the Merger Agreement (if approved by the board of directors) to be subject to the receipt of the required lender consent prior to the close of business on February 18, 2009. The members of the Special Committee determined that it would be most prudent and appropriate to defer their final determination and recommendation with respect to the proposed transaction until the required lender consent was in place, such that there would be no delay or impediment to executing a definitive agreement for the proposed transaction, should the Special Committee recommend the proposed transaction and should the full board of directors (other than Messrs. Guez and Kay) approve the proposed transaction.

On February 24, 2009, Macy’s Inc., a major customer of the Company and an exclusive retailer for specific categories of American Rag Cie branded apparel, reported earnings of $310 million for the fiscal quarter ended January 31, 2009, compared with $750 million in the year-ago quarter, a drop by almost 60 percent.

On February 26, 2009, the Special Committee held a telephonic meeting with representatives of Bingham and Houlihan Lokey, as well as Messrs. Chow and Farouze, to discuss and consider the final negotiated terms of the transaction documents, to complete the Special Committee’s review and consideration of the proposed Merger Agreement, and for the Special Committee to make its final recommendation as to whether the Company’s board of directors (other than Messrs. Guez and Kay) should approve or reject the Merger Agreement and the proposed merger. Representatives of Houlihan Lokey reviewed with the Special Committee and Messrs. Farouze and Chow its financial presentation and analysis and responded to specific questions from the members of the Special Committee and Messrs. Farouze and Chow regarding its analysis and the specific valuation methodologies used by Houlihan Lokey. Following further discussion, Houlihan Lokey was asked to and did orally render its fairness opinion to the Special Committee, which subsequently was confirmed in writing. See “Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.” attached as Annex B to the effect that, as of February 26, 2009, subject to the qualifications, limitations and assumptions reflected in their written opinion, the merger consideration proposed to be received by the shareholders of the Company (other than the Excluded Persons) pursuant to the Merger Agreement was fair to such shareholders from a financial point of view.

Following additional discussion, representatives of Bingham then reviewed with the Special Committee and Messrs. Farouze and Chow its presentation covering, among other things, the general fiduciary duties of directors of California corporation, as well as specific duties and standards implicated in evaluating a potential sale of a California corporation, the terms of the Merger Agreement and certain factors discussed below, Messrs. Farouze and Chow were excused from the meeting. After further discussion, the members of the Special Committee unanimously determined the negotiated terms of the Merger Agreement and the proposed merger were fair to, and in the best interests of, the Company and its shareholders (other than the Excluded Persons), and further unanimously resolved to recommend that the Company’s board of directors (other than Messrs. Guez and Kay) approve the Merger Agreement.

Following the Special Committee meeting, a meeting of the Company’s board of directors (other than Messrs. Guez and Kay) was convened. The Special Committee delivered its unanimous recommendation that the full board of directors (other than Messrs. Guez and Kay) approve the Merger Agreement, and the reasons for its recommendation. The Special Committee also reminded the members of the Company’s board of directors present that Houlihan Lokey had orally rendered its fairness opinion to the effect that, as of February 26, 2009, subject to the qualifications, limitations and assumptions reflected in their written opinion, the Merger Consideration proposed to be received by the shareholders of the Company (other than the Excluded Persons) pursuant to the Merger Agreement was fair to such shareholders from a financial point of view. See “Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.” attached as Annex B. After discussing and considering, among other things, certain factors, the financial analyses and opinions of Houlihan Lokey and the recommendation of the Special Committee, the Company’s board of directors (other than Messrs. Guez and Kay) approved resolutions reflecting that the proposed terms of the Merger Agreement and other transaction documents, and the Merger and other transactions contemplated thereby, are fair to, and in the best interests of the Company and its shareholders (other than the Excluded Persons), approving the Merger Agreement and other transaction documents, approving the merger and the other transactions contemplated thereby, and resolving to recommend that the Company’s shareholders approve the Merger Agreement and the other transactions contemplated thereby.

After the board meeting adjourned, Bingham and Messrs. Guez and Kay’s counsel finalized the definitive documentation for the transaction, based on the terms approved by the Special Committee and the members of the board of directors (other than Messrs. Guez and Kay), and the Merger Agreement and related agreements were executed and delivered later that afternoon. The Company announced the execution of the Merger Agreement on February 26, 2009 in a press release and Current Report on Form 8-K, which included a copy of the executed Merger Agreement and the Guarantee as exhibits.

During the negotiation process described above, the Special Committee, together with its legal and/or financial advisors, formally met on twenty one separate occasions to discuss Messrs. Guez and Kay’s acquisition proposal, the status of discussions and negotiations regarding the terms proposed by Messrs. Guez and Kay, general economic trends and conditions affecting the Company, the retail apparel industry, the Company’s customers and potential customers, and other alternatives that might be available to the Company, including rejecting Messrs. Guez and Kay’s acquisition proposal and continuing to operate as a stand alone entity. During these meetings, members of the Special Committee had the opportunity to, and did, question its legal and financial advisors as to matters relevant to their duties as directors, and their discussions and deliberations with respect to Messrs. Guez and Kay’s acquisition proposal, the terms of the proposed Merger Agreement, and the other alternatives available to the Company. During the negotiation process, Messrs. Farouze and Chow were provided with periodic updates on the terms and conditions under negotiation and an opportunity to ask questions and raise concerns concerning the terms of the proposed transaction. Mr. Chow also periodically reviewed drafts of the Merger Agreement on behalf of the Company to confirm and update the proposed Company representations, warranties and covenants and other relevant provisions. In addition, at or in preparation for various meetings of the Special Committee, the Special Committee and its legal and financial advisors solicited and considered the views of management of the Company (other than Messrs. Guez and Kay) with respect to Messrs. Guez and Kay’s acquisition proposal, the Company’s results of operations and anticipated prospects, the impacts of the difficult and potentially worsening economy and retail environment, and with respect to other alternatives that might be available to the Company.

Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors

Our Board of Directors

In this section only, we refer to our board of directors, other than Gerard Guez (our Chairman and Interim Chief Executive Officer) and Todd Kay (our Vice-Chairman), as our board of directors. Our board of directors believes that the Merger Agreement and the Merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC), upon the terms and conditions set forth in the Merger Agreement, are fair to and in the best interests of the Company and our shareholders, other than the Excluded Persons. The recommendation of our board of directors is based, in part, upon the unanimous recommendation of the Special Committee.

The Special Committee

The Special Committee is a committee of our board of directors formed on April 25, 2008 for the sole purpose of reviewing, evaluating and negotiating the “going private” transaction proposed by Messrs. Guez and Kay, other alternatives available to the Company, and otherwise representing the interests of our shareholders (other than Messrs. Guez and Kay). The Special Committee is comprised of four independent (as defined under NASDAQ Marketplace Rules) members on the Company’s board of directors who are not participating in the transaction with Messrs. Guez and Kay and have no personal or financial interest in the completion of the Merger other than to receive the same consideration for any shares of our common stock as any other shareholder. The Special Committee is comprised of Mitchell Simbal and Joseph Mizrachi, who serve as Co-Chairmen of the committee, and Milton Koffman and Simon Mani.

Recommendation of the Special Committee

In unanimously determining to recommend the approval of the Merger Agreement and the Merger to the board of directors, the members of the Special Committee relied upon, among other things, their personal knowledge of the Company, its business and the industry in which the Company operates, and consulted with members of the Company’s management (other than Messrs. Guez and Kay) with respect to strategic and operational matters pertaining to the Company deemed relevant to the members of the Special Committee for purposes of their evaluation of the acquisition proposal submitted by Messrs. Guez and Kay. In addition to the negotiated terms of the Merger Agreement, the Special Committee also reviewed, considered and discussed the terms and potential ramifications of the Guarantee that would be executed by Messrs. Guez and Kay in favor of the Company in connection with the Merger Agreement. The Special Committee also obtained advice from and consulted with its legal advisors, Bingham, and its financial advisors, Houlihan Lokey, with respect to matters the Special Committee determined to be reasonably within the experience and expertise of Bingham and Houlihan Lokey, respectively, and reviewed and discussed with representatives of Houlihan Lokey the financial analyses they prepared and the assumptions, sensitivities and applicable variables reflected in its analyses.

In determining to unanimously recommend that the Company’s board of directors (other than Messrs. Guez and Kay) approve the Merger Agreement, the Special Committee reviewed and considered a number of factors, including the following factors that the Special Committee generally viewed as favoring approval of the proposed Merger Agreement:

•	the fact that the $0.85 per share Merger Consideration is all cash, and therefore has a fixed easily determinable value that would be realized by each shareholder for its shares;

•

the fact that the proposed $0.85 in cash per share Merger Consideration represents a premium of (i) 129.7% over the Company’s stock price at the close of business on February 26, 2009, the last full trading day prior to announcement of the execution of the Merger Agreement; and (ii) 28.8% over the Company’s stock price at the close of business on April 24, 2008, the last trading day prior to the date Messrs. Guez and Kay submitted a letter to the board of directors of the Company announcing their desire to acquire 100% of the outstanding shares of the Company not already beneficially owned by Messrs. Guez and Kay;

•

historical and current information concerning the Company’s business, financial performance and condition, results of operations, and anticipated prospects, as well as its current long-term strategy and management’s current projections for the Company;

•

concerns that the Company’s stock price will not consistently trade in the near term at or above $0.85 per share, and if so, the Company’s shareholders would not be able to obtain the same value as offered in the Merger for their shares;

•

the view that even if the Company’s stock were to trade in the $0.85 per share range, it would be unlikely that all shareholders of the Company could realize that price or a higher cash value for their shares in the near term, given the typically low trading volume in the Company’s shares and the presumed downward pricing pressure of a large volume of the Company’s shares being sold in the market at or around the same time;

•

as a result of the Merger, the Company’s shareholders would recognize a fixed cash value for their shares and therefore would not be subject to the potential risks of holding the Company’s common stock while it operates as a stand-alone company in a difficult and challenging business and economic environment;

•

concerns that, as a public company, the market price of the Company’s common stock would be susceptible to potentially significant fluctuations resulting from investor reactions to changes and challenges in the Company’s operations and the industries in which the Company operates;

•

the Special Committee’s belief that as a result of the Merger, the shareholders would avoid the potential adverse consequences to the Company of a difficult economic environment, including risks of declines in the trading price of the Company’s stock, potential customer insolvency or other financial difficulties, and potential reduced orders and sales volume resulting from a difficult retail sales environment and what appears to be a slowing economy;

•

by being cashed out in the Merger, the shareholders would avoid potential risks resulting from the departure of Charles Ghailian, a former employee, officer and top salesman of the Company, and the fact that he is not bound by any non-compete or non-solicitation restrictions and could use his personal contacts and skills as a salesman to compete with the Company;

•

the Special Committee’s belief that through the Special Committee’s transaction evaluation and negotiation process and the personal efforts of the Special Committee members, the Special Committee negotiated a full and fair price for the Company’s stock, preserved the Company’s ability to entertain alternative transaction proposals and to change the recommendation to the Company’s shareholders before the Merger closes based on changed circumstances, even if no other offer is made for the Company, and that overall the terms of the Merger are fair to, and in the best interests of, the Company and its shareholders (other than the Excluded Persons);

•

the fact that Messrs. Guez and Kay have jointly and severally agreed to personally guarantee Parent’s and Merger Sub’s payment obligations (subject, in the case of Mr. Kay to a $5,000,000 aggregate cap on his personal liability), providing additional recourse and protections for the Company and exposing Messrs. Guez and Kay to the possibility of significant personal liability if they do not close the Merger in breach of the Merger Agreement; and

•

the fact that Messrs. Guez and Kay provided bank account information showing the availability of cash to pay the Merger Consideration and provided additional representations, warranties and covenants regarding the Messrs. Guez and Kay’s ability and obligation to access adequate funds to pay the Merger Consideration;

•

the views of the Special Committee and its financial advisor regarding the likelihood of a potential bidder making a more attractive transaction proposal than the $0.85 cash price per share in the acquisition proposal submitted by Messrs. Guez and Kay, given Messrs. Guez and Kay’s ability to block the sale of the Company and their publicly and privately stated positions that they would not consider any other transaction proposals;

•	the fact that, subject to the requirements of California law, shareholders who do not support Messrs. Guez and Kay’s proposal, and who follow certain prescribed procedures, may be entitled to appraisal rights to be paid the fair value of their shares (as determined by a court), and that Messrs. Guez and Kay have no right to terminate the proposed Merger Agreement even if the Company’s shareholders pursue those rights;

•

the risk that if the Company did not enter into the Merger Agreement, the proposed consideration might be reduced or the offer withdrawn with no ability to recoup the Company’s expenses incurred in evaluating Messrs. Guez and Kay’s acquisition proposal, thereby losing an attractive alternative to the Company’s shareholders, particularly in light of the Company’s recent results of operations, management’s current expectations and projections for the Company’s business, the potential for significant economic pressure on the Company’s current and potential customers, and the continued challenges associated with the difficult financial and credit markets and what appears to be a worsening retail environment;

•

the financial analysis reviewed by Houlihan Lokey with the Special Committee, and the oral opinion to the Special Committee (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated February 26, 2009), with respect to the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock in the Merger other than Messrs. Guez and Kay and their affiliates, Sunrise Acquisition Company LLC, Sunrise Merger Company and their respective affiliates, and any other shareholder of the Company acting together with them in a group in connection with the Merger (the “Excluded Persons”), as of February 26, 2009 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. See “The Merger – Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.”

The Special Committee also specifically considered the following generally positive terms of the Merger Agreement:

•

the limited number of the representations, warranties and covenants of the Company in the Merger Agreement, as compared to a typical third party transaction, which reduces the likelihood of a breach of a Company representation, warranty or covenant that might permit Messrs. Guez and Kay to not close the proposed Merger;

•	the limited number of closing conditions in the Merger Agreement, and in particular that the Merger Agreement does not include any financing condition or contingency;

•

the fact that the closing condition in the Merger Agreement requiring that the Company has not experienced a Material Adverse Effect (as defined in the Merger Agreement) since the date of signing excludes a number of specific risks and potential material changes, including, among others, the following: (a) the negative effects of the Mervyn’s LLC bankruptcy proceedings; (b) general changes to the economy; (c) changes in the Company’s stock trading price; (d) any failure of the Company to meet its own or analysts’ projections; and (e) any default or event of default resulting from any failure to obtain or maintain any waiver or consent required under the terms of the Company’s or its subsidiaries’ indebtedness or financing arrangements;

•

the fact that the Merger Agreement permits the Company’s board of directors and Special Committee to respond to unsolicited third party transaction proposals and specifically allows a change of recommendation to the Company’s shareholders in the event of changed circumstances, even if no alternative transaction has been proposed, subject to reimbursing Messrs. Guez and Kay for up to $500,000 of their transaction expenses;

•

the fact that if Messrs. Guez and Kay do not complete the proposed Merger in breach of the proposed agreement, the Company: (a) will be entitled to reimbursement of its transaction expenses plus $500,000; (b) will have the right to separately seek specific performance of the terms or the Merger Agreement; and (c) will also be entitled to enforce the Guarantee.

The Special Committee also specifically considered factors relating to the procedural fairness of the Merger, include, among other things:

•

the Company’s board of directors appointed the Special Committee to evaluate the proposed transaction and to consider and negotiate the terms of the Merger Agreement on behalf of the Company (with the assistance of disinterested members of management and the Special Committee’s legal and financial advisors);

•

the Special Committee independently selected and retained the services of its own independent legal and financial advisors to provide advice and assistance to the Special Committee in evaluating the acquisition proposal submitted by Messrs. Guez and Kay and other alternatives available to the Company;

•	no member of the Special Committee is an officer, employee or principal shareholder of the Company;

•	no member of the Special Committee has any economic interest or expectancy of economic interest in the Parent or any of its affiliates or the surviving corporation of the Merger;

•	no member of the Special Committee is entitled to any payment that is contingent upon the approval or the consummation of the proposed Merger;

•	each member of the Special Committee is an independent director, as that term is defined and construed under applicable SEC and NASDAQ listing standards

•

the Special Committee, together with its legal and financial advisors, formally met on twenty one separate occasions to discuss the acquisition proposal submitted by Messrs. Guez and Kay, the status of discussions and negotiations regarding the terms proposed by Messrs. Guez and Kay, general economic trends and conditions affecting the Company, the retail apparel industry, the Company’s customers and potential customers, and the other alternatives that might be available to the Company, including continuing to operate as a stand-alone entity;

•

the members of the Special Committee periodically met with Mr. Farouze to update him on the status and open issues of the proposed transaction during the course of negotiations to allow him to ask questions and raise issues of concern as a disinterested member of the board of directors;

•

Mr. Chow, a member of the board of directors and the Chief Financial Officer, Vice President and Assistant Secretary of the Company, periodically reviewed drafts of the Merger Agreement during the course of negotiations to confirm the accuracy, scope and substance of the Company’s representations, warranties and covenants and was provided an opportunity to ask questions and raise concerns with respect to the terms of the proposed transaction;

•	the members of the Special Committee and Mr. Farouze had the opportunity to, and did, question representatives of Bingham and Houlihan Lokey as to matters relevant to their deliberations;

•

representatives of Bingham and Houlihan Lokey made themselves available to members of the Special Committee who wished to contact them individually to ask questions relevant to their individual duties or deliberations;

•

the Merger requires the approval of the holders of 66 2/3% of the outstanding shares of the Company’s common stock, and therefore the Messrs. Guez and Kay’s acquisition proposal cannot be approved without the holders of a significant percentage of the outstanding stock other than Messrs. Guez and Kay and their affiliates agreeing to the transaction;

•

the Company’s shareholders will have the right to demand appraisal of their shares, subject to, and in accordance with, the procedures established by California law, and doing so will not trigger any condition to Messrs. Guez and Kay’s obligations; and

•

the Merger Agreement includes provisions allowing the Company to entertain alternative acquisition proposals and permits the Special Committee and the board of directors to change their recommendation to the Company’s shareholders prior to the completion of the Merger based on changed circumstances, even if no alternative acquisition proposal is submitted to the Company.

The Special Committee also considered and balanced the generally favorable factors and procedures described above against potential risks or potentially unfavorable factors, including the following:

•

the fact that the Company’s stock has traded above the current $0.85 per share offer price within the last 12 months prior to the execution of the Merger Agreement, including its 52 week high from the date the acquisition proposal was submitted to the Company of $1.51 reached on April 30, 2007, and could trade at or above the current $0.85 per share offer price in the future;

•

since the transaction is an all cash sale of 100% of the Company, Company shareholders (other than Messrs. Guez and Kay and their affiliates) will not have any opportunity to participate in any future growth of the Company or increases in the value of its stock after the Merger;

•

the fact that the Company was effectively precluded from conducting a broad market test or auction process, due to Messrs. Guez and Kay’s ownership of approximately 40% of the Company’s outstanding stock, the requirement that any Merger or sale of all or substantially all of the assets requires a 66 2/3% vote, and Messrs. Guez and Kay’s repeated public and private statements that they would not support any other transaction involving the Company;

•

the deal protection measures in the Merger Agreement and Messrs. Guez and Kay’s voting power to block any merger or sale of the Company under the terms of the Company’s charter may inhibit other potential acquirers or alternative transaction parties from making alternative bids for the Company, even if they might otherwise be capable of paying more for the Company than Messrs. Guez and Kay have agreed to pay;

•

the board of directors’ and Special Committee’s rights to change their recommendation based on changed circumstances or to accept a Superior Offer (as that term is defined in the Merger Agreement) generally requires the reimbursement of up to $500,000 of Messrs. Guez and Kay’s transaction expenses, and therefore is not without monetary cost;

•

Messrs. Guez and Kay’s obligations are subject to there being no Company Material Adverse Effect (as defined in the Merger Agreement) between the signing of the Merger Agreement and the closing of the Merger, and there is no guarantee that a Company Material Adverse Effect will not occur during that period;

•

although Messrs. Guez and Kay have provided bank statements confirming available funds for the Merger, are making representations and warranties as to their ability to pay the proposed Merger Consideration, have agreed to personally guarantee the Merger payments, and there is no financing condition or contingency in the Merger Agreement, it is possible Messrs. Guez and Kay may not have the funds to consummate the Merger and may not be able to obtain third party financing given the current credit environment, which would prevent a closing and could effectively limit the Company’s ability to pursue other remedies, including specific performance;

•

in light of the American Rag Cie litigation settlement, the significant expense and uncertainties associated with that litigation have been eliminated, and the Company could potentially realize significant value from exploiting rights to the American Rag Cie brand;

•

the Company has incurred and will continue to incur significant transaction costs and expenses in connection with evaluating Messrs. Guez and Kay’s acquisition proposal, negotiating the terms of the Merger Agreement, preparing proxy materials relating to the Merger and other related activities, regardless of whether or not the Merger is consummated;

•

under the Merger Agreement, the Company management’s focus and resources may become diverted from other important business opportunities and operational matters while working to implement the Merger, which could adversely affect the Company’s business to the detriment of the Company’s shareholders if the Merger ultimately is not completed; and

•

the operations of the Company are limited by interim operating covenants during the period between signing the Merger Agreement and the closing of the Merger, which could effectively limit the Company’s ability to undertake strategic initiatives or other material transactions that otherwise might be pursued for the benefit the Company and its shareholders in the absence of the proposed Merger.

The Special Committee weighed the potential benefits, advantages and opportunities presented by the proposed Merger against the potential risks and other negative factors described above. The Special Committee concluded that on balance the potentially negative factors were outweighed by benefits to the Company’s shareholders of monetizing their investment in the Company for $0.85 per share in cash within a relatively short period of time if the Merger conditions are satisfied. On balance, the Special Committee believed that the all-cash merger would maximize the value of the Company’s shares for its shareholders as compared to other alternatives reasonably available to the Company, including rejecting Messrs. Guez and Kay’s acquisition proposal and continuing to operate in the ordinary course, and also would limit or eliminate the risk of further diminution in the market value of the Company’s shares due to the current challenging economic environment and the inherent uncertainty regarding the Company’s and its customers’ future prospects. Accordingly, the Special Committee concluded that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its shareholders (other than the Excluded Persons), and unanimously recommended to the members of the Company’s board of directors (other than Messrs. Guez and Kay) that the board of directors (i) approve the execution, delivery and performance by the Company of its obligations under the Merger Agreement, (ii) present the Merger Agreement to the Company’s shareholders for their approval, and (iii) recommend to the shareholders that they vote to approve the Merger Agreement.

In making its determination and recommendation set forth above, the Special Committee relied on the business experience of its members and their active role in overseeing, negotiating and overseeing the execution of the Merger Agreement, with the advice and assistance of the Company’s management (other than Messrs. Guez and Kay) and the Special Committee’s experienced legal and financial advisors.

The foregoing discussion of the information and factors considered by the Special Committee in making their determination and unanimous recommendation as to the Merger Agreement and the Merger is not intended to be exhaustive, but addresses the principal information and factors considered by the Special Committee in its review, evaluation and ultimate recommendation in favor of the Merger Agreement and the Merger. In reaching its conclusion, and in making its unanimous recommendation to the members of the Company’s board of directors (other than Messrs. Guez and Kay), the Special Committee did not find it practicable to assign, and did not assign, any relative or specific weight to the range of information and the many positive and negative factors that were considered, and individual members of the Special Committee may have given different weight to different factors or considered other or additional factors to those described above in arriving at their respective determinations and recommendations.

Recommendation of the Board of Directors

As noted above, at its meeting on February 26, 2009, the Special Committee unanimously concluded that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its shareholders (other than the Excluded Persons), and recommended to the Company’s board of directors that the board of directors (other than Messrs. Guez and Kay) (i) approve the execution, delivery and performance by the Company of its obligations under the Merger Agreement, (ii) present the Merger Agreement to the Company’s shareholders for their approval, and (iii) recommend that the Company’s shareholders vote to approve the Merger Agreement.

At a meeting of the board of directors (other than Messrs. Guez and Kay) held immediately after the Special Committee’s February 26 meeting, and after a period of discussion and deliberation during which the Special Committee gave its recommendation as noted above and responded to questions from those directors who are not members of the Special Committee, the members of the Company’s board of directors (other than Messrs. Guez and Kay), acting upon the unanimous recommendation of the Special Committee, unanimously (i) determined that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, the Company and its shareholders (other than the Excluded Persons), (ii) approved the execution, delivery and performance by the Company of its obligations under the Merger Agreement and (iii) resolved to recommend the approval of the Merger Agreement to the Company’s shareholders.

In reaching these determinations, the members of the Company’s board of directors present considered a presentation prepared by Bingham for the Special Committee which was delivered prior to and reviewed with the Special Committee and Messrs. Farouze and Chow at the February 26, 2009 Special Committee meeting. This presentation reflected an updated version of a presentation previously delivered to the Special Committee and Mr. Farouze prior to the November 18, 2008 Special Committee meeting and that was reviewed with the Special Committee and Mr. Farouze at such meeting. Bingham’s presentation covered, among other things, the general fiduciary duties of directors of California corporation, as well as specific duties and standards implicated in evaluating a potential sale of a California corporation, the current terms of the Merger Agreement and related documents, and the various factors (favorable and unfavorable) the Special Committee and Messrs. Farouze and Chow had considered or might wish to consider in evaluating the Merger Agreement.

The Company’s board of directors (other than Messrs. Guez and Kay) also considered (A) the financial presentations of Houlihan Lokey that were prepared for the November 18, 2008 and February 26, 2008 Special Committee meetings and which were each delivered to the Special Committee and Messrs. Farouze and Chow at the request of the Special Committee prior to such meetings, (B) the oral opinion to the Special Committee (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated February 26, 2009), to the effect that, as of February 26, 2009, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters set forth in their written opinion, the Merger Consideration proposed to be received by the shareholders of the Company (other than the Excluded Persons) pursuant to the Merger Agreement was fair to such shareholders from a financial point of view, and (C) the unanimous recommendation of the Special Committee, as described above.

The foregoing discussion summarizes the material factors considered by the Company’s board of directors (other than Messrs. Guez and Kay) in its consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger. In view of the wide variety of factors considered by the Company’s board of directors (other than Messrs. Guez and Kay), and the complexity of these matters, the Company’s board of directors (other than Messrs. Guez and Kay) did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Company’s board of directors (other than Messrs. Guez and Kay) may have assigned different weights to various factors or considered other or additional factors to those described above in arriving at their respective determinations and recommendations. The board of directors (other than Messrs. Guez and Kay) approved and recommends the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.

The members of the board of directors (other than Messrs. Guez and Kay), based in part upon the unanimous recommendation of the Special Committee, have unanimously approved the Merger Agreement and the Merger, and unanimously recommend that the Company’s shareholders vote “FOR” the approval of the

Merger Agreement, and “FOR” the adjournment of the special meeting, if the Special Committee determines in its sole discretion that an adjournment is appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

Purposes and Reasons of Parent, Merger Sub and Messrs. Guez and Kay

The purposes of Messrs. Guez and Kay for engaging in the Merger are to enable them to acquire all of the voting securities of the Company not already owned by them and to bear the rewards and risks of such ownership after shares of the Company’s common stock cease to be publicly traded. Messrs. Guez and Kay are pursuing the Merger because they believe the Company will be able to compete more effectively in the apparel industry as a private company, primarily by eliminating the significant costs of being a public reporting company, which have become disproportionately burdensome on smaller public companies, and by enabling management to focus on long-term strategic objectives as opposed to the short-term financial results preferred by the majority of public shareholders.

For Parent and Merger Sub, the purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement. Parent and Merger Sub were formed by Messrs. Guez and Kay to achieve the purposes described above, and the Merger will have the effect of the Company becoming a private company and a direct subsidiary of Parent.

Position of Parent, Merger Sub and Messrs. Guez and Kay Regarding the Fairness of the Merger

Under the rules governing “going-private” transactions, Parent, Merger Sub and Messrs. Guez and Kay are required to express their beliefs as to the substantive and procedural fairness of the Merger to the Company’s shareholders. Parent, Merger Sub and Messrs. Guez and Kay are making the statements included in this subsection solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Parent, Merger Sub and Messrs. Guez and Kay’s views as to fairness of the proposed Merger should not be construed as a recommendation to any shareholder of the Company as to how such shareholder should vote on Proposal No. 1, the proposal to approve the Merger Agreement.

Messrs. Guez and Kay were not members of, and did not participate in the deliberations of, the Special Committee, nor did they participate in the deliberations regarding, or the votes of the board of directors, with respect to the Merger Agreement, the Merger, or the recommendation of the board of directors to the Company’s shareholders with respect to the Merger Agreement or the Merger.

Parent, Merger Sub and Messrs. Guez and Kay believe the Merger is substantively and procedurally fair to the shareholders who are not participating in the Merger on the basis of the factors described below. However, Parent, Merger Sub and Messrs. Guez and Kay have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the substantive and procedural fairness of the Merger to the shareholders who are not participating in the Merger.

In making their determination that the Merger is substantively fair to the shareholders who are not participating in the Merger, Parent, Merger Sub and Messrs. Guez and Kay considered the following material positive factors, among others:

•

the current and near-term historical market prices of the Company’s common stock and the fact that $0.85 per share to be paid in cash for each share of common stock in the Merger under the Merger Agreement represents a premium of 28.8% to the closing price on April 24, 2008, the day before Messrs. Guez and Kay first presented their acquisition proposal to the Company’s board of directors, and a premium of 129.7 % to the closing price on February 26, 2009, the last trading day prior to the announcement of the execution of the Merger Agreement;

•

the structure of the Merger as an all-cash transaction that will allow the Company’s shareholders (other than Messrs. Guez and Kay) to realize a fixed cash value for their investment and that will provide them with certainty of value for their shares, as opposed to the continued publicly traded stock; and

•

under California law, a shareholder may be entitled to rights of appraisal if (x)(i) holders of 5% or more of our outstanding shares of common stock dissent from the Merger or (ii) if the shareholder’s shares are subject to any restriction on transfer imposed by the Company or by any law or regulation, (y) the shareholder votes “against” the approval of the Merger Agreement and (z) demands appraisal of the fair value of his shares prior to the special meeting.

•

the Special Committee and the Company’s board of directors (other than Messrs. Guez and Kay) determined that the Merger Agreement and the Merger are fair to the shareholders who are not participating in the Merger and in the best interests of the shareholders who are not participating in the Merger.

Parent, Merger Sub and Messrs. Guez and Kay believe that the Merger is procedurally fair to the shareholders who are not participating in the Merger based upon the following material factors, among others:

•

the Special Committee consisted entirely of directors who are independent (as defined under NASDAQ Marketplace Rules) with respect to the transaction, do not have any personal or financial interest in the completion of the Merger other than to receive the same consideration for any shares of our common stock as any other shareholder, and comprise four out of the five independent directors on the Company’s board of directors;

•

the members of the Special Committee and the Company’s board of directors, except Messrs Guez and Kay, will not personally benefit from the consummation of the Merger in a manner different from the Company’s shareholders;

•	the Special Committee retained and was advised by Bingham, independent legal counsel, experienced in advising committees such as the Special Committee on similar transactions;

•

the Special Committee retained and was advised by Houlihan Lokey, as financial advisor, in connection with the Merger, and the Special Committee held discussions with Houlihan Lokey with respect to the financial analyses provided by Houlihan Lokey in making the Special Committee’s evaluation of the fairness, from a financial point of view, to the holders of our common stock (other than the Excluded Persons) in the Merger of the $0.85 per share cash Merger Consideration;

•

the Merger was unanimously approved by the members of the Special Committee and by all members of our board of directors (other than Messrs. Guez and Kay who abstained from voting due to their interest in the Merger); and

•	under the Company’s Articles of Incorporation, the Merger must be approved by holders of at least 66 2/3% of the outstanding shares of common stock of the Company.

Parent, Merger Sub and Messrs. Guez and Kay were aware of and also considered the following adverse factors associated with the Merger, among others:

•	prior to March 4, 2008, the Company’s common stock traded at a price above $0.85;

•

the shareholders who are not participating in the Merger would not participate in any future earnings or growth of the Company and would not benefit from any appreciation in the value of the Company if the Merger is completed;

•

Messrs. Guez and Kay advised the Special Committee and publicly stated that they are potential buyers of the Company’s outstanding shares not presently owned by them, that they will not agree to any other transaction involving their equity ownership interest in the Company, and that they will vote their shares against any sale of the Company or its assets to any party not controlled by them, regardless of the nature of that transaction, the identify of the purchaser, or the price offered;

•

the Company’s Articles of Incorporation require that holders of 66 2/3% of our outstanding voting securities must approve a merger involving the Company or a sale by the Company of all or substantially all of its assets, and Messrs. Guez and Kay, who own approximately 41.5% of our outstanding voting securities, could therefore prevent shareholder approval of an alternative merger or asset sale by voting against any such transaction;

•

if the Merger is not completed, the Company may be obligated to pay its fees and expenses associated with the transaction and also, under certain circumstances, may be obligated to reimburse Parent for up to $500,000 of its fees and expenses associated with the transaction;

•	the fact that the Merger generally would be a taxable transaction to the Company’s shareholders for U.S. federal income tax purposes;

•

the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention to the operations of the business in the ordinary course, potential employee attrition and potential adverse effect on customer relationships; and

•	if the Merger is not completed, the Company may suffer harm as an ongoing public corporation from announcing a deal that is not completed.

Parent, Merger Sub and Messrs. Guez and Kay believe that the Merger is procedurally fair despite the fact that our board of directors did not designate an unaffiliated representative, other than the Special Committee, to act solely on behalf of the shareholders who are not participating in the Merger for purposes of negotiating the terms of the Merger Agreement. In this regard, Parent, Merger Sub and Messrs. Guez and Kay note that the use of a special committee of independent directors is a mechanism recognized to ensure the procedural fairness of transactions of this type.

Parent, Merger Sub and Messrs. Guez and Kay did not consider the net book value of the Company’s common stock in determining the substantive fairness of the Merger to the shareholders who are not participating in the Merger. They believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the price of the Company’s common stock. Parent, Merger Sub and Messrs. Guez and Kay note, however, that the Merger Consideration of $0.85 per share of the Company’s common stock is substantially higher than the net book value of the Company’s common stock disclosed in the Company’s filings with the SEC. Parent, Merger Sub and Messrs. Guez and Kay did not consider liquidation value in determining the substantive fairness of the Merger to the shareholders who are not participating in the Merger. They believe that liquidation value does not present a meaningful valuation for the Company and its business; rather, it is the belief of Parent, Merger Sub and Messrs. Guez and Kay that the Company’s value is derived from the cash flows generated from its continuing operations, rather than from the value of its assets that might be realized in a liquidation. Further, because the Company’s assets include intangible assets, intellectual property and other assets that are not readily transferable or are subject to restrictions on their transfer in a liquidation scenario, Parent, Merger Sub and Messrs. Guez and Kay believe that the Company is not susceptible to a meaningful liquidation valuation. Parent, Merger Sub and Messrs. Guez and Kay did not establish a going concern value for the Company’s common stock as a public company to determine the fairness of the Merger Consideration to the shareholders who are not participating in the Merger. They believe there is no single method for determining going concern value and therefore did not base their valuation on a valuation methodology that is subject to various interpretations.

The foregoing discussion of the information and factors considered and given weight by Parent, Merger Sub and Messrs. Guez and Kay in connection with their evaluation of the substantive and procedural fairness to the Company’s shareholders (other than the Excluded Persons) of the Merger Agreement and the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. Parent, Merger Sub and Messrs. Guez and Kay did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the substantive and procedural fairness to the shareholders who are not participating in the Merger of the Merger Agreement and the Merger. Parent, Merger Sub and Messrs. Guez and Kay believe that these factors provide a reasonable basis for their belief that the Merger is substantively and procedurally fair to the shareholders who are not participating in the Merger. This belief should not, however, be construed as a recommendation to any of the Company’s shareholders that they approve the Merger Agreement. See “Special Factors—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors” beginning on page 35.

Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.

On February 26, 2009, Houlihan Lokey rendered an oral opinion to the Special Committee (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated February 26, 2009), to the effect that, as of February 26, 2009 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the consideration to be received by the holders of our common stock in the Merger was fair, from a financial point of view, to the holders of our common stock other than the Excluded Persons.

Houlihan Lokey’s opinion was directed to the Special Committee and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our common stock other than the Excluded Persons in the Merger and does not address any other aspect or implication of the Merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. We encourage our shareholders to carefully read the full text of Houlihan Lokey’s written opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation as to how the Special Committee or any other director or shareholder should act or vote with respect to the Merger or related matters.

In arriving at its opinion, Houlihan Lokey, among other things:

•	reviewed the following agreements and documents:

–	the Merger Agreement;

–	the form of the Guarantee;

–	the Settlement Agreement; and

–	the Amended License Agreement.

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by management of the Company, including net operating loss carryforwards for the Company as of December 31, 2007 and December 31, 2008, and financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the years ending 2009 and 2010, including projections of management of the Company as to the anticipated impact of the Mervyn’s LLC bankruptcy filing and the Settlement Agreement and Amended License Agreement;

•

spoke with certain members of the management of the Company and certain of its representatives and advisers regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

•	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

•	compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

•	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•

reviewed the current and historical market prices and trading volume for the shares of our common stock, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant;

•

reviewed a certificate addressed to Houlihan Lokey from senior management of the Company which contained, among other things, representations regarding the accuracy of the information, data, projections and other materials (financial or otherwise) provided to Houlihan Lokey by or on behalf of the Company; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company represented to Houlihan Lokey, and Houlihan Lokey assumed, that the projections were reasonably prepared in good faith, on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there was no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to Houlihan Lokey, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey did not consider any aspect or implication of any transaction to which the Company or any other party to the Merger may be a party (other than as specifically described in its opinion with respect to the Merger).

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in the first bullet point above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (d) the Merger would be consummated in a timely manner in accordance with the terms described in the agreements and the other documents provided to Houlihan Lokey, without any material amendments or modifications thereto. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an adverse effect on the Company or the $0.85 cash Merger Consideration per share payable pursuant to the Merger. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of any draft documents identified above would not differ in any material respect from the drafts of those documents.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, or any other party to the Merger, is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company, or any other party to the Merger, is or may be a party or is or may be subject. In particular, with respect to the Settlement Agreement and Amended License Agreement, Houlihan Lokey was informed, based on discussions with the Company’s management, that the impact of the Settlement Agreement and Amended License Agreement was incorporated into the projections provided to Houlihan Lokey and referred to above.

Houlihan Lokey was not requested to, and did not, initiate any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Company or any other party, or any alternatives to the Merger; provided, however, that Houlihan Lokey did respond to unsolicited inquiries from a third party as to a potential sale of all or a part of the Company. However, at the direction of the Special Committee, and in light of Messrs. Guez and Kay’s stock ownership and corresponding ability to vote down any sale of the Company or its assets to any party, Houlihan Lokey did not pursue such discussions or initiate similar contacts with other third parties. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, February 26, 2009. Houlihan Lokey has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after February 26, 2009.

Houlihan Lokey’s opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the Merger and was not intended to be used for any other purpose without Houlihan Lokey’s prior written consent; provided, however, that in connection with the evaluation of Messrs. Guez and Kay’s acquisition proposal by Messrs. Farouze and Chow, the only members of the board of directors (other than Messrs. Guez and Kay) not on the Special Committee, Messrs. Farouze and Chow requested and received Houlihan Lokey’s written consent to rely on Houlihan Lokey’s opinion, subject to certain limitations and restrictions outlined in the written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the board of directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified therein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company or to any other party, except as set forth in Houlihan Lokey’s opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for our company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Merger to any one class or group of our company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders

(including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or to be received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It was assumed that such opinions, counsel or interpretations were or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the Company’s consent, on the assessment by the Special Committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger.

In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the opinion. Houlihan Lokey’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the markets generally. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to our company or the proposed Merger and an evaluation of the results of those analyses is not entirely mathematical. Houlihan Lokey believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The estimates contained in the Company’s analyses and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was provided to the Special Committee in connection with its consideration of the proposed Merger and was only one of many factors considered by the Special Committee and the other members of the board of directors (other than Messrs. Guez and Kay) in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Special Committee or management with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between the Special Committee and Messrs. Guez and Kay, and the decision to recommend that the full board of directors (other than Messrs. Guez and Kay) approve the Merger Agreement was solely that of the Special Committee.

The following is a summary of the material analyses reviewed by Houlihan Lokey with the Special Committee in connection with Houlihan Lokey’s opinion rendered on February 26, 2009. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

Unless the context indicates otherwise, enterprise values (which were calculated as the value of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) based on the relevant company’s closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), as of a specified date) and equity values derived from the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected private label and non-licensed apparel companies and branded apparel companies listed below as of February 25, 2009 (the trading day before the day the board of directors (other than Messrs. Guez and Kay) approved the Merger Agreement), and transaction values for the target companies derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the estimated purchase prices paid in the selected transactions. Accordingly, this information may not reflect current or future market conditions. Estimates of revenue for next fiscal year, or NFY Revenue, for the Company were based on estimates provided by our management. Estimates of NFY Revenue for the selected private label and non-licensed apparel companies and branded apparel companies listed below were based on certain publicly available research analyst estimates for those private label and non-licensed and branded apparel companies.

Selected Companies Analysis.  Houlihan Lokey calculated multiples of enterprise value based on certain financial data for the Company and the following selected private label and non-licensed apparel companies and branded apparel companies:

Private Label and Non-Licensed Apparel Companies

•	Cygne Designs Inc.

•	Delta Apparel Inc.

•	Ever-Glory International Group, Inc.

•	G-III Apparel Group, Ltd.

•	Oxford Industries Inc.

Branded Apparel Companies

•	Jones Apparel Group, Inc.

•	Perry Ellis International Inc.

•	Phillips-Van Heusen Corp.

•	VF Corp.

The calculated multiples included:

•	Enterprise value as a multiple of latest reported twelve months of revenue, or LTM revenue; and

•	Enterprise value as a multiple of estimated NFY revenue.

The calculated multiple ranges were as follows:

Multiple Description:	Multiple Range
Private Label and Non-Licensed Apparel Companies Enterprise Value as a multiple of:	Low	High	Median	Mean
LTM Revenue	0.12x	0.36x	0.29x	0.26x
NFY Revenue	0.29x	0.35x	0.32x	0.32x
Multiple Description:	Multiple Range
Branded Apparel Companies Enterprise Value as a multiple of:	Low	High	Median	Mean
LTM Revenue	0.21x	0.96x	0.39x	0.48x
NFY Revenue	0.24x	0.98x	0.40x	0.51x

Houlihan Lokey applied the following selected multiple ranges derived from the selected companies to corresponding financial data for the Company. The selected companies analysis indicated the following implied enterprise value reference ranges for the Company:

Multiple Description	Selected Multiple Range		Selected Enterprise Value Range
	Low	High	(in millions)
LTM Revenue	0.20x	0.25x	$39.1 - $48.8
NFY Revenue	0.20x	0.25x	$35.9 - $44.9

Houlian Lokey’s selected multiple ranges reflected the impact of, in Houlihan Lokey’s view, the Company’s (i) blend of business that demonstrates a heavy focus on private label apparel versus branded apparel, (ii) poor recent financial performance, as reflected by revenue growth, growth of earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA margins and margins of earnings before interest and taxes, or EBIT, relative to our peer group, and (iii) relative lack of “status” brands, as compared to the selected branded companies.

Houlihan Lokey made several adjustments to this selected enterprise value reference range to arrive at an implied per share reference range. These adjustments, referred to herein as the Equity Value Adjustments, included assuming outstanding common shares of 30.5 million together with adding the amount of a note receivable ($1.6 million) and the present value of estimated net operating loss carryforwards ($2.2 million) and subtracting the amount of net debt ($17.9 million), income taxes payable ($9.3 million) and the cost to redeem warrants in connection with the Merger ($1.0 million).

The selected companies analysis based on LTM Revenue indicated the following implied per share reference range for the Company, which was below the proposed $0.85 per share Merger Consideration:

Implied Per Share Equity Reference Range for our company	Per Share Merger Consideration
$0.48 to $0.80	$0.85

The selected companies analysis based on NFY Revenue indicated the following implied per share reference range for the Company, which was below the proposed $0.85 per share Merger Consideration:

Implied Per Share Equity Reference Range for our company	Per Share Merger Consideration
$0.38 to $0.67	$0.85

Selected Transactions Analysis.  Houlihan Lokey calculated multiples of enterprise value and per share equity value based on the estimated purchase prices paid in the following selected publicly-announced private label and non-licensed and branded apparel transactions:

Target	Acquiror
Ashworth Inc.	Taylor Made Golf Company, Inc.

Lipsy Clothing Ltd.	Next Group plc

Jil Sander AG	Onward Holdings Co., Ltd.

Mulberry Thai Silks, Inc., Certain Assets	Phillips-Van Heusen Corp.

DashAmerica, Inc.	Shimano American Corporation

Andrew & Suzanne Company, Inc.	G-III Leather Fashions, Inc.

Kellwood Co.	Sun Capital Partners, Inc.

Liz Claiborne Inc., Emma James, Intuitions, JH Collectibles and Tapemeasure Brands	The Millwork Trading Company, Ltd.

Regatta (U.S.A.) L.L.C.	Li & Fung Ltd.

Monarchy, LLC	Hartmarx Corp.

Lucy Activewear, Inc.	VF Corp.

Royal Robbins Inc.	Kellwood Co.

Vanity Fair Brands	Fruit of The Loom, Inc.

Ocean Pacific Apparel Corp., Worldwide Brands and Certain Assets	Iconix Brand Group Inc.

Superba, Inc.	Phillips-Van Heusen Corp.

Sweater.com, Inc.	Hartmarx Corp.

Kentucky Derby Hosiery Co., Inc.	Gildan Activewear Inc.

Oxford Industries Inc., Womenswear Group	Li & Fung Ltd.

Russell Corp.	Fruit of The Loom, Inc.

Mossimo Inc.	Iconix Brand Group Inc.

Westcoast Contempo Fashions Limited	Liz Claiborne Inc.

Sun Apparel, Inc.	Polo Ralph Lauren Corp.

The calculated multiples consisted of:

•	Transaction value as a multiple of LTM Revenue

The calculated multiple range was as follows:

Multiple Description	Multiple Range
Transaction Value as a multiple of:	Low	High	Median	Mean
LTM Revenue	0.14x	1.93x	0.77x	0.79x

Houlihan Lokey applied the following selected multiple ranges derived from the selected transactions to corresponding financial data for the Company. The selected transactions analysis indicated the following implied enterprise value reference range for the Company:

Multiple Description	Selected Multiple Range		Selected Enterprise Value Range
Transaction Value as a multiple of:	Low	High	(in millions)
LTM Revenue	0.20x	0.30x	$39.1 - $58.6

Houlihan Lokey’s selected multiple ranges reflected the impact of, in Houlihan Lokey’s view, (i) the Company’s poor recent financial performance, as reflected by EBITDA margins relative to our peer group, (ii) the greater comparability of the two private label apparel company transactions (Kentucky Derby Hosiery Co., Inc. and Oxford Industries Inc., Womenswear Group) in the selected transaction universe, and their implied LTM revenue multiples (0.35x and 0.14x, respectively), and (iii) the decline in equity market prices generally since the advent of the current economic crisis.

Houlihan Lokey made the Equity Value Adjustments referred to above to arrive at an implied per share reference range. The selected transactions analysis indicated the following implied per share reference range for the Company, as compared to the proposed $0.85 per share Merger Consideration, which was within the implied per share reference range:

Implied Per Share Equity Reference Range for our company	Per Share Merger Consideration
$0.48 to $1.12	$0.85

Discounted Cash Flow Analysis.  Houlihan Lokey also calculated the net present value of the Company’s unlevered, after-tax cash flows based on cash flow estimates provided by the Company’s management for the years ending 2009 through 2010. In performing this analysis, Houlihan Lokey used discount rates ranging from 8.0% to 10.0% taking into account Houlihan Lokey’s estimate of the Company’s weighted average cost of capital and a range of implied perpetual growth rates selected by Houlihan Lokey ranging from 2.0% to 3.0%. The discounted cash flow analysis indicated the following implied enterprise value reference range for the Company:

Enterprise Value Range
(in millions)
$31.6 - $50.6

Houlihan Lokey made the Equity Value Adjustments referred to above to arrive at an implied per share reference range. The discounted cash flow analysis indicated the following implied per share reference range for the Company, as compared to the proposed $0.85 per share Merger Consideration, which was within the implied per share reference range:

Implied Per Share Equity Reference Range for our company	Per Share Merger Consideration
$0.24 to $0.86	$0.85

Other Matters

Houlihan Lokey was engaged by the Special Committee to act as its financial advisor in connection with evaluating the financial aspects of the acquisition proposal submitted by Messrs. Guez and Kay and providing other financial advisory services, including an opinion to the Special Committee regarding the fairness from a financial point of view of the Merger Consideration to be received by the holders of our common stock other than the Excluded Persons in the Merger. We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, and for other purposes. Pursuant to our engagement letter, the Company previously paid Houlihan Lokey aggregate fees of $525,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter, a portion of which was payable as monthly retainer fees, and the balance of which became payable upon the delivery of its opinion, regardless of the conclusion reached therein. In addition, the Company will pay Houlihan Lokey an additional fee of $100,000 for its services upon successful completion of the Merger. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and other financial services to the Company and its affiliates, for which Houlihan Lokey and its affiliates have received compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company and other participants in the Merger and certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.

Certain Effects of the Merger

If the Merger is completed, 100% of the equity interests of the Company will be owned directly by Parent, which immediately prior to the effective time of the Merger will be owned by Messrs. Guez and Kay. Immediately before and contingent upon the completion of the Merger, Messrs. Guez and Kay and Todd Kay and the Kay Living Trust are expected to contribute to Parent 100% of the shares of our common stock owned beneficially or of record by them in exchange for equity interests of Parent, following which they will own 100% of the equity interests of Parent. Except for Messrs. Guez and Kay and the Kay Living Trust, no current shareholder of the Company will have any ownership interest in, nor be a shareholder of, the Company immediately following the completion of the Merger. As a result, the shareholders who are not participating in the Merger will no longer benefit from any increase in the Company’s value, nor will they bear the risk of any decrease in the Company’s value. Following the Merger, Parent and Messrs. Guez and Kay and their affiliates, will benefit from any increase in the value of the Company and also will bear the risk of any decrease in the value of the Company.

Upon completion of the Merger, each of the shareholders who are not participating in the Merger will be entitled to receive $0.85 in cash (without interest and less any applicable withholdings taxes) for each share of the Company’s common stock held by them at the time of the Merger.

Each option to purchase shares of our common stock, whether vested or unvested, will be canceled immediately prior to the effective time of the Merger, and each holder of a stock option that has a per share exercise price that is less than $0.85 will be entitled to receive an amount in cash equal to the product of (A) the number of shares of common stock as to which the stock options that are cancelled could be exercised (assuming full vesting), multiplied by (B)(i) $0.85 less (ii) the per share exercise price of such stock options. Any stock option that has a per share exercise price equal to or greater than $0.85, will be cancelled immediately prior to the effective time of the Merger without any payment or continuing liability of the Company or the surviving corporation in respect to such option. The foregoing will not result in cash payments to any holder of stock options, as the per share exercise price of all outstanding stock options exceeds $0.85.

Each warrant issued and outstanding at the effective time of the Merger, and which does not terminate in accordance with its terms as a consequence of the Merger, will be canceled and automatically converted into the right to receive cash, if any, without interest, in an amount determined in accordance with the terms of the applicable warrant agreement. We anticipate that in connection with the Merger, holders of 1,450,000 warrants to purchase common stock, which warrants were issued in connection with a 2004 private place of debt securities, will receive an amount in cash of approximately $57,960, and holders of 3,570,000 warrants to purchase common stock, which warrants were issued in connection with a 2006 credit facility, will receive an amount in cash of approximately $1,072,650. These amounts were determined based on the Black-Scholes value of the applicable warrants as of March 13, 2009, per the terms of such warrants.

Following the Merger, shares of the Company’s common stock will be delisted from, and no longer will be traded on the NASDAQ or any other public securities market.

Our common stock is currently registered as a class of equity security under the Exchange Act. Registration of our common stock under the Exchange Act may be terminated upon application of the Company to the SEC if our common stock is not listed on the NASDAQ or another national securities exchange and there are fewer than 300 record holders of the outstanding shares. Termination of registration of our common stock under the Exchange Act will substantially reduce the information required to be furnished by the Company to its shareholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with any shareholder meeting pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Messrs. Guez and Kay expect that following completion of the Merger, the Company’s operations will be conducted substantially as they currently are being conducted. While Messrs. Guez and Kay have informed us that they have no current plans or proposals which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets except as described in this proxy statement, Messrs. Guez and Kay will review the Company and its assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the Merger. They expressly reserve the right to make any changes that they deem necessary or appropriate in light of their review or in light of future developments.

Following consummation of the Merger, Parent will own directly 100% of our outstanding common stock and will therefore have a corresponding interest in the Company’s net book value and net earnings. It is currently expected that immediately following the closing, Messrs. Guez and Kay and the Kay Living Trust will own 100% of the equity interests of Parent.

Messrs. Guez and Kay and the Kay Living Trust, as holders of equity interests of Parent, will have an interest in the Company’s net book value and net earnings (loss) in proportion to their respective ownership interest in Parent.

The table below sets forth for Messrs. Guez and Kay, their interest in the voting shares of the Company and their interest in the Company’s net book value and net loss both before and after the Merger, based on the historical net book value of the Company as of December 31, 2008 and the historical net income of the Company for the fiscal year ended December 31, 2008. The amounts set forth in the table below with respect to beneficial ownership of Parent following the Merger do not reflect any profits interests of Parent that are expected to be issued to Mr. Kay in connection with his continued employment with the Company.

	Ownership of the Company Prior to the Merger(1)			Expected Ownership of the Company After the Merger(2)
	% Ownership	Net Income (loss) for the Fiscal Year Ended December 31, 2008	Net Book Value as of December 31, 2008	% Ownership	Net Income (loss) for the Fiscal Year Ended December 31, 2008	Net Book Value as of December 31, 2008
Gerard Guez
Todd Kay(3)

(1)	Based upon ownership of outstanding shares of common stock as of [—], 2009, which is the record date for the special meeting of shareholders, and net income and next book value for the fiscal year ended December 31, 2008.

(2)	This reflects ownership of Parent after the Merger, which in turn will own 100% of the Company.

(3)	Includes shares held by Todd Kay and the Kay Living Trust.

Plans for the Company after the Merger

After the effective time of the Merger, and excluding the transactions contemplated in connection with the Merger as described in this proxy statement, Messrs. Guez and Kay anticipate that the Company’s operations will be conducted substantially as they are currently being conducted, except that it will cease to be an independent public company and will instead be a direct wholly-owned subsidiary of Parent.

Conduct of the Company’s Business if the Merger is Not Completed

If the Merger Agreement is not approved by our shareholders or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares of our common stock. Instead, we expect that the Company will remain an independent public company, its common stock will continue to be listed and traded on the NASDAQ Global Market, and shareholders of the Company will continue to be subject to the same risks and opportunities as they currently are with respect to their ownership of our common stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares in the Company, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. From time to time, our board of directors will evaluate and review the business operations, properties, and capitalization of the Company, and, among other things, make such changes as are deemed appropriate and continue to seek to maximize shareholder value. If the Merger Agreement is not approved by our shareholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will materialize, given the stock ownership of Messrs. Guez and Kay and their repeated public and private statements that they would not support any other transaction involving the Company, or that the business, prospects or results of operations of the Company will not be adversely impacted.

However, pursuant to the Merger Agreement, under certain circumstances, the Company is permitted to terminate the Merger Agreement and recommend an alternative transaction. See “The Merger Agreement—Termination” beginning on page 85.

Under certain circumstances, if the Merger is not completed, the Company may be obligated to reimburse Parent for up to $500,000 of Parent’s fees and expenses in connection with the Merger. See “The Merger Agreement—Fees and Expenses” beginning on page 87.

Financing

Mr. Guez intends to loan Parent from his own personal funds an amount which is sufficient for Parent to pay the Merger Consideration and costs and expenses incurred in the transaction. The loan will be made pursuant to terms to be agreed upon between Mr. Guez and Parent. Messrs. Guez and Kay have not arranged any alternative sources of funding should Mr. Guez be unable to fund the transaction, although there is no funding condition in the Merger Agreement and Messrs. Guez and Kay have affirmatively committed to seek alternative funding should their personal assets at any time be insufficient to fund the Merger Consideration. While there are no current plans to do so, the loan to be made by Mr. Guez may be re-financed and the terms changed following the closing of the Merger

Limited Joint and Several Guarantee

Messrs. Guez and Kay have entered into the Guarantee pursuant to which they have jointly and severally personally guaranteed the performance by Parent and Merger Sub of their respective payment obligations of Parent and Merger Sub (the “Obligations”) and certain related costs and expenses as described below. Mr. Kay’s obligations under the Guarantee are subject to a maximum liability of $5,000,000, plus any costs or expenses incurred by or on behalf of the Company in enforcing Mr. Kay’s obligations under the Guarantee. The Obligations guaranteed pursuant to the Guarantee include: (i) payment of the aggregate Merger Consideration and all payments with respect to any “in the money” options and warrants under the Merger Agreement; (ii) the Business Interruption Fee (as defined in the Merger Agreement); (iii) any payment obligation of Parent or Merger Sub resulting from or arising out of the breach or non-performance of any representation, warranty or covenant of Parent, Merger Sub, Messrs. Guez and Kay or their respective representatives contained in the Merger Agreement; and (iv) any costs or expenses of enforcement or collection of the Merger Agreement, the Obligations or the Guarantee (including reasonable attorneys fees and costs) that are incurred by or on behalf of the Company.

Under its terms, the Guarantee shall terminate and Messrs. Guez and Kay shall have no further obligations under the Guarantee as of the earlier of: (i) the date cash in an amount sufficient to pay the aggregate Merger Consideration payable with respect to all shares of common stock of the Company cancelled pursuant to the Merger is deposited with a paying agent by or on behalf of Parent and Merger Sub and (ii) the second anniversary of the date of the Guarantee, unless prior to such second year anniversary, the Company shall have asserted a claim under the Guarantee, in which case the obligations of Messrs. Guez and Kay shall terminate upon either (x) a final, non-appealable resolution of such claim and payment of the obligations of the Obligations, if applicable or (y) a written agreement signed by each of the parties to the Guarantee terminating the Guarantee.

The Guarantee expressly contemplates and permits its enforcement by the Special Committee on behalf of the Company.

Equity Rollover Agreement

Concurrently with the execution of the Merger Agreement, Messrs. Guez and Kay and Todd Kay and the Kay Living Trust entered into an Equity Rollover Agreement with Parent pursuant to which, among other things, they have agreed to contribute to Parent, immediately prior to the effective time of the Merger, all of the shares of the Company’s common stock owned beneficially or of record by them, in exchange for membership interests of Parent. Each of Messrs. Guez and Kay’s and the Kay Living Trust’s obligations under the Equity Rollover Agreement are contingent upon: (i) satisfaction or waiver by Parent of the mutual conditions to the closing of the Merger and satisfaction or valid waiver of the conditions to the obligations of Parent and Merger Sub under the Merger Agreement; (ii) the terms of the Equity Rollover Agreement; and (iii) the filing of the agreement of merger with the California Secretary of State.

Interests of Our Directors and Executive Officers in the Merger

General

In considering the recommendation of the Special Committee and our board of directors (other than Messrs. Guez and Kay) with respect to the Merger Agreement, the shareholders who are not participating in the Merger should be aware that Messrs. Guez and Kay have interests in the Merger different from those of the shareholders who are not participating in the Merger, in that Messrs. Guez and Kay wish to acquire all of the voting securities of the Company not already owned by them. The Special Committee and our board of directors (other than Messrs. Guez and Kay) were aware of and considered these differing interests, among other matters, in reaching their decision to approve the Merger Agreement and to recommend that shareholders of the Company vote in favor of approval of the Merger Agreement.

Stock Options

Each option to purchase shares of our common stock, whether vested or unvested, will be canceled immediately prior to the effective time of the Merger, and each holder of a stock option that has a per share exercise price that is less than $0.85 will be entitled to receive an amount in cash equal to the product of (A) the number of shares of common stock as to which the stock options that are cancelled could be exercised (assuming full vesting), multiplied by (B)(i) $0.85 less (ii) the per share exercise price of such stock options. Any stock option that has a per share exercise price equal to or greater than $0.85, will be cancelled immediately prior to the effective time of the Merger without any payment or continuing liability of the Company or the surviving corporation in respect to such option.

The foregoing will not result in cash payments to any of our executive officers or directors as the per share exercise price of all of our stock options, including those held by our executive officers and directors, exceeds $0.85.

Rollover Contribution

Messrs. Guez and Kay and the Kay Living Trust have entered into an Equity Rollover Agreement with Parent pursuant to which they have agreed to contribute to Parent, immediately prior to the effective time of the

Merger, all of the shares of our common stock owned beneficially or of record by them in exchange for equity interests of Parent, such that following the Merger they will own 100% of the equity interests of Parent.

Indemnification

Our board of directors and executive officers are entitled to continued indemnification rights and insurance coverage under the Merger Agreement for a period of six years from the effective time of the Merger with terms no less favorable in any material respect to such directors and officers than is provided for in the Company’s Articles of Incorporation, bylaws and insurance policies in effect as of the date of the Merger Agreement. Our board of directors and executive officers are also parties to written indemnification agreements with the Company, pursuant to which they are entitled to continued indemnification rights for so long as such persons may be subject to any possible proceeding due to their role as a director or officer of the Company. By virtue of the Merger, such written indemnification agreements become agreements with and obligations of the surviving corporation from and after the effective time of the Merger.

Arrangements with Parent

Messrs. Guez and Kay are parties to Parent’s operating agreement, and the Kay Living Trust will become a party to the operating agreement in connection with its contribution of shares of common stock of the Company to Parent in exchange for equity interests of Parent immediately prior to consummation of the Merger. Immediately following consummation of the Merger, Messrs. Guez and Kay and the Kay Living Trust will own equity interests in Parent in the same proportion as their relative ownership of the Company immediately prior to the effective date of the Merger. In addition, Mr. Kay will receive a profits interest in Parent, which will increase Mr. Kay’s and the Kay Living Trust’s combined ownership interest in Parent, after giving effect to certain preferential payments, to 33.33% of the total equity interests of Parent immediately following the Merger.

Total Consideration to be Received by Directors and Executive Officers

The following table reflects the consideration expected to be received by each of our directors and executive officers for their shares of the Company’s common stock in connection with the Merger, which does not include the value of the equity interests in Parent received by Messrs. Guez and Kay in exchange for their shares of Company common stock, or the Special Committee fees:

Cash Merger Consideration to be Received for Company Common Stock
Gerard Guez	—
Todd Kay	—
Henry Chu	—
Patrick Chow	—
Stephane Farouze	$68,000
Milton Koffman	$8,500
Simon Mani	$12,750
Joseph Mizrachi	—
Mitchell Simbal	—

Stock Option Awards

The following table provides information with respect to grants of stock options to our executive officers and directors during the past two years. No officer or director received any award of restricted stock during the past two years.

Name	Date of Grant	Number of Shares Granted	Type of Grant	Exercise Price of Stock Option
Gerard Guez	—	—	—	—
Todd Kay	—	—	—	—
Henry Chu	—	—	—	—
Patrick Chow	3/16/07	75,000	ISO	$1.63
Stephane Farouze	—	—	—	—
Milton Koffman	—	—	—	—
Simon Mani	—	—	—	—
Joseph Mizrachi	—	—	—	—
Mitchell Simbal	—	—	—	—

Fees and Expenses

Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of this proxy statement and the solicitation of the approval of our shareholders, and all filing fees paid to the SEC, in each case in connection with the Merger, will be paid by the Company. If the Merger Agreement is terminated in specified circumstances, the Company will be required to reimburse Parent up to a maximum of $500,000 of Parent’s fees and expenses in connection with the Merger Agreement. If the Merger Agreement is terminated in specified circumstances, Messrs. Guez and Kay would be obligated to reimburse the Company for its fees and expenses, plus, an additional $500,000. See “The Merger Agreement—Fees and Expenses” beginning on page 87. Fees and expenses incurred or to be incurred by the Company in connection with the Merger are estimated at this time to be as follows:

Description	Amount
Legal fees and expenses	$550,000
Accounting expenses	—
Financial advisory fees and expenses	625,000
Special Committee retainer and meeting fees	495,000
Printing, proxy solicitation and mailing costs	35,000
Filing fees	910
Miscellaneous	—
Total	$1,705,910

Financial Projections

The Company does not, as a matter of course, provide financial guidance or publicly disclose projections of future revenues, earnings or other financial performance. However, in connection with the review of the proposed acquisition of the Company by Messrs Guez and Kay, the Company’s management prepared non-public financial projections reflecting management’s views as to possible future performance of the Company for fiscal years 2009 and 2010. The information was provided to the Special Committee, the members of our board of directors (other than Messrs. Guez and Kay) and Houlihan Lokey in connection with discussing and evaluating the Merger. The projections, which are set forth below, do not give effect to the transactions contemplated by the Merger Agreement, including the Merger. The inclusion of this information should not be regarded as an indication that the Company considered or now considers these projections to be a reliable prediction of future results.

The financial projections were prepared by, and are the responsibility of, the Company’s management. In compiling the financial projections, the Company’s management took into account historical performance, the Company’s strategic plan and budget for fiscal years 2009 and 2010, as well as estimates regarding revenues and net income, among others estimates. However, the financial projections were not developed as part of management’s historical development of internal financial forecasts or budget preparation.

The financial projections were not prepared with a view to public disclosure and are included in this proxy statement only because the information for fiscal years 2009 and 2010 was made available on a confidential basis to Houlihan Lokey in connection with Houlihan Lokey’s financial analysis undertaken for purposes of rendering the opinion to the Special Committee described in the section entitled “Special Factors—Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.” beginning on page 46 of this proxy statement. The projections were not prepared with a view to compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles. Neither the Company’s registered public accountant nor any other registered public accountant has examined or compiled the projections and, accordingly, no registered public accountant expresses an opinion or any other form of assurance or association with respect thereto.

The projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments. Although the projections are presented with numerical specificity, they reflect numerous assumptions and estimates relating to the Company’s business. Although the Company’s management believed that such assumptions and estimates were reasonable at the time the projections were prepared, they are not intended as predictions and may not reflect the actual results achieved. In addition, factors such as industry performance, competitive uncertainties, the impact of the announcement and pendency of the Merger, and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the Company’s control, may cause actual results to vary from the projections or the underlying assumptions and estimates.

Accordingly, while the projections were prepared in good faith by the Company’s management, there can be no assurance that the estimates and assumptions made in preparing the projections will prove to be accurate or that the projections will be realized, and actual results may be materially greater or less than those contained in the projections. The inclusion of this information in this proxy statement should not be regarded as predictions of actual future results, and the projections should not be relied upon as such. These projections are by their nature forward-looking information, and you should read the section “Cautionary Note on Forward-Looking Statements” beginning on page 1 of this proxy statement for additional information regarding the risks of unduly relying on such information.

Following are the financial projections described above:

	2009	2010
Gross sales	$185,000,000	$203,500,000
Returns and allowances	$5,550,000	$6,105,000

Net sales	$179,450,000	$197,395,000
Cost of sales	$144,457,250	$156,929,025
Gross profit	$34,992,750	$40,465,975

Gross Margin	19.50%	20.50%

Selling, General and Administrative expenses	$32,000,000	$34,560,000

Selling, General and Administrative expenses as a percentage of net sales	17.83%	17.51%

Income from operations	$2,992,750	$5,905,975

Interest expense	$1,300,000	$1,350,000
Royalty expense	$745,800	$932,250
Interest and other income	$—	$—

Income before provision for income taxes	$946,950	$3,623,725

Provision for income taxes	$789,390	$1,324,745

Net income	$157,560	$2,298,980

Dissenters’ Rights

Pursuant to California law, our shareholders may have the right to dissent from the approval of the Merger Agreement and receive a cash payment for the judicially determined fair value of their shares of our common stock. The fair value could be greater than, equal to or less than $0.85 per share that our shareholders are entitled to receive in the Merger. A shareholder may be entitled to rights of appraisal with respect to such shareholder’s shares if (i) holders of 5% or more of our outstanding shares of common stock dissent from the Merger or (ii) if the shareholder’s shares are subject to any restriction on transfer imposed by the Company or by any law or regulation. To exercise dissenters’ rights, a shareholder must vote against the approval of the Merger Agreement and must submit their demand for payment prior to the date of the Special Meeting. The procedural requirements for perfecting dissenters’ rights under Chapter 13 of the CGCL are more fully described in this proxy statement under the caption “Dissenters’ Rights” beginning on page 89. A copy of Chapter 13 of the CGCL, which sets forth dissenters’ rights under California law and governs the procedures for perfecting such rights, is attached as Annex C to this proxy statement.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the Merger generally expected to be applicable to our shareholders whose shares of Company common stock are converted into cash in the Merger, assuming the Merger is effected as described in the Merger Agreement and in this proxy statement. The summary is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority, and administrative rulings effective as of the date of hereof. These laws and authorities are subject to change, possibly with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the Merger, nor does it address any consequences under non-income tax laws or under any tax treaty. The tax treatment of the Merger to our shareholders will vary depending upon their particular situations.

The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all of the potential tax considerations relevant to a decision whether to approve the Merger Agreement. In particular, this discussion does not deal with all U.S. federal income tax considerations that may be relevant to each of our shareholders in light of their particular circumstances, such as shareholders who exercise dissenters’ rights, who are treated as partnerships or otherwise as pass-through entities for U.S. federal income tax purposes, who are dealers in securities, who are traders in securities who have elected the mark-to-market method of accounting, who are subject to the alternative minimum tax provisions of the Internal Revenue Code, who are financial institutions or insurance companies, who are “S corporations”, who are “regulated investment companies”, who are “real estate investment trusts”, who are tax-exempt organizations, who are tax-qualified retirement plans, who are governments or agencies or instrumentalities thereof, who are eligible to treat their shares of Company common stock as “qualified small business stock”, who do not hold their Company common stock as a capital asset at the time of the Merger, who acquired their Company common stock in connection with common stock option or common stock purchase plans or in other compensatory transactions, who hold Company common stock as part of an integrated investment (including a “straddle”) comprised of Company common stock and one or more other positions, who hold our common stock subject to the constructive sale provisions of Section 1259 of the Internal Revenue Code, who are expatriates or certain former long-term residents of the U.S., who are “controlled foreign corporations”, who are “passive foreign investment companies”, who are corporations that accumulate earnings to avoid U.S. federal income tax, or who have a functional currency other than the U.S. dollar. If a partnership holds shares of Company common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding Company common stock should consult their tax advisors. This summary does not address the tax effects of the Merger to holders of Company options or warrants. In addition, the tax treatment described below may not apply to a shareholder who owns, or is treated as owning under certain attribution rules contained in the Internal Revenue Code, an interest in the Company following the Merger. Those shareholders are encouraged to consult their own tax advisors.

The following discussion does not address the tax consequences of transactions effectuated prior to, concurrent with or after the Merger (whether or not such transactions are in connection with the Merger). For example, this discussion does not address the tax consequences to Messrs. Guez and Kay and the Kay Living Trust of acquiring equity interests of Parent in connection with the Merger, nor does it address the consequences to shareholders who exercise dissenters’ rights. Shareholders are encouraged to consult their own tax advisors regarding the tax consequences to them of any transactions undertaken prior to, concurrent with or after the Merger.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of Company common stock that is any of the following:

•	an individual treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is any beneficial owner of shares of Company common stock (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder.

Neither Parent nor the Company has requested or will request any ruling from the Internal Revenue Service as to the tax consequences of the Merger, nor will counsel to Parent or the Company render a tax opinion in connection with the Merger. The Internal Revenue Service may take different positions concerning the tax consequences of the Merger than those stated below and such positions could be sustained.

In light of the foregoing, the Company shareholders are encouraged to consult their own tax advisors regarding the tax consequences to them of the Merger, including all applicable U.S. federal, state, local and foreign tax consequences.

U.S. Holders

The receipt of cash in exchange for shares of the Company common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received in exchange for the Company common stock and the U.S. Holder’s adjusted tax basis in the shares surrendered. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder will have held the shares for more than one year at the time of the Merger. Long-term capital gains of non-corporate U.S. Holders are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash in the Merger.

Certain U.S. Holders may be subject to backup withholding at a 28% rate on cash payments received in exchange for Company common stock in the Merger. Backup withholding generally will apply only if the U.S. Holder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Backup withholding is not an additional tax. U.S. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the Internal Revenue Service.

Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the receipt of cash for shares of Company common stock in the Merger unless:

•	the Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more during the taxable year of the Merger and certain other conditions are met;

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S., and, if required by an applicable tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.; or

•

the Company is or has been a U.S. real property holding corporation, which is referred to as a “USRPHC”, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the Non-U.S. Holder held the shares of Company common stock disposed of in the Merger.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate, but may be offset by U.S. source capital losses. Gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a resident of the U.S. Gain described in the second bullet point recognized by Non-U.S. Holders that are foreign corporations also may be subject to a branch profits tax at a 30% rate. With respect to the third bullet point, in general, a corporation is a USRPHC if the fair market value of its “United States real property interests”

(as defined in the Internal Revenue Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Since the shares of Company common stock are regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), in the event the Company constitutes a USRPHC, any gain recognized on the receipt of cash for shares of Company common stock in the Merger generally will be subject to U.S. federal income tax only if the Non-U.S. Holder held (actually or constructively) more than 5% of the shares of Company common stock during the shorter of the two periods described in the third bullet point. In the case of a Non-U.S. Holder that has held (actually or constructively) more than 5% of the shares of Company common stock during the shorter of the two periods described in the third bullet point, gain described in the third bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a resident of the U.S. In addition, in the case of such a Non-U.S. Holder, the gross proceeds from a disposition of shares of Company common stock, if the Company is a USRPHC, generally will be subject to a 10% withholding tax, which may be claimed by the Non-U.S. Holder as a credit against the Non-U.S. Holder’s federal income tax liability. Non-U.S. Holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

Certain Non-U.S. Holders may be subject to backup withholding at a 28% rate on cash payments received in exchange for Company common stock in the Merger. Non-U.S. Holders can avoid backup withholding by providing the paying agent with a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying the Non-U.S. Holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding is not an additional tax. Non-U.S. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the Internal Revenue Service.

The foregoing is a general discussion of the material U.S. federal income tax consequences of the Merger. We recommend that you consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of all applicable foreign, federal, state and local tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the Merger.

Regulatory Approvals

Under the Merger Agreement, we and the other parties to the Merger Agreement have agreed to use our commercially reasonable efforts to complete the transactions contemplated by the Merger Agreement as promptly as practicable, including obtaining all necessary governmental approvals. Except for the filing of an agreement of merger with the Secretary of State of the State of California to effect the Merger, there are no material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.

IDENTITY AND BACKGROUND OF FILING PERSONS

Tarrant Apparel Group

Tarrant Apparel Group is a design and sourcing company for private label and private brand casual apparel serving mass merchandisers, department stores, branded wholesalers and specialty chains located primarily in the United States. Our major customers include retailers, such as Macy’s Merchandising Group, Chico’s, New York & Co., Mothers Work, the Avenue, Wal-Mart, Mark’s Work, and Lane Bryant as well as wholesalers such as Seven Licensing. The Company’s products are manufactured in a variety of woven and knit fabrications and include jeans wear, casual pants, shorts, skirts, dresses, t-shirts, shirts and other tops and jackets.

The Company launched its private brands initiative in 2003, and have since acquired ownership of or license rights to a number of brand names and sold apparel products under the brand, generally to a single retail company within a geographic region. The Company sells apparel products under the American Rag Cie brand in Macy’s and related stores. The Company maintains its principal executive office at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017, and you can reach us by telephone at (323) 780-8250.

The following sets forth information regarding our executive officers and directors. The address for each person listed below is care of the Company at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017.

Name	Age	Position
Directors:
Gerard Guez	53	Interim Chief Executive Officer and Chairman of the Board of Directors
Todd Kay	52	Vice-Chairman of the Board of Directors
Patrick Chow	55	Chief Financial Officer and Director
Stephane Farouze (1)	40	Director
Milton Koffman (1)(2)	85	Director
Simon Mani (1)(2)	57	Director
Joseph Mizrachi (1)(2)	63	Director
Mitchell Simbal (1)(2)	55	Director

Other Executive Officer:
Henry Chu	71	President of Tarrant Company Limited

(1)	Member of the Audit Committee and Compensation Committee.

(2)	Member of the Special Committee.

Executive Officers and Directors of the Company

Gerard Guez founded Tarrant Apparel Group in 1988 and has served as our Chairman of our board of directors since inception and as Chief Executive Officer from inception until 2001 and again from March 2003 through August 2004. Mr. Guez was re-appointed as Interim Chief Executive Officer, effective March 31, 2006. Mr. Guez also founded Tarrant Company Limited, our Hong Kong subsidiary, in 1985, and he has served as its Chairman since inception and Chief Executive Officer from 1985 through October 2001. Prior to founding Tarrant Company Limited, Mr. Guez served as the President of Sasson Jeans, L.A., Inc., which was a manufacturer and distributor of denim apparel under the “Sasson” license.

Todd Kay has served as our President from 1988 to September 1999 and from March 2000 to August 2003, and has served as Vice Chairman since September 7, 1999. Mr. Kay has also served as a director since 1988 and as a director of Tarrant Company Limited since 1986. Prior to joining us, Mr. Kay was a sales manager for Sasson Jeans, L.A., Inc. from 1979 to 1980 and served as President of JAG Beverly Hills, Inc., an apparel manufacturer, from 1980 to 1985.

Patrick Chow was appointed as a director in November 2007, at the time he was named our Chief Financial Officer. Prior to being named Chief Financial Officer, Mr. Chow joined Tarrant Apparel Group in March 2007 as our Senior Vice President, Finance. Mr. Chow had previously served as our Chief Financial Officer and as a director from January 2002 through August 2004. From August 2004 until April 2005, Mr. Chow was a consultant for us and other companies, providing financial and accounting services. He joined Blue Holdings, Inc. (Other OTC: BLHI.PK) as Chief Financial Officer in April 2005, and served in that capacity until December 31, 2006. Mr. Chow has a Bachelor of Arts degree from the University of Hong Kong and two diplomas in Banking and Financial Studies from the Chartered Institute of Bankers United Kingdom.

Stephane Farouze has served as a director since May 2003. Mr. Farouze is currently a Managing Director with Deutsche Bank AG. Previously, from May 2003 to mid 2006, Mr. Farouze was Managing Director of Paradigm Global Advisors. From March 2000 to November 2002, Mr. Farouze was employed as the Global Head of Sales and Restructuring of Societe General Asset Management. From March 1998 to February 2000, Mr. Farouze was Head of Foreign Exchanges for the Italian Market for BNP. Mr. Farouze received a Bachelor of Science in Applied Arts and Sciences and a Business Administration (Finance) degree from San Diego State University in 1992.

Milton Koffman has served as a director since November 2001. Since 1997, Mr. Koffman has been the Chairman of the Board for New Valu, Inc., a multi- faceted provider of investment capital, commercial loans and other financial services for various operating companies. Additionally, he is a founder and director of Global Credit Services, a leading provider of business information and analysis for manufacturing, financial, lending and real estate companies. Mr. Koffman has previously served on the boards of IEC Electronics, Jayark Corporation, Sattlers Department Stores, Walter Reed Theaters, Scoreboard, Inc. and the Gruen Watch Company. Mr. Koffman received a B.S. from Ohio State University in 1945.

Simon Mani has served as a director since December 2004. Since 1994, Mr. Mani has served as General Manager of Mani Brothers Real Estate Investment Group, a privately-held real estate investment firm that owns, renovates, operates, manages, and leases over 1 million square feet of commercial property. Previously, Mr. Mani served as President of the Sara Lee Fresh division of Sara Lee Bakery from 1992 until 2001. In this position Mr. Mani supervised over 1,500 employees and managed over 500 distributors. Mr. Mani and his brother founded the International Baking Company, which the Manis sold to Sara Lee.

Joseph Mizrachi has served as a director since June 2001. Since 1982, Mr. Mizrachi has been engaged in capital funding to finance buyouts of small and medium size companies. He has also been the Chairman of the Board of Midwest Properties Management, Inc. since 1980, which is engaged in the management of real estate, and he was formerly a member of the board of directors of American Realty Investors Inc. (NYSE) and he was a director and member of the loan committee of Heritage Bank in Washington, DC. Mr. Mizrachi received an undergraduate degree in Economics and Political Science in 1968 and a Master’s degree in Business Administration in Finance and Marketing in 1971, both from the Hebrew University in Jerusalem, Israel. He became a member of the American Society of Chartered Life Underwriter (CLU) in 1973 and a Chartered Financial Consultant (CFC) in 1982. In 1978, he received another Master’s degree in Business Administration and Financial Counseling (MFS) from The American College in Bryn Mawr, Pennsylvania.

Mitchell Simbal has served as a director since June 2001. Since 1997, Mr. Simbal has been Senior Vice President of Retail Operations for Harrah’s Entertainment, which includes Caesars Palace, Paris Las Vegas, Bally’s and Flamingo Hilton. In this position, Mr. Simbal is responsible for a $170 million retail division. Mr. Simbal has a B.S. in accounting from the University of Hartford.

Henry Chu has served as President of Tarrant Company Limited, our Hong Kong subsidiary, since September 2001. Mr. Chu is also currently a director of Tarrant Company Limited a position he has held since 2002. Prior to joining Tarrant Company Limited, Mr. Chu was the founder and owner of a garment manufacturing company. Mr. Chu has over 30 years of experience in the garment industry.

Our Articles of Incorporation provide that our board of directors is divided into two classes, which are elected for staggered two-year terms. One of the two classes is elected each year to succeed the directors whose terms are expiring. Our bylaws provide that the number of directors shall be fixed from time to time exclusively by the board of directors, but shall not be less than six nor more than eleven. The board of directors has fixed the number of directors constituting the entire board of directors at nine, and there currently is one vacancy. We currently have not identified an individual to fill the one vacancy on our board of directors.

Our directors serve in such capacity until the annual meeting of the shareholders corresponding to the end of their respective terms or until their successors are duly elected and qualified, unless they have earlier resigned or been removed. Our officers hold their offices until their successors are chosen and qualify or until their earlier resignation or removal.

Each person identified above is a United States citizen. None of the Company or any of its executive officers or directors has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Company or any of its executive officers or directors has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Sunrise Acquisition Company, LLC

Sunrise Acquisition Company, LLC, referred to as “Parent” in this proxy statement, is a California limited liability company formed by Messrs. Guez and Kay in anticipation of the Merger. Upon completion of the Merger, the Company will be a direct wholly-owned subsidiary of Parent. Messrs. Guez and Kay and the Kay Living Trust are expected to exchange all of their shares of common stock of the Company for equity interests of Parent, following which they will own 100% of the equity interests of Parent. Parent currently has minimal assets and no operations. Parent’s principal executive offices are 9000 Sunset Boulevard, Penthouse, Los Angeles, CA 90069 and its telephone number is (310)  858-2600.

Sunrise Merger Company

Sunrise Merger Company, referred to as “Merger Sub” in this proxy statement, is a California corporation and a wholly-owned subsidiary of Parent formed by Messrs. Guez and Kay as an acquisition subsidiary of Parent in anticipation of the Merger. Subject to the terms and conditions of the Merger Agreement and in accordance with California law, at the effective time of the Merger, Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation. Merger Sub currently has minimal assets and no operations. Merger Sub’s principal executive offices are 9000 Sunset Boulevard, Penthouse, Los Angeles, CA 90069.

Gerard Guez and Todd Kay

Gerard Guez and Todd Kay are filing persons for purposes of this proxy statement. Additional background information about Messrs. Guez and Kay is provided above.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by our board of directors for use at the special meeting to be held on [—], [—], 2009 at 10:00 a.m., local time, at our corporate headquarters located at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017, or at any postponement or adjournment thereof.

At the special meeting, you will be asked to consider and vote on the following matters:

¡	a proposal to approve the Merger Agreement (Proposal No. 1);

¡

a proposal to adjourn the special meeting, if the Special Committee determines it to be necessary or appropriate, to permit the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement (Proposal No. 2); and

¡	to transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

Our shareholders must approve the Merger Agreement for the Merger to occur. If our shareholders do not approve the Merger Agreement, the Merger cannot occur. The Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [—], 2009.

Record Date and Quorum

All holders of record of our common stock as of the close of business on [—], 2009, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 30,543,763 shares of our common stock outstanding.

The holders of a majority of the outstanding shares of our common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to conduct business, including voting on the proposals discussed above, at the special meeting. Once a share is represented at the special meeting, either in person or by proxy, it will be counted for the purpose of determining whether a quorum is present at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum must be established.

Required Votes

Approval of Proposal No. 1:

We cannot complete the Merger unless the Merger Agreement is approved by holders, as of the record date of the special meeting, of at least 66 2/3% of the outstanding shares of our common stock.

Therefore, if you fail both to attend the meeting in person and to submit a proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, if you fail to vote by proxy or in person or “abstain” from voting and a quorum is present, your failure to vote or abstention will have the same effect as a vote “against” the approval of the Merger Agreement, except for purposes of perfecting dissenters’ rights, which requires that you actually vote against the approval of the Merger Agreement. Similarly, broker non-votes also will have the same effect as voting against the approval of the Merger Agreement for purposes of the votes described above, but not for purposes of asserting dissenters’ rights.

Approval of Proposal No. 2:

The proposal to adjourn the special meeting, if the Special Committee determines it to be necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of voting stock present in person or by proxy at the meeting. Abstentions will have the same effect as a vote “against” the proposal to adjourn the meeting. Because banks, brokers and other nominee holders do not have discretionary authority to vote on the adjournment proposal, broker non-votes will not count as votes for or against the proposal to adjourn the meeting.

As of the record date for the special meeting, the directors and executive officers of the Company (including Messrs. Guez and Kay) beneficially owned, in the aggregate, [—] shares of our common stock, or approximately [—]% of our common stock outstanding as of the record date. Directors and executive officers other than Messrs. Guez and Kay and their affiliates beneficially owned, in the aggregate, [—] shares of our common stock, representing approximately [—]% of our outstanding common stock, as of such date. Those directors and executive officers have informed us that they intend to vote all of their shares of our common stock “FOR” the approval of the Merger Agreement and “FOR” any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies; Broker Non-Vote; Revocation

If you are a shareholder of record and submit a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card. If you sign and return a proxy card without indicating how your shares should be voted, your shares will be voted “FOR” the approval of the Merger Agreement and the transactions contemplated thereby and “FOR” any adjournment of the special meeting, if the Special Committee determines it to be necessary or appropriate, to solicit additional proxies.

If your shares are held in “street name” by your bank, broker or other nominee holder, you should instruct them how you want them to vote your shares by following the voting instructions provided by your bank, broker or other nominee holder. If you have not received such voting instructions or require further information regarding such voting instructions, contact your bank, broker or other nominee holder and they can give you directions on how to vote the shares they hold for you. Under the rules of the NASDAQ, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the approval of the Merger Agreement or approval of any adjournment of the special meeting. Therefore, absent specific instructions from the beneficial owner of the shares, bank, broker or other nominee holder are not empowered to vote the shares they hold for you with respect to the approval of the Merger Agreement or approval of any adjournment of the special meeting. Shares that are not voted at the special meeting because the bank, broker or other nominee holder did not receive voting instructions for the beneficial owner for whom they hold those shares and do not have discretion to vote the shares without such instructions, are called “broker non-votes.” Shares of our common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and broker non-votes, if any, will be treated as shares that are present at the special meeting for purposes of determining whether a quorum exists, but will have the same effect as a vote “against” the approval of the Merger Agreement, except for purposes of perfecting dissenters’ rights, which requires that you actually vote “against” approval of the Merger Agreement. Abstentions will have the same effect as a vote “against” the proposal to adjourn the meeting, if necessary or appropriate, if there are insufficient votes in favor of the approval of the Merger Agreement. Broker non-votes will not be counted as shares voted “FOR” or “against” the adjournment proposal.

You may revoke your proxy at any time before your shares are voted at the special meeting. To revoke your proxy for shares held in your name, you must (i) advise the Corporate Secretary of the Company of the revocation in writing, (ii) submit by mail a new proxy card dated after the date of the proxy you wish to revoke or

(iii) attend the special meeting and vote your shares in person. Attendance at the special meeting, without voting, will not by itself revoke a prior proxy.

Please note that if you hold your shares in “street name” through a bank, broker or other nominee holder, and you have instructed your nominee to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker to change your vote. If that is your situation, please contact your nominee for instructions as to how to revoke or change your vote.

The Company does not expect that any matter other than the approval of the Merger Agreement (and approval of the adjournment of the special meeting, if the Special Committee deems it necessary or appropriate, to solicit additional proxies) will be brought before the special meeting. The persons appointed as proxies in the proxy card will have discretionary authority to vote upon any other business that is unknown by the Company a reasonable time prior to the solicitation of proxies, if any, if such other business properly comes before the special meeting and any adjournments or postponements of the special meeting.

Adjournments and Postponements

The special meeting may be adjourned or postponed for the purpose of soliciting additional proxies, if the Special Committee determines it to be necessary or appropriate. Any adjournment may be made without notice (if the adjournment is not for more than 30 days and if after the adjournment a new record date is not fixed for the adjourned meeting), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. If a quorum is not present, holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Unless you specifically indicate otherwise on your proxy card, your shares of our common stock will be voted “FOR” any adjournment of the special meeting, if the Special Committee determines it to be necessary or appropriate, to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne solely by the Company. Proxies may be solicited in person, by telephone, e-mail, facsimile or other contact by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation for such services.

The Company will reimburse brokers, banks and other nominees upon request for their expenses incurred in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained MacKenzie Partners, Inc. to assist it in the solicitation of proxies for the special meeting. The Company has paid MacKenzie Partners, Inc. a retainer of $10,000 to be applied against a final fee that is expected to be $20,000 based upon the actual services required and not including the reimbursement of out-of-pocket expenses. The fees payable to MacKenzie Partners, Inc. are being paid by the Company.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the Merger Agreement but it may not contain all of the information about the Merger Agreement that is important to you. The Merger Agreement is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement in its entirety. The Merger Agreement is a commercial document that establishes and governs the legal relations among us, Parent, Merger Sub, Gerard Guez and Todd Kay with respect to the transactions described in this proxy statement. We do not intend for the text of the Merger Agreement to be a source of factual, business or operational information about the Company or its subsidiaries. The Merger Agreement contains representations, warranties and covenants that are qualified and limited by their terms, including by information in any disclosure schedule referenced in the Merger Agreement that the parties may have delivered in connection with the execution of the Merger Agreement. Representations and warranties often are used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of to establish such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the parties, which may differ from what may be viewed as material to shareholders or under the federal securities laws. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequent developments or new information that may be relevant to the subject matter of a representation or warranty may not have been included in this proxy statement.

Effective Time

The effective time of the Merger will occur at the time that we file an agreement of merger with the Secretary of State of the State of California on the closing date of the Merger. Under the Merger Agreement, the closing date is to occur no later than the second business day after all of the conditions to the Merger set forth in the Merger Agreement have been satisfied or waived (other than conditions that by their nature are to be satisfied on the closing date), or at such other date as we, Parent, Merger Sub and Messrs. Guez and Kay may mutually agree.

Structure

Subject to the terms and conditions of the Merger Agreement and in accordance with California law, at the effective time of the Merger, Merger Sub will merge with and into the Company. The separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and a direct wholly-owned subsidiary of Parent. The surviving corporation will be a privately held corporation and our current shareholders, other than Messrs. Guez and Kay and the Kay Living Trust, will cease to have any ownership interest in the surviving corporation or rights as a holder of our shares of common stock, other than the right to receive the Merger Consideration or their rights as a dissenting shareholder, if applicable. Therefore, after the Merger, our current shareholders (other than Messrs. Guez and Kay and the Kay Living Trust) will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

Limited Joint and Several Guarantee

Messrs. Guez and Kay have entered into the Guarantee pursuant to which they have jointly and severally personally guaranteed the performance by Parent and Merger Sub of their respective payment Obligations and certain related costs and expenses as described below. Mr. Kay’s obligations under the Guarantee are subject to a maximum liability of $5,000,000, plus any costs or expenses incurred by or on behalf of the Company in enforcing Mr. Kay’s obligations under the Guarantee. The Obligations guaranteed pursuant to the Guarantee include: (i) payment of the aggregate Merger Consideration and all payments with respect to any

“in the money” options and warrants under the Merger Agreement; (ii) the Business Interruption Fee (as defined in the Merger Agreement); (iii) any payment obligation of Parent or Merger Sub resulting from or arising out of the breach or non-performance of any representation, warranty or covenant of Parent, Merger Sub, Messrs. Guez and Kay or their respective representatives contained in the Merger Agreement; and (iv) any costs or expenses of enforcement or collection of the Merger Agreement, the Obligations or the Guarantee (including reasonable attorneys fees and costs) that are incurred by or on behalf of the Company.

Under its terms, the Guarantee shall terminate and Messrs. Guez and Kay shall have no further obligations under the Guarantee as of the earlier of: (i) the date cash in an amount sufficient to pay the aggregate Merger Consideration payable with respect to all shares of common stock of the Company cancelled pursuant to the Merger is deposited with a paying agent by or on behalf of Parent and Merger Sub and (ii) the second anniversary of the date of the Guarantee, unless prior to such second year anniversary, the Company shall have asserted a claim under the Guarantee, in which case the obligations of Messrs. Guez and Kay shall terminate upon either (x) a final, non-appealable resolution of such claim and payment of the obligations of the Obligations, if applicable or (y) a written agreement signed by each of the parties to the Guarantee terminating the Guarantee.

Treatment of Common Stock, Stock Options, Warrants and Dissenting Shares

Common Stock

At the effective time of the Merger, each share of common stock issued and outstanding prior to effective time of the Merger automatically will be cancelled and will cease to exist and will be converted into the right to receive $0.85 in cash, without interest and less applicable withholding taxes. However, any shares of our common stock:

•	held in our treasury or by any of our subsidiaries immediately prior to the effective time of the Merger, will be canceled without conversion or consideration;

•

owned by Parent or Merger Sub immediately prior to the effective time of the Merger, will be canceled without conversion or consideration (including any such shares contributed to Parent by Messrs. Guez and Kay and the Kay Living Trust immediately prior to the effective time of the Merger in exchange for equity interests of Parent); or

•

held by shareholders who have properly demanded and perfected their dissenters’ rights in accordance with California law, if and to the extent dissenters’ rights are available and properly perfected, entitle the holder thereof to payment of the fair value of such shares in accordance with California law. See “Dissenters’ Rights beginning on page “89” of this proxy statement.

After the effective time of the Merger, each stock certificate representing shares of common stock converted into the right to receive the Merger Consideration will be canceled and cease to exist and the holder of such certificate will have only the right to receive the Merger Consideration of $0.85 in cash per share, without any interest and less applicable withholding taxes.

Stock Options

Each option to purchase shares of common stock, whether vested or unvested, will be canceled immediately prior to the effective time of the Merger, and each holder of a stock option that has a per share exercise price that is less than $0.85 (whether or not vested) will be entitled to receive an amount in cash equal to the product of (A) the number of shares of common stock as to which the stock options that are cancelled could be exercised (assuming full vesting), multiplied by (B)(i) $0.85 less (ii) the per share exercise price of such stock options. Any stock option that has a per share exercise price equal to or greater than $0.85, will be cancelled immediately prior to the effective time of the Merger without any payment or continuing liability of the Company or the surviving corporation in respect to such option. Because all of our outstanding stock options have an exercise price greater than $0.85 per share, we do not expect any money to be paid to option holders as a result of the Merger.

Warrants

Each warrant issued and outstanding at the effective time of the Merger, and which does not terminate in accordance with its terms as a consequence of the Merger, will be canceled and automatically converted into the right to receive cash, if any, without interest, in an amount determined in accordance with the terms of the applicable warrant agreement. We anticipate that in connection with the Merger:

•

holders of warrants to purchase 1,450,000 shares of common stock with a per share exercise price of $2.50, which warrants were issued in connection with a 2004 private place of debt securities, will receive an amount in cash of approximately $57,960, which amount is equal to the Black-Scholes value of the warrants as of March 13, 2009, determined in a manner consistent with the manner in which the Company determines its stock-based compensation expense; and

•

holders of warrants to purchase 3,570,000 shares of common stock with per share exercise prices ranging form $1.88 to $4.50, which warrants were issued in connection with a 2006 credit facility, will receive an amount in cash of approximately $1,072,650, which amount is equal to the Black-Scholes value of the warrants as of March 13, 2009, determined in a manner consistent with the manner in which the Company determines its stock-based compensation expense.

Exchange and Payment Procedures

At or prior to the effective time of the Merger, Parent will deposit, or will cause to be deposited, cash in an amount sufficient to pay the Merger Consideration with a bank or trust company (the “paying agent”) reasonably acceptable to us. As soon as reasonably practicable after the effective time of the Merger, the paying agent will mail a letter of transmittal and instructions to you and the other holders of our common stock. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the Merger Consideration to which you are entitled. If you hold shares of our common stock in “street name” through your bank, broker or other nominee, you will receive instructions from your bank, broker or nominee holder as to how to effect the surrender of your “street name” shares in exchange for the Merger Consideration to which you are entitled.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a properly completed letter of transmittal.

You will not be entitled to receive the Merger Consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the paying agent. The Merger Consideration payable with respect to specific shares may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must establish to the reasonable satisfaction of the surviving corporation that any applicable stock transfer taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates, notwithstanding any delay in payment. The paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the Merger Consideration to which the holder otherwise would be entitled. Any sum which is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the shareholder with respect to whom it is withheld.

At the effective time of the Merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. Payment of the Merger Consideration will satisfy in full all rights and claims pertaining to shares of Company common stock held by our shareholders, other than shareholders who are entitled to an properly perfect appraisal rights with respect to their shares. If any certificates are presented to the surviving corporation or Parent for transfer after the effective time of the Merger, they will be canceled and exchanged for the applicable amount of Merger Consideration.

Any portion of the Merger Consideration deposited with the paying agent that remains undistributed to the former holders of shares at any time following the first anniversary of the effective time of the Merger will be delivered (including, without limitation, all interest and other income attributable to the funds made available to the paying agent), to the surviving corporation upon demand. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to the surviving corporation may only look to the surviving corporation for the payment of the Merger Consideration. None of the Company, the surviving corporation, Parent, Merger Sub, the paying agent or any other person will be liable to any former holder of shares for any amount of property delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration deposited with the paying agent that remains unclaimed immediately prior to the time such amounts would otherwise escheat to or become property of any governmental authority will, to the extent permitted by applicable law, become the property of Parent, free and clear of any claims or interest of any person previously entitled to the Merger Consideration.

If your certificate has been lost, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you will have to make an affidavit (in form and substance reasonably acceptable to Parent) of that fact and, if required by Parent or the paying agent, post a bond in a customary amount as indemnity against any claim that may be made with respect to that certificate.

Representations and Warranties

We make various representation and warranties in the Merger Agreement with respect to the Company. These include representations and warranties regarding, without limitation:

•	organization, good standing and power to do business;

•	the capitalization of the Company, including the number of shares of our common stock, stock options, and warrants;

•	the corporate power and authority of the Company to enter into the Merger Agreement and consummate the Merger, subject to shareholder approval;

•	the execution and delivery of the Merger Agreement and the consummation of the Merger being duly and validly authorized by the Company;

•	the approval and recommendation of the Merger Agreement and the Merger by the Special Committee and our board of directors (other than Messrs. Guez and Kay);

•	the absence of violations of or conflicts with the Company’s governing documents as a result of entering into the Merger Agreement and consummating the Merger;

•	the required consents, filings and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	the receipt by the Special Committee of a fairness opinion from Houlihan Lokey;

•	the absence of undisclosed finder’s or broker’s fees; and

•

the amendment of or other action with respect to the Company’s shareholder rights plan to render it inapplicable to the execution and delivery of the Merger Agreement and the consummation of the Merger.

Certain representations, warranties and conditions in the Merger Agreement are qualified, or relate to, a “Company Material Adverse Effect.” A “Company Material Adverse Effect” means, for purposes of the Merger Agreement, any change, event, violation, inaccuracy or occurrence, individually or when aggregated with other effects, that is or would be reasonably likely to be materially adverse to the business, properties, assets financial condition or results of operations of the Company and its subsidiaries taken as a whole; provided however, that effects arising from or relating to any of the following shall not be deemed in and of itself, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been or will be, a material adverse effect:

•

conditions affecting the industries in which the Company participates (which effects, in each case, do not disproportionately affect the Company or its subsidiaries, as the case may be, relative to other apparel sourcing or apparel wholesale businesses);

•

conditions affecting the economy of the United States as a whole or any other economies in any locations where the Company or any of its subsidiaries has operations or sales (which effects, in each case, do not disproportionately affect the Company or its subsidiaries, as the case may be, relative to other apparel sourcing or apparel wholesale businesses operating in the same markets as the Company and its subsidiaries);

•

changes in applicable legal requirements (which effects do not disproportionately affect the Company or its subsidiaries, as the case may be, relative to other apparel sourcing or apparel wholesale businesses operating in the same markets as the Company and its subsidiaries);

•	any effect directly or indirectly caused by or resulting from the announcement or pendency or anticipated or actual consummation of the transactions contemplated by the Merger Agreement;

•

the effect of taking or omitting any action to which Parent, Merger Sub or either of Messrs. Guez or Kay have given their consent in writing or which action or omission was initiated, consented to or approved by either of Messrs. Guez or Kay in his capacity as an officer, director or shareholder of the Company;

•	in and of itself, any change in the trading price or trading volume of Company’s common stock;

•

any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration of war by the United States Congress, or the commencement or continuation of war involving the United States not requiring an act of the United States Congress;

•	any effect directly or indirectly caused by or resulting from the bankruptcy proceedings of Mervyns LLC or any of its affiliates;

•

any effect resulting from any failure of the Company to collect any loans, debts or outstanding receivables owed to the Company by Parent, Merger Sub, Messrs. Guez and Kay, their respective affiliates or from any party for which any of the foregoing persons has provided a guarantee of payment or is acting as a surety;

•	any effect resulting from or constituting a breach of any representation, warranty or covenant of Parent, Merger Sub or Messrs. Guez or Kay;

•

any failure by the Company to meet analyst estimates or expectations or any failure of the Company to meet its internal budgets or forecasts of its revenues, earnings or other financial performance or results of operations; or

•

any default or event of default caused by the failure to obtain or maintain any waiver or consent required under the terms of any outstanding indebtedness or financing arrangements of the Company or any of its subsidiaries or affiliates, including its credit facilities or other similar arrangements.

Parent, Merger Sub and Messrs. Guez and Kay make various representations and warranties in the Merger Agreement with respect to Parent, Merger Sub and Messrs. Guez and Kay. These include representations and warranties regarding, without limitation:

•	organization, good standing and power to do business;

•	the corporate or other power and authority to enter into the Merger Agreement and consummate the Merger;

•	the execution and delivery of the Merger Agreement and the consummation of the Merger being duly and validly authorized by each of Parent and the Merger Sub;

•	the absence of violations of or conflicts with Parent and Merger Sub’s governing documents as a result of entering into the Merger Agreement and consummating the Merger

•	the absence of violations or conflicts with applicable law or certain agreements as a result of entering into the Merger Agreement;

•	the required consents, filings and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	the truthfulness of information regarding Parent, Merger Sub and Messrs. Guez and Kay contained in this proxy statement;

•	the sufficiency of funds held by Parent and Messrs. Guez and Kay to perform their respective obligations under the Merger Agreement and consummate the Merger;

•	the capitalization of Merger Sub and the absence of material business activities of Parent and Merger Sub;

•	the execution and delivery of the Guarantee;

•	the solvency of the surviving corporation;

•	the satisfactory due diligence of the Company by Parent, Merger Sub and Messrs. Guez and Kay; and

•	the absence of any agreements with shareholders of the Company with respect to any other consideration to be received in connection with the Merger.

Some of the representations and warranties made by Parent and Merger Sub are qualified by the term “Parent Material Adverse Effect,” which means a material adverse effect on the ability of Parent, Merger Sub or Messrs. Guez and Kay to perform their respective obligations under the Merger Agreement or the Guarantee or to consummate the Merger and perform their respective obligations under the Merger Agreement or under the Guarantee without any material delay.

The representations and warranties of each of the parties to the Merger Agreement will expire upon the effective time of the Merger. You should be aware that these representations and warranties made by the Company to Parent and Merger Sub and by Parent, Merger Sub and Messrs. Guez and Kay to the Company, as the case may be, are subject to important limitations and qualifications agreed to by the parties to the Merger Agreement, may or may not be accurate as of the date they were made and are not guaranteed to be accurate as of the date of this proxy statement or the special meeting.

Conduct of Our Business Pending the Merger

Under the Merger Agreement, the Company has agreed that, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement and the effective time of the Merger, the Company and each of its subsidiaries will, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably conditioned, delayed or withheld), carry on its business in the usual, regular and ordinary course in all material respects in substantially the same manner as previously conducted.

In addition, we also have agreed that, without the prior written consent of Parent, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement and the effective time of the Merger, we will not, and we will not permit our subsidiaries to, do any of the following:

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cause, permit or submit to a vote of the Company’s shareholders any amendments to the Company charter documents (or similar governing instruments of any of its subsidiaries), other than an amendment to the Company charter documents to effect a reverse stock split of the our common stock approved by our board of directors prior to the date of the Merger Agreement;

•

issue, deliver, sell, authorize or designate (including by certificate of designation) or pledge or otherwise encumber, or propose any of the foregoing with respect to any shares of capital stock of the Company or its subsidiaries or any securities convertible into shares of capital stock of the Company or its subsidiaries, or subscriptions, rights, warrants or options to acquire any shares of capital stock of the Company or its subsidiaries or any securities convertible into shares of capital stock of the Company or its subsidiaries, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of our common stock pursuant to the exercise of stock options or warrants outstanding as of the date of the Merger Agreement which are either vested on the date of the Merger Agreement or vest after the date of the Merger Agreement in accordance with their terms on the date of the Merger Agreement;

•

declare, set aside or pay any dividends on or make any other distributions (whether in cash, securities or property) in respect of any capital stock of the Company or its subsidiaries or split, combine or reclassify any capital stock of the Company or its subsidiaries (other than to effect a reverse stock split of our common stock approved by our board of directors prior to the date of the Merger Agreement) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company or its subsidiaries;

•

purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, except repurchases of unvested shares at or below cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date of the Merger Agreement; or

•	agree in writing or otherwise to take any of the actions described above.

Shareholders’ Meeting

The Merger Agreement requires us to duly call, hold and convene an annual or special meeting of our shareholders for the purpose of considering and taking action on the Merger Agreement and the Merger as promptly as reasonably practicable after the mailing of this proxy statement, but in any event within 45 days after the definitive proxy statement is mailed to the shareholders of the Company. We also have agreed to retain a proxy solicitor and to use our reasonable efforts to solicit proxies or cause proxies to be solicited from our shareholders in favor of the approval of the Merger Agreement.

Under the Merger Agreement, we may adjourn or postpone the special meeting:

¡

to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement that is required by law to be provided to the Company’s shareholders is so provided by at least the minimum required deadline in advance of the special meeting;

¡

if as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of our common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting; or

¡

if an Acquisition Proposal (as defined under “The Merger Agreement—Non-Solicitation of Transactions; Recommendation to Shareholders” beginning on page 79) has been submitted to the Company and not withdrawn and our board of directors (or the Special Committee) is then considering such Acquisition Proposal in compliance with the Merger Agreement.

Unless the Merger Agreement has been first validly terminated as described under the section “The Merger Agreement—Termination” beginning on page 85, we are obligated to file and mail this proxy statement, solicit proxies for the special meeting, call, notice, convene and hold the special meeting, and submit the Merger Agreement for approval by our shareholders at the special meeting even if our board of directors or the Special Committee has made a change of recommendation and no longer recommends that the shareholders vote in favor of approval of the Merger Agreement.

Non-Solicitation; Recommendation to Shareholders

Non-Solicitation

From the date of the Merger Agreement until the earlier of the date of the special meeting or the date the Merger Agreement is terminated, the Company has agreed that it will not, nor will it authorize or knowingly permit any of its officers, directors, affiliates or employees or any investment banker, attorney, accountant, or other advisor or representative retained by the Company to, and the Company is obligated to direct its representatives not to, directly or indirectly:

•	solicit, initiate, knowingly encourage, support, facilitate or induce the making, submission or announcement of, any Acquisition Proposal;

•

participate in any negotiations or discussions regarding, or furnish to any person any non-public information with respect to any Acquisition Proposal or any proposal or inquiry that could reasonably be expected to lead to any Acquisition Proposal;

•	approve, endorse or recommend any Acquisition Proposal; or

•	enter into any letter of intent or agreement or obligation relating to any Acquisition Transaction (as defined below).

Notwithstanding the foregoing, the non-solicitation restrictions of the Merger Agreement shall not prohibit the Company from furnishing non-public information regarding the Company and its subsidiaries to, or entering into a confidentiality agreement with or entering into negotiations or discussions with, any person or group (and its or their representative) in response to an unsolicited written Acquisition Proposal submitted by such person or group (and not withdrawn) that our board of directors (or the Special Committee) concludes in good faith, after consultation with its financial advisors, constitutes, or is reasonably likely to lead to a Superior Offer (as defined below) if:

•	neither the Company nor its representatives shall have materially violated any of the non-solicitation restrictions set forth in the Merger Agreement in connection with the Acquisition Proposal;

•

our board of directors (or the Special Committee) concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of our board of directors (or the Special Committee) to our shareholders (other than Messrs. Guez and Kay) under applicable law; and

•

at least one business day prior to furnishing any such information to, or entering into negotiations or discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and of the Company’s intention to furnish information to, or enter into negotiations or discussions with, such person or group, and prior to providing any non-public information regarding the Company, the Company receives from such person or group an executed confidentiality agreement; provided, however, that informing any person as to the existence of the non-solicitation provisions of the Merger Agreement in response to any unsolicited Acquisition Proposal, proposal or inquiry, without providing any additional non-public information, and any actions undertaken or permitted by or on behalf of Parent, Merger Sub or Messrs. Guez and Kay that otherwise would violate the Merger Agreement shall not constitute, or be deemed to be, a violation by the Company of the Merger Agreement.

For so long as the Merger Agreement is in effect, the Company must promptly advise Parent orally and in writing (within two business days) of any request received by the Company for non-public information with respect to an Acquisition Proposal or the receipt by the Company of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, the identity of the person or group making any such request or Acquisition Proposal and a copy of all written materials provided by or on behalf of such person or group in connection with such request or Acquisition, other than information identified as confidential with certain exceptions. After receipt of any such request or Acquisition Proposal, the Company must keep Parent reasonably informed of the status thereof (including material amendments to any Acquisition Proposal) and shall promptly provide Parent a copy of all written materials (other than confidential information) subsequently provided by or on behalf of such person or group in connection with such request or Acquisition Proposal.

Recommendation to Shareholders

The Merger Agreement provides that, subject to certain exceptions described below:

¡	our board of directors and the Special Committee shall unanimously recommend that our shareholders vote in favor of approval of the Merger Agreement; and

¡

this proxy statement shall include a statement to the effect that our board of directors (other than Messrs. Guez and Kay) and the Special Committee has unanimously recommended that the Company’s shareholders vote in favor of approval of the Merger Agreement at the special meeting.

Nothing in the Merger Agreement prevents our board of directors (or the Special Committee) from withdrawing, amending, changing or modifying its recommendation in favor of the approval of the Merger Agreement or approving or recommending any other Acquisition Proposal or approving or recommending or causing or permitting the Company to enter into any letter of intent, agreement or obligation with respect to any other Acquisition Proposal (any of the foregoing actions, whether by our board of directors, the Special Committee or another committee of our board of directors, is referred to as a “Change of Recommendation”), at any time prior to approval of the Merger Agreement by our shareholders at the special meeting, but our board of directors (or the Special Committee) may do so only if all of the following conditions are met:

•

if the Change of Recommendation is precipitated by the submission of an Acquisition Proposal that has not been withdrawn, our board of directors (or the Special Committee) determines that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Offer;

•

neither the Company nor any of its subsidiaries nor any of their respective representatives shall have materially violated any of its covenants or any of the restrictions on soliciting Acquisition Proposals set forth in Sections 4.3 and 4.4 of the Merger Agreement;

•

the Company shall have delivered to Parent written notice at least three business days prior to effecting such Change of Recommendation, which shall (A) state expressly that our board of directors (or the Special Committee) intends to effect a Change of Recommendation, and set forth in reasonable detail the facts and circumstances giving rise to our board of directors’ (or the Special Committee’s) decision to effect a Change of Recommendation and that our board of directors (or the Special Committee) has determined in good faith (after consultation with legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of our board of directors (or the Special Committee) to the shareholders of the Company (other than Messrs Guez and Kay) under applicable legal requirements, and (B) if the Change of Recommendation is precipitated by the submission of an Acquisition Proposal that has not been withdrawn, shall also disclose the identity of the person or group making such Acquisition Proposal and include a copy of any definitive documentation relating to such Acquisition Proposal and such other documentation reflecting the final terms and conditions of such Acquisition Proposal as are being considered by our board of directors (or the Special Committee) other than third party confidential information;

•

after delivering the Change of Recommendation notice, the Company shall provide Parent with a reasonable opportunity to propose adjustments in the terms and conditions of the Merger Agreement during such three business day period, and negotiate in good faith with Parent with respect thereto during such three business day period; and

•

our board of directors (or the Special Committee) must have concluded in good faith, after consultation with its outside legal counsel, that in light of the facts and circumstances giving rise to our board of director’s (or the Special Committee’s) decision to effect or consider effecting a Change of Recommendation as set forth in the Change of Recommendation notice, and after considering any adjustments or negotiations described in the preceding bullet point above, if applicable, failing to make such Change of Recommendation would be inconsistent with the fiduciary duties of our board of directors (or the Special Committee) to the Company’s shareholders (other than Messrs. Guez and Kay) under applicable legal requirements.

An “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent, Merger Sub or Messrs. Guez and Kay) relating to any Acquisition Transaction.

An “Acquisition Transaction” means any transaction or series of related transactions other than the Merger involving: (i) any acquisition or purchase from the Company by any third party of more than a 15%

interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any third party beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; (ii) any sale, lease, exchange, transfer, license, acquisition or disposition to any third party of more than 15% of the fair market value of the assets of the Company and its subsidiaries, taken as a whole (including capital stock of subsidiaries of the Company); or (iii) any liquidation or dissolution of the Company.

A “Superior Offer” means an unsolicited, bona fide written Acquisition Proposal that our board of directors (or the Special Committee) determines in good faith, after consultation with the Company’s financial advisor, to be (A) on terms more favorable to our shareholders from a financial point of view than the Merger, taking into account any revisions or modifications made by Parent to the proposed terms of the Merger and any other factors deemed relevant by our board of directors (or the Special Committee).

Public Disclosure

Under the Merger Agreement, Parent and the Company have agreed to reasonably consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger Agreement or the Merger, and not to issue any such press release or make any such public statement prior to such consultation, except as may be required by any legal requirements or any listing agreement with any national securities exchange or national trading system, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement, to the extent reasonably practicable.

Reasonable Efforts

Under the terms of the Merger Agreement, until the earlier to occur of the special meeting and termination of the Merger Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, in the most expeditious manner practicable, including using commercially reasonable efforts to accomplish the following:

•	taking all commercially reasonable acts necessary to cause the conditions precedent (as set forth in the Merger Agreement) to the closing of the Merger to be satisfied;

•

obtaining all necessary waivers, consents, approvals, orders and authorizations from governmental entities and making all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) required by any governmental entity if the failure to do so would reasonably result in a Parent Material Adverse Effect or Company Material Adverse Effect;

•

obtaining all consents, approvals or waivers from third parties (other than any affiliates of the parties hereto) necessary to consummate the Merger, other than those the failure to obtain would not reasonably be expected to cause a Parent Material Adverse Effect or Company Material Adverse Effect;

•

defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging the validity of the Merger Agreement or seeking to prohibit the consummation of the Merger, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

•	executing and delivering any additional instruments reasonably necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

The parties have also agreed that if any state takeover statute or similar legal requirement is or becomes applicable to the Merger or the Merger Agreement, to use their respective commercially reasonable efforts to minimize the effect of such legal requirement on the parties’ ability to complete the Merger.

Third Party Consents

Under the Merger Agreement, the Company has agreed to provide Parent with reasonable cooperation and assistance in connection with Parent obtaining certain specified consents from third parties in connection with certain contracts set forth on the disclosure schedule to the Merger Agreement.

Equity Rollover Agreement

Concurrently with the execution of the Merger Agreement, Messrs. Guez and Kay and the Kay Living Trust entered into an Equity Rollover Agreement with Parent pursuant to which, among other things, they have agreed to contribute, immediately prior to the effective time of the Merger, all of their respective shares of the Company’s common stock owned beneficially or of record by them to Parent in exchange for membership interests of Parent. Each of Messrs. Guez and Kay’s and the Kay Living Trust’s obligations under the Equity Rollover Agreement are contingent upon: (i) satisfaction or waiver by Parent of the mutual conditions to the closing of the Merger and satisfaction or valid waiver of the conditions to the obligations of Parent and Merger Sub under the Merger Agreement; (ii) the terms of the Equity Rollover Agreement; and (iii) the filing of the agreement of merger with the California Secretary of State. The Equity Rollover Agreement will terminate automatically upon the expiration or termination of the Merger Agreement in accordance with its terms.

Indemnification of Directors and Officers; Insurance

The Company and Parent have agreed that the articles of incorporation and bylaws of the surviving corporation and the comparable organizational or governing documents of each of its subsidiaries, if any, shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors, officers, employees and agents than are set forth in the charter documents of the Company (or the equivalent organizational or governing documents of the relevant subsidiary of the Company) as in effect on the date hereof, which provisions shall not be amended, repealed, limited or otherwise modified for a period of six years from the effective time of the Merger in any manner that reasonably could adversely affect the rights of the persons entitled to indemnification thereunder; provided, however, that in the event any claim is asserted against any former or present directors, officers, employees and agents of the Company entitled to the protections of such provisions within such six year period, such provisions shall not be modified until the final disposition of any such claim.

From and after the effective time of the Merger, Parent shall, and shall cause the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted under the applicable law of the relevant state of organization, and, without limiting the foregoing, as required pursuant to any indemnity agreements of the Company or any subsidiary of the Company entered into prior to the date of the Merger Agreement, each present and former director, officer, employee or agent of the Company and each subsidiary of the Company against any costs or expenses (including attorneys’ fees and expenses), judgments, inquiries, fines, losses, claims, settlements, damages or liabilities incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to: (i) the fact that the indemnified party is or was an officer, director, employee, fiduciary or agent of the Company or any subsidiary or affiliate of the Company and (ii) any and all matters pending, existing or occurring at or prior to the effective time of the Merger (including with respect to the Merger Agreement, the Merger and the other matters contemplated by the Merger Agreement), whether asserted or claimed prior to, at or after the effective time of the Merger. In the event of any such claim, action, suit, proceeding or investigation each indemnified party will be entitled to advancement of out-of-pocket expenses (including attorneys’ fees) incurred in the defense of such claim, action, suit proceeding or investigation from Parent or the surviving corporation within five business days after receipt by Parent of a written request for such advance.

The parties have agreed that the Company shall purchase effective as of the effective time of the Merger, a “tail” insurance policy for a term of six years (or such longer period as is necessary to resolve any claims asserted in such six year period) with respect to the directors’ and officers’ liability insurance policies maintained by or on behalf of the Company and its subsidiaries on the date of the Merger Agreement, with such “tail” insurance policy having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by the Company’s current policy as insureds (the “insured parties”) with respect to claims arising from any actual or alleged wrongful act or omission occurring while such insured party serves or served as an officer or director of the Company or any subsidiary or affiliate thereof, or otherwise serves or served the Company or such a subsidiary in an authorized capacity (including any acts or omissions relating to the approval of the Merger Agreement and the consummation of the Merger). If for any reason the Company does not obtain such “tail” policy at or prior to the effective time of the Merger, or if such “tail” policy is terminated, the issuer or carrier becomes financially unable to honor the terms of the policy, or such “tail” policy otherwise ceases to provide coverage to the insured parties after the effective time of the Merger at least equivalent to that available under the Company’s current policy, Parent and the surviving corporation shall provide directors and officers liability insurance such that all insured parties have coverage for at least six years following the effective time of the Merger (or such longer period as is necessary to resolve any claims asserted in such six year period) on terms and conditions which in the aggregate are not less advantageous to the insured parties as those provided by the Company’s current policy.

Guarantor Matters

Each of Messrs. Guez and Kay have agreed to take all actions necessary to cause Parent, Merger Sub and the surviving corporation, as applicable, to perform all of their respective agreements, covenants and obligations under the Merger Agreement. Messrs. Guez and Kay have unconditionally guaranteed to the Company the full and complete performance by Parent, Merger Sub and the surviving corporation of their respective covenants and obligations under the Merger Agreement and are liable for any breach of any representation, warranty, covenant or obligation of Parent, Merger Sub or the surviving corporation under the Merger Agreement. The foregoing covenants are in addition to, and not in limitation of, Messrs. Guez and Kay’s joint and several obligations under the Guarantee.

Conditions to the Merger

The parties’ respective obligations to effect the Merger are subject to satisfaction of the following conditions at or prior to the closing date of the Merger:

•

approval of the Merger Agreement by the holders, as of the record date of the special meeting, of at least 66 2/3% of the outstanding shares of common stock, as required by our Articles of Incorporation; and

•

no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise legally prohibiting consummation of the Merger.

The Company’s obligation to effect the Merger is further subject to the satisfaction, or waiver by the Company, of the following conditions:

•

the representations and warranties of Parent, Merger Sub and Messrs. Guez and Kay in the Merger Agreement (without giving effect to any materiality qualifications) must be true and correct in all respects as of the date of the Merger Agreement and as of the date the Merger is completed (except for representations and warranties made as of a specified date, which must be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not individually or in the aggregate constitute or result in a Parent Material Adverse Effect; and

•

Parent and Merger Sub must have performed in all material respects all obligations and complied with all the agreements required by the Merger Agreement to be performed or complied with by them on or prior to the date the Merger is completed.

Parent and Merger Sub’s obligation to effect the Merger is further subject to the satisfaction, or waiver by Parent and Merger Sub, of the following conditions:

•

our representations and warranties set forth in the Merger Agreement (without giving effect to any materiality qualifications) must be true and correct in all respects as of the date of the Merger Agreement and as of the date the Merger is completed (except for representations and warranties made as of a specified date, which must be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not individually or in the aggregate constitute or result in a Company Material Adverse Effect; and except that the representations and warranties with respect to our capitalization shall be true and correct in all material respects;

•

we must have performed or complied in all material respects with all material agreements and covenants required by the Merger Agreement to be performed or complied with by us at or prior to the closing of the Merger; and

•	no Company Material Adverse Effect shall have occurred since the date of the Merger Agreement.

Termination

The Merger Agreement may be terminated by either Parent or the Company as follows:

•	by mutual written consent by the board of directors of Parent and the Company (acting through the Special Committee);

•

if the Merger has not been completed by June 30, 2009 (as may be extended by mutual agreement of Parent and us) for any reason; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be completed by June 30, 2009 and that action or failure to act constitutes a breach of the Merger Agreement;

•

if a governmental entity issues an order, decree or ruling or takes any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; or

•

if the holders of at least 66 2/3% of the shares of our common stock outstanding as of the record date do not approve the Merger Agreement at the special meeting or at any adjournment or postponement of the special meeting; provided, however, that this right to terminate the Merger Agreement is not available to either Parent or the Company where the failure to obtain shareholder approval is caused by the action or failure to act of Parent and/or the Company, as the case may be, and that action or failure to act constitutes a breach by such party of the Merger Agreement.

In addition, the Merger Agreement may be terminated by the Company as follows:

•

at any time prior to the approval of the Merger Agreement by our shareholders, if (i) our board of directors (or the Special Committee) has effected a Change of Recommendation pursuant to and in compliance with the terms of the Merger Agreement, (ii) we have made full payment of Parent’s expenses, and (iii) concurrently or within two calendar days of that termination, we enter into a definitive agreement with respect to the Superior Offer that was the subject of that Change of Recommendation; or

•

upon a breach of any representation, warranty, covenant or agreement on the part of Parent, Merger Sub or Messrs. Guez or Kay set forth in the Merger Agreement, or if any representation or warranty of Parent, Merger Sub or Messrs. Guez or Kay has become untrue, in either case such that the conditions to the Company’s obligations to effect the Merger described above relating to the representations, warranties, covenants and agreements of Parent, Merger Sub and Messrs. Guez and Kay would not be satisfied; provided, however, that if any inaccuracy in the representations and warranties of or breach by Parent, Merger Sub or Messrs. Guez or Kay is curable within 20 calendar days after notice of such inaccuracy or breach through the exercise of such parties’ commercially reasonable efforts, then the Company may not terminate the Merger Agreement for 20 calendar days after delivery of written notice from the Company (or the Special Committee) to Parent of such inaccuracy or breach; provided, Parent, Merger Sub or Messrs. Guez or Kay continue to diligently exercise commercially reasonable efforts to cure such inaccuracy or breach; provided, further, that Parent, Merger Sub or Messrs. Guez or Kay shall have no right of cure for any failure to have or obtain any funding necessary to complete the Merger and satisfy in full all payment obligations pursuant to the Merger.

In addition, the Merger Agreement may be terminated by Parent as follows:

•

upon a breach of any representation, warranty, covenant or agreement on our part as set forth in the Merger Agreement, or if any of our representations or warranties has become untrue, in either case such that the conditions to closing set forth in the Merger Agreement relating to our representations, warranties, covenants and agreements would not be satisfied; provided, however, that if any inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company within 20 calendar days after notice of such inaccuracy or breach through the exercise of the Company’s commercially reasonable efforts, then Parent may not terminate the Merger Agreement for 20 calendar days after delivery of written notice from Parent to the Company of such inaccuracy or breach; provided, the Company continues to diligently exercise commercially reasonable efforts to cure such inaccuracy or breach;

•

if a Company Material Adverse Effect shall have occurred since the date of the Merger Agreement; provided, however, that if such Company Material Adverse Effect is curable by the Company within 20 calendar days after notice of such Company Material Adverse Effect through the exercise of its commercially reasonable efforts, then Parent may not terminate the Merger Agreement for 20 calendar days after delivery of written notice from Parent to the Company of such Company Material Adverse Effect; provided, the Company continues to diligently exercise commercially reasonable efforts to cure such Company Material Adverse; or

•

if any of the following events shall have occurred: (i) our board of directors or the Special Committee makes a Change of Recommendation; (ii) we fail to include in this proxy statement the recommendation of our board of directors and the Special Committee that shareholders vote in favor of and approval of the Merger Agreement; or (iii) our board of directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the approval of the Merger Agreement within ten calendar days after Parent requests in writing that the recommendation be reaffirmed; provided that Parent may only request a reaffirmation following the public announcement by a third party of an Acquisition Proposal that is not subsequently withdrawn and only once in each such circumstance.

Upon termination of the Merger Agreement based on the foregoing provisions, the Merger Agreement shall terminate (except for the provisions concerning termination, the payment of expenses, remedies, including a party’s right to enforce specifically the terms and provisions of the Merger Agreement, and other miscellaneous provisions), and there will be no other liability or obligation on the part of the Company, Parent, Merger Sub, or Messrs. Guez or Kay, to the other, and no such termination will relieve any party from liability for fraud or any intentional or willful breach of, or any intentional misrepresentation made in, the Merger Agreement, in which case the non-breaching party is entitled to all rights and remedies available at law or in equity.

Fees and Expenses

Except as otherwise provided below, all out-of-pocket fees, costs and expenses (including all fees and expenses of counsel, accountants, investment bankers and consultants, and all due diligence, valuation, and printing costs and expenses) paid or incurred by or on behalf of a party in connection with or related to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (“expenses”), will be paid by the party incurring such fees or expenses whether or not the Merger is consummated, except as described below.

Payable by Parent

Parent must pay the Company $500,000 plus the aggregate amount of expenses incurred by the Company (collectively, the “Business Interruption Fee”) if the Merger Agreement is terminated by the Company as a result of a breach by Parent, Merger Sub or Messrs. Guez or Kay of any representation, warranty, covenant or agreement, or if any representation or warranty of such parties becomes untrue and is not cured if permitted under the Merger Agreement. Upon any such breach, the Company also shall have the right to seek payment of the Company’s expenses directly from Messrs. Guez and Kay under the Guarantee, in addition to the right to seek specific performance of the obligations of Parent, Merger Sub and Messrs. Guez and Kay under the Merger Agreement and any other remedies available at law or in equity.

Payable by the Company

The Company must pay up to a maximum of $500,000 of the expenses incurred by Parent, Merger Sub and Messrs. Guez and Kay if the Merger Agreement is terminated: (i) by Parent, as a result of a breach by the Company of any representation, warranty, covenant or agreement or if any representation or warranty of the Company becomes untrue and is not cured if permitted under the Merger Agreement; (ii) by Parent, if (a) the Company’s board of directors, or the Special Committee, shall for any reason make a change of recommendation; (b) the Company fails to include in the Proxy Statement (as defined below) the recommendation of each of the Company’s board of directors and the Special Committee that the Company’s shareholders vote in favor of approval of the Merger Agreement; or (c) the Company’s board of directors, or the Special Committee, fails to reaffirm (publicly, if so requested) its recommendation in favor of the approval of the Merger Agreement within ten calendar days after Parent requests in writing that such recommendation be reaffirmed, subject to certain limitations; (iii) by the Company, if the Company’s board of directors, or the Special Committee, terminates the Merger Agreement after making a change of recommendation and enters into a definitive agreement with a third party with respect to a Superior Offer; or (iv) by Parent or the Company, if the Company’s board of directors or the Special Committee makes a change of recommendation prior to the special meeting held to submit approval of the Merger Agreement to a vote of the shareholders and the Company’s shareholders do not thereafter approve the Merger Agreement at such special meeting.

Amendment

Any provision of the Merger Agreement may be amended, modified or supplemented at any time prior to the closing date of the Merger, whether before or after the approval of the Merger Agreement by our shareholders, but subject to the approval of the board of directors of Parent and the board of directors (or Special Committee) of the Company. However, after the Merger Agreement has been approved by our shareholders, there will be no amendment or waiver that by law would require the further approval of our shareholders without such approval having been obtained. The Merger Agreement is prohibited from being amended, modified or supplemented in any matter except by an instrument in writing signed by each of the parties in interest at the time of the amendment.

Extension; Waiver

At any time prior to the closing of the Merger, the parties may, to the extent permitted by applicable law:

•	extend the time for the performance of any of the obligations or acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties set forth in the Merger Agreement or any document delivered pursuant thereto; or

•	waive compliance with any of the agreements or conditions of the other parties contained therein.

Notwithstanding any of the foregoing, after the requisite shareholder approval has been obtained, no waiver may be made that pursuant to applicable law requires further approval by the shareholders of the Company without such further approval. Any agreement on the part of a party to any such waiver will be valid only if set forth in a written instrument. No delay of any party in exercising any right or remedy under the Merger Agreement will operate as a waiver thereof.

DISSENTERS’ RIGHTS

The rights of our shareholders to dissent from approval of the Merger and demand payment for their shares are governed by Chapter 13 of the CGCL, the full text of which is reprinted as Annex C to this proxy statement. The summary of these rights set forth below is not intended to be complete and is qualified in its entirety by reference to Annex C, which you should read in its entirety.

Under the CGCL, a shareholder of the Company will not have any dissenters’ rights with respect to the Merger (i) unless shareholders holding 5% or more of our outstanding shares of common stock dissent from the Merger or (ii) the shareholder’s shares are subject to any restriction on transfer imposed by the Company or by any law or regulation. If shareholders holding 5% or more of the outstanding shares of our common stock or holders of such restrictive shares duly file demands for payment and fully comply with Chapter 13 of the CGCL, they will have the right to be paid in cash the fair market value of their shares in accordance with Chapter 13 of the CGCL.

Under the CGCL, “fair market value” is determined as of the day before the first announcement of the terms of the proposed transaction, excluding any appreciation or depreciation as a consequence of the proposed transaction, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter. If the parties are unable to agree on a fair market value, the dissenting shareholder may request the Superior Court of Los Angeles County to determine the fair market value of the shares. The court’s decision would be subject to appellate review.

Dissenters’ rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares. Persons who are beneficial owners of shares held of record by another person, such as a broker, a bank or a nominee, should instruct the record holder to follow the procedures outlined below if such beneficial owners desire to dissent from the approval of the Merger.

As described more fully below, in order to perfect their dissenters’ rights, shareholders of record must: (i) make written demand for the purchase of their dissenting shares to the Company or its transfer agent on or before the date of the special meeting, (ii) vote their dissenting shares “against” approval of the Merger Agreement, and (iii) within 30 days after the mailing to shareholders by the Company of notice of approval of the Merger Agreement, submit the certificates representing their dissenting shares to the Company or its transfer agent, for notation on such certificates that they represent dissenting shares, or if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Failure to follow any of these procedures may result in the loss of statutory dissenters’ rights.

Demand for Purchase

Dissenting shareholders of the Company must submit to the Company at its principal office, 801 South Figueroa Street, Suite 2500, Los Angeles, CA 90017, Attention: Chief Financial Officer, or to its transfer agent, Computershare Trust Company, a written demand that the Company purchase for cash those shares with respect to which they wish to act as dissenting shareholders. Such demand will not be effective unless it is received by not later than the date of the special meeting.

The demand must state the number and class of shares held of record which the shareholder demands to be purchased and the amount claimed to be the “fair market value” of such shares as of the day before the announcement of the proposed transaction. That statement of fair market value will constitute an offer by the dissenting shareholder to sell such shares at that price.

Dissenting shareholders may not withdraw their demand for payment without the consent of our board of directors. The rights of dissenting shareholders to demand payment terminate (i) if the Merger is abandoned (although dissenting shareholders are entitled upon demand in such a circumstance to reimbursement of expenses incurred in a good faith assertion of their dissenters’ rights), (ii) if the shares are transferred prior to submission for endorsement as dissenting shares, or (iii) if the Company and the dissenting shareholders do not agree upon the status of the shares as dissenting shares or upon the purchase price, and neither files a complaint or intervenes in a pending action within six months after the date on which notice of approval of the Merger was mailed to the shareholders.

No shareholder who has a right to demand payment in cash of the “fair market value” for such shareholder’s shares will have any right to attack the validity of the Merger, except in an action to test whether the Company has received the affirmative vote of the number of shares required to approve the Merger.

Vote Against Approval of the Proposed Transaction

Dissenting shareholders must vote their dissenting shares “against” approval of the Merger Agreement. A record shareholder may vote part of his shares that such shareholder is entitled to vote in favor of the Merger Agreement, or abstain from voting a part of such shares on the Merger Agreement proposal, without waiving the shareholder’s dissenters’ rights as to the portion of the shareholder’s shares that are voted “against” approval of the Merger Agreement. However, if a record shareholder votes part of his shares that he is entitled to vote in favor of the Merger Agreement, or fails to specify the number of shares such shareholder is voting in favor of the Merger Agreement, it is conclusively presumed under California law his vote is being made with respect to all of the shareholder’s shares. Voting against the Merger will not of itself, absent compliance with the other provisions of Chapter 13 of the CGCL summarized herein, satisfy the requirement of the CGCL for exercise and perfection of dissenters’ rights.

Notice of Approval

If a shareholder has the right to require us to purchase such shareholder’s shares in cash for the “fair market value” thereof under the dissenters’ rights provisions of the CGCL, the Company will mail to such shareholder a notice of approval of the Merger within ten days after the date of shareholder approval, stating the price determined by the Company to represent the “fair market value” of the dissenting shares. The statement of price will constitute an offer to purchase any dissenting shares at that price.

Submission of Stock Certificates

Within 30 days after the mailing of the notice of approval of the Merger, dissenting shareholders must submit to the Company or its transfer agent, at the address set forth above, certificates representing the dissenting shares to be purchased, to be stamped or endorsed with a statement that the shares are dissenting shares or are to be exchanged for certificates of appropriate denomination so stamped or endorsed. The notice of approval of the Merger will specify the date by which the submission of certificates for endorsement must be made and a submission made after that date will not be effective for any purpose. If the shares are uncertificated securities, dissenting shareholders must submit written notice of the number of shares which the shareholder demands that the corporation purchase.

Purchase of Dissenting Shares

If a dissenting shareholder and the Company agree that the shares are dissenting shares and agree upon the price of the shares, the Company will, upon surrender of the certificates, make payment of that amount, plus interest on such amount at the legal rate on judgments from the date of such agreement, within 30 days after the agreement on price. Any agreement between dissenting shareholders and the Company fixing the “fair market value” of any dissenting shares must be filed with the corporate secretary of the Company.

If the Company denies that the shares are dissenting shares, or the Company and a dissenting shareholder fail to agree upon the “fair market value” of the shares, the dissenting shareholder may, within six months after the date on which notice of approval of the Merger was mailed to the shareholder, but not thereafter, file a complaint, or intervene in a pending action, if any, in the Superior Court of Los Angeles County, State of California, requesting that the Superior Court determine whether the shares are dissenting shares and/or the “fair market value” of such dissenting shares. The Superior Court may determine, or appoint one or more impartial appraisers to determine, the “fair market value” per share of the dissenting shares. The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, will be assessed or apportioned as the Superior Court considers equitable, but if the “fair market value” is determined to exceed the price offered to the shareholder by the Company, then the Company will be required to pay such costs (including, in the discretion of the Superior Court, attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Chapter 13 of the CGCL, if such “fair market value” is determined to exceed 125% of the price offered by the Company). A dissenting shareholder must bring this action within six months after the date on which notice of approval of the Merger was mailed to the shareholder whether or not the Company responds within such time to the shareholder’s written demand that the Company purchase in cash for “the fair market value” shares voted “against” the approval of the Merger.

INFORMATION ABOUT THE COMPANY

The Company’s Business

Tarrant Apparel Group is a design and sourcing company for private label and private brand casual apparel serving mass merchandisers, department stores, branded wholesalers and specialty chains located primarily in the United States. Our major customers include retailers, such as Macy’s Merchandising Group, Chico’s, New York & Co., Mothers Work, the Avenue, Wal-Mart, Mark’s Work, and Lane Bryant as well as wholesalers such as Seven Licensing Company. Our products are manufactured in a variety of woven and knit fabrications and include jeans wear, casual pants, shorts, skirts, dresses, t-shirts, shirts and other tops and jackets.

We launched our private brands initiative in 2003, and have since acquired ownership of or license rights to a number of brand names and sold apparel products under the brand, generally to a single retail company within a geographic region. We sell apparel products under the American Rag Cie brand in Macy’s and related stores. We have also sold products under the Marissa K brand, but discontinued this brand the second quarter of 2008.

Products

Women’s jeans historically have been, and continue to be, our principal product. Our products also include moderately priced women’s apparel in casual, non-denim fabrications such as twill and other cotton and cotton blends, in woven tops and bottoms. Our women’s apparel products currently include jeans wear, casual pants, shorts, skirts, dresses, t-shirts, blouses, shirts, other tops and jackets. These products are manufactured in petite, standard and large sizes and are sold at a variety of wholesale prices generally ranging from less than $5 to over $30 per garment. We have produced men’s apparel in varying significance for the last several years.

Over the past three years, approximately 57% of total net sales were derived from the sales of pants and jeans, approximately 7% from the sale of shorts, approximately 15% from the sale of shirts, blouses and tops and approximately 4% from the sale of skirts and skort-alls. The balance of net sales consisted of sales of dresses, jackets and other products.

Customers

We generally market our products to high-volume retailers that we believe can grow into major accounts. By limiting our customer base to select group of larger accounts, we seek to build stronger long-term relationships and leverage our operating costs against large bulk orders. Although we continue to diversify our customer base, the majority of sales growth is most predictable from existing customers.

The following table shows the percentage of our net sales in fiscal year 2008 attributable to each customer that accounted for more than 10% of net sales.

Percentage of Total Net Sales
Customer	2008
Macy’s Merchandising Group	27.4%
Seven Licensing Company (related party).	15.7%
Chico’s	12.8%

We currently serve over 10 major customers, which in addition to those identified above, include, New York & Co., Mothers Work, Mark’s Work, the Avenue, and Wal-Mart. In 2006, 2007 and 2008, net sales of private brands represented approximately 22%, 18% and 25%, respectively, of our total net sales. We launched our private brands initiative in 2003, in which we acquire ownership of or license rights to a brand name and sell apparel products under this brand, generally to a single retail company within a geographic region. We currently sell products in our brands “American Rag Cie” exclusively to Macy’s Merchandising Group. We sold products in our licensed brand “Alain Weiz” to Dillard’s during 2004 to 2006, but discontinued the license of this brand in 2007. In the past, we have sold products other under brands, such as Jessica Simpson.

We do not have long - term contracts with any of our customers except for Macy’s Merchandising Group for American Rag Cie and, therefore, there can be no assurance that other customers will continue to place orders with us of the same magnitude as it has in the past, or at all.

Segments

We operate in a single business segment - the design, distribution and importation of private label and private brand casual apparel. Substantially all of our revenues are from sales of apparel. We are organized into two geographic regions: the United States and Asia. We evaluate performance of each region based on profit or loss from operations before income taxes.

Production and Suppliers

We do not have any long-term contracts with independent fabric suppliers. The loss of any of our major fabric suppliers could have a material adverse effect on our financial condition and results of operations until alternative arrangements are secured.

Competition

There is intense competition in the sectors of the apparel industry in which we participate. We compete with many other manufacturers, many of which are larger and have greater resources than us. We also face competition from our own customers and potential customers, many of which have established, or may establish, their own internal product development and sourcing capabilities. We believe that we compete favorably on the basis of design and sample capabilities, the quality and value of our products, price, and the production flexibility that we enjoy as a result of our sourcing network.

Employees

At March 13, 2009, we had approximately 100 full-time employees in the United States and 150 in Hong Kong. None of our employees are unionized. We consider our relations with our employees to be satisfactory in all areas of our operations.

Legal Proceedings

From time to time, the Company is involved in various routine legal proceedings incidental to the conduct of its business. Our management does not believe that any of these legal proceedings will have a material adverse impact on our business, financial condition or results of operations, either due to the nature of the claims, or because our management believes that such claims should not exceed the limits of the our insurance coverage.

Selected Historical Consolidated Financial Data

Set forth below is certain selected historical consolidated financial data relating to the Company. The financial data has been derived from the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, a copy of which is attached as Annex C to this proxy statement. The data set forth below should be read in conjunction with the consolidated financial statements and other financial information contained in (i) Item 7 (“Management’s Discussion and Analysis and Financial

Condition and Results of Operations”), Item 7A (“Quantitative and Qualitative Disclosures About Market Risk”), Item 8 (“Financial Statements and Supplementary Data”) and Item 9A(T) (“Controls and Procedures”) of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained in those documents. See “Where You Can Find More Information,” beginning on page 100.

No separate financial information is provided for Parent because Parent is a newly formed entity formed in connection with the Merger and has no independent operations. No pro forma data giving effect to the Merger has been provided because the Company does not believe that such information is material to shareholders in evaluating the proposed Merger and the Merger Agreement because (i) the proposed merger consideration is all cash and (ii) if the Merger is completed, the Company’s common stock will cease to be publicly traded.

	Fiscal Year Ended December 31, (audited)
	2008	2007	2006	2005	2004
(in thousands, except per share)
Income Statement Data:
Total net sales	$195,308	$243,721	$232,402	$214,648	$155,453
Income (loss) from operations	$(10,954)	$5,192	$(17,205)	$3,625	$(121,787)
Income (loss) before credit (provision) for income taxes and minority interest	$(10,389)	$713	$(21,789)	$1,995	$(117,660)
Net income (loss)	$(11,081)	$1,748	$(22,221)	$993	$(104,677)
Net income (loss) per share – basic and diluted	$(0.35)	$0.06	$(0.73)	$0.03	$(3.64)
Balance Sheet Data:
Working capital	$9,553	$6,826	$(9,794)	$(11,004)	$(12,295)
Total assets	$60,019	$70,989	$111,132	$151,242	$131,811
Bank borrowings, convertible debenture and long-term obligations	$23,237	$12,748	$44,501	$56,148	$48,455
Shareholders’ equity	$9,805	$21,243	$17,922	$35,360	$30,678

Book Value Per Share of Company Common Stock

The book value per share of common stock of the Company as of December 31, 2008 was $0.32.

Market Price of Our Common Stock and Dividends

Our common stock has been quoted on the NASDAQ Global Market under the symbol “TAGS” since 1995. The following table sets forth, for the periods indicated, the range of high and low sale prices for our common stock as reported by NASDAQ.

	Low	High
2008
First Quarter	$0.57	$1.20
Second Quarter	$0.51	$0.75
Third Quarter	$0.56	$0.74
Fourth Quarter	$0.33	$0.64

2007
First Quarter	$1.41	$2.01
Second Quarter	$1.01	$2.10
Third Quarter	$1.08	$1.33
Fourth Quarter	$1.10	$1.27

On March 13, 2009, the last reported sale price of our common stock as reported by NASDAQ was $0.70. As of March  13, 2009, we had 22 shareholders of record, and there were 30,543,763 shares of our common stock outstanding.

Dividend Policy

We have not declared dividends on our common stock during either of the last two fiscal years. We intend to retain any future earnings for use in our business and, therefore, do not anticipate declaring or paying any cash dividends in the foreseeable future. The declaration and payment of any cash dividends in the future will depend upon our earnings, financial condition, capital needs and other factors deemed relevant by the board of directors. In addition, our credit agreements prohibit the payment of dividends during the term of the agreements.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the beneficial ownership of our common stock as of March 13, 2009 with respect to:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date this information is presented.

Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each person listed is care of Tarrant Apparel Group at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017, Attention: Chief Financial Officer, Telephone: (323) 780-8250.

Name and Address	Number of Shares of Common Stock Beneficially Owned (1)		Percent (1)
Directors and Executive Officers:
Gerard Guez	12,116,416	(2)	37.2%
Todd Kay	4,562,667	(3)	14.0%
Henry Chu	170,652	(4)	*
Patrick Chow	50,000	(5)	*
Stephane Farouze	102,000	(6)	*
Simon Mani	37,000	(8)	*
Milton Koffman	36,000	(7)	*
Joseph Mizrachi	30,000	(5)	*
Mitchell Simbal	26,000	(5)	*
Directors and officers as a group (9 persons).	17,130,735	(9)	49.1%

Other 5% Beneficial Owners:
Guggenheim Capital, LLC 227 West Monroe Street, Chicago, IL 60606	3,500,000	(10)	10.3%
Serge Kraif 10 Avenue Krieg, Geneva, Switzerland V8 1208	3,350,065	(11)	11.0%
GMM Capital LLC 1450 Broadway, 38th Floor, New York, NY 10018	1,583,700	(12)	5.2%

*	Less than 1%.

Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 13, 2009. Percentage ownership is based upon 30,543,763 shares of common stock issued and outstanding as of March 13, 2009.

(2)	Includes 2,000,000 shares of common stock issuable upon exercise of stock options which are exercisable. Mr. Guez has pledged an aggregate of 3,691,565 of such shares to financial institutions to secure the repayment of loans to Mr. Guez or corporations controlled by Mr. Guez.

(3)	Includes (i) 2,532,667 issued and outstanding shares beneficially owned by Mr. Kay in his capacity as Co-Trustee of the Kay Living Trust and (ii) 2,000,000 shares of common stock issuable upon exercise of stock options which are exercisable.

(4)	Includes 170,652 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.

(5)	Consists entirely of shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.

(6)	Includes 22,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.

(7)	Includes 26,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.

(8)	Includes 22,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.

(9)	Includes 4,346,652 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.

(10)	Information taken from Schedule 13D filed with the SEC on June 27, 2006. Consists of shares of common stock issuable upon exercise of currently exercisable warrants. Guggenheim Capital, LLC exercises power over 1,892,857 shares through Guggenheim Investment Management, LLC and power over 1,607,143 shares through Midland Advisors Company, both of which are subsidiaries of Guggenheim Capital, LLC. Of these shares, Orpheus Holdings, LLC is the owner of warrants to purchase 1,892,587 shares. Guggenheim Investment Management, LLC is the manager of Orpheus Holdings, LLC and may be deemed to beneficially own such shares. Each of these persons disclaims membership in a group, as defined in Section 13(d)(3) of the Securities Exchange Act.

(11)	Information taken from filings documents filed with the SEC by Serge Kraif.

(12)	Information taken from Schedule 13G filed with the SEC on February 15, 2007. GMM Trust is the sole member of GMM Capital LLC and shares voting and investment power with respect to the shares.

Prior Purchases and Sales of our Common Stock

By the Company

On July 2, 2008, we entered into a settlement agreement with Charles Ghailian, our former employee and officer, and CMG, Inc., an entity owned by Mr. Ghailian, which provided for settlement and mutual release of certain potential claims relating to Mr. Ghailian’s employment. Pursuant to the agreement, Mr. Ghailian delivered to us 1,500,000 shares of our common stock for cancellation and we agreed to make a cash payment to Mr. Ghailian for certain consulting services.

To our knowledge, none of our directors or executive officers, including Messrs. Guez and Kay, have acquired or disposed of any securities of the Company in the last 60 days.

By Parent, Merger Sub or Messrs. Guez and Kay

Neither Parent, Merger Sub nor Messrs. Guez and Mr. Kay have acquired or disposed of any securities of the Company in the past two years.

Prior Public Offerings

During the past three years, we have not made any underwritten public offering of securities for cash that was registered under the Securities Act or exempt from registration under Regulation A.

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS OR AGREEMENTS

In additions to the arrangements in connection with the Merger, we have entered into the following transactions over the last two years which have resulted in payments to Messrs. Guez and Kay.

In January 2009, we relocated to our new principal executive offices on Figueroa Street in Los Angeles, California, which we sublease from Seven Licensing. We lease our former executive offices and warehouse on Washington Boulevard in Los Angeles, California from GET, a corporation which is owned by Gerard Guez, our Chairman and Interim Chief Executive Officer, and Todd Kay, our Vice Chairman. The sublease for the Figueroa Street facility has an initial term of nine months. Our lease for the executive offices and warehouse on Washington Boulevard has a term of five years expiring in 2011, with an option to renew for an additional five year term. We will continue to pay rent on the premises until the earlier of the termination of the sublease for the Figueroa Street premises or such time as the Washington Blvd. building is leased to another party or sold. Additionally, we lease our office space and warehouse in Hong Kong from Lynx International Limited, a Hong Kong corporation that is owned by Messrs. Guez and Kay. Our lease for the office space and warehouse in Hong Kong has expired and we are currently renting on a month to month basis. We paid $1.1 million in each of the years 2007 and 2008 in rent for office and warehouse facilities at these locations. On May 1, 2006, we sublet a portion of our executive office in Los Angeles, California and our sales office in New York to Seven Licensing for a monthly payment of $25,000 on a month to month basis. Seven Licensing is beneficially owned by Gerard Guez. We received $300,000 and $300,000, respectively, in rental income from this sublease for the years ended December 31, 2007 and 2008.

From time to time in the past, we had advanced funds to Mr. Guez. These were net advances to Mr. Guez or payments paid on his behalf before the enactment of the Sarbanes-Oxley Act in 2002. The promissory note documenting these advances contains a provision that the entire amount together with accrued interest is immediately due and payable upon our written demand. The greatest outstanding balance of such advances to Mr. Guez during 2008 was approximately $1,944,000. At December 31, 2008, the entire balance due from Mr. Guez totaling $1.6 million was reflected as a reduction of shareholders’ equity. All amounts due from Mr. Guez bore interest at the rate of 7.75% during the period. Total interest paid by Mr. Guez was $158,000 and $137,000 for the years ended December 31, 2007 and 2008, respectively. Mr. Guez paid expenses on our behalf of approximately $365,000 and $437,000 for the years ended December 31, 2007 and 2008, respectively, which amounts were applied to reduce accrued interest and principal on Mr. Guez’s loan. These amounts included fuel and related expenses incurred by 477 Aviation, LLC, a company owned by Mr. Guez, when our executives used this company’s aircraft for business purposes.

Azteca Production International, Inc. is owned by the brothers of Gerard Guez. United Apparel Ventures, or UAV, made purchases from a related party in Mexico, an affiliate of Azteca. UAV was owned 50.1% by Tag Mex, Inc., our wholly owned subsidiary, and 49.9% by Azteca. UAV was dissolved on February 27, 2007. We purchased $499,000 and $0 of finished goods, fabric and service from Azteca and its affiliates for the years ended December 31, 2007 and 2008, respectively. The amount owed to us by Azteca was $1.5 million and $0 and for the years ended December 31, 2007 and 2008, respectively.

On September 1, 2006, our subsidiary in Hong Kong, Tarrant Company Limited, entered into an agreement with Seven Licensing to act as its buying agent to source apparel merchandise. Seven Licensing is beneficially owned by Gerard Guez. Total sales to Seven Licensing for the years ended December 31, 2007 and 2008 were $19.4 million and $30.7 million, respectively. Net amounts due to us as of December 31, 2007 and 2008 were $6.8 million and $21.6 million, respectively.

At various times over the last two years, in their capacities as executive officers and directors of the Company, Messrs. Guez and Kay were involved in discussions with various third parties regarding potential acquisitions by and of the Company, as well as made decisions regarding the sale of certain assets of the Company. Further in their capacities as members of the Company’s board of directors and as significant shareholders, they participated in discussions regarding the election of members to the Company’s board of directors and voted in the election of such directors.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, we are sending only one copy of this proxy statement to shareholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary, at our principal executive offices located at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017 and its telephone number is (323) 780-8250. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the Merger is completed, we do not expect to hold an annual meeting in 2009. If the Merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings, and we would expect to hold a 2009 annual meeting of shareholders. The proxies solicited by our board of directors for the 2009 annual meeting, if held, will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless we receive notice of such proposal no later than March 18, 2009.

SEC rules and regulations provide that if the date of our 2009 annual meeting of shareholders is advanced or delayed more than 30 days from the date of the 2008 annual meeting of shareholders, shareholder proposals proposed to be included in the proxy materials for the 2009 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2009 annual meeting. Upon our determination that the date of the 2009 annual meeting will be advanced or delayed by more than 30 days from the date of the 2008 annual meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

No provision has been made to grant the shareholders who are not participating in the Merger or any other party to the proposed Merger or any of their respective affiliates access to the corporate files of the Company, or to obtain counsel or appraisal services for any other such party or affiliate at the expense of the Company.

OTHER MATTERS

Our board of directors currently knows of no other business that will be presented for consideration at the special meeting. Nevertheless, should any business other than that set forth in the notice of special meeting of stockholders properly come before the special meeting, the enclosed proxy confers discretionary authority to vote with respect to such matters, including any matters that our board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the special meeting. If any of these matters are presented at the special meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, statements or other information we file in the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of these documents may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC’s EDGAR System. The web site can be accessed at http://www.sec.gov.

The SEC allows us to incorporate by reference information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the following documents that we have previously filed with the SEC.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 attached as Annex D to this proxy statement;

•

our Current Reports on Form 8-K filed on January 28, 2009 and February 27, 2009 (in each case other than those portions of such Current Reports on Form 8-K that may be furnished under Items 2.02 and 7.01 thereof).

If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Tarrant Apparel Group at 801 South Figueroa Street, Suite 2500, Los Angeles, California 90017, Telephone: (323) 780-8250. If you would like to request documents from us, please do so by [—], 2009 to receive them before the special meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [—], 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than [—], 2009, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

We have supplied all information in this proxy statement relating to us and our subsidiaries. Each of Messrs. Guez and Kay has supplied all information in this proxy relating to Parent, Merger Sub, and such individual’s position concerning the transaction and his relationship with Parent and Merger Sub.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction.

ANNEX A

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AGREEMENT AND PLAN OF MERGER

by

and

among

SUNRISE ACQUISITION COMPANY, LLC

SUNRISE MERGER COMPANY

GERARD GUEZ

TODD KAY

and

TARRANT APPAREL GROUP

Dated: February 26, 2009

(continued)

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of February 26, 2009 (the “Agreement”), by and among Sunrise Acquisition Company, LLC, a California limited liability company (“Parent”), Sunrise Merger Company, a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Tarrant Apparel Group, a California corporation (the “Company”) and, solely for the purposes of ARTICLE 3, Sections 4.6, 4.7, 4.10, 4.11, 4.12 and ARTICLE 7, Gerard Guez and Todd Kay (the “Guarantors”).

RECITALS

WHEREAS, the boards of directors of Parent and Merger Sub have each unanimously determined that it is in the best interests of their respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein.

WHEREAS, the board of directors of the Company (the “Board”), after considering the recommendation of a committee (the “Special Committee”) of the Board formed for the purpose of, among other things, evaluating and making a recommendation to the full Board with respect to the acquisition proposal set forth in this Agreement, has by unanimous action of its directors, other than the Guarantors (i) determined that it is in the best interests of the Company and its shareholders other than the Guarantors to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of the Company’s obligations under this Agreement and the consummation of the Merger contemplated hereby and (iii) resolved to recommend that the shareholders of the Company approve this Agreement, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the boards of directors of Parent and Merger Sub have each unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, concurrently with the execution of this Agreement, the Guarantors are entering into an agreement (a “Rollover Agreement”), pursuant to which they have agreed to contribute to Parent, effective immediately prior to, and conditioned only upon, the Effective Time, all of the Shares (as defined below) owned beneficially or of record by such Guarantors (the “Rollover Shares”) in exchange for an equity interest in Parent, and upon the Effective Time such Rollover Shares shall be automatically cancelled and shall cease to exist without any payment therefor pursuant to Section 1.6(b) hereof;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Guarantors are executing and delivering to the Special Committee and the Company a joint and several guarantee (the “Bidder Guarantee”) in favor of the Company, pursuant to which among other things the Guarantors are personally guaranteeing the performance by Parent and/or Merger Sub of their respective payment obligations under this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements to and with each other as specified in this Agreement in connection with the Merger.

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NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law (as amended from time to time, the “CGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the corporation surviving the Merger. The Company, as the corporation surviving the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2 Effective Time; Closing. Upon the terms and subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing an agreement of merger (the “Agreement of Merger”) with the Secretary of State of the State of California in accordance with the requirements of Section 1103 of the CGCL (the time of such filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Agreement of Merger) being the “Effective Time”) on the Closing Date (as defined below). The closing of the Merger (the “Closing”) shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California, at a time and date to be specified by the parties hereto, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in ARTICLE 5 hereof (other than those conditions, which by their terms, may only be satisfied or waived on the Closing Date), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in Section 1107 et. seq. and the other applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.4 Articles of Incorporation and Bylaws of Surviving Corporation.

(a) Articles of Incorporation. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, but subject in all events to the requirements of Section 4.8(a), the Articles of Incorporation of the Surviving Corporation shall be amended and restated to read the same as the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the CGCL, such Articles of Incorporation and the requirements of Section 4.8(a); provided, however, that as of the Effective Time the Articles of Incorporation shall provide that the name of the Surviving Corporation is “Sunrise Brands, Inc.”

(b) Bylaws. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, but subject in all events to the requirements of Section 4.8(a), the Bylaws of the Surviving Corporation shall be amended and restated to read the same as the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the CGCL, the Articles of Incorporation of the Surviving Corporation, such Bylaws and the requirements of Section 4.8(a); provided, however, that all references in such Bylaws to Merger Sub shall be deemed to refer to “Sunrise Brands, Inc.”

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1.5 Directors and Officers of Surviving Corporation.

(a) Directors. The initial directors of the Surviving Corporation shall be the directors of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

(b) Officers. The initial officers of the Surviving Corporation shall be the officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

1.6 Effect on Capital Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(a) Conversion of Shares. Each share of common stock of the Company, no par value per share (the “Company Common Stock,” which, together with the associated rights to purchase one one-thousandth (1/1000th) of a share of Series B Preferred Stock, no par value, of the Company (the “Series B Preferred Stock”), pursuant to the Rights Agreement, are referred to herein as (the “Shares”), issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled without payment pursuant to Section 1.6(b) hereof and any Dissenting Shares (as defined in Section 1.7 hereof)), will be canceled and extinguished and automatically converted into the right to receive cash, without interest, in an amount equal to eighty-five cents ($0.85) per Share (the “Merger Consideration”), payable upon surrender of the stock certificate (each, a “Certificate”) representing such Share in the manner provided in Section 1.8 hereof (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10 hereof).

(b) Cancellation of Treasury and Parent-Owned Shares. Each Share held by the Company, Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of the Company or Parent immediately prior to the Effective Time (including the Rollover Shares) shall be canceled and extinguished without any conversion thereof or payment therefor.

(c) Capital Stock of Merger Sub. Each share of common stock, no par value, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate evidencing ownership of shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall from and after the Effective Time evidence ownership of an equivalent number of such shares of capital stock of the Surviving Corporation.

(d) Company Stock Options. Each option to purchase Company Common Stock (“Company Stock Option”) issued and outstanding immediately prior to the Effective Time (whether or not then-vested) shall be cancelled and converted into only the right to receive the cash consideration as determined pursuant to the next two sentences. With respect to each Company Stock Option that has a per share exercise price that is less than the Merger Consideration (an “In the Money Option”), each holder of such In the Money Option shall be entitled to receive an amount in cash equal to the product of (A) the number of shares of Company Common Stock as to which such In the Money Option could be exercised (assuming full vesting), multiplied by (B)(i) the Merger Consideration less (ii) the per share exercise price of such In the Money Option (the “Option Consideration”). Any Company Stock Option that is not an In the Money Option shall be cancelled immediately prior to the Effective Time without any payment or continuing liability of the Company or the Surviving Corporation in respect thereof. At the Effective Time, Parent shall deliver to the Surviving Corporation cash in an amount equal to the aggregate Option Consideration payable to holders of In the Money Options that were cancelled and converted into the right to receive Option Consideration pursuant to this Section 1.6(d), and the Surviving Corporation shall promptly deliver such cash to the holders of In the Money Options entitled thereto. The Company shall, prior to the Effective Time, use its

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commercially reasonable efforts to take such action, adopt such amendments, and obtain all such consents, as shall be required (i) to cause all then outstanding Company Stock Options to become fully vested immediately prior to the Effective Time; and (ii) to cancel, effective immediately prior to the Effective Time, all then outstanding Company Stock Options such that the holder of any such Company Stock Option shall have no further interest in such Company Stock Option, or rights in respect thereof or with respect thereto, other than the right to receive the applicable Option Consideration as provided above; provided, that the failure of any Guarantor to grant consent to any amendment to the terms of any Company Stock Options (or the related award or option agreement) shall not be deemed to result in a violation of the Company’s obligations under this Section 1.6(d).

(e) Company Warrants. Each warrant to purchase Company Common Stock (collectively, the “Company Warrants”) issued and outstanding at the Effective Time and which does not terminate in accordance with its terms as a consequence of the Merger, will be canceled and extinguished and automatically converted into the right to receive cash, if any, without interest, in an amount determined in accordance with the terms of the applicable Company Warrant (the “Warrant Consideration”). At the Effective Time, Parent shall deliver to the Surviving Corporation an amount equal to the aggregate Warrant Consideration payable to holders of Company Warrants that were converted into the right to receive Warrant Consideration pursuant to this Section 1.6(e), and the Surviving Corporation shall promptly deliver the Warrant Consideration to such holders of Company Warrants.

1.7 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, any Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a shareholder of the Company who has properly exercised his, her or its dissenter’s rights under Chapter 13 of the CGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration pursuant to Section 1.6(a), but instead such Shares shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the CGCL. If any such holder shall fail to perfect, or shall effectively withdraw or lose his, her or its right to dissent from the Merger and be paid the fair market value of their Shares under Chapter 13 of the CGCL, each of such holder’s Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive only the Merger Consideration for such Dissenting Shares, without any interest thereon, upon surrender, in the manner provided in Section 1.8 hereof, of the Certificate or Certificates that formerly evidenced such Dissenting Shares (or the delivery of an affidavit of loss and any required bond required pursuant to Section 1.10). The Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for Dissenting Shares received by the Company prior to the Effective Time, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the CGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. It is expressly acknowledged and agreed that the assertion of any appraisal rights by any shareholder of the Company shall not affect or excuse Parent’s, Merger Sub’s or the Guarantors’ obligations hereunder.

1.8 Surrender of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the paying agent (the “Paying Agent”) for the Merger, to receive the funds to which holders of Shares shall become entitled pursuant to Section 1.6(a). At or prior to the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, with the Paying Agent for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration payable pursuant to the Merger. The deposit made by Parent or Merger Sub pursuant to this Section 1.8(a) is hereinafter referred to as the “Exchange Fund.” If the Exchange Fund is at any time insufficient to make all the payments contemplated by Section 1.6(a), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount sufficient to allow the Paying Agent to make all such

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payments in full. Parent shall instruct the Paying Agent to cause the Exchange Fund to be (i) held only for the benefit of the holders of the Shares, and (ii) delivered to the holders of Shares cancelled in the Merger in payment of the Merger Consideration to which they are entitled, subject only to the surrender of the Certificates representing such cancelled Shares in accordance with this Section 1.8 (or the delivery of an affidavit of loss and any required bond required pursuant to Section 1.10). The Exchange Fund shall be invested by the Paying Agent as directed by Parent, but risk of loss or diminution of value will remain with Parent and no losses from investments will excuse the obligations to at all times fully fund the Exchange Fund.

(b) Payment Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record (as of the Effective Time) of a Certificate or Certificates (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent (or affidavits of loss and any required bond in accordance with Section 1.10) and shall contain such other customary provisions as Parent or the Paying Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (which instructions shall include provisions for payment of the Merger Consideration to a person other than the person in whose name the surrendered Certificate is registered on the transfer books of the Company, subject to receipt of appropriate documentation and payment of any applicable taxes). Upon surrender of Certificates for cancellation (or affidavits of loss in lieu thereof together with any required bond in accordance with Section 1.10) to the Paying Agent together with a duly completed and validly executed letter of transmittal, the holders of such Certificates formerly representing the Shares shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, for all purposes, to evidence only the right to receive the applicable amount of Merger Consideration upon such surrender. Promptly following the valid surrender of any such Certificates (or the delivery of an affidavit of loss and any required bond required pursuant to Section 1.10), the Paying Agent shall deliver to the record holders thereof, without interest, the Merger Consideration.

(c) Payments with respect to Unsurrendered Shares; No Liability. At any time following the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund that remains unclaimed by the holders of Shares cancelled in the Merger (including, without limitation, all interest and other income received by the Paying Agent in respect of the Exchange Fund), and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) for any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of Shares for any Merger Consideration properly delivered in respect of such Shares to a public official pursuant to any abandoned property, escheat or other similar law.

(d) Transfers of Ownership. If the Merger Consideration is to be paid to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it will be a condition of payment that the Certificates so surrendered be properly endorsed and otherwise in proper form for transfer (including, if requested by Parent or the Paying Agent, a medallion signature guarantee), and that the persons requesting such payment will have either (i) first paid to Parent or any agent designated by it any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificates surrendered, or (ii) established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not applicable.

(e) Required Withholding. Notwithstanding the foregoing provisions, each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Shares, In the Money

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Options or Company Warrants such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”) or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement (as defined below). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid (and in respect of which Parent, the Paying Agent or the Surviving Company, as the case may be, made such deductions and withholdings).

(f) Adjustments. If during the period from the date of this Agreement through the Effective Time, any change in the outstanding shares of Company Common Stock or the shares of Company Common Stock issuable upon conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for shares of Company Common Stock, shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Company Common Stock, or any similar transaction, or any stock dividend is declared thereon with a record date during such period, the Merger Consideration shall be correspondingly adjusted to reflect such change.

1.9 No Further Ownership Rights in Shares. Payment of the Merger Consideration shall constitute payment in full satisfaction of all rights and claims pertaining to the Shares, and there shall be no further registration of transfers of any Shares on the records of the Surviving Corporation from and after the Effective Time. If Certificates are presented to the Surviving Corporation for any reason after the Effective Time, they shall be canceled and exchanged for the applicable amount of Merger Consideration, as provided in this ARTICLE 1.

1.10 Lost, Stolen or Destroyed Certificates. The Paying Agent shall pay the applicable amount of Merger Consideration with respect to any Shares represented by purportedly lost, stolen or destroyed Certificates, upon the execution and delivery of an affidavit of that fact by the record holder thereof; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such purportedly lost, stolen or destroyed Certificates to deliver a bond in such reasonable and customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub, subject only to exceptions disclosed in (a) the Company’s public filings made with the United States Securities and Exchange Commission (the “SEC”) or (b) the disclosure schedule supplied by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the “Company Schedule”), as follows:

2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except for such failures to have such power and authority as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined in Section 7.3(c)).

2.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 2,000,000 shares of Preferred Stock, no par value per share (“Company Preferred Stock”), of which 250,000 shares have been designated as Series B Preferred Stock. At the close of business on the date of this Agreement: (i) 30,543,763 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Common Stock were held in the treasury of the Company; (iii) no shares of Company Preferred Stock

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were issued and outstanding; (iv) 5,881,909 shares of Company Common Stock are issuable upon the exercise of outstanding Company Stock Options (assuming full vesting and compliance with the terms thereof); and (v) 5,020,000 shares of Company Common Stock are issuable upon the exercise of outstanding Company Warrants in compliance with the terms thereof. There are no In the Money Options outstanding as of the date of this Agreement.

2.3 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger, subject to obtaining the Company Shareholder Approval (as defined in Section 5.1(a)) and the filing of the Agreement of Merger as required by the CGCL. The execution and delivery of this Agreement by the Company and the consummation of the Merger have been duly and validly authorized by the Board. The Special Committee has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and its shareholders other than the Guarantors, and (ii) recommended that the Board approve this Agreement and present this Agreement to the Company’s shareholders for their approval at a meeting of shareholders called for such purpose. The Board has, by unanimous action of all directors other than the Guarantors, (i) determined and resolved that the Merger is fair to, and in the best interests of, the Company and its shareholders other than the Guarantors, (ii) approved this Agreement and (iii) resolved to recommend that the Company’s shareholders approve this Agreement, all of which determinations and resolutions have not been rescinded, modified or withdrawn in any way as of the date of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and the Guarantors, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

2.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, conflict with or violate the Company’s Articles of Incorporation and Bylaws as amended to date (together, the “Company Charter Documents”).

(b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations under this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities Legal Requirements and state takeover laws, and the filing and recordation of the Agreement of Merger as required by the CGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

2.5 Opinion of Financial Advisor. The Special Committee has received a written opinion (or oral opinion to be confirmed in writing) from its financial advisor, Houlihan Lokey Howard & Zukin Capital, Inc. (“Committee Financial Advisor”), that in its opinion, as of the date of such opinion, and subject to the assumptions, limitations and qualifications reflected therein, the Merger Consideration to be received by the holders of Shares other than the Guarantors, Parent, Merger Sub and their respective affiliates and any other persons who would be deemed to be members of a group with the foregoing, for purposes of Rule 13d-3 of the Exchange Act, is fair to such holders of Shares from a financial point of view.

2.6 Brokers. No broker, finder or investment banker (other than the Committee Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has previously provided the Parent with a true and complete copy of each agreement between the Company and the Committee Financial Advisor pursuant to which the Committee Financial Advisor would be entitled to any payment in connection with the Merger.

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2.7 Rights Agreement. The Company has taken the necessary actions to declare the execution and delivery of this Agreement and the consummation of the Merger a Permitted Acquisition (as defined in the Rights Agreement).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND THE GUARANTORS

Parent, Merger Sub and the Guarantors hereby jointly and severally represent and warrant to the Company as follows:

3.1 Organization and Qualification. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the requisite power and authority and all consents, authorizations and approvals of each applicable Governmental Entity necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for such failures to have such power and authority or approvals as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As used in this Agreement, the term “Parent Material Adverse Effect” means a material adverse effect on the ability of Parent, Merger Sub or the Guarantors to perform their respective obligations under this Agreement or the Bidder Guarantee or to consummate the Merger, in each case without any material delay.

3.2 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary limited liability company and corporate power and authority, respectively, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and their other obligations hereunder, have been duly and validly authorized by all necessary limited liability company, corporate, member, manager, director and shareholder action on the part of Parent and Merger Sub, and no other actions or limited liability company, corporate, member or shareholder actions or proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement by Parent or Merger Sub, or to consummate the Merger (other than obtaining the Company Shareholder Approval and the filing of the Agreement of Merger as required by the CGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate Parent’s articles of organization or operating agreement or Merger Sub’s articles of incorporation or bylaws, (ii) subject to compliance with the requirements set forth in Section 3.3(b) hereof, conflict with or violate any Legal Requirements applicable to Parent or Merger Sub or by which Parent’s or Merger Sub’s properties are or may be as a result of the execution and delivery of this Agreement bound or affected, or (iii) conflict with or violate, result in any breach of or constitute a default under (or an event that with notice or lapse of time or both would become a default), or alter or violate the rights or obligations of any party under, or give to any person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent, Merger Sub or any Guarantor pursuant to any Contract to which Parent, Merger Sub or any Guarantor is a party or by which Parent, Merger Sub or

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any Guarantor or their respective properties are or may be bound or affected as a result of the execution, delivery or performance of their respective obligations under this Agreement or the Bidder Guarantee, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (ii) or (iii) individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect or, to the knowledge of Parent, Merger Sub, or the Guarantors, a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Exchange Act, state securities Legal Requirements and state takeover laws, and the filing and recordation of the Agreement of Merger as required by the CGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect or, to the knowledge of Parent, Merger Sub or the Guarantors, a Company Material Adverse Effect.

3.4 Proxy Statement. Subject to the limitation set forth in the last sentence of this Section 3.4, the information supplied by Parent, Merger Sub or the Guarantors (a) for inclusion in the proxy statement to be filed with the SEC in connection with the Shareholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”), or (b) for inclusion in any other documents that may be filed with the SEC in connection with the Merger or the other transactions contemplated hereby shall not, (i) at the respective times filed with the SEC, (ii) on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company or (iii) at the time of the Shareholders Meeting, contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent, Merger Sub and the Guarantors make no representation or warranty with respect to any information supplied by the Company or any of its Representatives (as defined in Section 4.4(a)) for inclusion in the Proxy Statement.

3.5 Sufficient Funds. Parent, Merger Sub and the Guarantors collectively have and will have at the Effective Time sufficient funds to perform (and to cause Parent and Merger Sub to perform) their respective obligations under this Agreement and consummate the Merger, including payment of the Merger Consideration and all other payments contemplated hereby. The parties acknowledge and agree that, notwithstanding any other provision of this Agreement or the Bidder Guarantee, there is no financing condition or contingency to Parent and Merger Sub’s obligations to complete the Merger or to the Guarantors’ obligations hereunder or under the Bidder Guarantee. Parent, Merger Sub and the Guarantors have provided to the Company bank account information (the “Financial Statements”) demonstrating that they have, and at the Effective Time will have, the funds necessary to pay the Merger Consideration and all other amounts payable pursuant to the Merger (including under the Bidder Guarantee). The Financial Statements are true, complete and correct in all material respects, accurately reflect the funds on deposit in such accounts and the owners of and authorized signatories on such accounts, and such funds have not been pledged and are not being reserved or being held to be available to pay any liabilities or obligations as a result of which there would be insufficient funds available to pay the Merger Consideration or any other amounts payable by any of Parent, Merger Sub or the Guarantors pursuant to or as a consequence of the Merger (including under the Bidder Guarantee).

3.6 No Business Activities. All of the outstanding equity interests of Parent are owned by the Guarantors, and all of the outstanding capital stock of Merger Sub is owned by Parent. Neither Parent nor Merger Sub is a party to any material Contract (other than this Agreement or Contracts between or among Parent, Merger Sub and any of the Guarantors) and neither has conducted any business activities other than in connection with the organization of Parent and Merger Sub, the negotiation and execution of this Agreement and the consummation of the Merger. Merger Sub has no subsidiaries.

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3.7 Ownership of Company Common Stock. Neither Parent nor Merger Sub directly or indirectly beneficially owns any Shares or other securities convertible into or exercisable or exchangeable for Shares. There are no voting trusts or other agreements, arrangements or understandings to which Parent, any of its subsidiaries or any Guarantor is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its subsidiaries, nor are there any agreements, arrangements or understandings to which Parent, any of its subsidiaries or any Guarantor is a party with respect to the acquisition, divestiture, retention, purchase, sale (whether prior to or after the Effective Time) or tendering of the capital stock or other equity interest of the Company or any of its subsidiaries, except for this Agreement and the Rollover Agreement. The Rollover Shares represent 100% of the Shares directly or indirectly owned by the Guarantors.

3.8 Bidder Guarantee. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Special Committee a true, complete and correct original signed copy of the Bidder Guarantee, dated as of the date hereof. Pursuant to the Bidder Guarantee, the Guarantors have, among other things, jointly and severally personally guaranteed all payment obligations of Parent and Merger Sub pursuant to this Agreement, on the terms and subject to the conditions set forth in the Bidder Guarantee. The Bidder Guarantee in the form so delivered to the Company is in full force and effect, and is a legal, valid and binding joint and several obligation of the Guarantors enforceable against the Guarantors or either of them in accordance with its terms.

3.9 Solvency

(a) Immediately after the Effective Time, and after giving effect to the Merger, the Surviving Corporation (i) will not be insolvent (either because the sum of its debts will be greater than the fair value of its assets or because the then present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) will not have unreasonably small capital with which to engage in its business, either (A) as presently conducted or (B) as intended by Parent to be conducted and (iii) will not have incurred or plan to incur debts beyond its ability to pay as they become absolute and mature.

(b) No transfer of property is being made and no obligation is being incurred in connection with the Merger or any other transactions contemplated by this Agreement with the intent to hinder, delay or defraud any present or future creditors of the Company or the Surviving Corporation or their respective affiliates.

3.10 Due Diligence. Parent, Merger Sub and the Guarantors acknowledge and agree that they have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, and prospects of the Company and its subsidiaries and affiliates. Parent, Merger Sub and the Guarantors acknowledge that, should the Closing occur, Parent will acquire the Company and its properties, assets and liabilities without any representation or warranty of any kind, express or implied, except those representations and warranties expressly set forth in ARTICLE 2 of this Agreement or in any certificates delivered by the Company in connection with the Closing. To the knowledge of each of Parent, Merger Sub and the Guarantors, (a) there are no material inaccuracies in any representation or warranty of the Company in this Agreement, and (b) there are no facts or circumstances in existence as of the date hereof that constitute or reasonably could result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

3.11 No Agreements with Company Shareholders. None of Parent, Merger Sub, any Guarantor nor any of their respective Representatives has entered into any oral or written agreement, arrangement or understanding, or authorized, committed or agreed to enter into any oral or written agreement, arrangement or understanding, pursuant to which any shareholder of the Company would be entitled to receive for their Shares consideration of a different amount or nature than the Merger Consideration.

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ARTICLE 4

ADDITIONAL MATTERS

4.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably conditioned, delayed or withheld), carry on its business in the usual, regular and ordinary course in all material respects in substantially the same manner as heretofore conducted. In addition, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not, and shall not permit its subsidiaries to, do any of the following:

(a) Cause, permit or submit to a vote of the Company’s shareholders any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries), other than an amendment to the Company Charter Documents to effect a reverse stock split of the Company Common Stock approved by the Board and the Company’s shareholders prior to the date hereof;

(b) Issue, deliver, sell, authorize or designate (including by certificate of designation) or pledge or otherwise encumber, or propose any of the foregoing with respect to any shares of capital stock of the Company or its subsidiaries or any securities convertible into shares of capital stock of the Company or its subsidiaries, or subscriptions, rights, warrants or options to acquire any shares of capital stock of the Company or its subsidiaries or any securities convertible into shares of capital stock of the Company or its subsidiaries, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Company Stock Options or Company Warrants or (ii) amendments to the terms of outstanding Company Stock Options consistent with the requirements of Section 1.6(d);

(c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, securities or property) in respect of any capital stock of the Company or its subsidiaries or split, combine or reclassify any capital stock of the Company or its subsidiaries (other than inter-company dividends from the Company’s subsidiaries to the Company or to effect a reverse stock split of the Company Common Stock approved by the Board and the Company’s shareholders prior to the date hereof;

(d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, except repurchases of unvested shares at or below cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date of this Agreement; or

(e) Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through 4.1(d) above.

Notwithstanding the foregoing restrictions or anything to the contrary in this Agreement, any action that is directly or indirectly initiated, permitted, voted for or consented to by either Guarantor (in their capacity as an employee, officer, director, manager, member, shareholder or partner of the Company or any subsidiary thereof) shall not be deemed to violate this Section 4.1, even if expressly prohibited hereby.

4.2 Proxy Statement. As promptly as reasonably practicable after the execution of this Agreement, the Company, in consultation with Parent, shall prepare and file the Proxy Statement with the SEC; provided, that the foregoing Company obligations shall be subject to Parent, Merger Sub and the Guarantors then being in compliance in all material respects with their covenants in Section 4.12 and this Section 4.2. Parent and Merger

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Sub shall provide promptly to the Company such information concerning itself (and, to the extent required, as to the Guarantors) as may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto. As promptly as reasonably practicable after any comments are received from the SEC thereon, the Company shall, in consultation with Parent, prepare and file any required amendments or supplements to the Proxy Statement, and as promptly as reasonably practicable after notice from the SEC that no such comments will be made or after clearing any comments from the SEC, the Company shall prepare and file the definitive Proxy Statement with the SEC and shall cause the Proxy Statement to be mailed to its shareholders as soon as reasonably practicable after the definitive Proxy Statement is filed with the SEC and printed for mailing. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to their being filed with the SEC, and shall give Parent and its counsel a reasonable opportunity to review all responses to requests for additional information and replies to comments from the SEC or its staff prior to their being filed with, or sent to, the SEC, and will provide Parent with a copy of all such filings made with the SEC to the extent not publicly available on the SEC’s website. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall as promptly as reasonably practicable inform Parent of such occurrence (or Parent shall promptly notify the Company of such occurrence to the extent related to Parent, Merger Sub or the Guarantors or information provided by or on behalf of Parent or Merger Sub or otherwise required to be included in the Proxy Statement or an amendment or supplement thereto), and the Company in consultation with Parent shall prepare and file with the SEC and mail to shareholders of the Company (if required by applicable Legal Requirements), such amendment or supplement.

4.3 Meeting of Company Shareholders.

(a) Promptly after the date hereof, but subject to the applicable exceptions in this Section 4.3 and Section 4.4, the Company shall take all action reasonably necessary in accordance with the CGCL and the Company Charter Documents to call, hold and convene an annual or special meeting of its shareholders for the purpose of considering and taking action on this Agreement and the Merger (the “Shareholders Meeting”); provided, that the foregoing Company obligations shall be subject to Parent, Merger Sub and the Guarantors then being in compliance in all material respects with their covenants in Section 4.12. Subject to the applicable exceptions in this Section 4.3 and Section 4.4, the Company shall use its reasonable efforts to hold the Shareholders Meeting as promptly as reasonably practicable, and, subject to the Company’s right to adjourn or postpone the Shareholders Meeting pursuant to this Section 4.3(a), in any event within forty-five (45) calendar days after the definitive Proxy Statement is mailed to the shareholders of the Company. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Shareholders Meeting (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement that is required to be provided to the Company’s shareholders by applicable Legal Requirements is so provided by at least the minimum required deadline in advance of the Shareholders Meeting, (ii) if as of the time for which the Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders Meeting, or (iii) if (A) an Acquisition Proposal (as defined in Section 4.4(d)(i) hereof) has been submitted to the Company and not withdrawn and the Board (or the Special Committee) is then considering such Acquisition Proposal in compliance with Section 4.4 or (B) the Board (or the Special Committee) is then considering a Change of Recommendation in compliance with Section 4.4. Subject to the applicable exceptions in this Section 4.3 and Section 4.4, the Company shall use commercially reasonable efforts to call, notice, convene, hold and conduct the Shareholders Meeting, retain a proxy solicitor, and solicit

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proxies in connection with the Shareholders Meeting in compliance with applicable Legal Requirements. Subject to the applicable exceptions in this Section 4.3 and Section 4.4, the Company’s obligation to call, give notice of, convene and hold the Shareholders Meeting in accordance with this Section 4.3(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal. The Company shall not submit any Acquisition Proposal to the vote of its shareholders or publicly propose to do so, unless this Agreement has been first validly terminated in accordance with Section 6.1 hereof.

(b) The Proxy Statement shall include the text of the fairness opinion referred to in Section 2.5 hereof. Subject to the applicable exceptions in this Section 4.3 and Section 4.4: (i) the Proxy Statement shall include a statement to the effect that the members of the Board (other than the Guarantors) unanimously recommend that the Company’s shareholders vote to approve this Agreement at the Shareholders Meeting; and (ii) neither the Board nor the Special Committee (or any other Board committee) shall make a Change of Recommendation except as permitted by Section 4.4(c).

(c) The Company shall perform its obligations to file and mail the Proxy Statement, to solicit proxies for the Shareholders Meeting, to call, notice, convene and hold the Shareholders Meeting in accordance with Section 4.3(a) and Section 4.3(b), and to submit this Agreement for approval by the shareholders of the Company at the Shareholders Meeting even if the Board or the Special Committee has made a Change of Recommendation; provided, however, notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company shall not be required to hold the Shareholders Meeting or take any other actions described in Section 4.3(a) or Section 4.3(b) if this Agreement is terminated in accordance with Section 6.1.

4.4 No Solicitation.

(a) From the date hereof until the earlier of the date of the Shareholders Meeting or the date this Agreement is terminated, the Company shall not, nor will it authorize or knowingly permit any of its officers, directors, affiliates or employees or any investment banker, attorney, accountant, or other advisor or representative retained by it (collectively, “Representatives” but excluding the Guarantors, when used with respect to the Company or its affiliates) to, and the Company shall direct its Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage, support, facilitate or induce the making, submission or announcement of, any Acquisition Proposal; (ii) participate in any negotiations or discussions regarding, or furnish to any person any non-public information with respect to any Acquisition Proposal or any proposal or inquiry that could reasonably be expected to lead to any Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any letter of intent or agreement or obligation relating to any Acquisition Transaction (as defined in Section 4.4(d)(ii) hereof). Notwithstanding the foregoing, the terms of this Section 4.4 shall not prohibit the Company from furnishing non-public information regarding the Company and its subsidiaries to, entering into a confidentiality agreement with or entering into negotiations or discussions with, any person or group of persons (and its or their Representatives) in response to an unsolicited written Acquisition Proposal submitted by such person or group (and not withdrawn) that the Board (or the Special Committee) concludes in good faith, after consultation with its outside counsel and the Committee Financial Advisor or another qualified financial advisor, constitutes, or is reasonably likely to lead to a Superior Offer (as defined in Section 4.4(d)(iii)) if: (1) neither the Company nor its Representatives shall have materially violated any of the restrictions set forth in this Section 4.4 in connection with the Acquisition Proposal in question; (2) the Board (or the Special Committee) concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board (or the Special Committee) to the Company’s shareholders (other than the Guarantors) under applicable law; and (3)(x) at least one (1) business day prior to furnishing any such information to, or entering into negotiations or discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group

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and of the Company’s intention to furnish information to, or enter into negotiations or discussions with, such person or group, and (y) prior to providing any non-public information regarding the Company, the Company receives from such person or group an executed confidentiality agreement. It is expressly understood and agreed that (A) informing any person as to the existence of these provisions in response to any unsolicited Acquisition Proposal, proposal or inquiry, without providing any additional non-public information, and (B) any actions taken by or on behalf of the Company or its subsidiaries that are initiated or permitted by or on behalf of Parent, Merger Sub or any Guarantor that otherwise would violate this Agreement shall not constitute, or be deemed to be, a violation of this Agreement by the Company, including this Section 4.4).

(b) From and after the execution of this Agreement, in addition to the obligations of the Company set forth in Section 4.4(a) hereof, the Company shall promptly advise Parent orally and in writing (within two business days) of any request received by the Company for non-public information with respect to an Acquisition Proposal or the receipt by the Company of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, the identity of the person or group making any such request or Acquisition Proposal and a copy of all material written materials provided by or on behalf of such person or group in connection with such request or Acquisition Proposal (other than any information such person or group identifies as confidential (“Third Party Confidential Information”)), provided, however, that the parties hereby acknowledge that the terms and conditions of the Acquisition Proposal itself shall not under any circumstance be deemed to be Third Party Confidential Information. After receipt of any such request or Acquisition Proposal, the Company shall keep Parent reasonably informed of the status thereof (including material amendments to any Acquisition Proposal) and shall promptly provide Parent a copy of all written materials (other than Third Party Confidential Information) subsequently provided by or on behalf of such person or group in connection with such request or Acquisition Proposal.

(c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prevent the Board or the Special Committee from withdrawing, amending, changing or modifying its recommendation in favor of the approval of this Agreement or approving or recommending any other Acquisition Proposal or approving or recommending or causing or permitting the Company to enter into any letter of intent, agreement or obligation with respect to an other Acquisition Proposal (any of the foregoing actions, whether by the Board, the Special Committee or another Board committee, a “Change of Recommendation”), at any time prior to the Company Shareholder Approval, but the Board (or the Special Committee) may do so only if all of the following conditions in clauses (i) through (v) are met: (i) if the Change of Recommendation is precipitated by the submission of an Acquisition Proposal that has not been withdrawn, the Board (or the Special Committee) determines that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Offer; (ii) neither the Company nor any of its subsidiaries nor any of their respective Representatives shall have materially violated any of its covenants or any of the restrictions on soliciting Acquisition Proposals set forth in Sections 4.3 and 4.4 hereof; (iii) the Company shall have delivered to Parent written notice (a “Change of Recommendation Notice”) at least three business days prior to effecting such Change of Recommendation, which shall (A) state expressly that the Board (or the Special Committee) intends to effect a Change of Recommendation, and set forth in reasonable detail the facts and circumstances giving rise to the Board’s (or the Special Committee’s) decision to effect a Change of Recommendation and that the Board (or the Special Committee) has determined in good faith (after consultation with legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of the Board (or the Special Committee) to the shareholders of the Company (other than the Guarantors) under applicable Legal Requirements, and (B) if the Change of Recommendation is precipitated by the submission of an Acquisition Proposal that has not been withdrawn, such notice shall also disclose the identity of the person or group making such Acquisition Proposal and include a copy of any definitive documentation relating to such Acquisition Proposal and such other documentation reflecting the final terms and conditions of such Acquisition Proposal as are being considered by the Board (or the Special Committee) other than Third Party Confidential Information; (iv) after delivering the Change of

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Recommendation Notice, the Company shall provide Parent with a reasonable opportunity to propose adjustments in the terms and conditions of this Agreement during such three business day period, and negotiate in good faith with Parent with respect thereto during such three business day period; and (v) the Board (or the Special Committee) must have concluded in good faith, after consultation with its outside legal counsel, that in light of the facts and circumstances giving rise to the Board’s (or the Special Committee’s) decision to effect or consider effecting a Change of Recommendation as set forth in the Change of Recommendation Notice, and after considering any adjustments or negotiations pursuant to the preceding clause (iv), if applicable, failing to make such Change of Recommendation would be inconsistent with the fiduciary duties of the Board (or the Special Committee) to the Company’s shareholders (other than the Guarantors) under applicable Legal Requirements. If the Board (or the Special Committee) makes a Change of Recommendation, and this Agreement is not otherwise terminated pursuant to Section 6.1, the Company shall nonetheless submit this Agreement to the shareholders of the Company for consideration at the Shareholders Meeting as contemplated by Section 4.3(c).

(d) For purposes of this Agreement:

(i) “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by Parent, Merger Sub or the Guarantors) relating to any Acquisition Transaction.

(ii) “Acquisition Transaction” shall mean any transaction or series of related transactions other than the Merger involving: (A) any acquisition or purchase from the Company by any Third Party of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any Third Party beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease, exchange, transfer, license, acquisition or disposition to any Third Party of more than fifteen percent (15%) of the fair market value of the assets of the Company and its subsidiaries, taken as a whole (including capital stock of subsidiaries of the Company); or (C) any liquidation or dissolution of the Company.

(iii) “Superior Offer” shall mean an unsolicited, bona fide written Acquisition Proposal that the Board (or the Special Committee) determines in good faith, after consultation with its outside counsel and the Committee Financial Advisor or another qualified financial advisor, to be on terms more favorable to the Company shareholders from a financial point of view than the Merger, taking into account any revisions or modifications made by Parent to the proposed terms of the Merger pursuant to clause (iv) of Section 4.4(c) and any other factors deemed relevant by the Board (or the Special Committee).

(iv) “Third Party” means any person (including a “group” as defined in Section 13(d)-3 of the Exchange Act) other than Parent, Merger Sub, the Guarantors or any of their respective affiliates.

(e) Nothing contained in this Section 4.4 shall prohibit the Board (or the Special Committee) from making any disclosures that reasonably may be required by applicable law, including any disclosures contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act; provided, however, that any such disclosure (other than a “stop-look-and-listen” statement or similar communication under Rule 14d-9(f) promulgated under the Exchange Act) relating to an Acquisition Proposal shall be deemed a Change of Recommendation unless the Board (or the Special Committee), reasonably promptly after exercising its rights under Section 4.4(c) with respect to such Acquisition Proposal, rejects acceptance of such Acquisition Proposal and reaffirms its recommendation in favor of the approval of this Agreement.

4.5 Public Disclosure. Except as otherwise permitted by Section 4.4(e), Parent and the Company shall reasonably consult with each other before issuing any press release or otherwise making any public statement

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with respect to this Agreement or the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Legal Requirements or any listing agreement with any national securities exchange or national trading system, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement, to the extent reasonably practicable.

4.6 Reasonable Efforts. Upon the terms but subject to the conditions set forth in this Agreement, until the earlier of (a) the Shareholders Meeting and (b) the termination of this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make the Merger effective, in the most expeditious manner practicable including using commercially reasonable efforts to accomplish the following: (i) taking all commercially reasonable acts necessary and in the reasonable control of the party in question to cause the conditions precedent set forth in ARTICLE 5 to be satisfied, (ii) obtaining all necessary waivers, consents, approvals, orders and authorizations from Governmental Entities and making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) required to be obtained or made by such party by any Governmental Entity if the failure to do so would reasonably result in a Parent Material Adverse Effect or Company Material Adverse Effect, (iii) obtaining all consents, approvals or waivers from third parties necessary to consummate the Merger, other than those the failure to obtain would not reasonably be expected to cause a Parent Material Adverse Effect or Company Material Adverse Effect (iv) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, seeking to prohibit the consummation of the Merger, including using commercially reasonable efforts to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) executing and delivering any additional instruments requested by any other party hereto and that are reasonably necessary to consummate the Merger. In connection with and without limiting the foregoing, the parties hereto shall, if any state takeover statute or similar Legal Requirement is or becomes applicable to the Merger or this Agreement, use their respective commercially reasonable efforts to minimize the effect of such Legal Requirement on the parties’ ability to complete the Merger.

4.7 Third Party Consents; Other Actions. The Company shall provide Parent with reasonable cooperation and assistance as reasonably requested by Parent in seeking to obtain any consents, waivers and approvals with respect to the Merger in connection with the Contracts set forth on Section 4.7 of the Company Schedule, and, to the extent such cooperation and assistance is so requested by Parent, then Parent and the Guarantors shall use their respective commercially reasonable efforts to obtain the consents, waivers and approvals with respect to the Merger in connection with the Contracts set forth on Section 4.7 of the Company Schedule.

4.8 Indemnification.

(a) The Articles of Incorporation and Bylaws of the Surviving Corporation, true and complete copies of which have been provided to the Board (or the Special Committee) prior to the date hereof, and the comparable organizational or governing documents of each of its subsidiaries, contain provisions intended to be no less favorable with respect to indemnification, advancement of expenses and exculpation of current or former directors, officers, employees and agents (such persons, with respect to Merger Sub, the Company, the Surviving Corporation, or their respective subsidiaries, the “Covered Persons”) than are currently set forth in the Company Charter Documents (or the equivalent organizational or governing documents of the relevant subsidiary of the Company) as in effect on the date hereof. Unless this Agreement is terminated prior to the Effective Time, the provisions in the Articles of Incorporation and Bylaws of the Surviving Corporation (in the forms provided to the Board (or the Special Committee) prior to the date hereof) shall not be amended, repealed, limited or otherwise modified from the date hereof and through a period of six years from the Effective Time in any manner that reasonably could adversely affect the rights thereunder of any such Covered Persons; provided, however, that in the event any claim is asserted against any Covered Person entitled to the protections of such provisions within such six year period, such provisions shall not be modified until the final disposition of any such claim.

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(b) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable law, and, without limiting the foregoing, as required pursuant to any indemnity agreements of the Company or any subsidiary of the Company entered into prior to the date hereof (which agreements the parties acknowledge and agree shall by virtue of the Merger be agreements with and obligations of the Surviving Corporation from and after the Effective Time), each current and former director, officer, employee or agent of the Company and each subsidiary of the Company (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees and expenses), judgments, inquiries, fines, losses, claims, settlements, damages or liabilities suffered or incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (a) the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any subsidiary or affiliate of the Company and (b) any and all actions taken or omitted and any matters pending, existing or occurring at or prior to the Effective Time (including with respect to this Agreement, the Merger and the other matters contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time (collectively “Losses”). In the event of any such claim, action, suit, proceeding or investigation, (w) each Indemnified Party will be entitled to advancement of out-of-pocket expenses (including attorneys’ fees) incurred in the defense of such claim, action, suit proceeding or investigation from Parent or the Surviving Corporation within five business days after receipt by Parent of a written request for such advance; provided, that if requested by Parent any Indemnified Party to whom expenses are advanced provides an undertaking in a reasonable and customary form to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification, (x) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any actual or threatened claim, action, suit, proceeding, or investigation in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation or such Indemnified Party otherwise consents to such settlement or compromise or the entry of such judgment and (y) the Surviving Corporation shall cooperate in the defense of any such matter with any Indemnified Parties affected thereby and their respective Representatives (including their attorneys).

(c) The parties acknowledge and agree that the Company shall purchase (to be effective as of the Effective Time) a six year “tail” insurance policy with respect to the directors’ and officers’ liability insurance policies maintained by or on behalf of the Company and its subsidiaries on the date hereof (which policy is set forth on Section 4.8(c) of the Company Schedule (the “Current Policy”)) with such “tail” insurance policy having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by such Current Policy as insureds (the “Insured Parties”) with respect to claims arising from any actual or alleged wrongful act or omission occurring while such Insured Party serves or served as an officer or director of the Company or any subsidiary or affiliate thereof, or otherwise serves or served the Company or such a subsidiary in an authorized capacity (including any acts or omissions relating to the negotiation or approval of this Agreement and the consummation of the Merger); provided, however, that if any claim is asserted or made against any Insured Party within such six year period, Parent shall (and shall cause the Surviving Corporation to) ensure that such insurance coverage will survive as to such claim until the final disposition of such claim. Notwithstanding the foregoing, if for any reason the Company does not obtain such “tail” policy at or prior to the Effective Time or if such “tail” policy is terminated, the issuer or carrier becomes financially unable to honor the terms of the policy, or such “tail” policy otherwise ceases to provide coverage to the Insured Parties after the Effective Time at least equivalent to that available under the Current Policy, Parent and the Surviving Corporation shall provide directors and officers liability insurance such that all Insured Parties have coverage for at least six years following the Effective Time (or such longer period as is necessary to resolve any claims asserted in such six year period) on terms and conditions which in the aggregate are not less advantageous to the Insured Parties as those provided by the Current Policy.

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(d) This Section 4.8 is intended for the irrevocable benefit of, and to grant third party contractual rights to, the Covered Persons, Indemnified Parties, and Insured Parties, and the provisions of this Section 4.8 shall survive the consummation of the Merger as set forth herein and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Insured Parties (and their respective heirs, executors and Representatives) shall be entitled to enforce the covenants and rights contained in this Section 4.8. The obligations of Parent and the Surviving Corporation under this Section 4.8 shall not be terminated or modified in such a manner as to adversely affect the rights of any Covered Persons, Indemnified Parties or Insured Parties without the prior written consent of such affected person. Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 4.8.

4.9 FIRPTA Certificate. On or prior to the Effective Time, the Company shall deliver to Parent a properly executed statement in a customary form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

4.10 No Agreements with Company Shareholders. None of Parent, Merger Sub or any Guarantor will, nor will they authorize or permit any of their affiliates or Representatives to, enter into any oral or written agreement, arrangement or understanding, or to authorize, commit or agree to enter into any agreement, arrangement or understanding, pursuant to which any shareholder of the Company would be entitled to receive for their Shares consideration of a different amount or nature than the Merger Consideration.

4.11 Guarantor Matters. Each Guarantor agrees to vote or cause the voting of all Shares directly or indirectly beneficially owned by him in favor of approval of the Merger and this Agreement, and to take all actions necessary to cause Parent, Merger Sub and the Surviving Corporation, as applicable, to perform all of their respective agreements, covenants and obligations under this Agreement. Each Guarantor unconditionally guarantees to the Company the full and complete performance by Parent, Merger Sub and the Surviving Corporation, as applicable, of their respective covenants and obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Parent, Merger Sub or the Surviving Corporation, as applicable, under this Agreement. The foregoing covenants are in addition to, and not in limitation of, the Guarantors’ joint and several obligations under the Bidder Guarantee. Each Guarantor has all right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Bidder Guarantee (including in all cases authorization pursuant to any requisite spousal consents, if applicable), and the Guarantors’ covenants and agreements contained herein represent valid and binding obligations of each Guarantor and, assuming the valid execution and delivery by the Company, are enforceable against such respective Guarantors in accordance with their terms.

4.12 Financing Matters. Each of Parent, Merger Sub and the respective Guarantors jointly and severally covenants and agrees that if between the date of this Agreement and the Closing they at any time believe there is a reasonable possibility that they collectively will not have sufficient funds to timely and fully perform their respective obligations hereunder, including payment in full of the Merger Consideration and all other payments contemplated hereby (such circumstance a “Funding Shortfall”), then the Guarantors, Parent and Merger Sub (a) shall provide prompt written notice of such Funding Shortfall to the Company in the manner provided in Section 7.2, setting forth in reasonable detail the nature and extent of the Funding Shortfall and the proposed resolution thereof, and (b) shall promptly and diligently use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to arrange for financing (the “Alternative Financing”) in an amount sufficient to remedy the Funding Shortfall as promptly as reasonably practicable, such that the Guarantors, Parent and Merger Sub will be able to timely consummate the Merger and fully perform their respective obligations hereunder without material delay. If Parent, Merger Sub or the Guarantors seek or will be relying on Alternative Financing to provide the funds necessary to consummate the Merger or any other transactions contemplated by this Agreement, Parent shall keep the Company and the

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Special Committee reasonably informed of the status of such Alternative Financing efforts, including providing copies of all commitment papers or other documentation relating to such Alternative Financing as promptly as reasonably practicable after they become available to Parent, Merger Sub, any Guarantor, or any of their respective agents, advisors or representatives. Notwithstanding the foregoing, Parent, Merger Sub and the respective Guarantors acknowledge and agree that their respective obligations hereunder are not subject to any financing condition or contingency, regardless of whether they require, seek or are able to obtain any Alternative Financing, or the terms or availability (or unavailability) thereof.

ARTICLE 5

CONDITIONS TO THE MERGER

5.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Company Shareholder Approval. This Agreement shall have been duly approved by the shareholders of the Company, by the requisite vote provided for in the Company Charter Documents and under applicable law (the “Company Shareholder Approval”).

(b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which has the effect of making the Merger illegal or otherwise legally prohibiting the consummation of the Merger.

5.2 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent, Merger Sub and the Guarantors contained in this Agreement (without giving effect to any “Parent Material Adverse Effect”, “Company Material Adverse Effect” or other qualifications based on materiality) shall be true and correct as of the date hereof and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not individually or in the aggregate constitute or result in a Parent Material Adverse Effect. The Company shall have received a certificate attesting to the foregoing signed on behalf of Parent by an authorized officer of Parent.

(b) Agreements and Covenants. Parent, Merger Sub and the Guarantors shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate attesting to the foregoing signed on behalf of Parent by an authorized officer of Parent.

5.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (without giving effect to any “Company Material Adverse Effect” or other qualifications based on materiality) shall be true and correct as of the date hereof and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would

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not individually or in the aggregate constitute or result in a Company Material Adverse Effect; and except that the representations and warranties set forth in Section 2.2 shall be true and correct in all material respects. Parent shall have received a certificate attesting to the foregoing signed on behalf of the Company by the Chief Financial Officer of the Company.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate attesting to the foregoing signed on behalf of the Company by the Chief Financial Officer of the Company.

(c) Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement, and Parent shall have received a certificate attesting to the foregoing signed on behalf of the Company by the Chief Financial Officer of the Company.

ARTICLE 6

TERMINATION, AMENDMENT AND WAIVER

6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and the Merger may be abandoned, notwithstanding (except as set forth below) any prior approval of this Agreement by the shareholders of the Company:

(a) by mutual written consent duly authorized by the boards of directors of Parent and the Company (in the case of the Company, acting through the Special Committee, if then in existence);

(b) by either the Company or Parent if the Effective Time shall not have occurred on or before the close of business on June 30, 2009 (as such date may be extended by mutual agreement of the parties, the “End Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Effective Time to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement;

(c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and non-appealable;

(d) by either the Company or Parent if the Company Shareholder Approval shall not have been obtained at the Shareholders Meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 6.1(d) shall not be available to either party where the failure to obtain the Company Shareholder Approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a breach by such party of this Agreement;

(e) by the Company, at any time prior to the approval of this Agreement by the Company’s shareholders, if (i) the Board (or the Special Committee) shall have effected a Change of Recommendation pursuant to and in compliance with Section 4.4(c) hereof, (ii) the Company shall have paid Parent the Parent Expenses provided under Section 6.3(c) hereof, and (iii) concurrently or within two (2) business days of such termination, the Company enters into a definitive agreement with respect to the Superior Offer that was the subject of such Change of Recommendation;

(f) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent, Merger Sub or the Guarantors set forth in this Agreement, or if any representation or warranty of Parent, Merger Sub or the Guarantors shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) or Section 5.2(b) hereof would not then be satisfied, provided, however, that if any

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such inaccuracy in Parent, Merger Sub or the Guarantors’ representations and warranties or breach by Parent, Merger Sub or the Guarantors is curable by Parent, Merger Sub or the Guarantors within twenty (20) calendar days after notice of such inaccuracy or breach through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 6.1(f) for twenty (20) calendar days after delivery of written notice from the Company (or the Special Committee) to Parent of such inaccuracy or breach, provided, Parent, Merger Sub or the Guarantors continue to diligently exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 6.1(f) if such inaccuracy or breach by Parent, Merger Sub or the Guarantors is cured during such twenty (20) calendar day cure period); provided, further, that Parent, Merger Sub and the Guarantors shall have no right of cure for any failure to have or obtain any funding necessary to complete the Merger and satisfy in full all payment obligations pursuant to the Merger;

(g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) or Section 5.3(b) hereof would not then be satisfied, provided, however, that if any such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company within twenty (20) calendar days after notice of such inaccuracy or breach through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 6.1(g) for twenty (20) calendar days after delivery of written notice from Parent to the Company of such inaccuracy or breach, provided, the Company continues to diligently exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 6.1(g) if such inaccuracy or breach by the Company is cured during such twenty (20) calendar day cure period);

(h) by Parent, if a Company Material Adverse Effect shall have occurred since the date of this Agreement; provided, however, that if such Company Material Adverse Effect is curable by the Company within twenty (20) calendar days after notice of such Company Material Adverse Effect through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 6.1(h) for twenty (20) calendar days after delivery of written notice from Parent to the Company of such Company Material Adverse Effect, provided, the Company continues to diligently exercise commercially reasonable efforts to cure such Company Material Adverse Effect (it being understood that Parent may not terminate this Agreement pursuant to this Section 6.1(h) if such Company Material Adverse Effect is cured during such twenty (20) calendar day period);

(i) by Parent, if any of the following events shall have occurred: (i) the Board or the Special Committee shall for any reason have made a Change of Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the recommendation of each of the Board and the Special Committee that holders of Shares vote in favor of approval of this Agreement; or (iii) the Board or the Special Committee fails to reaffirm (publicly, if so requested) its recommendation in favor of the approval of this Agreement within ten (10) calendar days after Parent requests in writing that such recommendation be reaffirmed; provided that Parent may only request such a reaffirmation following the public announcement by a Third Party of an Acquisition Proposal that is not subsequently withdrawn and only once in each such circumstance.

6.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 6.1 hereof will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or, if the termination is pursuant to Section 6.1(f), Section 6.1(g), or Section 6.1(h) hereof and the cure right described therein is applicable, no earlier than the expiration of the applicable cure period). In the event of the termination of this Agreement as provided in Section 6.1 hereof, this Agreement shall be of no further force or effect and there shall be no liability to any party hereunder in connection with this Agreement or the Merger, except (i) as set forth in this Section 6.2, Section 6.3 and ARTICLE 7 hereof, each of which

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provisions shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud or any intentional or willful breach of, or any intentional misrepresentation made in, this Agreement or terminate any parties’ rights to specific performance pursuant to Section 7.7.

6.3 Fees and Expenses.

(a) General. Except as set forth below in this Section 6.3, Expenses shall be paid by the party incurring such Expenses, whether or not the Merger is consummated. As used in this Section 6.3, “Expenses” shall mean all out-of-pocket fees, costs and expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers and consultants to a party hereto and its affiliates) paid or incurred by or on behalf of a party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including (i) any due diligence and valuation costs and expenses, (ii) the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of the Company Shareholder Approval required by this Agreement and (iii) all other matters reasonably related to this Agreement or the Merger.

(b) Parent Payments. If this Agreement is validly terminated by the Company pursuant to Section 6.1(f) (including, without limitation, as a result of Parent or Merger Sub breaching their respective obligations to effect the Merger at a time when all conditions to such obligations have been satisfied or validly waived), then Parent shall pay or cause to be paid to the Company an amount of cash equal to the sum of (i) $500,000 plus (ii) the aggregate amount of Expenses incurred by the Company (the sum of (i) and (ii), the “Business Interruption Fee”); provided, that the foregoing shall not prevent the Company from independently or concurrently seeking payment of the Business Interruption Fee under the Bidder Guarantee so long as the aggregate amount received by the Company from the Parent pursuant to this Section 6.3(b) and from the Guarantors pursuant to the Bidder Guarantee is not greater than the Business Interruption Fee; provided, further, the existence or payment of the Business Interruption Fee pursuant to this Section 6.3(b) or under the Bidder Guarantee shall not affect the Company’s rights to seek any other remedy available to it hereunder or at law or in equity, including in all cases the right to specific performance provided in Section 7.7. Parent shall pay or cause to be paid to the Company the Business Interruption Fee as promptly as reasonably practicable (and, in any event, within two business days following such termination), by wire transfer of immediately available funds to an account specified by the Company in writing to Parent, unless separately paid in full pursuant to the Bidder Guarantee prior to such time.

(c) Company Payments. If this Agreement is validly terminated by (i) Parent pursuant to Sections 6.1(g) or 6.1(i), (ii) the Company pursuant to Section 6.1(e), or (iii) either Parent or the Company pursuant to Section 6.1(d) after the Board (or the Special Committee) has effected a Change of Recommendation, then the Company shall pay or cause to be paid to Parent an amount of cash equal to the aggregate amount of Expenses incurred by Parent, Merger Sub and the Guarantors up to a maximum of $500,000 (collectively, “Parent Expenses”); provided, that the existence or payment of the Parent Expenses pursuant to this Section 6.3(c) shall not affect Parent’s rights to seek any other remedy available to it hereunder or at law or in equity, including the right to specific performance provided in Section 7.7. The Company shall pay or cause to be paid to Parent the Parent Expenses as promptly as reasonably practicable (and, in any event, within two business days following such termination), by wire transfer of immediately available funds to an account specified by Parent in writing to the Company.

(d) Failure to Pay. If a party fails to timely pay the Business Interruption Fee or the Parent Expenses, as applicable, when required pursuant to this Section 6.3, the unpaid amounts shall accrue interest for the period commencing on the date the unpaid amounts became past due until paid in full, at a daily rate equal to the prime lending rates as published daily in The Wall Street Journal during the period of delinquency. In addition, if any party fails or refuses to pay any such amounts when due, then the party to whom such amount is owed and not timely paid shall be entitled to receive, in addition to the amount owed, all of its reasonably documented out-of-pocket fees, costs and expenses (including reasonable attorneys’ fees and

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costs) incurred in connection with enforcing such payment rights and collecting any amounts owed and any interest thereon. These rights are in addition to, and not in limitation of, any other rights or remedies that otherwise may be available under this Agreement, the Bidder Guarantee or at law or in equity.

6.4 Amendment. This Agreement may be amended, modified or supplemented by the parties pursuant to action taken or authorized by their respective boards of directors (in the case of the Company, acting through the Special Committee, if then in existence) at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no such amendment may be made that pursuant to applicable Legal Requirements requires further approval or adoption by the shareholders of the Company without such further shareholder approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties in interest at the time of the amendment.

6.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, however, that after the Company Shareholder Approval has been obtained, no such waiver may be made that pursuant to applicable Legal Requirements requires further approval or adoption by the shareholders of the Company without such further shareholder approval or adoption. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE 7

GENERAL PROVISIONS

7.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)	if to Parent, Merger Sub or the Guarantors, to:

SUNRISE ACQUISITION COMPANY, LLC

9000 Sunset Boulevard, Penthouse

Los Angeles, California 90069

Attention: Gerard Guez and Todd Kay

Telephone No.: (310) 858-2600

Telecopy No.: (323) 881-0383

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with a copy to (which shall not constitute notice):

STUBBS ALDERTON & MARKILES, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

Attention: John J. McIlvery, Esq.

Telephone No.: (818) 444-4502

Telecopy No.: (818) 444-6302

(b)	if to the Company, to:

TARRANT APPAREL GROUP

3151 East Washington Boulevard

Los Angeles, California 90023

Attention: Chief Financial Officer

Telephone No.: (323) 881-0325

Telecopy No.: (323) 881-0332

with a copy to (which shall not constitute notice):

BINGHAM MCCUTCHEN LLP

355 South Grand Avenue, Suite 4400

Los Angeles, CA 90071-3106

Attn: John L. Filippone, Esq.

Telephone No.: (213) 680-6626

Telecopy No.: (213) 830-8626

7.3 Interpretation; Knowledge.

(a) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and annex, article, section, paragraph, exhibit and schedule references are references to the annex, articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise indicated. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The plural of any defined term shall have a meaning correlative to such defined term and words denoting any gender shall include all genders and the neuter. A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.

(b) For purposes of this Agreement, with respect to any person that is not an individual, the term “knowledge” means the actual knowledge of such person’s directors and executive officers (except for the Guarantors, in the case of the Company) and the knowledge that any of such persons would be reasonably expected to have in the conduct of their respective duties, and, with respect to any individual, means the actual knowledge of such person, including in the cases of Parent, Merger Sub or the Guarantors, any knowledge any such person would have obtained through a review of the Company’s SEC filings made since December 31, 2006 and the exhibits thereto.

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(c) For purposes of this Agreement, the term “Company Material Adverse Effect” means any change, event, violation, inaccuracy, or occurrence (each, an “Effect”), individually or when aggregated with other Effects, that is or would be reasonably likely to be materially adverse to the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole; provided, however, that Effects arising from or relating to any of the following shall not be deemed in and of itself, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (A) conditions affecting the industries in which the Company participates (which Effects, in each case, do not materially and disproportionately affect the Company or its subsidiaries, as the case may be, relative to other apparel sourcing or apparel wholesale businesses), (B) conditions affecting the economy of the United States as a whole or any other economies in any locations where the Company or any of its subsidiaries has operations or sales (which Effects, in each case, do not materially and disproportionately affect the Company or its subsidiaries, as the case may be, relative to other apparel sourcing or apparel wholesale businesses operating in the same markets as the Company and its subsidiaries), (C) changes in applicable Legal Requirements (which Effects do not materially and disproportionately affect the Company or its subsidiaries, as the case may be, relative to other apparel sourcing or apparel wholesale businesses operating in the same markets as the Company and its subsidiaries), (D) any Effect directly or indirectly caused by or resulting from the announcement, pendency or anticipated or actual consummation of the transactions contemplated by this Agreement, (E) the Effect of taking or omitting any action to which Parent, Merger Sub or any of the Guarantors have given their consent or which action or omission was initiated, consented to or approved by any Guarantor in his capacity as an officer, director or shareholder of the Company, (F) in and of itself, any change in the trading price or trading volume of the Company Common Stock, (G) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or the commencement or continuation of war involving the United States not requiring or involving an act of the United States Congress, (H) any Effect directly or indirectly caused by or resulting from the bankruptcy of Mervyns LLC or any of its affiliates, (I) any Effect resulting from any failure of the Company to collect any loans, debts or outstanding receivables owed to the Company by Parent, Merger Sub, the Guarantors, their respective affiliates or from any party for which any of the foregoing persons has provided a guarantee of payment or is acting as a surety, (J) any Effect resulting from or constituting a breach of any representation, warranty or covenant of Parent, Merger Sub or any Guarantor hereunder, (K) any failure by the Company to meet analyst estimates or expectations or any failure by the Company to meet its internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), or (L) any Effect resulting from any default or event of default caused by the failure to obtain or maintain any waiver or consent required under the terms of any outstanding indebtedness or financing arrangements of the Company or any of its subsidiaries or affiliates, including credit facilities or other similar arrangements.

(d) For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(e) For purposes of this Agreement, an “affiliate” of any person shall mean another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, that Parent, Merger Sub and the Guarantors shall not be deemed to be “affiliates” of the Company or its subsidiaries, and vice versa, nor

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shall any actions by or on behalf of Parent, Merger Sub or the Guarantors be deemed actions of or by the Company, its subsidiaries or their respective affiliates.

(f) For purposes of this Agreement, the term “business day” shall mean any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in Los Angeles, California.

(g) For purposes of this Agreement, the term “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, order, judgment, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(h) For purposes of this Agreement, the term “Governmental Entity” shall mean any federal, state, local or foreign court, administrative agency, commission, governmental or regulatory authority of competent jurisdiction, or any non-governmental self-regulatory agency, commission or authority having (through authority granted by constitution, statute, judicial decision or order, or by a governmental agency or commission) the force of law.

(i) For purposes of this Agreement, the term “Contract” shall mean any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, sublease, assignment of lease or occupancy agreement, agreement, contract, obligation, arrangement, understanding, undertaking, instrument, permit, franchise or license agreement, whether oral or written.

(j) For purposes of this Agreement, the term “Lien” shall mean any liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, interferences, options, rights of first refusals, preemptive rights, community property interests or restrictions of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(k) For purposes of this Agreement, the term “Rights Agreement” means the Rights Agreement, dated as of November 21, 2003, as amended to date, between the Company and Computershare Trust Company, as Rights Agent thereunder.

7.4 Counterparts. This Agreement may be executed by facsimile or PDF signature and in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each other party, it being understood that all parties need not sign the same counterpart.

7.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Rollover Agreement, the Bidder Guarantee, and the Company Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, representations, warranties and understandings, both written and oral, among the parties with respect to the collective subject matter hereof and thereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 4.8 hereof or in the Bidder Guarantee. It is acknowledged and agreed that the Bidder Guarantee represents an independent agreement, the effectiveness and validity of which shall be unaffected by the execution, delivery or any purported termination hereof or any amendment hereto.

7.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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7.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO SEEK AND OBTAIN AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER RIGHTS OR REMEDIES TO WHICH THEY ARE OR MAY BE ENTITLED HEREUNDER, UNDER THE BIDDER GUARANTEE, OR AT LAW OR IN EQUITY.

7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

7.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

7.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, that it is acknowledged and agreed that the members of the Board, other than the Guarantors, as well as the Special Committee shall be authorized and entitled to enforce the Company’s rights hereunder and under the Bidder Guarantee on behalf of the Company and its shareholders, other than the Guarantors. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(Signatures on Following Page)

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

SUNRISE ACQUISITION COMPANY, LLC, a California limited liability company

By:	/s/ GERARD GUEZ
Name:	Gerard Guez
Title:	Manager

SUNRISE MERGER COMPANY, a California corporation

By:	/s/ GERARD GUEZ
Name:	Gerard Guez
Title:	President

TARRANT APPAREL GROUP, a California corporation

By:	/s/ PATRICK CHOW
Name:	Patrick Chow
Title:	Chief Financial Officer, Assistant Secretary and Vice President

SOLELY FOR THE PURPOSES

OF ARTICLE 3 AND SECTIONS 4.6,

4.7, 4.10, 4.11, 4.12 and ARTICLE 7:

GUARANTORS:

/s/ GERARD GUEZ
GERARD GUEZ

/s/ TODD KAY
TODD KAY

ANNEX B

February 26, 2009

The Special Committee of the Board of Directors

Tarrant Apparel Group

3151 East Washington Boulevard

Los Angeles, CA 90023

Dear Members of the Special Committee:

We understand that Sunrise Acquisition Company, LLC (the “Parent”), Sunrise Merger Company, a wholly-owned subsidiary of the Parent (the “Merger Sub”), Tarrant Apparel Group (the “Company”), and Mr. Gerard Guez and Mr. Todd Kay (the “Guarantors”) propose to enter into the Merger Agreement (defined below) pursuant to which, among other things, the Merger Sub will be merged with and into the Company (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, no par value, of the Company (“Company Common Stock”, which together with the associated rights to purchase one one-thousandth (1/1000th) of a share of Series B Preferred Stock, no par value, of the Company, pursuant to a rights agreement, are collectively referred to herein as the “Shares”), will be cancelled and extinguished and automatically converted into the right to receive $0.85 in cash (the “Consideration”), other than certain Shares, including Shares owned by the Guarantors.

We further understand that Mr. Guez is a significant stockholder, the Chairman of the Board of Directors, and Chief Executive Officer, of the Company, and Mr. Kay is a significant stockholder, and the Vice-Chairman of the Board of Directors, of the Company (each of Messrs. Guez and Kay, together with the Parent, the Merger Sub and their respective affiliates, and any other stockholder of the Company acting together with them in a group in connection with the Transaction are collectively referred to herein as the “Excluded Persons”).

You have requested that Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee (the “Committee”) of the Board of Directors of the Company as to whether, as of the date hereof, the Consideration to be received by the holders of Shares, other than the Excluded Persons, in the Transaction pursuant to the Merger Agreement is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the following agreements and documents:

a.	Execution Copy of the Agreement and Plan of Merger, received February 25, 2009, by and among the Parent, the Merger Sub, the Company and the Guarantors (the “Merger Agreement”);

b.	Execution Copy of the Form of Limited Joint and Several Guarantee, received February 25, 2009, by the Guarantors in favor of the Company (and, together with the Merger Agreement, the “Agreements”);

c.	settlement agreement by and between American Rag Cie, LLC, American Rag Cie II, World Denim Bar, LLC, Café Beau Soleil, LLC, Mark I. Werts and Larry C. Russ on the one hand, and the Company, Private Brands, Inc., and the Guarantors, on the other hand (the “Settlement”) relating to the licensing agreement between American Rag Cie, LLC and Private Brands, Inc.; and

The Special Committee of the Board of Directors

Tarrant Apparel Group

February 26, 2009

d.	amended license agreement by and between American Rag Cie, LLC and Private Brands, Inc. (together with the Settlement, the “Settlement Agreements”).

2.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by management of the Company, including net operating loss carryforwards for the Company as of December 31, 2007 and December 31, 2008, and financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the years ending 2009 through 2010, including projections of management of the Company as to the anticipated impact of the Mervyn’s LLC bankruptcy filing and the Settlement Agreements;

3.	spoken with certain members of the management of the Company and certain of its representatives and advisers regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

4.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

5.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.	reviewed the current and historical market prices and trading volume for the Shares, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that we deemed to be relevant;

8.	reviewed a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data, projections and other materials (financial or otherwise) provided to us by or on behalf of the Company; and

9.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has represented to us, and we have assumed, that the projections have been reasonably prepared in good faith, on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company or any other party to the Transaction may be a party (other than as specifically described herein with respect to the Transaction).

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to

The Special Committee of the Board of Directors

Tarrant Apparel Group

February 26, 2009

be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and the other documents provided to us, without any material amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an adverse effect on the Company or the Consideration. In addition, we have relied upon and assumed, without independent verification, that the final form of any draft documents identified above will not differ in any material respect from the drafts of said documents.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, or any other party to the Transaction, is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company, or any other party to the Transaction, is or may be a party or is or may be subject. In particular, with respect to the Settlement Agreements, we have been informed, based on discussions with Company management, that the impact of such Settlement Agreements has been incorporated into the projections provided to us and referred to above.

We have not been requested to, and did not, initiate any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the assets, businesses or operations of the Company or any other party, or any alternatives to the Transaction; provided, however, that we did participate in preliminary discussions with a third party as to a potential sale of all or a part of the Company. However, at the direction of the Committee, we did not pursue such discussions or initiate similar contacts with other third parties. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Committee in connection with its consideration of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board of Directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

The Special Committee of the Board of Directors

Tarrant Apparel Group

February 26, 2009

Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and other financial services to the Company, for which Houlihan Lokey and such affiliates have received compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company and other participants in the Transaction and certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.

Houlihan Lokey has also acted as financial advisor to the Committee in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a portion of which is contingent upon the consummation of the Transaction, based on the current terms of the Merger Agreement. In addition, we will receive a fee for rendering this Opinion, which fee is not contingent upon the successful completion of the Transaction.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or to any other party, except as set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, the Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or to be received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Shares, other than the Excluded Persons, in the Transaction pursuant to the Merger Agreement is fair to such holders from a financial point of view.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.

ANNEX C

Chapter 13 of California Corporations Code

1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions: (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class. (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting. (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301. (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (A) or (B) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following: (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and

1305 shall be suspended until final determination of such litigation.

1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

1313. A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

ANNEX D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2008

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number: 0-26006

TARRANT APPAREL GROUP

(Exact name of registrant as specified in its charter)

California	95-4181026
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 South Figueroa Street, Suite 2500

Los Angeles, California 90017

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (323) 780-8250

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which Registered
Common Stock	Nasdaq Global Market

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registration is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of the Common Stock held by non-affiliates of the Registrant on June 30, 2008 was $11,070,229, based upon the closing price of the Common Stock on that date.

Number of shares of Common Stock of the Registrant outstanding as of March 13, 2009: 30,543,763.

DOCUMENTS INCORPORATED BY REFERENCE

None.

TARRANT APPAREL GROUP

PART I

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This 2008 Annual Report on Form 10-K contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Those statements include statements regarding our intent, belief or current expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, our ability to face stiff competition, profitably manage a sourcing and distribution business, the financial strength of our major customers, the continued acceptance of our existing and new products by our existing and new customers, dependence on key customers, the risks of foreign manufacturing, competitive and economic factors in the textile and apparel markets, the availability of raw materials, the ability to manage growth, weather-related delays, dependence on key personnel, the successful resolution of pending litigation, general economic conditions, global manufacturing costs and restrictions, and other risks and uncertainties that may be detailed herein. See “Item 1A. Risk Factors.”

Item 1.	BUSINESS

Overview

Tarrant Apparel Group is a design and sourcing company for private label and private brand casual apparel serving mass merchandisers, department stores, branded wholesalers and specialty chains located primarily in the United States. Our major customers include retailers, such as Macy’s Merchandising Group, Chico’s, New York & Co., Mothers Work, the Avenue, Wal-Mart, Mark’s Work, and Lane Bryant as well as wholesalers such as Seven Licensing Company. Our products are manufactured in a variety of woven and knit fabrications and include jeans wear, casual pants, shorts, skirts, dresses, t-shirts, shirts and other tops and jackets.

In 2006 and 2007, our total net sales were $232 million and $244 million, respectively. In 2008, our net sales decreased by 20% to $195 million, as compared to the prior year. In 2006, we experienced a net loss of $22.2 million, which included a non-cash charge of $27.1 million of a loss on notes receivable—related parties. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In 2007, our net income was $1.7 million. In 2008, we experienced net loss of $11.1 million, which included $6.7 million of non-cash goodwill impairment charges.

We launched our private brands initiative in 2003, and have since acquired ownership of or license rights to a number of brand names and sold apparel products under the brand, generally to a single retail company within a geographic region. We sell apparel products under the American Rag Cie brand in Macy’s and related stores. We have also sold products under the Marissa K brand, but discontinued this brand the second quarter of 2008.

Business Strategy

We believe that the following trends are currently affecting apparel retailing and manufacturing:

•

Consolidation among apparel retailers has increased their ability to demand value-added services from apparel manufacturers, including fashion expertise, rapid response, just-in-time delivery, Electronic Data Interchange and favorable pricing.

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•

Increased competition among retailers due to consolidation has resulted in an increased demand for private brand apparel, which generally offers retailers higher margins and permits them to differentiate their products.

•	The current fashion cycle requires more design and product development, in addition to quickly responding to emerging trends. Apparel manufacturers that offer these capabilities are in demand.

•

The current economic downturn is accelerating the consolidation among retailers, apparel manufacturers and wholesalers, and has resulted in a decreased number of retailers as several large retailers have closed locations.

We believe that we have the capabilities to take advantage of these trends and remain a principal value-added supplier of casual, moderately priced apparel as well as increase our share of the higher retail, “branded” segment that the major retailers are pursuing.

Design Expertise. As one of the very few sourcing companies with our own design team, we believe that we have established a reputation with our customers as a fashion resource and manufacturer that is capable of providing design assistance to customers in the face of rapidly changing fashion trends.

Research and Development Capabilities. We believe our design capability combined with our fabric research and development provide a major advantage that our customers respond to, and that we have skills in the advanced development of washes and finishes that give us a position of competitive strength.

Marketing Expertise. We have the understanding and resources to develop strong “brand-like” product marketing to support the need to extend traditional store brands into product presentations that have more value to the consumer in terms of product design and imaging.

Sample-Making and Market-Testing Capabilities. We seek to support customers with our design expertise, sample-making capability and ability to rapidly produce small test orders of products.

On-Time Delivery. We have developed a diversified network of international contract manufacturers and fabric suppliers, which enable us to accept orders of varying sizes and delivery schedules and to produce a broad range of garments at varying prices depending upon lead time and other requirements of the customer.

Quality and Competitively Priced Products. We believe that our long time presence in the Far East and our experienced product management teams provide a superior supply chain that enables us to meet the individual needs of our customers in terms of quality and lead time.

Product Diversification. Our experience in designing and delivering complete apparel collections for some of our customers has improved our overall ability to deliver product classifications beyond our core casual bottoms offerings, which has further diversified the merchandise we offer to other customers.

Private Brands. With a private brand relationship, we own or control the brand and thus build equity in the brand as the product gains acceptance by consumers. In a private label relationship, we source products for our customers who own and control the brand and thus benefit from any increase in value of the brand.

We believe that forming strong alliances with premier retailers allows us greater penetration of apparel categories in addition to our core casual bottoms business. In addition to the increased breadth of classifications, we have improved our ability to compete for private label business based on expertise gained from our private brand development. We receive higher margins for our products when we also provide our customers with design and marketing assistance.

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Products

Women’s jeans historically have been, and continue to be, our principal product. Our products also include moderately priced women’s apparel in casual, non-denim fabrications such as twill and other cotton and cotton blends, in woven tops and bottoms. Our women’s apparel products currently include jeans wear, casual pants, shorts, skirts, dresses, t-shirts, blouses, shirts, other tops and jackets. These products are manufactured in petite, standard and large sizes and are sold at a variety of wholesale prices generally ranging from less than $5 to over $30 per garment. We have produced men’s apparel in varying significance for the last several years.

Over the past three years, approximately 57% of total net sales were derived from the sales of pants and jeans, approximately 7% from the sale of shorts, approximately 15% from the sale of shirts, blouses and tops and approximately 4% from the sale of skirts and skort-alls. The balance of net sales consisted of sales of dresses, jackets and other products.

Customers

We generally market our products to high-volume retailers and wholesalers that we believe can grow into major accounts. By limiting our customer base to a select group of larger accounts, we seek to build stronger long-term relationships and leverage our operating costs against large bulk orders. Although we continue to diversify our customer base, the majority of sales growth is most predictable from existing customers.

The following table shows the percentage of our net sales in fiscal year 2008 attributable to each customer that accounted for more than 10% of net sales.

Percentage of Total Net Sales
Customer	2008
Macy’s Merchandising Group	27.4
Seven Licensing Company (related party)	15.7
Chico’s	12.8

We currently serve over 10 major customers, which in addition to those identified above, include, New York & Co., Mothers Work, Mark’s Work, the Avenue, and Wal-Mart. In 2006, 2007 and 2008, net sales of private brands represented approximately 22%, 18% and 25%, respectively, of our total net sales. We launched our private brands initiative in 2003, in which we acquire ownership of or license rights to a brand name and sell apparel products under this brand, generally to a single retail company within a geographic region. We currently sell products in our brands “American Rag Cie” exclusively to Macy’s Merchandising Group. We sold products in our licensed brand “Alain Weiz” to Dillard’s during 2004 to 2006, but discontinued the license of this brand in 2007. In the past, we have sold products under other brands, such as Jessica Simpson.

We do not have long-term contracts with any of our customers except for Macy’s Merchandising Group for American Rag Cie and, therefore, there can be no assurance that other customers will continue to place orders with us of the same magnitude as it has in the past, or at all. In addition, the apparel industry historically has been subject to substantial cyclical variation, with consumer spending for purchases of apparel and related goods tending to decline during recessionary periods. We are presently

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in such a recessionary period, and have experienced a substantial decline in customer orders commencing in mid-2008. The declines have had a significant negative impact on our sales and results of operations, and we expect this trend to continue for at least nine months to a year. To the extent these financial difficulties occur for longer periods or reoccur in the future, our financial condition and results of operations may be materially and adversely affected. See “Item 1A. Risk Factors.”

Design, Merchandising and Sales

While many private label producers only arrange for the bulk production of styles specified by their customers, we not only design garments, but also assist some of our customers in market testing new designs. We believe that our design, sample-production and test-run capabilities give us a competitive advantage in obtaining bulk orders from our customers. We also often receive bulk orders for garments we have not designed because many of our customers allocate bulk orders among more than one producer.

We have developed integrated teams of design, merchandising and support personnel, some of whom serve on more than one team, that focus on designing and producing merchandise that reflects the style and image of their customers. Teams are divided between private label and private brands for sourcing operations.

Each team is responsible for all aspects of its customer’s needs, including designing products, developing product samples and test items, obtaining orders, coordinating fabric choices and procurement, monitoring production and delivering finished products. The team seeks to identify prevailing fashion trends that meet its customer’s retail strategies and design garments incorporating those trends. The team also works with the buyers of its customer to revise designs as necessary to better reflect the style and image that the customer desires to project to consumers. During the production process, the team is responsible for informing the customer about the progress of the order, including any difficulties that might affect the timetable for delivery. In this way, our customer and our merchandisers can make appropriate arrangements regarding any delay or other change in the order. We believe that this team approach enables our employees to develop an understanding of the customer’s distinctive styles and production requirements in order to respond effectively to the customer’s needs.

From time to time and at scheduled seasonal meetings, we present samples to the customer’s buyers who determine which, if any, of the samples will be produced on a test run or a bulk order. Samples are often presented in coordinated groupings or as part of a product line. Some customers, particularly specialty retail stores, may require that a product be tested before placing a bulk order. Testing involves the production of as few as several hundred copies of a given sample in different size, fabric and color combinations. The customer pays for these test items, which are placed in selected stores to gauge consumer response. The production of test items enables our customers to identify garments that may appeal to consumers and also provides us with important information regarding the cost and feasibility of the bulk production of the tested garment. If the test is determined to be successful, we generally receive a significant percentage of the customer’s total bulk order of the tested item. In addition, as is typical in the private label business, we receive bulk production orders to produce merchandise designed by our competitors or other designers, since most customers allocate bulk orders among a number of suppliers.

Sourcing

General

When bidding for or filling an order, our international or domestic sourcing network enables us to choose from among a number of suppliers and manufacturers based on the customer’s price requirements,

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product specifications and delivery schedules. Historically, we manufactured our products through independent cutting, sewing and finishing contractors located primarily in Hong Kong and China, and have purchased our fabric from independent fabric manufacturers with weaving mills located primarily in Hong Kong and China. In recent years, we have expanded our network to include suppliers and manufacturers located in a number of additional countries, including India, Vietnam, Bangladesh, and Cambodia. Our sourcing strategy is based on a strong presence in Asia, in particular, Hong Kong, China and Southeast Asia.

Dependence on Contract Manufacturers

The use of contract manufacturers and the resulting lack of direct control over the production of our products could result in our failure to receive timely delivery of products of acceptable quality. Although we believe that alternative sources of cutting, sewing and finishing services are readily available, the loss of one or more contract manufacturers could have a materially adverse effect on our results of operations until an alternative source can be located and commence producing our products.

Although we have adopted a code of vendor conduct and monitor the compliance of our independent contractors with our code of conduct and applicable labor laws, we do not control our contractors or their labor practices. The violation of federal, state or foreign labor laws by one of our contractors can result in us being subject to fines and our goods, which are manufactured in violation of such laws, being seized or their sale in interstate commerce being prohibited. Additionally, certain of our customers may refuse to do business with us based on our contractors’ labor practices. From time to time, we have been notified by federal, state or foreign authorities that certain of our contractors are the subject of investigations or have been found to have violated applicable labor laws. To date, we have not been subject to any sanctions that, individually or in the aggregate, have had or could have a material adverse effect upon us, and we are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future we will not be subject to sanctions or lose business from our customers as a result of violations of applicable labor laws by our contractors, or that such sanctions or loss of business will not have a material adverse effect on us. In addition, our customers require strict compliance by their apparel manufacturers, including us, with applicable labor laws. To that end, we are regularly inspected by some of our major customers. There can be no assurance that the violation of applicable labor laws by one of our contractors will not have a material adverse effect on our relationship with our customers.

We do not have any long-term contracts with independent fabric suppliers. The loss of any of our major fabric suppliers could have a material adverse effect on our financial condition and results of operations until alternative arrangements are secured.

Diversified Production Network

We have a production network that is capable of servicing a wide range of customer needs. Some customers place a priority on “speed to market,” and are willing to pre-approve several different fabric styles, and pay air freight in order to quickly get the most current styling into their stores. Other customers seek lower costs, and are willing to source production from more remote areas with long lead-times. Although mass merchandisers, such as Wal-Mart, normally operate on shorter lead times for fashion products, they can give us projections six months to nine months in advance for basic products that do not change in styles significantly from season to season. Our ability to operate on different production schedules helps us to meet our customers’ varying needs.

By allocating an order among different manufacturers, we seek to fill the high-volume orders of our customers, while meeting their delivery requirements. Upon receiving an order, we determine which

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of our suppliers and manufacturers can best fill the order and meet the customer’s price, quality and delivery requirements. We consider, among other things, the price charged by each manufacturer and the manufacturer’s available production capacity to complete the order, as well as the availability of quota, if applicable, for the product from various countries and the manufacturer’s ability to produce goods on a timely basis subject to the customer’s quality specifications. Our personnel also consider the transportation lead times required to deliver an order from a given manufacturer to the customer. In addition, some customers prefer not to carry excess inventory and therefore require that we stagger the delivery of products over several weeks.

International Sourcing

We conduct and monitor our sourcing operations from our Hong Kong office. The staff has extensive knowledge about, and experience with, sourcing and production, including purchasing, manufacturing and quality control. Several times each year, members of our senior management, including local staff, visit and inspect the facilities and operations of our international suppliers and manufacturers.

Foreign manufacturing is subject to a number of risk factors, including, among other things, transportation delays and interruptions, political instability, expropriation, currency fluctuations and the imposition of tariffs, import and export controls, other non-tariff barriers (including changes in the allocation of quotas), natural disasters and cultural issues. Each of these factors could have a material adverse effect on us.

While we are in the process of establishing business relationships with manufacturers and suppliers located in countries other than Hong Kong, Macau or China, such as in Mongolia, Vietnam, India, Bangladesh and Thailand, we still primarily contract with manufacturers and suppliers located in Hong Kong, Macau and China for our international sourcing needs, and currently expect that we will continue to do so for the foreseeable future. Any significant disruption in our operations or our relationships with our manufacturers and suppliers located in Hong Kong, Macau or China could have a material adverse effect on us.

The Import Sourcing Process

As is customary in the apparel industry, we do not have any long-term contracts with our manufacturers. During the manufacturing process, our quality control personnel visit each factory to inspect garments when the fabric is cut, as it is being sewn and as the garment is being finished. Daily information on the status of each order is transmitted from the various manufacturing facilities to our offices in Hong Kong and Los Angeles. We, in turn, keep our customers apprised, often through daily telephone calls and frequent written reports. These calls and reports include candid assessments of the progress of a customer’s order, including a discussion of the difficulties, if any, that have been encountered and our plans to rectify them.

We often arrange, on behalf of manufacturers, for the purchase of fabric from a single supplier. We have the fabric shipped directly to the cutting factory and invoice the factory for the fabric. Generally, the factories pay us for the fabric with offsets against the price of the finished goods. For our longstanding program business, we may purchase or produce fabric in advance of receiving the order, but in accordance with the customer’s specifications. By procuring fabric for an entire order from one source, we believe that production costs per garment are reduced and customer specifications as to fabric quality and color can be better controlled.

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The anti-terrorist measures adopted by the U.S. government and in particular, by the U.S. Customs, have meant more stringent inspection processes before imported goods are cleared for delivery into the U.S. In some instances, these measures have caused delays in the pre-planned delivery of products to customers.

Distribution

Based on our worldwide sourcing capability and in order to properly fulfill orders, we have tailored our distribution system to meet the needs of the customer. Some customers, such as Macy’s Merchandising Group, Wal-Mart and Kohl’s, use Electronic Data Interchange, or “EDI”, to send orders and receive merchandise and invoices. The EDI distribution function has been centralized in our Los Angeles corporate headquarters in order to expedite and control the flow of merchandise and electronic information, and to insure that the special requirements of our EDI customers are met.

For orders sourced outside the United States and Mexico, the merchandise is shipped from the production facility by truck to a port where it is consolidated and loaded on containerized vessels for ocean transport to the United States. For customers with West Coast and Midwest distribution centers, the merchandise is brought into the port of Los Angeles. After Customs clearance, the merchandise is shipped by truck to either our Los Angeles warehouse facility, an independent public warehouse or an independent bonded warehouse in Ohio. Proximity to the customer’s distribution center is important for customer support. For merchandise produced in the Middle East and destined for an East Coast customer distribution center, the port of entry is New York. After Customs clearance, the merchandise is trucked to an independent public warehouse in New Jersey. The independent warehouses are instructed in writing by the Los Angeles office when to ship the merchandise to the customer.

Backlog

As of March 12, 2009, we had unfilled customer orders of approximately $32 million as compared to approximately $65 million as of March 24, 2008. We believe that all of our backlog of orders as of March 12, 2009 will be filled before the end of the second quarter of 2009. Backlog is based on our estimates derived from internal management reports. The amount of unfilled orders at a particular time is affected by a number of factors, including the scheduling of manufacturing and shipping of the product, which in some instances, depends on the customer’s requirements. Accordingly, a comparison of unfilled orders from period to period is not necessarily meaningful and may not be indicative of eventual annual bookings or actual shipments. Our experience has been that the cancellations, rejections or returns of orders have not materially reduced the amount of sales realized from our backlog.

Segment Information

We operate in a single business segment – the design, distribution and importation of private label and private brand casual apparel. Substantially all of our revenues are from the sales of apparel. We are organized into two geographic regions: the United States and Asia. We evaluate performance of each region based on profit or loss from operations before income taxes. For information regarding the revenues and assets associated with our geographic regions, see Note 18 of the “Notes to Consolidated Financial Statements.”

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Import Restrictions

Quotas

We imported substantially all of our products sold in 2008. A majority of the merchandise imported by us in 2008 was manufactured in various countries (such as China) with which the U.S. had entered into bilateral trade agreements.

As of January 1, 2005, quota on apparel from all WTO countries, including China (except that certain commodities still required quotas as a result of “safeguard measures”), was eliminated. As China is now a member of the WTO, its exports of textiles and apparel to the U.S. are covered by the WTO Agreement on Textiles and Clothing. In 2006, quota was temporarily reinstated for China until 2008 for certain import merchandise categories. Quota was traded on the open market through quota holders who possessed the quota holdings. We purchased quota from the open market. Quota gave us the right within the year to ship our goods to the U.S. Quota purchased from a third party was not subject to duties.

Duties and Tariffs

As with all goods imported into the U.S., our imported merchandise is subject to duty (unless statutorily exempt from duty) at rates established by U.S. law. These rates range, depending on the types of product and fabric content, from approximately 3% to 30% of the FOB value of the product. In addition to duties, in the ordinary course of our business, we are occasionally subject to claims by the U.S. Bureau of Customs and Border Protection for penalties, liquidated damages and other charges relating to import activities. Similarly, we are at times entitled to refunds from Customs, resulting from the overpayment of duties.

Products imported from China into the United States receive the same preferential tariff treatment accorded goods from other countries granted Normal Trade Relations status. This status has been in place conditionally for a number of years and is now guaranteed on a more permanent basis by China’s accession to WTO membership in December 2001.

Our continued ability to source products from foreign countries may be adversely affected or improved by future trade agreements and restrictions, changes in U.S. trade policy, embargoes, the disruption of trade from exporting countries as a result of political instability or the imposition of additional duties, taxes and other charges or restrictions on all imports or specified classes of imports.

Competition

There is intense competition in the sectors of the apparel industry in which we participate. We compete with many other manufacturers, many of which are larger and have greater resources than us. We also face competition from our own customers and potential customers, many of which have established, or may establish, their own internal product development and sourcing capabilities. We believe that we compete favorably on the basis of design and sample capabilities, the quality and value of our products, price, and the production flexibility that we enjoy as a result of our sourcing network.

Trademarks

As part of our private brands strategy, we acquired ownership of or rights to a brand name and sell apparel products under this brand. We have ownership or license rights to the registered trademarks “American Rag Cie,” “Marisa K,” “NO! Jeans” and “American Star”.

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Seasonality

We have typically experienced seasonal fluctuations in sales volume. These seasonal fluctuations result in sales volume decreases in the first and fourth quarters of each year due to the seasonal fluctuations experienced by the majority of our customers.

Employees

At December 31, 2008, we had approximately 100 full-time employees in the United States and 150 in Hong Kong. None of our employees are unionized. We consider our relations with our employees to be satisfactory in all areas of our operations.

Item 1A.	RISK FACTORS

This Annual Report on Form 10-K contains forward-looking statements, which are subject to a variety of risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth below.

Risks related to our business

We depend on a group of key customers for a significant portion of our sales. A significant adverse change in a customer relationship or in a customer’s financial position could harm our business and financial condition.

Three customers accounted for approximately 56% of our net sales in fiscal year 2008. We believe that consolidation in the retail industry has centralized purchasing decisions and given customers greater leverage over suppliers, like us, and we expect this trend to continue. If this consolidation continues, our net sales and results of operations may be increasingly sensitive to deterioration in the financial condition of, or other adverse developments with, one or more of our customers.

While we have long-standing customer relationships, we generally do not have long-term contracts with them except for Macy’s Merchandising Group for American Rag Cie. Purchases generally occur on an order-by-order basis, and relationships exist as long as there is a perceived benefit to both parties. A decision by a major customer, whether motivated by competitive considerations, financial difficulties, and economic conditions or otherwise, to decrease its purchases from us or to change its manner of doing business with us, could adversely affect our business and financial condition. In addition, during recent years, various retailers, including some of our customers, have experienced significant changes and difficulties, including consolidation of ownership, increased centralization of purchasing decisions, restructurings, bankruptcies and liquidations.

These and other financial problems of some of our retailers, as well as general weakness in the retail environment, increase the risk of extending credit to these retailers. A significant adverse change in a customer relationship or in a customer’s financial position could cause us to limit or discontinue business with that customer, require us to assume more credit risk relating to that customer’s receivables, limit our ability to collect amounts related to previous purchases by that customer, or result in required prepayment of our receivables securitization arrangements, all of which could harm our business and financial condition.

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Our business may be negatively impacted by general economic conditions and the current global financial crisis.

Our performance is subject to worldwide economic conditions and their impact on levels of consumer spending that affect not only the ultimate consumer, but also retailers, which constitute many of our largest customers. Consumer spending recently has deteriorated significantly and may remain depressed, or be subject to further deterioration for the foreseeable future. The worldwide apparel industry is heavily influenced by general economic cycles. Purchases of fashion apparel and accessories tend to decline in periods of recession or uncertainty regarding future economic prospects, as disposable income declines. Many factors affect the level of consumer spending in the apparel industries, including, among others: prevailing economic conditions, levels of employment, salaries and wage rates, energy costs, interest rates, the availability of consumer credit, taxation and consumer confidence in future economic conditions. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to existing customers, make sales to new customers, or maintain our earnings from operations as a percentage of net sales. As a result, our operating results may be adversely and materially affected by sustained or further downward trends in the United States or global economy.

The global banking crisis is affecting the availability of working capital to us, our vendors and customers.

The stability of banks and their willingness to make credit available are vital to maintain a flow of goods from vendors to end-users. We cannot assure that banks will continue their support of those vendors who are extending us credit. There is also no assurance that open approval of customers’ credit by our factor will not be withdrawn at short notice prior to shipment and we will be left with the option of either undertaking the credit risk internally or liquidating the finished goods at a loss.

The current credit crisis has increased our credit risks with vendors and customers.

We extend credit to some vendors by supplying them with fabric and trims. If any of these vendors are unable to honor their commitments to us, due to bankruptcy, cessation of operations or otherwise, we will likely experience losses on the raw materials we provided, and also lose profit margins on the unshipped orders.

Most of our customers are extended credit terms which are either approved by our factor or by us internally. While we have attempted to cover as much of our credit risks as possible through our factor, not all of our risks can be fully hedged due to the current credit crisis. Such exposure may translate into losses should there be any adverse changes to the financial condition of certain customers.

Failure of the transportation infrastructure to move sea freight in acceptable time frames could adversely affect our business.

Because the bulk of our freight is designed to move through the West Coast ports in predictable time frames, we are at risk of cancellations and penalties when those ports operate inefficiently creating delays in delivery. Unpredictable timing for shipping may cause us to utilize air freight or may result in customer penalties for late delivery, any of which could reduce our operating margins and adversely affect our results of operations.

Unpredictable delays as the result of increased and intensified Customs activity.

U.S. Customs has stepped up efforts to scrutinize imports from foreign countries under the Home Land Security Act, and routinely performs the Container Security Initiative Examinations. This is in

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addition to the Compliance Measurement Examinations, which is to address the commercial enforcement of customs transactions. Due to the numbers of different departments involved, such Customs examinations or Customs holds at the terminal or at a Customs bonded warehouse are unpredictable and cause serious interruption of normally expected freight movement timetables.

Failure to manage our growth and expansion could impair our business.

Since our inception, we have experienced periods of rapid growth. No assurance can be given that we will be successful in maintaining or increasing our sales in the future. Any future growth in sales will require additional working capital and may place a significant strain on our management, management information systems, inventory management, sourcing capability, distribution facilities and receivables management. Any disruption in our order processing, sourcing or distribution systems could cause orders to be shipped late, and under industry practices, retailers generally can cancel orders or refuse to accept goods due to late shipment. Such cancellations and returns would result in a reduction in revenue, increased administrative and shipping costs and a further burden on our distribution facilities.

Our operating results may fluctuate significantly.

We have experienced, and expect to continue to experience, substantial variations in our net sales and operating results from quarter to quarter. We believe that the factors which influence this variability of quarterly results include the timing of our introduction of new product lines, the level of consumer acceptance of each new product line, general economic and industry conditions that affect consumer spending and retailer purchasing, the availability of manufacturing capacity, the seasonality of the markets in which we participate, the timing of trade shows, the product mix of customer orders, the timing of the placement or cancellation of customer orders, the weather, transportation delays, the occurrence of charge backs in excess of reserves and the timing of expenditures in anticipation of increased sales and actions of competitors. Due to fluctuations in our revenue and operating expenses, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our stock price could fluctuate significantly or decline.

We depend on our computer and communications systems.

As a multi-national corporation, we rely on our computer and communication network to operate efficiently. Any interruption of this service from power loss, telecommunications failure, weather, natural disasters or any similar event could have a material adverse affect on our business and operations. Additionally, hackers and computer viruses have disrupted operations at many major companies. We may be vulnerable to similar acts of sabotage, which could have a material adverse effect on our business and operations.

We may require additional capital in the future.

We may not be able to fund our future growth or react to competitive pressures if we lack sufficient funds. Currently, we believe we have sufficient cash on hand and cash available through our bank credit facilities, issuance of long-term debt and equity securities, and proceeds from the exercise of stock options to fund existing operations for the foreseeable future. However, in the future we may need to raise additional funds through equity or debt financings or collaborative relationships. This additional funding may not be available or, if available, it may not be available on economically reasonable terms. In addition, any additional funding may result in significant dilution to existing shareholders. If adequate funds are not available, we may be required to curtail our operations or obtain funds through collaborative partners that may require us to release material rights to our products.

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Our business is subject to risks associated with importing products.

Substantially all of our import operations are subject to tariffs imposed on imported products, safeguards and growth targets imposed by trade agreements. In addition, the countries in which our products are manufactured or imported may from time to time impose additional new duties, tariffs or other restrictions on our imports or adversely modify existing restrictions. Adverse changes in these import costs and restrictions, or our suppliers’ failure to comply with customs or similar laws, could harm our business. We cannot assure that future trade agreements will not provide our competitors with an advantage over us, or increase our costs, either of which could have an adverse effect on our business and financial condition.

Our operations are also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization. Generally, these trade agreements benefit our business by reducing or eliminating the duties assessed on products manufactured in a particular country. However, trade agreements can also impose requirements that adversely affect our business, such as limiting the countries from which we can purchase raw materials and setting duties or restrictions on products that may be imported into the United States from a particular country. In addition, the World Trade Organization may commence a new round of trade negotiations that liberalize textile trade by further eliminating or reducing tariffs. The elimination of quotas on World Trade Organization member countries in 2005 has resulted in explosive growth in textile imports from China, and subsequent safeguard measures including embargo of certain China country of origin products. Actions taken to avoid these measures caused disruption, and a negative impact on margins. In 2006, quota was temporarily reinstated for China until 2008 for certain import merchandise categories. Such disruptions and the temporary measures may continue to affect us to some extent in the future.

We have voluntarily implemented the guiding principles for the Customs-Trade Partnership Against Terrorism (C-TPAT) Program as proposed by the U.S. Customs and Border Protection to protect our supply chain from concealment of terrorist weapons. While we have a strong commitment to this program, we are not immune to threats of terrorist activities.

Our dependence on independent manufacturers reduces our ability to control the manufacturing process, which could harm our sales, reputation and overall profitability.

We depend on independent contract manufacturers to secure a sufficient supply of raw materials and maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortage, continuing cost pressure and increased demands for product innovation and speed-to-market. In addition, the current recessionary business environment could result in some suppliers ceasing operations. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor’s failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability. We do not have material long-term contracts with any of our independent contractors and any of these contractors may unilaterally terminate their relationship with us at any time. To the extent we are not able to secure or maintain relationships with independent contractors that are able to fulfill our requirements, our business would be harmed.

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We have implemented a factory compliance agreement with our suppliers, and monitor our independent contractors’ compliance with applicable labor laws, but we do not control our contractors or their labor practices. The violation of federal, state or foreign labor laws by one of the our contractors could result in our being subject to fines and our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. From time to time, we have been notified by federal, state or foreign authorities that certain of our contractors are the subject of investigations or have been found to have violated applicable labor laws. To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our contractors, or that such sanctions will not have a material adverse effect on our business and results of operations. In addition, certain of our customers, require strict compliance by their apparel manufacturers, including us, with applicable labor laws and visit our facilities often. There can be no assurance that the violation of applicable labor laws by one of our contractors will not have a material adverse effect on our relationship with our customers.

Our business is subject to risks of operating in a foreign country and trade restrictions.

We are subject to the risks associated with doing business in foreign countries, including, but not limited to, transportation delays and interruptions, political instability, expropriation, currency fluctuations and the imposition of tariffs, import and export controls, other non-tariff barriers and cultural issues. Any changes in those countries’ labor laws and government regulations may have a negative effect on our profitability.

Risk associated with our industry

Our sales are heavily influenced by general economic cycles.

Apparel is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with cycles in the disposable income of our consumers. Our customers anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. As a result, any further substantial deterioration in general economic conditions, increases in interest rates, acts of war, terrorist or political events that diminish consumer spending and confidence in any of the regions in which we compete, could reduce our sales and adversely affect our business and financial condition.

We are in the midst of a severe economic downturn, which has caused a significant reduction in customer orders and will continue to have an adverse impact on our results of operations.

Our business is highly competitive and depends on consumer spending patterns.

The apparel industry is highly competitive. We face a variety of competitive challenges including:

•	anticipating and quickly responding to changing consumer demands;

•	developing innovative, high-quality products in sizes, colors and styles that appeal to consumers of varying age groups and tastes;

•	competitively pricing our products and achieving customer perception of value; and

•	the need to provide strong and effective marketing support.

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We must successfully gauge fashion trends and changing consumer preferences to succeed.

Our success is largely dependent upon our ability to gauge the fashion tastes of our customers and to provide merchandise that satisfies retail and customer demand in a timely manner. The apparel business fluctuates according to changes in consumer preferences dictated in part by fashion and season. To the extent we misjudge the market for our merchandise our sales may be adversely affected. Our ability to anticipate and effectively respond to changing fashion trends depends in part on our ability to attract and retain key personnel in our design, merchandising and marketing staff. Competition for these personnel is intense, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel in future periods.

Our business is subject to seasonal trends.

Historically, our operating results have been subject to seasonal trends when measured on a quarterly basis. This trend is dependent on numerous factors, including the markets in which we operate, holiday seasons, consumer demand, climate, economic conditions and numerous other factors beyond our control. There can be no assurance that our historic operating patterns will continue in future periods as we cannot influence or forecast many of these factors.

Other risks related to an investment in our common stock

The proposed acquisition by Mr. Guez and Mr. Kay has created uncertainty and may result in increased volatility in the market price of our common stock.

On April 25, 2008, we received an unsolicited proposal from Gerard Guez and Todd Kay, our founders, executive officers and directors, to acquire all of the outstanding publicly held shares of our common stock in a going-private transaction. On February 26, 2009, following approval of the proposed acquisition by a Special Committee of our Board of Directors, we entered into a definitive agreement and plan of merger with Sunrise Acquisition Company, LLC (an entity owned by Mr. Guez and Mr. Kay), Sunrise Merger Company, Mr. Guez and Mr. Kay. If the merger transaction contemplated by the agreement is completed, each share of our common stock, other than shares held directly or indirectly or Mr. Guez or Mr. Kay, would be converted into the right to receive $0.85 in cash and Tarrant Apparel Group would become a wholly-owned subsidiary of Sunrise Acquisition Company.

While we have signed the definitive agreement and plan of merger with Mr. Guez and Mr. Kay with respect to the proposed acquisition, the transaction remains subject to conditions to closing, including approval of our shareholders and other conditions. Therefore, an acquisition may not be completed at all or may not be completed in a timely manner. This uncertainty could result in speculation and increased volatility in the market for our shares. If the acquisition proposal does not occur for any reason, the market price of our common stock may decline. In addition, our stock price may decline as a result of the fact that we have incurred and will continue to incur significant expenses related to the proposed acquisition that will not be recovered whether or not a transaction occurs.

The acquisition proposal by Gerard Guez and Todd Kay has created a distraction for our management, uncertainty and risk of litigation that may adversely affect our business.

The proposed acquisition by Sunrise Acquisition Company, a company owned by Gerard Guez and Todd Kay, and related matters (and the review and consideration of any alternate proposals that may be made by other parties) have been, and may continue to be, a significant distraction for our management and employees and may require the expenditure of significant time and resources by us. The proposed acquisition has also created uncertainty for our employees and this uncertainty may adversely affect our

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ability to retain key employees and to hire new talent, and may also create uncertainty for current and potential business partners, which may cause them to terminate, or not to renew or enter into, arrangements with us.

In the past, securities class action litigation has often been brought against a company involved in management buy-outs and going-private transactions. This litigation could result in substantial costs and divert management’s attention and resources, and could seriously harm our business. We have obligations under certain circumstances to hold harmless and indemnify each of the members of our Board of Directors against judgments, fines, settlements and expenses related to claims against such directors and otherwise to the fullest extent permitted under California law and our bylaws and certificate of incorporation. An unfavorable outcome in any future lawsuits could result in substantial costs to us. These consequences, alone or in combination, may harm our business.

We may not be able to maintain our listing on the Nasdaq Global Market and if we fail to do so, the price and liquidity of our common stock may decline.

The Nasdaq Stock Market has quantitative maintenance criteria for the continued listing of common stock on the Nasdaq Global Market. The requirement currently affecting us is maintaining a minimum closing bid price per share of $1.00. On April 2, 2008, the Nasdaq Stock Market Inc. issued a letter to us stating that we were not in compliance with the minimum closing bid price requirement and, therefore, faced delisting proceedings. To regain compliance with the minimum bid price rule, the closing bid price of our common stock must close at $1.00 per share or more for a minimum of ten consecutive business days. In accordance with Marketplace Rule 4450(e)(2), we were provided with 180 calendar days to regain compliance. We held a special meeting of shareholders on September 4, 2008 and obtained shareholders’ approval to a reverse stock split, which may be implemented by our board of directors with a range of 1-for-1.5 to 1-for-4 if necessary to assist with regaining compliance with the Nasdaq minimum bid price requirement. On October 2, 2008, we received a Nasdaq Staff Determination Letter indicating that we had failed to regain compliance with the $1.00 minimum bid price requirement for continued listing and that our securities were therefore subject to delisting from The Nasdaq Global Market. On October 3, 2008, we requested a written hearing before a Nasdaq Listing Qualifications Panel to review the Staff’s determination. On October 21, 2008, we received notification that Nasdaq has suspended its bid price and market value of publicly held shares requirements for continued listing through January 16, 2008, and in December 2008, Nasdaq further extended this suspension of the minimum bid price requirement through April 17, 2009. The hearing, which was scheduled for November 20, 2008, has been cancelled. Nasdaq will not take any action through April 17, 2009 to delist our shares for the bid price deficiency. If we are still deficient in bid price at the close of business on April 17, 2009, Nasdaq will contact us to reschedule a hearing before a Nasdaq Listing Qualifications Panel.

If Nasdaq reschedules our appeal hearing after the rule suspension expires in April 2009, we intend to request an additional period of time, if necessary, so that we can determine whether the proposed going-private transaction will be completed before having to implement the reverse stock split. If it is determined that the going private transaction will not be completed, we intend to implement the reverse stock split as soon as possible in order to maintain listing on the Nasdaq Global Market. There is no assurance that the Nasdaq Panel will accept our appeal. Further, there can be no assurance that if the reverse stock split is implemented the price per share of our common stock after the reverse stock split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or will increase at all, or that the market price of the common stock immediately after the reverse stock split will be maintained for any period of time.

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If we fail to maintain continued listing on the Nasdaq Global Market and must move to a market with less liquidity, our financial condition could be harmed and our stock price would likely further decline. If we are delisted, it could have a material adverse effect on the market price of, and the liquidity of the trading market for, our common stock.

The requirements of the Sarbanes-Oxley Act, including section 404, are burdensome, and our failure to comply with them could have a material adverse affect on our business and stock price.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to evaluate and report on our internal control over financial reporting beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2007. Our independent registered public accounting firm will need to annually attest to our evaluation, and issue their own opinion on our internal control over financial reporting beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2009, unless this requirement is further postponed by the Securities and Exchange Commission. We have prepared for compliance with Section 404 by strengthening, assessing and testing our system of internal control over financial reporting to provide the basis for our report. The process of strengthening our internal control over financial reporting and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal control over financial reporting, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on Nasdaq or one of the national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

Insiders own a significant portion of our common stock, which could limit our shareholders’ ability to influence the outcome of key transactions.

As of March 13, 2009, our executive officers and directors and their affiliates owned approximately 42% of our common stock. Gerard Guez, our Chairman and Interim Chief Executive Officer, and Todd Kay, our Vice Chairman, alone own approximately 33% and 8%, respectively, of our common stock at March 13, 2009. Accordingly, our executive officers and directors have the ability to affect the outcome of, or exert considerable influence over, all matters requiring shareholder approval, including the election and removal of directors and any change in control. This concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our shareholders from realizing a premium over the market prices for their shares of common stock.

We have adopted a number of anti-takeover measures that may depress the price of our common stock.

Our shareholders rights plan, our ability to issue additional shares of preferred stock and some provisions of our articles of incorporation and bylaws could make it more difficult for a third party to make an unsolicited takeover attempt of us. These anti-takeover measures may depress the price of our common stock by making it more difficult for third parties to acquire us by offering to purchase shares of our stock at a premium to its market price without approval of our board of directors.

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Our stock price has been volatile.

Our common stock is quoted on the Nasdaq Global Market, and there can be substantial volatility in the market price of our common stock. The market price of our common stock has been, and is likely to continue to be, subject to significant fluctuations due to a variety of factors, including quarterly variations in operating results, operating results which vary from the expectations of securities analysts and investors, changes in financial estimates, changes in market valuations of competitors, announcements by us or our competitors of a material nature, loss of one or more customers, additions or departures of key personnel, future sales of common stock and stock market price and volume fluctuations. In addition, general political and economic conditions such as a recession, or interest rate or currency rate fluctuations may adversely affect the market price of our common stock.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price of our common stock. Often, price fluctuations are unrelated to operating performance of the specific companies whose stock is affected. In the past, following periods of volatility in the market price of a company’s stock, securities class action litigation has occurred against the issuing company. If we were subject to this type of litigation in the future, we could incur substantial costs and a diversion of our management’s attention and resources, each of which could have a material adverse effect on our revenue and earnings. Any adverse determination in this type of litigation could also subject us to significant liabilities.

Absence of dividends could reduce our attractiveness to you.

Some investors favor companies that pay dividends, particularly in general downturns in the stock market. We have not declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth, and we do not currently anticipate paying cash dividends on our common stock in the foreseeable future. Additionally, we cannot pay dividends on our common stock unless the terms of our bank credit facilities and outstanding preferred stock, if any, permit the payment of dividends on our common stock. Because we may not pay dividends, your return on this investment likely depends on your selling our stock at a profit.

Item 1B.	UNRESOLVED STAFF COMMENTS

Not applicable.

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Item 2.	PROPERTIES

At March 13, 2009, we conducted our operations from 8 facilities, 6 of which were leased. The following table sets forth our facilities, and for leased facilities the annual rental amount of, expiration of the current lease:

Location	Purpose	Annual Rental Amount	Expiration
Los Angeles, CA (Washington Boulevard)	Warehouse	$656,000	July 2011

Los Angeles, CA (Figueroa Street)	Executive offices	$1	October 2009

New York, NY	Showroom and offices	$827,000	June 2015

Ruleville, MS (2 properties)	Warehouse	Owned

Hong Kong	Office and warehouse	$480,000	Month-to-month

Hong Kong	Warehouse	$22,000	July 2009

Tehuacan, Mexico	Storage	$5,000	Month-to-month

In January 2009, we relocated to our new principal executive offices on Figueroa Street in Los Angeles, California, which we sublease from Seven Licensing Company, LLC (“Seven Licensing”), an entity beneficially owned by Gerard Geuz, our Chairman and Interim Chief Executive Officer. We lease our former executive offices and warehouse on Washington Boulevard in Los Angeles, California from GET, a corporation which is owned by Gerard Guez, and Todd Kay, our Vice Chairman. The sublease for the Figueroa Street facility has an initial term of nine months. Our lease for the former executive offices and warehouse on Washington Boulevard has a term of five years expiring in 2011, with an option to renew for an additional five years. We will continue to pay rent on the Washington Boulevard premises until the earlier of the termination of the sublease for the Figueroa Street premises or such time as the Washington Blvd. building is leased to another party or sold.

Additionally, we lease our office space and warehouse in Hong Kong from Lynx International Limited, a Hong Kong corporation that is owned by Messrs. Guez and Kay. Our lease for the office space and warehouse in Hong Kong is on a month to month basis.

We own two properties in Ruleville, Mississippi with an aggregate of 70,000 square feet.

We entered into a lease agreement in June 2005 for our showroom in New York through June 2015. This is currently the location used for our private brands sales, design and technical departments. In December 2008, we amended the lease to include an additional floor for the showroom.

We believe that all of our existing facilities are well maintained, in good operating condition and adequate to meet our current and foreseeable needs.

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Item 3.	LEGAL PROCEEDINGS

Settlement of American Rag Cie Litigation

On December 23, 2008, Tarrant Apparel Group and our wholly-owned subsidiary, Private Brands, Inc., entered into a Settlement Agreement with American Rag Cie, LLC (“ARC LLC”), American Rag Cie II (“ARC II”) and certain other parties providing for a settlement and release of all claims with respect to our previously disclosed litigation with ARC LLC and ARC II.

On February 1, 2008, we filed and served a cross-complaint against ARC LLC and ARC II in the action American Rag CIE v. Private Brands, Inc., Superior Court of the State of California, County of Los Angeles, Central District, Case No. BC 384428 (the “Action”). The original action had been filed on January 28, 2008 by ARC LLC against Private Brands. ARC LLC owns the trademark American Rag Cie, which trademark had been licensed to Private Brands on an exclusive basis throughout the world except for Japan and pursuant to which Private Brands sells American Rag Cie branded apparel to Macy’s Merchandising Group and has sub-licensed to Macy’s Merchandising Group the right to manufacture certain categories of American Rag Cie branded apparel in the United States. The primary subject of the lawsuit was our continued rights under the license agreement.

Pursuant to the Settlement Agreement, the parties agreed to the following actions:

•	Dismissal of the Action by all parties and release of claims asserted in the Action;

•	Redemption by ARC LLC of our 45% membership interest in ARC LLC, and redemption by American Rag Compagnie of our 5,000 shares in American Rag Compagnie; and

•	Amendment of the License Agreement with respect to the “American Rag Cie” trademark.

As a result of the Settlement Agreement, we no longer own an equity interest in ARC LLC or American Rag Compagnie, and continue to license rights to the American Rag Cie trademark.

Other Matters

From time to time, we are involved in various routine legal proceedings incidental to the conduct of our business. Our management does not believe that any of these legal proceedings will have a material adverse impact on our business, financial condition or results of operations, either due to the nature of the claims, or because our management believes that such claims should not exceed the limits of the our insurance coverage.

Item 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There were no matters submitted to a vote of our shareholders during the fourth quarter of 2008.

PART II

Item 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

NASDAQ Global Market

Our common stock is quoted on the Nasdaq Stock Market’s Global Market under the symbol “TAGS.” The following table sets forth, for the periods indicated, the range of high and low sale prices for our common stock as reported by Nasdaq.

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	Low	High
2008
First Quarter	0.57	1.20
Second Quarter	0.51	0.75
Third Quarter	0.56	0.74
Fourth Quarter	0.33	0.64

2007
First Quarter	1.41	2.01
Second Quarter	1.01	2.10
Third Quarter	1.08	1.33
Fourth Quarter	1.10	1.27

On March 13, 2009, the last reported sale price of our common stock as reported by Nasdaq was $0.70. As of March 13, 2009, we had 22 shareholders of record.

Dividend Policy

We have not declared dividends on our common stock during either of the last two fiscal years. We intend to retain any future earnings for use in our business and, therefore, do not anticipate declaring or paying any cash dividends in the foreseeable future. The declaration and payment of any cash dividends in the future will depend upon our earnings, financial condition, capital needs and other factors deemed relevant by the Board of Directors. In addition, our credit agreements prohibit the payment of dividends during the term of the agreements.

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Performance Graph

The following graph sets forth the percentage change in cumulative total shareholder return of our common stock during the five-year period from December 31, 2003 to December 31, 2008, compared with the cumulative returns of the Nasdaq Composite Index, the S&P Apparel and Accessories Index, and a peer group of companies that we have compared our performance against in prior periods. The component entities of the peer group consist of Accesstel Inc., GS Energy Corp., Maidenform Brands Inc. and Nitches Inc. The comparison assumes $100 was invested on December 31, 2003 in our common stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Cumulative Total Return

	12/03	12/04	12/05	12/06	12/07	12/08
Tarrant Apparel Group	100.00	67.97	29.52	40.94	32.30	15.03
NASDAQ Composite Index	100.00	109.16	111.47	123.05	140.12	84.12
S&P 500 Apparel and Accessories Index	100.00	128.17	132.41	171.87	119.59	79.22
Peer Group	100.00	114.72	116.94	163.36	287.79	102.10

The information under this “Performance Graph” subheading shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 6.	SELECTED FINANCIAL DATA

The following selected financial data is qualified in its entirety by, and should be read in conjunction with, the other information and financial statements, including the notes thereto, appearing elsewhere herein.

	Year Ended December 31,
	2004	2005	2006	2007	2008
	(In thousands, except per share data)
Income Statement Data:
Total net sales	$155,453	$214,648	$232,402	$243,721	$195,308
Total cost of sales	134,492	169,767	181,760	194,821	157,731

Gross profit	20,961	44,881	50,642	48,900	37,577
Selling and distribution expenses	9,291	10,726	11,016	14,724	11,108
General and administrative expenses	32,084	26,865	26,879	24,312	29,180
Royalty expense	605	3,665	2,815	1,864	1,581
Impairment charges (2)	77,982	—	—	—	6,662
Cumulative translation loss (3)	22,786	—	—	—	—
Loss on notes receivable-related parties (4)	—	—	27,137	—	—
Terminated acquisition expense	—	—	—	2,000	—
Adjustment to fair value of long-term due from related parties	—	—	—	808	—

Income (loss) from operations	$(121,787)	3,625	(17,205)	5,192	(10,954)
Interest expense	(2,857)	(4,625)	(6,060)	(4,118)	(810)
Interest income	377	2,081	1,181	169	274
Interest in income of equity method investee	770	560	80	157	89
Other income (1)	6,366	354	336	4,094	2,022
Adjustment to fair value of derivative	—	—	315	196	—
Loss on equity method investment	—	—	—	—	(899)
Other expense (1)	(529)	—	(436)	(4,977)	(111)

Income (loss) before credit (provision) for income taxes and minority interest	(117,660)	1,995	(21,789)	713	(10,389)
Credit (provision) for income taxes	(2,348)	(927)	(453)	1,041	(692)
Minority interest	15,331	(75)	21	(6)	0

Net income (loss)	$(104,677)	$993	$(22,221)	$1,748	$(11,081)

Net income (loss) per share-
Basic	$(3.64)	$0.03	$(0.73)	$0.06	$(0.35)
Diluted	$(3.64)	$0.03	$(0.73)	$0.06	$(0.35)

Weighted average shares outstanding (000)
Basic	28,733	29,729	30,546	30,618	31,294
Diluted	28,733	29,734	30,546	30,618	31,294

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	As of December 31,
	2004	2005	2006	2007	2008
	(In thousands)
Balance Sheet Data:
Working capital	$(12,295)	$(11,004)	$(9,794)	$6,826	$9,553
Total assets	131,811	151,242	111,132	70,989	60,019
Bank borrowings, convertible debenture and long-term obligations	48,455	56,148	44,501	12,748	23,237
Shareholders’ equity	30,678	35,360	17,922	21,243	9,805

(1)	Major components of other income (expense) (as presented above) include rental and lease income, and other gains or losses. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
(2)	The expense in 2004 was the impairment of long-lived assets of our Mexico operations due to our decision to sell the manufacturing operations in Mexico. The expense in 2008 was the goodwill impairment charges related to the reporting units FR TCL – Chazzz & MGI Division and Private Brands – American Rag Division. See Note 8 of the “Notes to Consolidated Financial Statements.”
(3)	Cumulative translation loss attributable to liquidated Mexico operations in 2004 was due to our decision to cease our Mexico operations.
(4)	In the third quarter of 2006, we evaluated the recoverability of the notes receivable – related parties and recorded a reserve on the notes receivable in an amount equal to the outstanding balance less the value of the underlying assets securing the notes. The loss was estimated to be approximately $27.1 million, resulting in a notes receivable balance at September 30, 2006 of approximately $14 million. We believe there was no significant change subsequently on the value of the underlying assets securing the notes; therefore, we did not have additional reserve after the third quarter of 2006. See Note 5 of the “Notes to Consolidated Financial Statements.”

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Item 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read together with the Consolidated Financial Statements of Tarrant Apparel Group and the “Notes to Consolidated Financial Statements” included elsewhere in this Form 10-K. This discussion summarizes the significant factors affecting the consolidated operating results, financial condition and liquidity and cash flows of Tarrant Apparel Group for the fiscal years ended December 31, 2006, 2007 and 2008. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control. See “Cautionary Statement Regarding Forward-Looking Statements” and “Item 1A. Risk Factors.”

Overview

Tarrant Apparel Group is a design and sourcing company for private label and private brand casual apparel serving mass merchandisers, department stores, branded wholesalers and specialty chains located primarily in the United States. Our private brands include American Rag Cie, and Marisa K.

We generate revenues from the sale of apparel merchandise to our customers that we have manufactured by third party contract manufacturers located outside of the United States. Revenues and net income (loss) for the years ended December 31, 2006, 2007 and 2008 were as follows (dollars in thousands):

Revenues and Net Income (Loss):

	2006	2007	2008
Total net sales	$232,402	$243,721	$195,308
Net income (loss)	$(22,221)	$1,748	$(11,081)

Cash flows for the years ended December 31, 2006, 2007 and 2008 were as follows (dollars in thousands):

Cash Flows:

	2006	2007	2008
Net cash provided by (used in) operating activities	$15,047	$12,476	$(5,563)
Net cash provided by (used in) investing activities	$(5,071)	$21,455	$(204)
Net cash provided by (used in) financing activities	$(10,713)	$(34,345)	$10,489

Significant Developments in 2008

Private Label

Private label business has been our core competency for over twenty years, and involves a one to one relationship with a large, centrally controlled retailer with whom we can develop product lines that fit with the characteristics of their particular customer. Private label sales in 2008 were $147.2 million compared to $198.8 million in 2007. The dwindling consumer demand and the global credit crunch have accelerated the consolidation amongst vendors, wholesalers and retailers. While the emphasis on fashion products continues, the demand for quality products at lower price points has increased even more.

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Private Brands

We launched our private brands initiative in 2003, pursuant to which we acquired ownership of or license rights to a brand name and sell apparel products under this brand, generally to a single retail company within a geographic region. Private brands sales in 2008 were $48.1 million compared to $44.9 million in 2007. During 2008, we owned or licensed rights to the following private brands:

•

American Rag Cie: During the first quarter of 2005, we extended our agreement with Macy’s Merchandising Group through 2014, pursuant to which we exclusively distribute our American Rag Cie brand through Macy’s Merchandising Group’s national Department Store organization of more than 600 stores. Net sales of American Rag Cie branded apparel totaled $46.1 million in 2008 compared to $43.3 million in 2007.

•

Alain Weiz: We have previously sold Alain Weiz apparel exclusively to Dillard’s Department Stores. From January 1, 2007, we were able to sell our licensed brand “Alain Weiz” to specialty stores and department stores. Net sales of Alain Weiz branded apparel totaled $131,000 in 2007. The “Alain Weiz” brand was discontinued in mid 2007 after disappointing performance.

•

Marisa K: This brand was being sold to specialty stores and boutiques. Net sales of Marisa K branded apparel totaled $1.1 million in 2007 and 2008. The sale of this brand was discontinued in the second quarter of 2008.

During 2008, we were involved in litigation with American Rag Cie, LLC and American Rag Cie II with respect to our licensed rights to the American Rag Cie trademark. American Rag Cie, LLC owns the trademark “American Rag Cie”, which has been licensed to us on an exclusive basis throughout the world except for Japan and pursuant to which we sell American Rag Cie branded apparel to Macy’s Merchandising Group and have sub-licensed to Macy’s Merchandising Group the right to manufacture certain categories of American Rag Cie branded apparel in the United States. In December 2008, we settled this litigation. For a further description of the settlement see “Item 3. Legal Proceedings” of this Annual Report on Form 10-K.

Acquisition Proposal

On April 25, 2008, Gerard Guez and Todd Kay, our founders, executive officers and directors, originally announced to our Board of Directors their intention to acquire all of the outstanding publicly held shares of our common stock for $0.80 per share in cash in a going private transaction. On February 26, 2009, following approval of the proposed acquisition by the Special Committee of our Board of Directors formed to review the proposal, we entered into a definitive agreement and plan of merger with Sunrise Acquisition Company, LLC (an entity owned by Mr. Guez and Mr. Kay), Sunrise Merger Company, Mr. Guez and Mr. Kay. If the merger transaction contemplated by the agreement is completed, each share of our common stock, other than shares held directly or indirectly or Mr. Guez or Mr. Kay, would be converted into the right to receive $0.85 in cash and Tarrant Apparel Group would become a wholly-owned subsidiary of Sunrise Acquisition Company. Completion of the proposed acquisition is subject to various closing conditions, including approval by the holders of at least 66 2/3% of the outstanding shares of our common stock and other customary conditions to closing.

We will be filing a definitive proxy statement and other documents concerning the proposed acquisition with the Securities and Exchange Commission. Shareholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction.

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Bankruptcy of Mervyn’s LLC

On July 29, 2008, Mervyn’s commenced an action for reorganization in bankruptcy. On July 16, 2008, we had stopped all shipments to Mervyn’s LLC and made a demand for the return of goods totaling $1.3 million which we had shipped in the previous ten days, and we collected $600,000 of this amount. On August 8, 2008, we recommenced shipping to Mervyn’s, under a much shorter credit term, goods that were produced for Mervyn’s prior to the bankruptcy action. We received substantially all payments for all goods shipped to Mervyn’s subsequent to August 8, 2008 under the newly agreed upon payment arrangement. On October 17, 2008, Mervyn’s announced that it planned to pursue liquidation in its bankruptcy proceeding. In the fourth quarter of 2008, we wrote off $2.2 million of accounts receivable from Mervyn’s to uncollectible bad debt expense due to the uncertainty of any distribution from the bankruptcy estate. On the remaining $152,000 non-recourse factored receivable, we recorded an allowance for returns and discounts of $76,000.

Mervyn’s was the most significant customer of our FR TCL-Chazzz/MGI division, representing approximately 22% and 37% of sales of this division in the first six months of 2008 and in the twelve months of 2007, respectively. As a result of the initial bankruptcy filing in July 2008, we immediately performed an assessment of the goodwill relating to this division pursuant to SFAS 142. After taking the two step analysis required by SFAS 142, we concluded that due to the Mervyn’s bankruptcy filing and the significant reduction of business from another retail customer serviced by the FR TCL-Chazzz/MGI division, the fair value of the reporting unit was less than the carrying value and we therefore recorded an impairment charge to goodwill of $5.3 million in the second quarter of 2008. Subsequently we did not recognize any additional impairment charge to goodwill relating to this division as of December 31, 2008. See Notes 8 of the “Notes to Consolidated Financial Statements.”

Nasdaq Deficiency Notice

On October 21, 2008, we received written notification that Nasdaq has suspended its bid price and market value of publicly held shares requirements for continued listing on the exchange through Friday, January 16, 2009, and in December 2008, Nasdaq further extended this suspension through April 17, 2009. On April 2, 2008, we were initially notified by The Nasdaq Stock Market that we were not in compliance with Nasdaq Marketplace Rule 4450(a)(5) because shares of our common stock had closed at a per share bid price of less than $1.00 for 30 consecutive business days. In accordance with Marketplace Rule 4450(e)(2), we were provided with 180 calendar days to regain compliance. We held a special meeting of shareholders on September 4, 2008 and obtained shareholders’ approval to a reverse stock split, which may be implemented by our board of directors with a range of 1-for-1.5 to 1-for-4 if necessary to assist with regaining compliance with the Nasdaq minimum bid price requirement. On October 2, 2008, we received a Nasdaq Staff Determination Letter indicating that we had failed to regain compliance with the $1.00 minimum bid price requirement for continued listing and that our securities were therefore subject to delisting from The Nasdaq Global Market. On October 3, 2008, we requested a written hearing before a Nasdaq Listing Qualifications Panel to review the Staff’s determination. The hearing, which was scheduled for November 20, 2008, has been cancelled due to the suspension of the bid price requirement. Nasdaq will not take any action through April 17, 2009 to delist our shares for the bid price deficiency. If we are still deficient in bid price at the close of business on April 17, 2009, Nasdaq will contact us to reschedule a hearing before a Nasdaq Listing Qualifications Panel.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted

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accounting principles in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. We are required to make assumptions about matters, which are highly uncertain at the time of the estimate. Different estimates we could reasonably have used or changes in the estimates that are reasonably likely to occur could have a material effect on our financial condition or result of operations. Estimates and assumptions about future events and their effects cannot be determined with certainty. On an ongoing basis, we evaluate estimates, including those related to allowance for returns, discounts and bad debts, inventory, notes receivable reserve, valuation of long-lived and intangible assets and goodwill, accrued expenses, income taxes, stock options valuation, contingencies and litigation. We base our estimates on historical experience and on various assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. In addition, we are periodically faced with uncertainties, the outcomes of which are not within our control and will not be known for prolonged period of time.

We believe our financial statements are fairly stated in accordance with generally accepted accounting principles in the United States of America and provide a meaningful presentation of our financial condition and results of operations.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements. For a further discussion on the application of these and other accounting policies, see Note 1 of the “Notes to Consolidated Financial Statements.”

Accounts Receivable—Allowance for Returns, Discounts and Bad Debts

We evaluate the collectibility of accounts receivable and chargebacks (disputes from the customer) based upon a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations (such as in the case of bankruptcy filings or substantial downgrading of credit sources), a specific reserve for bad debts is taken against amounts due to reduce the net recognized receivable to the amount reasonably expected to be collected. For all other customers, we recognize reserves for bad debts and uncollectible chargebacks based on our historical collection experience. If collection experience deteriorates (for example, due to an unexpected material adverse change in a major customer’s ability to meet its financial obligations to us), the estimates of the recoverability of amounts due to us could be reduced by a material amount.

As of December 31, 2008, the balance of the allowance for returns, discounts and bad debts was $552,000, compared to $2.0 million at December 31, 2007.

Inventory

Our inventories are stated (valued) at the lower of cost (first-in, first-out) or market. Under certain market conditions, we use estimates and judgments regarding the valuation of inventory to properly value inventory. Inventory adjustments are made for the difference between the cost of the inventory and the estimated market value and charged to operations in the period in which the facts that give rise to the adjustments become known.

Long-Lived Assets

We account for long-lived assets, which include property and equipment, in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the

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Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to the expected future net cash flows generated by the asset. If it is determined that the asset may not be recoverable, and if the carrying amount of an asset exceeds it estimated fair value, an impairment charge is recognized to the extent of the difference.

We assessed whether events or changes in circumstances have occurred that potentially indicate the carrying amount of long-lived assets may not be recoverable. We concluded that there were no such events or changes in circumstances during 2006, 2007 or 2008. Net property and equipment balance of $1.5 million and $2.0 million at December 31, 2007 and 2008, respectively.

Intangible Assets and Goodwill

We have adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” We assess the need for impairment of identifiable intangibles with indefinite lives (not subject to amortization), and goodwill with a fair-value-based test on an annual basis or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Factors considered important that could trigger an impairment review include, but are not limited to, the following:

•	a significant underperformance relative to expected historical or projected future operating results;

•	a significant change in the manner of the use of the acquired asset or the strategy for the overall business; or

•	a significant negative industry or economic trend.

We utilized the discounted cash flow methodology to estimate fair value. At December 31, 2008, we had a goodwill balance of $3.3 million, as compared to a goodwill balance of $9.9 million at December 31, 2007. During the year ended December 31, 2007, we did not recognize any impairment related to goodwill. During the year ended December 31, 2008, we recognized $6.7 million for impairment charges related to goodwill. See Note 8 of the “Notes to Consolidated Financial Statements.”

Impairment of Goodwill

Goodwill in the accompanying consolidated balance sheets represents the “excess of costs over fair value of net assets acquired in previous business combination”. SFAS No. 142, “Goodwill and Other Intangible Assets,” requires that goodwill and other indefinite lived intangibles be tested for impairment using a two-step process. The first step is to determine the fair value of the reporting unit, which may be calculated using a discounted cash flow methodology, and compare this value to its carrying value. If the fair value exceeds the carrying value, no further work is required and no impairment loss would be recognized. The second step is an allocation of the fair value of the reporting unit to all of the reporting unit’s assets and liabilities under a hypothetical purchase price allocation.

On July 29, 2008, Mervyn’s LLC filed for bankruptcy protection. Mervyn’s was the most significant customer of our FR TCL-Chazzz/MGI division, representing approximately 22% and 37% of sales of this division in the first six months of 2008 and in the twelve months of 2007, respectively. As a result of the bankruptcy filing, we immediately performed an assessment of the goodwill relating to this division pursuant to SFAS 142. After taking the two step analysis outlined above, we concluded that due to the Mervyn’s bankruptcy filing and the significant reduction of business from another retail customer serviced by the FR TCL-Chazzz/MGI division, the fair value of the reporting unit was less than the

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carrying value and we therefore recorded an impairment charge to goodwill of $5.3 million in the second quarter of 2008. Subsequently we did not recognize any additional impairment charge to goodwill relating to this division as of December 31, 2008.

On December 23, 2008, we entered into a Settlement Agreement with American Rag Cie LLC and American Rag Cie II providing for a settlement and release of all claims with respect to our previously disclosed litigation with American Rag Cie LLC and American Rag Cie II. As a result of the Settlement Agreement, the parties agreed to dismiss all pending litigation and release all claims. We also returned our 45% membership interest in American Rag Cie LLC, and our 5,000 shares in American Rag Compagnie. We recorded an impairment of goodwill of $1.4 million in the fourth quarter of 2008 as a result of the disposition of our equity interest in American Rag Cie LLC and American Rag Compagnie. See Note 6 of the “Notes to Consolidated Financial Statements.”

License Agreements and Royalty Expenses

We enter into license agreements from time to time that allow us to use certain trademarks and trade names on certain of our products. These agreements require us to pay royalties, generally based on the sales of such products, and may require guaranteed minimum royalties, a portion of which may be paid in advance. Our accounting policy is to match royalty expense with revenue by recording royalties at the time of sale at the greater of the contractual rate or an effective rate calculated based on the guaranteed minimum royalty and our estimate of sales during the contract period. If a portion of the guaranteed minimum royalty is determined not to be recoverable, the unrecoverable portion is charged to expense at that time. See Note 13 of the “Notes to Consolidated Financial Statements” regarding various agreements we have entered into.

Royalty expense for each of the three fiscal years ended December 31, 2006, 2007 and 2008 was $2.8 million, $1.9 million and $1.6 million, respectively.

Foreign Currency Translation

Assets and liabilities of our Hong Kong subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. The functional currency in which we transact business in Hong Kong is the Hong Kong dollar. At December 31, 2006, we had one open foreign exchange forward contract with a maturity of less than one year. Hedge ineffectiveness resulted in a loss totaling $196,000 during 2006. At December 31, 2007 and 2008, we had no open foreign exchange forward contracts. Hedge ineffectiveness resulted in a gain of $196,000 during 2007.

Transaction gains or losses, other than inter-company debt deemed to be of a long-term nature, are included in net income (loss) in the period in which they occur. Foreign currency gains and losses resulting from translation of assets and liabilities related to our Hong Kong subsidiaries were insignificant in 2006, 2007 and 2008.

Revenue Recognition

Revenue is recognized at the point of shipment for all merchandise sold based on FOB shipping point. For merchandise shipped on landed duty paid (or “LDP”) terms, revenue is recognized either at the point our goods leave Customs for direct shipments or at the point our goods leave our warehouse, or at the point our goods arrive at the customers’ warehouse where title is transferred, net of an estimate of returned merchandise and discounts. Customers are allowed the rights of return or non-acceptance only upon receipt of damaged products or goods with quality different from shipment samples. We do not undertake any after-sale warranty or any form of price protection.

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We often arrange, on behalf of manufacturers, for the purchase of fabric from a single supplier. We have the fabric shipped directly to the cutting factory and invoice the factory for the fabric. Generally, the factories pay us for the fabric with offsets against the price of the finished goods.

Stock-Based Compensation

On January 1, 2006, we adopted SFAS No. 123 (revised 2004), “Share-Based Payment,” (“SFAS No. 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS No. 123(R) supersedes our previous accounting under Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107 relating to SFAS No. 123(R). We have applied the provisions of SAB No. 107 in our adoption of SFAS No. 123(R).

We adopted SFAS No. 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of our fiscal year 2006. Our financial statements as of and for the years ended December 31, 2006, 2007 and 2008 reflect the impact of SFAS No. 123(R). Stock-based compensation expense related to employees or directors stock options recognized under SFAS No. 123(R) during the years ended December 31, 2006, 2007 and 2008 was $187,000, $771,000 and $257,000, respectively. Basic and dilutive earnings per share for the year ended December 31, 2006 were decreased by $0.01 from $(0.72) to $(0.73) as a result of the additional stock-based compensation recognized. Basic and dilutive earnings per share for the year ended December 31, 2007 were decreased by $0.02 from $0.08 to $0.06 as a result of the additional stock-based compensation recognized. Basic and dilutive earnings per share for the year ended December 31, 2008 were not materially affected by the additional stock-based compensation recognized.

The fair value of each option granted to employees and directors is estimated on the date of grant using the Black-Scholes option-pricing model (“Black-Scholes model”) with the following weighted average assumptions used for grants in 2006 and 2007: weighted-average volatility factors of the expected market price of our common stock of 0.7 for 2006 and 2007, weighted-average risk-free interest rates of 5.075% for 2006 and 3.9% to 4.67% for 2007, dividend yield of 0% for 2006 and 2007, and weighted-average expected life of the options of 6.25 years for 2006 and 0.06 years to 6.18 years for 2007. There were no options granted in 2008.

Income Taxes

As part of the process of preparing our consolidated financial statements, we are required to estimate income taxes in each of the jurisdictions in which we operate. The process involves estimating actual current tax expense along with assessing temporary differences resulting from differing treatment of items for book and tax purposes. These timing differences result in deferred tax assets and liabilities, which are included in our consolidated balance sheets. We record a substantial valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. We have considered future taxable income and ongoing tax planning strategies in assessing the need for the valuation allowance. Increases in the valuation allowance result in additional expense to be reflected within the tax provision in the consolidated statement of operations.

In addition, accruals are also estimated for audits regarding U.S. tax issues based on our estimate of whether, and the extent to which, additional taxes will be due. We routinely monitor the potential impact of

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these situations and believe that amounts are properly accrued for. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in any period we determine that the original estimate of a tax liability is less than we expect the ultimate assessment to be. See Note 12 of the “Notes to Consolidated Financial Statements” for a discussion of current tax matters.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109” (“FIN48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return that results in a tax benefit. Additionally, FIN 48 provides guidance on de-recognition, income statement classification of interest and penalties, accounting in interim periods, disclosure, and transition. We adopted the provisions of FIN 48 on January 1, 2007. As a result of the implementation of FIN 48, we recognized no material adjustment for unrecognized tax benefits but reduced retained earnings as of January 1, 2007 by approximately $1 million attributable to penalties accrued as a component of income taxes payable. As of the date of adoption, our unrecognized tax benefits totaled approximately $8.9 million.

We and our subsidiaries file income taxes returns in the U.S., Hong Kong, Luxembourg, Mexico and various state jurisdictions. We are currently subject to an audit by the State of New York for the years 2003 to 2005, but are not currently being audited by other states or subject to non-U.S. income taxes jurisdictions for years open in those taxing jurisdictions.

In January 2004, the Internal Revenue Service (“IRS”) completed its examination of our Federal income taxes returns for the years ended December 31, 1996 through 2001. The IRS had proposed adjustments to increase our income taxes payable for these years under examination. In addition, in July 2004, the IRS initiated an examination of our Federal income taxes return for the year ended December 31, 2002. In December 2007, we received a final assessment from the IRS of $7.4 million for the years ended December 31, 1996 through 2002, and in the first quarter of 2008, we entered into a final settlement agreement with the IRS. Under the settlement, which totals $13.9 million, including $6.5 million of interest, we agreed to pay the IRS $4 million in March 2008, and an additional $250,000 per month until repayment in full. The settlement with the IRS is within amounts accrued for as of December 31, 2007 in our financial statements, and we therefore do not anticipate the settlement to result in any additional charges to income other than interest and penalties on the outstanding balance. Due to the negotiated settlement, we reclassified the IRS and state tax liabilities from uncertain tax positions to current payable on December 31, 2007. In March 2008, we paid the IRS $4 million in accordance with the settlement terms. Due to the installment agreement with the IRS in March 2008, we reclassified $5.2 million of income taxes payable from current payable to long-term as of December 31, 2008.

The total unrecognized tax benefits as of January 1, 2007 were $8.9 million, excluding interest, penalties and related income taxes benefits and would be recorded as a component of income taxes expense if recognized. We recognize interest accrued related to unrecognized tax benefits and penalties as a component of income taxes expense. As of January 1, 2007, the accrued interest and penalties were $8.0 million and $1.2 million, respectively, excluding any related income taxes benefits. During 2007, we de-recognized uncertain tax positions through negotiations and settlement with various tax jurisdictions. After the settlements, there was no unrecognized tax benefit as of December 31, 2007 and 2008. As of December 31, 2007, the accrued interest and penalties were $7.2 million and $142,000, respectively. As of December 31, 2008, the accrued interest and penalties were $4.8 million and $332,000, respectively.

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In many cases, the uncertain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. Federal and state statutes are open from 2003 through the present period. Hong Kong statutes are open from 2001, Luxembourg from 2008 and Mexico from 2001.

Debt Covenants

Our debt agreements require certain covenants including a minimum level of EBITDA and specified tangible net worth; and required interest coverage ratio and leverage ratio as discussed in Note 9 of the “Notes to Consolidated Financial Statements.” If our results of operations erode and we are not able to obtain waivers from the lenders, the debt would be in default and callable by our lenders. In addition, due to cross-default provisions in our debt agreements, substantially all of our long-term debt would become due in full if any of the debt is in default. In anticipation of us not being able to meet the required covenants due to various reasons, we either negotiate for changes in the relative covenants or an advance waiver or reclassify the relevant debt as current. We also believe that our lenders would provide waivers if necessary. However, our expectations of future operating results and continued compliance with other debt covenants cannot be assured and our lenders’ actions are not controllable by us. If projections of future operating results are not achieved and the debt is placed in default, we would be required to reduce our expenses, including by curtailing operations, and to raise capital through the sale of assets, issuance of equity or otherwise, any of which could have a material adverse effect on our financial condition and results of operations. During 2008, we breached a negative covenant prohibiting cash advances to third parties. The advances were fully repaid during 2008. A waiver was obtained in March 2009. As of December 31, 2008, we were in violation of the EBITDA and tangible net worth covenants and waivers of the defaults were obtained in March 2009 from our lenders.

Derivative Activities

Warrant Derivatives

SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” requires measurement of certain derivative instruments at their fair value for accounting purposes. In determining the appropriate fair value, we use the Black-Scholes model. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value being recorded in consolidated statements of operations as adjustment to fair value of derivative. At December 31, 2006, there was income of $511,000 recorded as adjustment to fair value of derivative in our consolidated statements of operations. See Note 9 of the “Notes to Consolidated Financial Statements”

Foreign Currency Forward Contract

We source our products in a number of countries throughout the world and, as a result, are exposed to movements in foreign currency exchange rates. The primary purpose of our foreign currency hedging activities is to manage the volatility associated with foreign currency purchases of materials in the normal course of business. We utilize derivative financial instruments consisting primarily of forward currency contracts. These instruments are intended to protect against exposure related to financing transactions and income from international operations. We do not enter into derivative financial instruments for speculative or trading purposes. We may enter into certain foreign currency derivative instruments that do not meet hedge accounting criteria.

SFAS No. 133 requires measurement of certain derivative instruments at their fair value for accounting purposes. All derivative instruments are recorded on our balance sheet at fair value; as a result, we mark to market all derivative instruments. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in consolidated statements

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of operations as adjustment to fair value of derivative. During the year ended December 31, 2006, we entered into foreign currency forward contracts to hedge against the effect of exchange rate fluctuations on cash flows denominated in foreign currencies and certain inter-company financing transactions. This transaction was undesignated and as such an ineffective hedge. At December 31, 2006, we had one open foreign exchange forward contract which had a maturity of less than one year. Hedge ineffectiveness resulted in a loss of $196,000 in our consolidated statements of operations as of December 31, 2006. At December 31, 2007 and 2008, we had no open foreign exchange forward contracts. Hedge ineffectiveness resulted in a gain of $196,000 in our consolidated statements of operations as of December 31, 2007.

New Accounting Pronouncements

For a description of recent accounting pronouncements including the respective expected dates of adoption and effects on results of operations and financial condition, see Note 1 of the “Notes to Consolidated Financial Statements.”

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Results of Operations

The following table sets forth, for the periods indicated, certain items in our consolidated statements of income as a percentage of net sales:

	Years Ended December 31,
	2006	2007	2008
Net sales	98.1%	92.0%	84.3%
Net sales to related party	1.9	8.0	15.7

Total net sales	100.0	100.0	100.0

Cost of sales	76.6	72.7	66.2
Cost of sales to related party	1.6	7.2	14.6

Total cost of sales	78.2	79.9	80.8

Gross profit	21.8	20.1	19.2
Selling and distribution expenses	4.7	6.0	5.7
General and administration expenses	11.6	10.0	14.9
Royalty expenses	1.2	0.8	0.8
Goodwill impairment charge	—	—	3.4
Loss on notes receivable-related parties	11.7	—	—
Terminated acquisition expenses	—	0.8	—
Adjustment to fair value of long-term receivable – related parties	—	0.3	—

Income (loss) from operations	(7.4)	2.2	(5.6)
Interest expense	(2.6)	(1.7)	(0.4)
Interest income	0.5	0.0	0.1
Interest in income of equity method investee	0.0	0.0	0.1
Other income	0.2	1.7	1.0
Adjustment to fair value of derivative	0.1	0.1	—
Loss on equity method investment	—	—	(0.5)
Other expense	(0.2)	(2.0)	(0.0)

Income (loss) before provision (credit) for income taxes and minority interest	(9.4)	0.3	(5.3)
Provision (credit) for income taxes	0.2	(0.4)	0.4
Minority interest	0.0	0.0	0.0

Net Income (loss)	(9.6)%	0.7%	(5.7)%

Comparison of 2008 to 2007

Total net sales decreased by $48.4 million, or 19.9%, from $243.7 million in 2007 to $195.3 million in 2008. Sales of private label in 2008 were $147.2 million compared to $198.8 million in 2007 with the decrease resulting primarily from reduced demand by our customers due to the economic downturn and bankruptcies of customers such as Mervyn’s. The decrease of private label sales in 2008 was partially offset by a $11.3 million increase in sales to a related party. Private brands sales in 2008 totaled $48.1 million compared to $44.9 million in 2007 with the increase primarily from increased sales to Macy’s Merchandising Group.

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Gross profit consists of total net sales less product costs, direct labor, duty, quota, freight in, brokerage, warehouse handling and markdown. Gross profit for 2008 was $37.6 million, or 19.2% of total net sales, compared to $48.9 million, or 20.1% of total net sales for 2007, representing a decrease of $11.3 million or 23.2%. The decrease in gross profit for 2008 was primarily caused by a decrease in the total amount of sales.

Selling and distribution expenses decreased by $3.6 million, or 24.6%, from $14.7 million in 2007 to $11.1 million in 2008. As a percentage of total net sales, these variable expenses decreased from 6.0% in 2007 to 5.7% in 2008. The decrease in selling and distribution expenses was primarily due to reduction in staff cost and advertising expense.

General and administrative expenses increased by $4.9 million, or 20.0%, from $24.3 million in 2007 to $29.2 million in 2008. As a percentage of total net sales, these expenses increased from 10.0% in 2007 to 14.9% in 2008. Included in general and administrative expenses in 2008 was a charge of $848,000 resulting from liquidated damages imposed by U.S. Customs on two of our overseas vendors, a $2.2 million uncollectible bad debt expense related to Mervyn’s and a $1.6 million reserve on a long-term due from related parties. Included in general and administrative expenses in 2007 was a $1.0 million reserve on a long-term due from related parties.

Adjustment to fair value of long-term due from related party was $0.8 million, or 0.3% of total net sales in 2007. Based on the repayment history of the related parties and the litigation they are currently subject to, we estimated that our receivable of $3.4 million would take approximately three years for collection in full. In 2007 we therefore made a $1.0 million reserve, then fair-valued the balance of this asset using our weighted average cost of capital as the discount rate and a term of three years as the discount period. There was no such adjustment in 2008. See Note 6 of the “Notes to Consolidated Financial Statements.”

Royalty expenses decreased by $282,000, or 15.1%, from $1.9 million in 2007 to $1.6 million in 2008. The decrease was caused by lowered royalty rates in the fourth quarter of 2008 under the amended license agreement resulting from settlement of the American Rag Cie litigation. See Note 6 of the “Notes to Consolidated Financial Statements.” As a percentage of total net sales, these expenses remained at 0.8% in 2007 and 2008.

Goodwill impairment charges were $6.7 million in 2008, compared to no such charge in 2007. These expenses in 2008 included $5.3 million related to our FR TCL-Chazzz/MGI division due to Mervyn’s bankruptcy filing and the significant reduction of business from another retail customer, and $1.4 million related to our Private Brands–American Rag division due to the disposition of our 45% membership interest in American Rag Cie, LLC which owns the trademark “American Rag CIE” in connection with settlement of the litigation. See Note 6 and Note 8 of the “Notes to Consolidated Financial Statements.”

Terminated acquisition expenses in 2007 were $2.0 million, or 0.8% of total net sales, compared to no such expense in 2008. These expenses consisted of the non-refunded portion of a deposit in the amount of $250,000 and other expenses including due diligence and legal fees incurred in connection with our proposed acquisition of The Buffalo Group. The transaction was mutually terminated on April 19, 2007. See Note 7 of the “Notes to Consolidated Financial Statements”.

Loss from operations was $11.0 million in 2008, or (5.6)% of total net sales, compared to income from operation of $5.2 million in 2007, or 2.2% of total net sales as a result of the factors discussed above.

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Interest expense decreased by $3.3 million, or 80.3%, from $4.1 million in 2007 to $809,000 in 2008. As a percentage of total net sales, this expense decreased from 1.7% in 2007 to 0.4% in 2008. The decrease was primarily due to decreased borrowings and interest rates under our credit facilities and the repayment of our term loan facility in September 2007.

Interest income increased by $105,000, or 62.5%, from $169,000 in 2007 to $274,000 in 2008.

Interest in income of equity method investee represented our 45% share of equity interest in the owner of the trademark “American Rag Cie” and the operator of American Rag retail stores. Interest in income of equity method investee decreased by $68,000 or 43.3%, from $156,000 in 2007 to $89,000 in 2008.

Other income decreased by $2.1 million, or 50.6%, from $4.1 million in 2007 to $2.0 million in 2008. Included in other income in 2007 was a gain of $3.8 million on notes receivable – related parties. See Note 5 of the “Notes to Consolidated Financial Statements”. Other income in 2008 included a gain on recission on common stock due to settlement of $915,000 and $500,000 from the sale of an entity in Mexico.

Adjustment to fair value of derivative was $196,000 in 2007, compared to $0 in 2008.

Loss on equity method investment was $899,000 in 2008 or 0.5% of total net sales, compared to no such expense in 2007. The loss was caused by the disposition of our 45% membership interest in American Rag Cie, LLC in connection with settlement of the litigation with American Rag Cie, LLC in December 2008. See Note 6 of the “Notes to Consolidated Financial Statements.”

Other expenses decreased by $4.9 million, or 97.8%, from $5.0 million in 2007 to $111,000 in 2008. Other expenses of $5.0 million in 2007 consisted of expensing all the financing and related expenses and the remaining value of the warrants issued to lenders and the placement agent upon repayment of our term loan. See Note 9 of the “Notes to Consolidated Financial Statements”.

Income (loss) before provision (credit) for income taxes and minority interest was $713,000 in 2007 and $(10.4) million in 2008, representing 0.3% and (5.3)% of total net sales, respectively.

Provision for income taxes was $692,000 in 2008 compared to credit for income taxes of $1.0 million in 2007, representing 0.4% and (0.4)% of total net sales, respectively. The tax credit in 2007 was primarily a result of write-backs of FIN 48 accruals after our settlements of some uncertain tax positions with the State and Federal tax authorities.

Income allocated to minority interest in 2007 was $6,000 compared to $0 in 2008, for the minority partner in PBG7, LLC’s 25% share in the income.

Net income (loss) was $1.7 million in 2007 as compared to $(11.1) million in 2008, representing 0.7% and (5.7)% of total net sales, respectively.

Comparison of 2007 to 2006

Total net sales increased by $11.3 million, or 4.9%, from $232.4 million in 2006 to $243.7 million in 2007. The increase in total net sales was primarily due to increased sales in our private label business which amounted to $198.8 million in 2007 compared to $181.2 million in 2006. The increase in 2007 came primarily from sales to New York & Co and Seven Licensing Company, and was partially offset by decreased sales to Kohl’s and Mervyn’s. Private brands sales in 2007 totaled $44.9 million compared to $51.2 million in 2006. Sales of “Jessica Simpson”, “House of Dereon” and “Alain Weiz”

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brands were discontinued in 2007, compared to sales of these brands amounting to $16.7 million in 2006. The loss in the sales of these brands was partially offset by an increase of $9.6 million in sales of the “American Rag Cie” brand in 2007.

Gross profit for 2007 was $48.9 million, or 20.1% of total net sales, compared to $50.6 million, or 21.8 % of total net sales for 2006, representing a decrease of $1.7 million or 3.4%. The decrease in gross profit for 2007 was primarily caused by a $1.5 million loss on the sale of Mexico fabric inventory in 2007 after the completion of the Tavex transaction selling all our assets in Mexico for cash.

Selling and distribution expenses increased by $3.7 million, or 33.7%, from $11.0 million in 2006 to $14.7 million in 2007. As a percentage of total net sales, these variable expenses increased from 4.7% in 2006 to 6.0% in 2007. The increase in selling and distribution expenses was primarily caused by the increased expenses incurred in establishing new brands such as “Marisa K” and increased advertising expenses on “American Rag Cie” brand in 2007 due to more advertising efforts.

General and administrative expenses decreased by $2.6 million, or 9.5%, from $26.9 million in 2006 to $24.3 million in 2007. As a percentage of total net sales, these expenses decreased from 11.6% in 2006 to 10.0% in 2007. The main reduction in general and administrative expenses in 2007 resulted from the settlement of the Jessica Simpson litigation and the reimbursement to us of $3.0 million of legal expenses we previously incurred in the litigation. This reduction was partially offset by a $1.0 million reserve on a long-term due from related parties.

Adjustment to fair value of long-term due from related party was $0.8 million, or 0.3% of total net sales in 2007 compared to $0 in 2006. Based on the repayment history of the related parties and litigation they are currently subject to, we estimated that our receivable of $3.4 million will take approximately three years for collection in full. We therefore in 2007, after we made a $1.0 million reserve as discussed previously, then fair-valued the balance of this asset using our weighted average cost of capital as the discount rate and a term of three years as the discount period. See “Related party transactions.”

Royalty expenses decreased by $951,000, or 33.8%, from $2.8 million in 2006 to $1.9 million in 2007. The decrease was caused by the discontinued sales under the Jessica Simpson license in 2007, compared to $1.1 million of royalty paid on the brand in 2006. As a percentage of total net sales, these expenses decreased from 1.2% in 2006 to 0.8% in 2007.

Loss on notes receivable—related parties was $27.1 million or 11.7% of total net sales in 2006, compared to no such expense in 2007. During 2006, the purchasers of our Mexico assets ceased providing fabric and were not making payments under the notes. We evaluated the recoverability of the notes receivable and recorded a loss on the notes receivable in an amount equal to the outstanding balance less the value of the underlying assets securing the notes. See Note 5 of the “Notes to Consolidated Financial Statements”.

Terminated acquisition expenses in 2007 were $2.0 million, or 0.8% of total net sales, compared to no such expense in 2006. These expenses consisted of the non-refunded portion of a deposit in the amount of $250,000 and other expenses including due diligence and legal fees incurred in connection with our proposed acquisition of The Buffalo Group. The transaction was mutually terminated on April 19, 2007. See Note 7 of the “Notes to Consolidated Financial Statements”.

Loss from operations was $17.2 million in 2006, or (7.4)% of total net sales, compared to income from operation of $5.2 million in 2007, or 2.2% of total net sales. The higher revenue in 2007 as well as the absence of any further charge for the write-down on notes receivable accounted for the improvement in the operating results in 2007 compared to 2006.

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Interest expense decreased by $1.9 million, or 32.0%, from $6.1 million in 2006 to $4.1 million in 2007. As a percentage of total net sales, this expense decreased from 2.6% in 2006 to 1.7% in 2007. The decrease was primarily due to decreased borrowings under our credit facilities and the repayment of our term loan facility in September 2007. Also included in interest expense in 2006 was $711,000 of debt discount related to intrinsic value of the conversion option of debentures and the remaining value of the warrants issued to holders of debentures as a result of the repayment of the debentures in June 2006.

Interest income decreased by $1.0 million, or 85.7%, from $1.2 million in 2006 to $169,000 in 2007. Interest earned from the notes receivable-related party amounted to $901,000 in 2006, compared to no such income in 2007.

Interest in income of equity method investee represented our 45% share of equity interest in the owner of the trademark “American Rag Cie” and the operator of American Rag retail stores. Interest in income of equity method investee increased by $76,000 or 96.3%, from $80,000 in 2006 to $156,000 in 2007. The increase came mainly from increased royalty paid by our subsidiary Private Brands, Inc. on increased sales to Macy’s.

Other income increased by $3.8 million, or 1,119.5%, from $336,000 in 2006 to $4.1 million in 2007. Included in other income in 2007 was a gain of $3.8 million on notes receivable – related parties. See Note 5 of the “Notes to Consolidated Financial Statements”. Adjustment to fair value of derivative was $196,000 in 2007, compared to $315,000 in 2006.

Other expenses increased by $4.5 million, or 1,042.6%, from $436,000 in 2006 to $5.0 million in 2007. Other expenses in 2006 consisted of a payment of $400,000 upon the termination of the license agreements with Cynthia Rowley. Other expenses of $5.0 million in 2007 consisted of expensing all the financing and related expenses and the remaining value of the warrants issued to lenders and the placement agent upon repayment of our term loan. See Note 9 of the “Notes to Consolidated Financial Statements”.

Income (loss) before provision (credit) for income taxes and minority interest was $(21.8) million in 2006 and $713,000 in 2007, representing (9.4)% and 0.3% of total net sales, respectively. Loss before provision for income taxes in 2006 included the loss on notes receivable – related parties of $27.1 million.

Provision for income taxes was $453,000 in 2006 compared to credit for income taxes of $1.0 million in 2007, representing 0.2% and (0.4)% of total net sales, respectively. The tax credit in 2007 was primarily a result of write-backs of FIN 48 accruals after our settlements of some uncertain tax positions with State and Federal tax authorities.

Loss allocated to minority interest in 2006 was $21,000, for the minority partner’s 25% share in the loss of PBG7, LLC. Income allocated to minority interest in 2007 was $6,000, for the minority partner in PBG7, LLC’s 25% share in the income.

Net income (loss) was $(22.2) million in 2006 as compared to $1.7 million in 2007, representing (9.6)% and 0.7% of total net sales, respectively. Included in the $22.2 million net loss in 2006 was a loss on notes receivable—related parties of $27.1 million.

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Quarterly Results of Operations

The following table sets forth, for the periods indicated, certain items in our consolidated statements of income in millions of dollars and as a percentage of total net sales:

	Quarter Ended
	Mar. 31 2007	Jun. 30 2007	Sep. 30 2007	Dec. 31 2007	Mar. 31 2008	Jun. 30 2008	Sep. 30 2008	Dec. 31 2008
Total net sales	$56.1	$60.1	$70.2	$57.3	$50.5	$51.3	$56.0	$37.5
Gross profit	12.3	12.6	12.9	11.1	10.0	11.0	9.3	7.3
Operating income (loss)	0.1	2.5	2.7	(0.1)	(0.1)	(5.4)	(0.3)	(5.2)
Net income (loss)	(1.0)	0.8	1.6	0.3	(0.2)	(5.3)	0.2	(5.8)

	Quarter Ended
	Mar. 31 2007	Jun. 30 2007	Sep. 30 2007	Dec. 31 2007	Mar. 31 2008	Jun. 30 2008	Sep. 30 2008	Dec. 31 2008
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Gross profit	22.0	20.9	18.4	19.3	19.9	21.4	16.6	19.3
Operating income (loss)	0.1	4.2	3.8	(0.1)	(0.1)	(10.5)	(0.6)	(13.8)
Net income (loss)	(1.8)	1.3	2.3	0.5	(0.5)	(10.3)	0.4	(15.4)

As is typical for us, quarterly total net sales fluctuated significantly because our customers typically place bulk orders with us, and a change in the number of orders shipped in any one period may have a material effect on the total net sales for that period.

Liquidity and Capital Resources

We had cash and cash equivalents of approximately $5.2 million at December 31, 2008.

The global banking crisis is affecting the availability of working capital to us, our vendors and our customers. Some vendors who extended us credit have experienced difficulties with their banks and have been forced to reduce the credit terms extended to us. We are also experiencing more rejection and withdrawal of customer credits by our factor and in a number of occasions, have been left with the option of either undertaking the credit risk internally or liquidating the finished goods at a loss. If the conditions in the banking and credit markets, and the overall economic conditions in general, do not improve, our liquidity may be materially and adversely affected.

We have significantly strengthened our balance sheet and improved our liquidity since 2007. The sale of all our Mexico assets for cash enabled us to repay our most expensive loans and as a result our financing cost has since substantially decreased. The IRS settlement and installment repayment plan removed a significant uncertainty in our financial condition which we have operated under for the past several years.

Our liquidity requirements arise from the funding of our working capital needs, principally inventory, finished goods shipments-in-transit, work-in-process and accounts receivable, including receivables from our contract manufacturers that relate primarily to fabric we purchase for use by those manufacturers. Our primary sources for working capital and capital expenditures are cash flow from

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operations, borrowings under our bank and other credit facilities, issuance of long-term debt, sales of equity and debt securities, and vendor financing. In the near term, we expect that our operations and borrowings under bank and other credit facilities will provide sufficient cash to fund our operating expenses, capital expenditures and interest payments on our debt. In the long-term, we expect to use internally generated funds and external sources to satisfy our debt and other long-term liabilities.

Our liquidity is dependent, in part, on customers paying on time. Any abnormal chargebacks or returns may affect our source of short-term funding. Any changes in credit terms given to major customers may have an impact on our cash flow. Suppliers’ credit is another major source of short-term financing and any adverse changes in their terms will have negative impact on our cash flow.

Other principal factors that could affect the availability of our internally generated funds include:

•	deterioration of sales due to weakness in the markets in which we sell our products;

•	decreases in market prices for our products;

•	increases in costs of raw materials;

•	increase in uncollectible accounts due to defaults; and

•	changes in our working capital requirements.

Principal factors that could affect our ability to obtain cash from external sources include:

•	the credit worthiness of our customers;

•	financial covenants contained in our current or future bank and debt facilities; and

•	volatility in the market price of our common stock or in the stock markets in general.

Certain of our private brands product lines are generally associated with higher selling, general and administrative expenses, due to significant design, development, and marketing costs compared to our private label business.

Cash flows for the years ended December 31, 2006, 2007 and 2008 were as follows (dollars in thousands):

Cash Flows:	2006	2007	2008
Net cash provided by (used in) operating activities	$15,047	$12,476	$(5,563)
Net cash provided by (used in) investing activities	$(5,071)	$21,455	$(204)
Net cash provided by (used in) financing activities	$(10,713)	$(34,345)	$10,489

Net cash used in operating activities was $5.6 million in 2008, as compared to net cash provided by operating activities in 2007 of $12.5 million and in 2006 of $15.0 million. Net cash used in operating activities in 2008 resulted primarily from a net loss of $11.1 million, an increase of $14.7 million of due from related parties and a decrease of accrued expenses of $2.8 million and income taxes payable of $7.1 million. The above was offset by of a decrease in accounts receivable of $16.8 million, a decrease in inventory of $6.1 million and impairment charges of goodwill of $6.7 million.

During 2008, net cash used in investing activities was $204,000, as compared to net cash provided by investing activities of $21.5 million in 2007 and net cash used in investing activities of $5.1 million in 2006. Net cash used in investing activities in 2008 resulted primarily from purchases of fixed assets of $942,000.

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During 2008, net cash provided by financing activities was $10.5 million as compared to net cash used in financing activities of $34.3 million in 2007 and $10.7 million in 2006. Net cash provided by financing activities in 2008 resulted primarily from $9.6 million of our long-term borrowings and $885,000 on our short-term bank borrowings.

Debt Obligations

The following table summarizes our debt obligations:

	December 31,
	2007	2008
Short-term bank borrowings:
Import trade bills payable - DBS Bank and Aurora Capital	$4,600,293	$4,000,602
Bank direct acceptances - DBS Bank	1,222,998	3,591,801
Other Hong Kong credit facilities - DBS Bank	3,921,927	3,037,963

	$9,745,218	$10,630,366

Long-term obligations:
Equipment financing	$5,338	$—
Debt facility and factoring agreement – GMAC CF	2,997,793	12,606,796

	3,003,131	12,606,796
Less current portion	(3,003,131)	(12,606,796)

	$0.00	$0.00

DBS Bank Credit Facility

In June 2006, our subsidiaries in Hong Kong, Tarrant Company Limited, Marble Limited and Trade Link Holdings Limited, entered into a new credit facility with DBS Bank (Hong Kong) Limited (“DBS”), which replaced our prior letter of credit facility for up to HKD 30 million (equivalent to US $3.9 million). Under this facility, we may arrange for letters of credit and acceptances. The maximum amount our Hong Kong subsidiaries could borrow under this facility at any time was US $25 million. In November 2008, the maximum amount was temporarily decreased to $22 million. In March 2009, the maximum amount is reduced to $20 million as a result of the bank’s policy of cutting back credit to corporate clients. The interest rate under the letter of credit facility is equal to the Hong Kong Dollar Standard Bills Rate quoted by DBS minus 0.5% if paid in Hong Kong Dollars, which interest rate was 5.75% per annum at December 31, 2008, or the U.S. Dollar Standard Bills Rate quoted by DBS plus 0.5% if paid in any other currency, which interest rate was 3.84% per annum at December 31, 2008. This is a demand facility and is secured by a security interest in all the assets of the Hong Kong subsidiaries, by a pledge of our office property where our Hong Kong office is located, which is owned by Gerard Guez and Todd Kay, and by our guarantee. The DBS facility includes customary default provisions. In addition, we are subject to certain restrictive covenants, including that we maintain a specified tangible net worth, and a minimum level of EBITDA at December 31, 2008, specified interest coverage ratio and leverage ratio and a limitation on mergers or acquisitions in excess of a specified amount. As of December 31, 2008, we were in violation with the EBITDA and tangible net worth covenants and a waiver was obtained on March 11, 2009. As of December 31, 2008, $8.8 million was outstanding under this facility. In addition, $7.7 million of open letters of credit was outstanding and $5.5 million was available for future borrowings as of December 31, 2008.

Revolving Credit Facility – GMAC Commercial Finance

On June 16, 2006, we expanded our previously existing credit facility with GMAC Commercial Finance, LLC (“GMAC CF”) by entering into a new Loan and Security Agreement and amending and

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restating our previously existing Factoring Agreement with GMAC CF. This is a revolving credit facility and initially had a term of 3 years. In February 2009, we entered into a consent and amendment pursuant to which GMAC CF approved the proposed acquisition by Gerard Guez and Todd Kay, the maximum amount of the credit facility was reduced to $40 million, and the credit facility was extended for an additional year. This extension is subject to an opt-out provision which allows GMAC to terminate the credit facility with a notice of 60 business days after the proposed acquisition is closed. The amount we may borrow under this credit facility is determined by a percentage of eligible accounts receivable and inventory, up to a maximum of $40 million, and includes a letter of credit facility of up to $2 million. Interest on outstanding amounts under this credit facility is payable monthly and accrues at the rate of the “prime rate” plus 0.5%. Our obligations under the GMAC CF credit facility are secured by a lien on substantially all our domestic assets, including a first priority lien on our accounts receivable and inventory. This credit facility contains customary financial covenants, including covenants that we maintain minimum levels of EBITDA and interest coverage ratio and limitations on additional indebtedness. This facility includes customary default provisions, and all outstanding obligations may become immediately due and payable in the event of a default. The facility bore interest at 3.75% per annum at December 31, 2008. During 2008, we breached a negative covenant prohibiting cash advances to third parties. The advances were fully repaid during 2008. A waiver was obtained on March 17, 2009. As of December 31, 2008, we were in violation of the EBITDA covenant and a waiver was obtained on March 17, 2009. A total of $12.6 million was outstanding with respect to receivables factored under the GMAC CF facility at December 31, 2008.

The amount we can borrow under the factoring facility with GMAC CF is determined based on a defined borrowing base formula related to eligible accounts receivable. A significant decrease in eligible accounts receivable due to the aging of receivables, can have an adverse effect on our borrowing capabilities under our credit facility, which may adversely affect the adequacy of our working capital. In addition, we have typically experienced seasonal fluctuations in sales volume. These seasonal fluctuations result in sales volume decreases in the first and fourth quarters of each year due to the seasonal fluctuations experienced by the majority of our customers. During these quarters, borrowing availability under our credit facility may decrease as a result of decrease in eligible accounts receivables generated from our sales.

Equipment Loans

We had one equipment loan outstanding during 2008. The loan bore interest at 4.75% payable in installments through 2008, which we paid off in May 2008.

Letters of Credit

From time to time, we open letters of credit under an uncommitted line of credit from Aurora Capital Associates which issues these letters of credits out of Israeli Discount Bank. As of December 31, 2008, $1.8 million was outstanding under this facility and $1.2 million of letters of credit was open under this arrangement. We pay a commission fee of 2.25% on all letters of credits issued under this arrangement.

The effective interest rates on bank borrowings as of December 31, 2007 and 2008 were 12.7% and 4.2%, respectively.

The credit facility with GMAC CF prohibits us from paying dividends or making other distributions on our common stock. In addition, GMAC CF prohibits our subsidiaries that are borrowers under the facility from paying dividends or making other distributions to us. The credit facility with DBS Bank prohibits our Hong Kong subsidiaries from paying any dividends or making other distributions or cash advances to us.

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We have financed our operations from our cash flow from operations, borrowings under our bank and other credit facilities, issuance of long-term debt, and sales of equity and debt securities. Our short-term funding relies very heavily on our major customers, banks and suppliers. From time to time, we have had temporary over-advances from our banks. Any withdrawal of support from these parties will have serious consequences on our liquidity.

We may seek to finance future capital investment programs through various methods, including, but not limited to, borrowings under our bank credit facilities, issuance of long-term debt, sales of equity securities, leases and long-term financing provided by the sellers of facilities or the suppliers of certain equipment used in such facilities.

We do not believe that the moderate levels of inflation in the United States in the last three years have had a significant effect on net sales or profitability.

Contractual Obligations and Commercial Commitments

Following is a summary of our contractual obligations and commercial commitments available to us as of December 31, 2008 (in millions):

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	Between 2-3 years	Between 4-5 years	After 5 years
Long-term debt (1)	$13.1	$13.1	$—	$—	$—
Operating leases	$8.9	$1.5	$3.1	$2.2	$2.1
Minimum royalties	$8.3	$0.5	$1.4	$1.8	$4.6

Total Contractual Cash Obligations	$30.3	$15.1	$4.5	$4.0	$6.7

(1)	Includes interest on long-term debt obligations. Based on outstanding borrowings as of December 31, 2008, and assuming all such indebtedness remained outstanding during 2008 and the interest rates remained unchanged, we estimate that our interest cost on long-term debt would be approximately $473,000.

Commercial Commitments Available to Us	Total Amounts Committed to Us	Amount of Commitment Expiration per Period
		Less than 1 year	Between 2-3 years	Between 4-5 years	After 5 years
Lines of credit	$80.0	$80.0	—	—	—
Letters of credit (within lines of credit)	$25.0	$25.0	—	—	—
Total Commercial Commitments	$80.0	$80.0	—	—	—

Off-Balance Sheet Arrangements

At December 31, 2008 and 2007, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Related Party Transactions

For a description of certain related party transactions, see “Item 13. Certain Relationships and Related Transactions, Director Independence” of this Annual Report on Form 10-K.

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Item 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign Currency Risk. Our earnings are affected by fluctuations in the value of the U.S. dollar as compared to foreign currencies as a result of doing business in foreign jurisdictions. As a result, we bear the risk of exchange rate gains and losses that may result in the future. At times we use forward exchange contracts to reduce the effect of fluctuations of foreign currencies on purchases and commitments. These short-term assets and commitments are principally related to trade payables positions. At December 31, 2008, we had no open foreign exchange forward contracts. We do not utilize derivative financial instruments for trading or other speculative purposes. We actively evaluate the creditworthiness of the financial institutions that are counter parties to derivative financial instruments, and we do not expect any counter parties to fail to meet their obligations.

Interest Rate Risk. Because our obligations under our various credit agreements bear interest at floating rates, we are sensitive to changes in prevailing interest rates. Any major increase or decrease in market interest rates that affect our financial instruments would have a material impact on earning or cash flows during the next fiscal year.

Our interest expense is sensitive to changes in the general level of U.S. interest rates. In this regard, changes in U.S. interest rates affect interest paid on our debt. A majority of our credit facilities are at variable rates. As of December 31, 2007, we had $1.2 million of fixed-rate borrowings and $11.6 million of variable-rate borrowings outstanding. As of December 31, 2008, we had $1.8 million of fixed-rate borrowings and $21.4 million of variable-rate borrowings outstanding. A one percentage point increase in interest rates would result in an annualized increase to interest expense of approximately $116,000 and $214,000 on our variable-rate borrowings for 2007 and 2008, respectively.

Item 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See “Item 15. Exhibits, Financial Statement Schedules” for our financial statements, and the notes thereto, and the financial statement schedules filed as part of this report.

Item 9.	CHANGES IN AND DISAGREEMENTS WITH THE ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A(T).	CONTROLS AND PROCEDURES

Evaluation of Controls and Procedures

Members of our management, including our Chief Executive Officer and Chief Financial Officer, have evaluated the effectiveness of our disclosure controls and procedures, as defined by paragraph (e) of Exchange Act Rules 13a-15 or 15d-15, as of December 31, 2008, the end of the period covered by this report. Members of the our management, including our Chief Executive Officer and Chief Financial Officer, also conducted an evaluation of our internal control over financial reporting to determine whether any changes occurred during the fourth quarter of 2008 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective.

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Changes in Controls and Procedures

During the fourth quarter ended December 31, 2008, there were no changes in our internal control over financial accounting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934. Internal control over financial reporting is a process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect our transactions and dispositions of our assets;

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

(iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Because of its inherent limitations, internal control over financial reporting determined to be effective can provide only reasonable assurance with respect to financial statement preparation and may not prevent or detect all misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2008 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control-Integrated Framework”. Based on management’s evaluation and those criteria, we concluded that our internal control over financial reporting was effective as of December 31, 2008.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

Item 9B.	OTHER INFORMATION

None.

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PART III

Item 10.	DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name, age and position of each of our executive officers and directors as of March 18, 2009:

Name	Age	Position
Gerard Guez	53	Chairman of the Board of Directors and Interim Chief Executive Officer

Todd Kay	52	Vice Chairman of the Board of Directors

Patrick Chow	55	Chief Financial Officer and Director

Stephane Farouze	40	Director

Milton Koffman	85	Director

Simon Mani	57	Director

Joseph Mizrachi	63	Director

Mitchell Simbal	55	Director

Henry Chu	71	President of Tarrant Company Limited, Registrant’s Hong Kong subsidiary

Class I Directors: Terms Expiring in 2009

Patrick Chow

Patrick Chow was appointed as a director in November 2007, at the time he was named our Chief Financial Officer. Prior to being named Chief Financial Officer, Mr. Chow joined Tarrant Apparel Group in March 2007 as our Senior Vice President, Finance. Mr. Chow had previously served as our Chief Financial Officer and as a director from January 2002 through August 2004. From August 2004 until April 2005, Mr. Chow was a consultant for us and other companies, providing financial and accounting services. He joined Blue Holdings, Inc. (Nasdaq: BLUE) as Chief Financial Officer in April 2005, and served in that capacity until December 31, 2006. Mr. Chow has a Bachelor of Arts degree from the University of Hong Kong and two diplomas in Banking and Financial Studies from the Chartered Institute of Bankers United Kingdom.

Director Since: 2007 Age: 55

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Stephane Farouze

Stephane Farouze has served as a director since May 2003. Mr. Farouze is currently a Managing Director with Deutsche Bank AG. Previously, from May 2003 to mid 2006, Mr. Farouze was Managing Director of Paradigm Global Advisors. From March 2000 to November 2000, Mr. Farouze was employed as the Global Head of Sales and Restructuring of Societe General Asset Management. From March 1998 to February 2000, Mr. Farouze was Head of Foreign Exchanges for the Italian Market for BNP. Mr. Farouze received a Bachelor of Science in Applied Arts and Sciences and a Business Administration (Finance) degree from San Diego State University in 1992.

Director Since: 2003 Age: 40

Member: Audit Committee, Compensation Committee

Milton Koffman

Milton Koffman has served as a director since November 2001. Since 1997, Mr. Koffman has been the Chairman of the Board for New Valu, Inc., a multi- faceted provider of investment capital, commercial loans and other financial services for various operating companies. Additionally, he is a founder and director of Global Credit Services, a leading provider of business information and analysis for manufacturing, financial, lending and real estate companies. Mr. Koffman has previously served on the boards of IEC Electronics, Jayark Corporation, Sattlers Department Stores, Walter Reed Theaters, Scoreboard, Inc. and the Gruen Watch Company. Mr. Koffman received a B.S. from Ohio State University in 1945.

Director Since: 2001 Age: 85

Member: Audit Committee, Compensation Committee

Mitchell Simbal

Mitchell Simbal has served as a director since June 2001. Since 1997, Mr. Simbal has been Senior Vice President of Retail Operations for Harrah’s Entertainment, which includes Caesars Palace, Paris Las Vegas, Bally’s and Flamingo Hilton. In this position, Mr. Simbal is responsible for a $170 million retail division. Mr. Simbal has a B.S. in accounting from the University of Hartford.

Director Since: 2001 Age: 55

Member: Audit Committee, Compensation Committee

Class II Director Nominees: Terms Expiring in 2010

Gerard Guez

Gerard Guez founded Tarrant Apparel Group in 1988 and has served as our Chairman of the Board since inception and as Chief Executive Officer from inception until 2001 and again from March 2003 through August 2004. Mr. Guez was re-appointed as Interim Chief Executive Officer, effective March 31, 2006. Mr. Guez also founded Tarrant Company Limited, our Hong Kong subsidiary, in 1985, and he has served as its Chairman since inception and Chief Executive Officer from 1985 through October 2001. Prior to founding Tarrant Company Limited, Mr. Guez served as the President of Sasson Jeans, L.A., Inc., which was a manufacturer and distributor of denim apparel under the “Sasson” license.

Director Since: 1998 Age: 53

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Todd Kay

Todd Kay has served as our President from 1988 to September 1999 and from March 2000 to August 2003, and has served as Vice Chairman since September 7, 1999. Mr. Kay has also served as a director since 1988 and as a director of Tarrant Company Limited since 1986. Prior to joining us, Mr. Kay was a sales manager for Sasson Jeans, L.A., Inc. from 1979 to 1980 and served as President of JAG Beverly Hills, Inc., an apparel manufacturer, from 1980 to 1985.

Director Since: 1998 Age: 52

Simon Mani

Simon Mani has served as a director since December 2004. Since 1994, Mr. Mani has served as General Manager of Mani Brothers Real Estate Investment Group, a privately-held real estate investment firm that owns, renovates, operates, manages, and leases over 1 million square feet of commercial property. Previously, Mr. Mani served as President of the Sara Lee Fresh division of Sara Lee Bakery from 1992 until 2001. In this position Mr. Mani supervised over 1,500 employees and managed over 500 distributors. Mr. Mani and his brother founded the International Baking Company, which the Manis sold to Sara Lee Bakery in 1992.

Director Since: 2004 Age: 57

Member: Audit Committee, Compensation Committee

Joseph Mizrachi

Joseph Mizrachi has served as a director since June 2001. Since 1982, Mr. Mizrachi has been engaged in capital funding to finance buyouts of small and medium size companies. He has also been the Chairman of the Board of Midwest Properties Management, Inc. since 1980, which is engaged in the management of real estate, and he was formerly a member of the board of directors of American Realty Investors Inc. (NYSE) and he was a director and member of the loan committee of Heritage Bank in Washington, DC. Mr. Mizrachi received an undergraduate degree in Economics and Political Science in 1968 and a Master’s degree in Business Administration in Finance and Marketing in 1971, both from the Hebrew University in Jerusalem, Israel. He became a member of the American Society of Chartered Life Underwriter (CLU) in 1973 and a Chartered Financial Consultant (CFC) in 1982. In 1978, he received another Master’s degree in Business Administration and Financial Counseling (MFS) from The American College in Bryn Mawr, Pennsylvania.

Director Since: 2001 Age: 63

Member: Audit Committee, Compensation Committee

Other Executive Officer

Henry Chu

Henry Chu has served as President of Tarrant Company Limited, our Hong Kong subsidiary, since September 2001. Mr. Chu is also currently a director of Tarrant Company Limited a position he has held since 2002. Prior to joining Tarrant Company Limited, Mr. Chu was the founder and owner of a garment manufacturing company. Mr. Chu has over 30 years of experience in the garment industry.

Age: 71

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Audit Committee

The Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Global Market (NASDAQ). The Board of Directors has determined that Mitchell Simbal is an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2008, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements.

Code of Ethics.

We have adopted a Code of Ethical Conduct that is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. A copy of our Code of Ethical Conduct is filed as an exhibit to this Annual Report on Form 10-K.

Item 11.	EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Tarrant Apparel Group’s compensation program for senior executives is administered by the Compensation Committee of our Board of Directors. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans. The Compensation Committee is committed to ensure that its compensation plan is consistent with our company goals and objectives and the long term interests of its shareholders.

Our named executive officers for 2008 were as follows:

•	Gerard Guez, Chairman of the Board and Interim Chief Executive Officer;

•	Todd Kay, Vice Chairman of the Board;

•	Patrick Chow, Chief Financial Officer;

•	Henry Chu, President of our subsidiary, Tarrant Company Limited; and

•	Charles Ghailian, President of our subsidiary, Tag Mex, Inc. (resigned on May 2, 2008).

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Overview of Compensation Philosophy and Objectives

Our compensation programs are designed to deliver a compensation package which is competitive in attracting and retaining key executive talent in the garment industry. Different programs are geared to short and longer term performance with the goal of increasing shareholder value over the long term. To achieve these objectives, the Compensation Committee has established an incentive program for our executive officers based on meeting specific revenue and margin criteria in which long term continued improvement in pre-tax profit is the goal. More specifically, the Compensation Committee believes that our executive compensation should encompass the following:

•	help attract and retain the most qualified individuals by being competitive with compensation packages paid to persons having similar responsibilities and duties in comparable businesses;

•	motivate and reward individuals who help us achieve our short term and long term objectives and thereby contribute significantly to the success of our company;

•	relate to the value created for shareholders by being directly tied to our financial performance and condition and the particular executive officer’s contribution; and

•	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

The Compensation Committee has approved a compensation structure for the named executive officers, determined on an individual basis, which incorporates four key components: base salary, annual discretionary incentive payments, stock options and other benefits.

In connection with its compensation determinations, the Compensation Committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

Executive Compensation Components

For the year ended December 31, 2008, the principal components of compensation for the named executive officers were:

•	annual base salary;

•	annual discretionary incentive compensation;

•	stock options; and

•	retirement and other benefits.

Annual Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; our size relative to competitors; the competitive environment; and a general view as to available resources.

For our Chief Executive Officer, the Compensation Committee’s practice is to review the base salary to ensure competitiveness in the market place. Currently, our Chairman of the Board, Gerard Guez, is also serving

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as our Interim CEO. In 2007, the Compensation Committee approved an increase to Mr. Guez’s annual salary to $750,000, effective January 1, 2007, in part to compensate for the added responsibilities of acting as Interim Chief Executive Officer. No adjustments were made to Mr. Guez’s annual base salary in 2008. The Compensation Committee considers the base salaries of the named executives to ensure they take into account their performance, experience and retention value and that salary levels continue to be competitive with companies of similar size and complexity.

Annual Discretionary Incentive Compensation

Named executive officers are eligible to receive discretionary annual cash incentive bonuses. We believe that annual incentive compensation should be determined with specific reference to our overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the Compensation Committee considers both quantitative and qualitative factors. At this time, the incentive program has not yet been linked with a set of clear objectives.

No discretionary cash bonuses were paid to our named executive officers in 2008 as a consequence of the economic downturn and the need to cut overhead drastically in response.

Stock Options and Stock Awards

We provide a long term incentive opportunity for each of the named executive officers through awards of stock options. Our stock option program is a long term plan designed to create a link between executive compensation and our financial performance, provide an opportunity for increased equity ownership by executives, and maintain competitive levels of total compensation.

In the case of recommended stock option awards, the Compensation Committee reviews the recommendation of senior management and tests fairness before approving the stock awards. All stock options have been granted at an exercise price equal to the closing market price of our common stock on the date of grant. Stock options generally vest in four equal annual installments over a period of four years; however, options will immediately vest in full upon a change on control of the Company. Stock options expire ten years from date of grant.

In 2008, no named executive officers received stock option awards due to the pending proposal submitted by Messrs. Guez and Kay to acquire all of the publicly held shares of our common stock in a going-private transaction.

Retirement Benefits

We maintain a 401(k) plan for our employees. Named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amount that may be contributed by executives under the plans. We make a “matching” contribution equal to 100% of the employee’s contribution up to 5% of the employee’s annual compensation.

Other Benefits

•

Medical Benefits. Our employees have a choice of three coverage options under our company-sponsored group health insurance plan. Each option covers the same services and supplies but differs in the quality of provider network. During 2008, we fully funded the HMO portion of the employee coverage.

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•

Dental Benefits. We maintain a group dental plan that covers preventive, basic and major services for employees and eligible dependents. During 2008, we fully funded the HMO portion of our California employee coverage and the PPO coverage for our New York employee coverage.

•

Life Insurance. We maintain a group life insurance plan that provides for basic life and accidental death and dismemberment coverage ranging from $10,000 to $50,000 depending on the employee classification. We pay the premiums under this plan.

•	Vacation. All employees are eligible for vacation based on years of service.

•	Other Perquisites. Vehicle and car allowances have been provided for certain named executives. We do not generally provide other perquisites for other employees.

•

Private Plane. From time to time our executives use a private plan owned by 477 Aviation LLC, a company owned by Gerard Guez for business purposes. We reimburse Mr. Guez for the fuel and related expenses incurred by 477 Aviation LLC for our executives’ business use of the aircraft. For 2008, the amount of expenses reimbursed was approximately $332,000.

Deductibility of Compensation Expenses

Pursuant to Section 162(m) under the Internal Revenue Code, certain compensation paid to executive officers in excess of $1 million is not tax deductible, except to the extent such excess constitutes performance-based compensation. The Compensation Committee has and will continue to carefully consider the impact of Section 162(m) when establishing incentive compensation plans and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.

Accounting and Tax Considerations

We consider the accounting implications of all aspects of our executive compensation program. Our executive compensation program is designed to achieve the most favorable accounting (and tax) treatment possible as long as doing so does not conflict with the intended plan design or program objectives.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors currently consists of Stephane Farouze, Milton Koffman, Joseph Mizrachi, Simon Mani and Mitchell Simbal. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this report. Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Tarrant Apparel Group’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE
Stephane Farouze, Chairman
Milton Koffman
Joseph Mizrachi
Simon Mani
Mitchell Simbal

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to each of our named executive officers, information concerning all compensation paid for services to us in all capacities for 2006, 2007 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)

Gerard Guez (1) Interim Chief Executive Officer and Chairman	2008 2007 2006	750,000 750,000 52,000	— — —	— — —	— — —	750,000 750,000 52,000

Patrick Chow (2) Chief Financial Officer	2008 2007	300,000 173,462	— —	22,225 19,690	— 14,731	322,225 207,883

Todd Kay Vice Chairman of the Board of Directors	2008 2007 2006	750,000 750,000 750,000	— — 150,000	— — —	50,000 50,000 71,154	800,000 800,000 971,154

Henry Chu President of Tarrant Company Limited	2008 2007 2006	335,484 335,484 335,484	— — —	34,849 40,841 21,819	1,548 1,548 33,255	371,881 377,873 390,558

Charles Ghailian (3) President of Tag Mex, Inc.	2008 2007 2006	236,104 540,858 383,968	— 83,000 170,000	67,856 524,331 77,207	150,003 — —	453,963 1,148,189 631,175

(1)	Mr. Guez was appointed as Interim Chief Executive Officer on March 31, 2006.
(2)	Mr. Chow was appointed as Chief Financial Officer on November 28, 2007.
(3)	Mr. Ghailian resigned from the company effective May 2, 2008. All stock options held by Mr. Ghailian have expired unexercised following termination of his employment.
(4)	The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2008, 2007 and 2006 with respect to stock options granted in those fiscal years as well as prior fiscal years, in accordance with SFAS 123(R). For additional information on the valuation assumptions with respect to option grants, see note 14 to the consolidated financial statements in this Annual Report on Form 10-K. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.
(5)	All other compensation for 2006 consists of the following:

	Mr. Guez	Mr. Kay	Mr. Chu	Mr. Ghailian
Automobile allowance/lease	—	71,154	—	—
Cash-out of unused vacation	—	—	31,707	—
401(k) matching contribution	—	—	1,548	—

All other compensation for 2007 consists of the following:

	Mr. Guez	Mr. Chow	Mr. Kay	Mr. Chu	Mr. Ghailian
Automobile allowance/lease	—	—	50,000	—	—
Cash-out of unused vacation	—	5,769	—	—	—
401(k) matching contribution	—	8,962	—	1,548	—

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All other compensation for 2008 consists of the following:

	Mr. Guez	Mr. Chow	Mr. Kay	Mr. Chu	Mr. Ghailian
Automobile allowance/lease	—	—	50,000	—	—
Cash-out of unused vacation	—	—	—	—	150,003
401(k) and other contribution	—	—	—	1,548	—

Grants of Plan-Based Awards in Fiscal Year 2008

There were no grants of plan-based equity or non-equity awards to any of our named executive officers in 2008.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2008.

Name	Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date
		(#) Exercisable	(#) Unexercisable
Gerard Guez	5/15/2002	1,000,000	—		5.50	5/15/2012
	5/28/2003	1,000,000	—		3.65	5/28/2013
Patrick Chow	3/16/2007	25,000	50,000	(1)	1.63	3/16/2017
Todd Kay	5/15/2002	1,000,000	—		5.50	5/15/2012
	5/28/2003	1,000,000	—		3.65	5/28/2013
Henry Chu	10/31/2003	100,000	—		3.94	10/31/2013
	6/19/2006	70,652	70,652	(2)	1.84	6/19/2016

(1)	Vests with respect to 25,000 shares on each of March 16, 2009 and March 16, 2010.
(2)	Vests with respect to 35,326 on each of June 19, 2009 and June 19, 2010.

Option Exercises and Stock Vested in Fiscal Year 2008

There were no stock option exercises by any of our named executive officers during 2008. No stock awards vested for any named executive officer during 2008.

Employment Agreements, Termination of Employment and Change of Control Arrangements

Employment Agreements

Except for our agreement with Henry Chu described below, we do no have written employment agreements with any of our other named executive officers.

We entered into a new employment agreement as of September 18, 2008 with Henry Chu, President of our Hong Kong subsidiary Tarrant Company Limited. This employment agreement is for a term of two years.

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Mr. Chu’s employment agreement provides for a monthly salary of HKD200,000 (or approximately US$25,806 per month). The agreement provides that either party may terminate the agreement upon two months advance written notice to the other party. As a result, if we were to immediately terminate Mr. Chu’s employment, we would be required to continue to pay him two months’ salary, or approximately (US) $51,612.

Potential Termination and Change in Control Benefits

We do not have a formal plan for severance or separation pay for our employees, but from time to time we may include a severance provision in the employment agreements of our executive officers that is triggered in the event of involuntary termination without cause or in the event of a change in control. Currently, except for Henry Chu’s employment agreement, none of our named executive officers are entitled to receive severance payments upon a termination of employment.

Our stock option plans provide that upon a change in control of the Company, all outstanding stock options will immediately become vested and exercisable. As of December 31, 2008, there were no unvested stock options held by the named executive officers that had an exercise price lower than the closing price of our common stock on December 31, 2008 of $0.54 per share, as reported by NASDAQ. As a result, there would have been no value of the accelerated vesting had a change in control occurred on December 31, 2008. Currently, there are no other benefits payable to our named executive officers upon a change in control.

Director Compensation

The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The full Board of Directors has the primary responsibility for reviewing and considering any revisions to director compensation.

Director Summary Compensation Table

The following table details the total compensation earned by our non-employee directors in 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(6)	Total ($)
Stephane Farouze (1)	50,000	987	50,987
Milton Koffman (2)	141,500	987	142,487
Simon Mani (3)	141,500	987	142,487
Joseph Mizrachi (4)	174,000	987	174,987
Mitchell Simbal (5)	176,000	987	176,987
Total:	$683,000	$4,935	$687,935

(1)	As of December 31, 2008, Mr. Farouze held options to purchase a total of 24,000 shares.
(2)	As of December 31, 2008, Mr. Koffman held options to purchase a total of 28,000 shares.
(3)	As of December 31, 2008, Mr. Mani held options to purchase a total of 24,000 shares.
(4)	As of December 31, 2008, Mr. Mizrachi held options to purchase a total of 32,000 shares.
(5)	As of December 31, 2008, Mr. Simbal held options to purchase a total of 28,000 shares.
(6)	The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2008 with respect to stock options granted in 2008 as well as prior fiscal years, in accordance with SFAS 123(R). For additional information on the valuation assumptions with respect to option grants, see note 14 to the consolidated financial statements included in this Annual Report on Form 10-K. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

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Director Compensation Policy

We pay to each non-employee director a monthly cash retainer of $4,000 for service as a director. We also reimburse non-employee directors for all expenses incurred in their capacity as a member of the Board. In addition, the Chairman of each Board committee receives $2,000 per year for such service.

Our current practice is to grant each non-employee director an initial option to purchase 20,000 shares of our common stock upon joining the Board of Directors, and, thereafter, to grant each non-employee an option to purchase 4,000 shares of common stock on the date of each annual meeting at which such person is re-elected to serve as a director. These options have an exercise price equal to the fair market value of such shares on the date of grant, become exercisable so long as the recipient continues to serve as a director in four equal annual installments commencing on the first anniversary of the grant thereof, and expire on the tenth anniversary of the date of grant. However, no options were granted to directors during 2008 due, in part, to the pending acquisition proposal originally submitted by Mr. Guez and Mr. Kay in April 2008.

Special Committee of the Board

In April 2008, a separate Special Committee of our Board of Directors was created comprised of four non-employee independent directors for the purposes of reviewing, evaluating and making a recommendation to our Board of Directors with respect to the proposed acquisition of Tarrant by Gerard Guez and Todd Kay. The Special Committee is comprised of Mitchell Simbal and Joseph Mizrachi, who serve as Co-Chairmen of the committee, and Milton Koffman and Simon Mani. The Special Committee members are paid for their service on the Special Committee as follows: (1) the Co-Chairmen of the Special Committee each received a non-refundable flat fee of $100,000 and all other members received a non-refundable flat fee of $80,000 and (2) the Co-Chairmen of the Special Committee each receive a per meeting fee of $2,000 per Special Committee meeting and each of the other members of the Special Committee receive a per meeting fee of $1,500 per Special Committee meeting. These fees are not dependent on the success of the acquisition or on the Special Committee’s recommendations with respect to the acquisition. The table above includes the fees paid to the Special Committee members in 2008.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors currently consists of Stephane Farouze, Milton Koffman, Joseph Mizrachi, Simon Mani and Mitchell Simbal. None of these individuals was an officer or employee of the Company at any time during fiscal 2008. No current executive officer of the Company has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

Item 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 13, 2009, unless otherwise indicated, certain information relating to the ownership of our common stock by (i) each of our directors, (ii) each of our current named executive officers, (iii) all of our current named executive officers and directors as a group, and (iv) each other shareholder who, to our knowledge, beneficially owns 5% or more of our common stock. Except as listed below, there are no other persons known to us to the beneficial owner of more than five percent of the outstanding shares of our common stock. Except as may be indicated

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in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 801 South Figueroa Street, suite #2500, Los Angeles, CA 90017, unless otherwise set forth below such person’s name.

Name and Address	Number of Shares of Common Stock Beneficially Owned (1)		Percent (1)
Directors and Executive Officers:
Gerard Guez	12,116,416	(2)	37.2%
Todd Kay	4,562,667	(3)	14.0%
Henry Chu	170,652	(4)	*
Patrick Chow	50,000	(5)	*
Stephane Farouze	102,000	(6)	*
Simon Mani	37,000	(8)	*
Milton Koffman	36,000	(7)	*
Joseph Mizrachi	30,000	(5)	*
Mitchell Simbal	26,000	(5)	*
Directors and officers as a group (9 persons)	17,130,735	(9)	49.1%

Other 5% Beneficial Owners:
Guggenheim Capital, LLC	3,500,000	(10)	10.3%
227 West Monroe Street, Chicago, IL 60606
Serge Kraif	3,350,065	(11)	11.0%
10 Avenue Krieg, Geneva, Switzerland V8 1208
GMM Capital LLC	1,583,700	(12)	5.2%
1450 Broadway, 38th Floor, New York, NY 10018

*	Less than one percent.
(1)	Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 13, 2009. Percentage ownership is based upon 30,543,763 shares of common stock issued and outstanding as of March 13, 2009.
(2)	Includes 2,000,000 shares of common stock issuable upon exercise of stock options which are exercisable. Mr. Guez has pledged an aggregate of 3,691,565 of such shares to financial institutions to secure the repayment of loans to Mr. Guez or corporations controlled by Mr. Guez.
(3)	Includes (i) 2,532,667 issued and outstanding shares beneficially owned by Mr. Kay in his capacity as Co-Trustee of the Kay Living Trust and (ii) 2,000,000 shares of common stock issuable upon exercise of stock options which are exercisable.
(4)	Includes 170,652 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.
(5)	Consists entirely of shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.
(6)	Includes 22,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.

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(7)	Includes 26,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.
(8)	Includes 22,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.
(9)	Includes 4,346,652 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to May 12, 2009.
(10)	Information taken from Schedule 13D filed with the SEC on June 27, 2006. Consists of shares of common stock issuable upon exercise of currently exercisable warrants. Guggenheim Capital, LLC exercises power over 1,892,857 shares through Guggenheim Investment Management, LLC and power over 1,607,143 shares through Midland Advisors Company, both of which are subsidiaries of Guggenheim Capital, LLC. Of these shares, Orpheus Holdings, LLC is the owner of warrants to purchase 1,892,587 shares. Guggenheim Investment Management, LLC is the manager of Orpheus Holdings, LLC and may be deemed to beneficially own such shares. Each of these persons disclaims membership in a group, as defined in Section 13(d)(3) of the Securities Exchange Act.
(11)	Information taken from filings documents filed with the SEC by Serge Kraif.
(12)	Information taken from Schedule 13G filed with the SEC on February 15, 2007. GMM Trust is the sole member of GMM Capital LLC and shares voting and investment power with respect to the shares.

The information as to shares beneficially owned has been individually furnished by the respective directors, named executive officers, and our other shareholders, or taken from documents filed with the SEC.

Potential Change in Control Transactions

On April 25, 2008, Gerard Guez and Todd Kay, our founders, executive officers and directors, originally announced to our Board of Directors their intention to acquire all of the outstanding publicly held shares of our common stock for $0.80 per share in cash in a going private transaction. On February 26, 2009, following approval of the proposed acquisition by the Special Committee of our Board of Directors formed to review the proposal, we entered into a definitive agreement and plan of merger with Sunrise Acquisition Company, LLC (an entity owned by Mr. Guez and Mr. Kay), Sunrise Merger Company, Mr. Guez and Mr. Kay. If the merger transaction contemplated by the agreement is completed, each share of our common stock, other than shares held directly or indirectly or Mr. Guez or Mr. Kay, would be converted into the right to receive $0.85 in cash and Tarrant Apparel Group would become a wholly-owned subsidiary of Sunrise Acquisition Company. Completion of the proposed acquisition is subject to various closing conditions, including approval by the holders of at least 66  2/3% of the outstanding shares of our common stock and other customary conditions to closing.

We will be filing a definitive proxy statement and other documents concerning the proposed acquisition with the Securities and Exchange Commission. Shareholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction.

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Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,881,909	$4.16	2,856,741
Equity compensation plans not approved by security holders	270,000	$0.90	—

Total	6,151,909	$4.02	2,856,741

Material Features of Individual Equity Compensation Plans not Approved by Shareholders

T.R. Winston & Company acted as placement agent in connection our December 2004 private placement financing transaction. As partial consideration for their services as placement agent, we issued T.R. Winston & Company a warrant to purchase 200,000 shares our common stock at an exercise price of $2.50 per share. The warrant has a term of five years. The warrant will become vested and exercisable on June 14, 2005.

Durham Capital Corporation acted as our advisor in connection with our 2006 credit facility with Guggenheim Corporate Funding as agent. As partial compensation for its services, we issued Durham Capital a warrant which is exercisable for 70,000 shares of our common stock. This warrant has a term of 10 years and is exercisable at a price of $1.88 per share, subject to adjustment for certain dilutive issuances.

Item 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review and Approval of Related Person Transactions

We have adopted, by resolution of our Board of Directors, a policy that any transactions between us and any of our affiliates or related parties, including our executive officers, directors, shareholders who own 5% or more of our common stock, the family members of those individuals and any of their affiliates, must (1) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (2) be on terms no less favorable to us than could be obtained from unaffiliated third parties.

In early 2008, we learned that two entities from which we have purchased finished goods, Star Source, LLC and AJG Inc. dba Astrologie, are beneficially owned by an adult son of Charles Ghailian, one of our named executive officers. The policies described above for review and approval of related party transactions were not followed with respect to the transactions with these entities because the relationship with Mr. Ghailian was not previously known to us.

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Reportable Related Person Transactions

Other than the employment arrangements described elsewhere in this Proxy Statement and the transactions described below, since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and

•

in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

In January 2009, we relocated to our new principal executive offices on Figueroa Street in Los Angeles, California, which we sublease from Seven Licensing Company, LLC, an entity beneficially owned by Gerard Geuz, our Chairman and Interim Chief Executive Officer. We lease our former executive offices and warehouse on Washington Boulevard in Los Angeles, California from GET, a corporation which is owned by Gerard Guez, and Todd Kay, our Vice Chairman. The sublease for the Figueroa Street facility has an initial term of nine months. Our lease for the executive offices and warehouse on Washington Boulevard has a term of five years expiring in 2011, with an option to renew for an additional five year term. We will continue to pay rent on the premises until the earlier of the termination of the sublease for the Figueroa Street premises or such time as the Washington Blvd. building is leased to another party or sold. Additionally, we lease our office space and warehouse in Hong Kong from Lynx International Limited, a Hong Kong corporation that is owned by Messrs. Guez and Kay. Our lease for the office space and warehouse in Hong Kong has expired and we are currently renting on a month to month basis. We paid $1.1 million in 2008 in rent for office and warehouse facilities at these locations. On May 1, 2006, we sublet a portion of our executive office in Los Angeles, California and our sales office in New York to Seven Licensing for a monthly payment of $25,000 on a month-to-month basis. We received $300,000 in rental income from this sublease for the year ended December 31, 2008.

From time to time in the past, we had advanced funds to Mr. Guez. These were net advances to Mr. Guez or payments paid on his behalf before the enactment of the Sarbanes-Oxley Act in 2002. The promissory note documenting these advances contains a provision that the entire amount together with accrued interest is immediately due and payable upon our written demand. The greatest outstanding balance of such advances to Mr. Guez during 2008 was approximately $1,944,000. At December 31, 2008, the entire balance due from Mr. Guez totaling $1.6 million was reflected as a reduction of shareholders’ equity. All amounts due from Mr. Guez bore interest at the rate of 7.75% during the period. Total interest paid by Mr. Guez was $137,000 for the year ended December 31, 2008. Mr. Guez paid expenses on our behalf of approximately $437,000 for the year ended December 31, 2008, which amounts were applied to reduce accrued interest and principal on Mr. Guez’s loan. These amounts included fuel and related expenses incurred by 477 Aviation, LLC, a company owned by Mr. Guez, when our executives used this company’s aircraft for business purposes. Since the enactment of the Sarbanes-Oxley Act in 2002, no further personal loans (or amendments to existing loans) have been or will be made to our officers or directors.

Azteca Production International, Inc. (“Azteca”) is owned by the brothers of Gerard Guez. We purchased $1.1 million, $499,000 and $0 of finished goods, fabric and service from Azteca and its affiliates for the years ended December 31, 2006, 2007 and 2008, respectively. Our total sales of fabric and service to Azteca in 2006, 2007 and 2008 were $9,000, $0 and $0, respectively. Based on the repayment history of Azteca and litigation which Azteca is currently subject to, we estimated that our receivable

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of $3.4 million will take approximately three years for collection in full. In 2007, we therefore made a $1.0 million reserve and then fair-valued the balance of this asset using our weighted average cost of capital as the discount rate and a term of three years as the discount period. We did not receive any payment during 2008 so we made an additional reserve of $1.5 million in the general and administrative expense in the fourth quarter of 2008. As a result, the amount owed by Azteca recorded on the consolidated balance sheets was $0 as of December 31, 2008. Net amount due from this related party as of December 31, 2007 was $1.5 million.

On September 1, 2006, our subsidiary in Hong Kong, Tarrant Company Limited, entered into an agreement with Seven Licensing to act as its buying agent to source apparel merchandise. Seven Licensing is beneficially owned by Gerard Guez. Total sales to Seven Licensing for the year ended December 31, 2008 was $30.7 million. Net amounts due from this related party as of December 31, 2008 and $21.6 million. Of the $21.6 million due from this related party at December 31, 2008, $13.8 million was overdue and $8.0 million was subsequently repaid.

We purchased $8.7 million, $10.4 million and $6.5 million of finished goods from Star Source, LLC and AJG Inc. dba Astrologie for the years ended December 31, 2006, 2007 and 2008, respectively. Star Source, LLC and AJG Inc. dba Astrologie are beneficially owned by an adult son of one of our former employees who resigned in May 2008.

On April 25, 2008, Gerard Guez and Todd Kay, our founders, executive officers and directors, originally announced to our Board of Directors their intention to acquire all of the outstanding publicly held shares of our common stock for $0.80 per share in cash in a going private transaction. On February 26, 2009, following approval of the proposed acquisition by the Special Committee of our Board of Directors formed to review the proposal, we entered into a definitive agreement and plan of merger with Sunrise Acquisition Company, LLC (an entity owned by Mr. Guez and Mr. Kay), Sunrise Merger Company, Mr. Guez and Mr. Kay. If the merger transaction contemplated by the agreement is completed, each share of our common stock, other than shares held directly or indirectly or Mr. Guez or Mr. Kay, would be converted into the right to receive $0.85 in cash and Tarrant Apparel Group would become a wholly-owned subsidiary of Sunrise Acquisition Company. Completion of the proposed acquisition is subject to various closing conditions, including approval by the holders of at least 66  2/3% of the outstanding shares of our common stock and other customary conditions to closing.

Director Independence

As required under The NASDAQ Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs Farouze, Koffman, Mizrachi, Mani and Simbal. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

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Item 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

Fees Paid to SingerLewak LLP

The following table sets forth fees for services billed to us by SingerLewak LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2008 and 2007:

	2008	2007
Audit fees (1)	$413,000	$379,000
Audit-related fees (2)	10,000	—
Tax fees (3)	—	—
All other fees	—	—

Total	$423,000	$379,000

(1)	Audit fees include the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Audit related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees.
(3)	Tax fees consist of services for tax compliance, tax advice and tax planning.

All of the services described above were approved by our Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent accountant’s independence, and has approved any such services.

62

PART IV

Item 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a) List the following documents filed as a part of this report:

(1)	Financial Statements.

Reference is made to the Index to Financial Statements and Schedule on page F-1 for a list of financial statements and the financial statement schedule filed as part of this Annual Report on Form 10-K.

(2)	Financial Statement Schedules.

Reference is made to the Index to Financial Statements and Schedule on page F-1 for a list of financial statements and the financial statement schedule filed as part of this Annual Report on Form 10-K. All other schedules are omitted because they are not applicable or the required information is shown in the Company’s financial statements or the related notes thereto.

(3)	Exhibits.

See the Exhibit Index attached to this Annual Report on Form 10-K, which is incorporated herein by reference.

63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Tarrant Apparel Group

Los Angeles, California

We have audited the accompanying consolidated balance sheets of Tarrant Apparel Group and subsidiaries (collectively, the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedule of Tarrant Apparel Group listed in Item 15(a). These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tarrant Apparel Group and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company has adopted the provisions of Statement of Financial Standards No. 157, “Fair Value Measurements” and Statement of Financial Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities - Including an Amendment of FASB Statement No. 115” on January 1, 2008.

We were not engaged to examine management’s assessment of the effectiveness of Tarrant Apparel Group’s internal control over financial reporting as of December 31, 2008, included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/SINGERLEWAK LLP

SINGERLEWAK LLP

Los Angeles, California

March 17, 2009

TARRANT APPAREL GROUP

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2008
ASSETS
Current assets:
Cash and cash equivalents	$491,416	$5,212,293
Restricted cash	—	100,000
Accounts receivable, net of $2.0 million and $0.6 million allowance for returns, discounts and bad debts at December 31, 2007 and 2008, respectively	34,622,119	19,198,746
Due from related parties	6,812,951	21,581,447
Inventory	13,140,598	7,065,805
Temporary quota rights	5,028	35,835
Prepaid expenses	1,277,361	1,202,461
Deferred tax assets	161,818	146,401

Total current assets	56,511,291	54,542,988

Property and equipment, net of $8.3 million and $7.4 million accumulated depreciation and amortization at December 31, 2007 and 2008, respectively	1,531,322	1,985,526
Due from related parties, net of $1.0 million reserve and $0.8 million adjustment to fair value at December 31, 2007 and net of $2.6 million reserve and $0.8 million adjustment to fair value at December 31, 2008	1,740,707	138,700
Equity method investment	945,342	—
Deferred financing cost, net of $0.2 million and $0.4 million accumulated amortization at December 31, 2007 and 2008, respectively	213,876	67,217
Other assets	101,692	1,691
Goodwill, net	9,945,005	3,282,845

Total assets	$70,989,235	$60,018,967

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term bank borrowings	$9,745,218	$10,630,366
Accounts payable	11,784,534	11,679,398
Accrued expenses	8,627,445	5,850,393
Income taxes	16,525,237	4,222,909
Current portion of long-term obligations and factoring arrangement	3,003,131	12,606,796

Total current liabilities	49,685,565	44,989,862

Income taxes	—	5,163,568

Total liabilities	49,685,565	50,153,430

Minority interest in PBG7	60,520	60,398

Commitments and contingencies

Shareholders’ equity:
Preferred stock, 2,000,000 shares authorized; no shares issued and outstanding at December 31, 2007 and 2008	—	—
Common stock, no par value, 100,000,000 shares authorized; 32,043,763 shares and 30,543,763 shares issued and outstanding at December 31, 2007 and 2008, respectively	116,672,465	115,757,465
Warrants to purchase common stock	7,314,239	5,515,506
Contributed capital	10,862,902	12,918,949
Accumulated deficit	(111,662,856)	(122,744,111)
Notes receivable from officer/shareholder	(1,943,600)	(1,642,670)

Total shareholders’ equity	21,243,150	9,805,139

Total liabilities and shareholders’ equity	$70,989,235	$60,018,967

See accompanying notes.

TARRANT APPAREL GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2007	2008
Net sales	$228,038,373	$224,289,591	$164,623,157
Net sales to related party	4,363,316	19,431,054	30,685,078

Total net sales	232,401,689	243,720,645	195,308,235

Cost of sales	178,100,779	177,109,432	129,293,910
Cost of sales to related party	3,658,806	17,711,950	28,437,243

Total cost of sales	181,759,585	194,821,382	157,731,153

Gross profit	50,642,104	48,899,263	37,577,082
Selling and distribution expenses	11,016,352	14,723,837	11,107,637
General and administrative expenses	26,878,871	24,312,038	29,180,398
Royalty expenses	2,814,929	1,863,507	1,581,197
Goodwill impairment charges	—	—	6,662,160
Loss on notes receivable - related parties	27,137,297	—	—
Terminated acquisition expenses	—	2,000,000	—
Adjustment to fair value of long-term due from related parties	—	807,875	—

Income (loss) from operations	(17,205,345)	5,192,006	(10,954,310)
Interest expense	(6,059,628)	(4,117,914)	(809,498)
Interest income	1,181,437	168,690	274,136
Interest in income of equity method investee	79,696	156,441	88,635
Other income	335,731	4,094,317	2,021,790
Adjustment to fair value of derivative	315,134	195,953	—
Loss on equity method investment	—	—	(898,977)
Other expense	(435,586)	(4,976,813)	(111,269)

Income (loss) before provision (credit) for income taxes and minority interest	(21,788,561)	712,680	(10,389,493)
Provision (credit) for income taxes	453,090	(1,041,010)	691,885
Minority interest	(20,903)	6,183	(123)

Net income (loss)	$(22,220,748)	$1,747,507	$(11,081,255)

Net income (loss) per share – Basic	$(0.73)	$0.06	$(0.35)

Net income (loss) per share – Diluted	$(0.73)	$0.06	$(0.35)

Weighted average common and common equivalent shares outstanding:
Basic	30,545,599	30,617,736	31,293,763

Diluted	30,545,599	30,617,736	31,293,763

See accompanying notes.

TARRANT APPAREL GROUP

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 and 2008

	Preferred Stock	Number of Shares	Common Stock	Number of Shares	Warrants	Contributed Capital	Accumulated deficit	Notes from Shareholders	Total Shareholders’ Equity
Balance at January 1, 2006	$—	—	$114,977,465	30,553,763	$2,846,833	$10,004,331	$(90,189,615)	$(2,278,703)	$35,360,311
Net loss	—	—	—	—	—	—	(22,220,748)	—	(22,220,748)
Stock-based compensation	—	—	—	—	—	187,180	—	—	187,180
Cancellation of common stock	—	—	—	(10,000)	—	—	—	—	—
Issuance of warrants with debentures	—	—	—	—	4,467,406	—	—	—	4,467,406
Repayment from shareholder	—	—	—	—	—	—	—	128,018	128,018

Balance at December 31, 2006	$—	—	$114,977,465	30,543,763	$7,314,239	$10,191,511	$(112,410,363)	$(2,150,685)	$17,922,167
Accounting for uncertain tax position	—	—	—	—	—	—	(1,000,000)	—	(1,000,000)
Net income	—	—	—	—	—	—	1,747,507	—	1,747,507
Stock-based compensation	—	—	—	—	—	771,391	—	—	771,391
Exercise of stock options	—	—	1,695,000	1,500,000	—	—	—	—	1,695,000
Dissolution of a partnership	—	—	—	—	—	(100,000)	—	—	(100,000)
Repayment from shareholder	—	—	—	—	—	—	—	207,085	207,085

Balance at December 31, 2007	$—	—	$116,672,465	32,043,763	$7,314,239	$10,862,902	$(111,662,856)	$(1,943,600)	$21,243,150
Net loss	—	—	—	—	—	—	(11,081,255)	—	(11,081,255)
Stock-based compensation	—	—	—	—	—	257,314	—	—	257,314
Rescission on common stock due to settlement	—	—	(915,000)	(1,500,000)	—	—	—	—	(915,000)
Expiration of warrants	—	—	—	—	(1,798,733)	1,798,733	—	—	—
Repayment from shareholder	—	—	—	—	—	—	—	300,930	300,930

Balance at December 31, 2008	$—	—	$115,757,465	30,543,763	$5,515,506	$12,918,949	$(122,744,111)	$(1,642,670)	$9,805,139

See accompanying notes.

TARRANT APPAREL GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2007	2008
Operating activities:
Net Income (loss)	$(22,220,748)	$1,747,507	$(11,081,255)
Adjustments to reconcile net income (loss) to net cash provided by (used in) Operating activities:
Deferred taxes	237,045	(38,211)	15,418
Depreciation and amortization of property and equipment	455,124	414,909	316,963
Amortization of deferred financing cost	2,525,210	1,532,295	146,658
Write-off of deferred financing cost and debt discount	—	4,950,616	—
Adjustment to fair value of derivative	(315,134)	(195,953)	—
Reserve of long-term due from related parties	—	1,000,000	1,551,097
Goodwill impairment charges	—	—	6,662,160
Adjustment to fair value of long-term due from related parties	—	807,875	—
Loss (gain) on notes receivable - related parties	27,137,297	(3,750,000)	—
Terminated acquisition expenses	—	2,000,000	—
Income from equity method investment	(79,696)	(156,441)	(88,635)
Loss on disposition of equity method investment	—	—	898,977
Loss (gain) on sale of property and equipment	35,587	20,048	111,269
Gain on sale of marketable securities	—	—	(242,030)
Minority interest	(20,903)	6,183	(123)
Gain on settlement	—	—	(915,000)
Stock-based compensation	187,180	771,391	257,314
Change in the provision for returns and discounts	292,356	(333,648)	(483,847)
Change in the provision for bad debts	(1,167,248)	234,066	(941,770)
Changes in operating assets and liabilities:
Restricted cash	—	—	(100,000)
Accounts receivable	6,528,104	14,056,128	16,848,990
Due to/from related parties	(1,160,821)	(3,118,230)	(14,717,587)
Inventory	13,305,121	4,633,506	6,074,793
Temporary quota rights	(32,217)	27,189	(30,807)
Prepaid expenses	900,886	263,194	74,902
Other assets	—	125,000	100,000
Accounts payable	(10,593,284)	(10,901,140)	(105,137)
Accrued expenses	(596,148)	(280,213)	(2,777,052)
Income taxes payable	(371,164)	(1,339,888)	(7,138,760)

Net cash provided by (used in) operating activities	15,046,547	12,476,183	(5,563,462)
Investing activities:
Purchase of marketable securities	—	—	(586,469)
Proceeds from sale of marketable securities	—	—	828,499
Purchase of property and equipment	(208,571)	(553,060)	(941,885)
Proceeds from sale of property and equipment	6,346	1,135	59,450
Collection on notes receivable - related parties	1,086,110	—	—
Collection of notes receivable	—	17,750,000	—
Distribution from equity method investee	67,500	—	135,000
Deposit in acquisition	(5,000,000)	—	—
Refund of deposit in acquisition	—	4,750,000	—
Due diligence fees in acquisition	(1,050,256)	(699,744)	—
Trademark	(100,000)	—	—
Collection of advances from shareholders/officers	128,018	207,085	300,930

Net cash provided by (used in) investing activities	(5,070,853)	21,455,416	(204,475)
Financing activities:
Short-term bank borrowings, net	(137,351)	(3,950,964)	885,148
Proceeds from long-term obligations	235,101,785	205,837,789	177,379,072
Payment of financing costs	(2,405,201)	—	—
Payment of long-term obligations and bank borrowings	(236,359,516)	(222,426,561)	(167,775,406)
Repayment of term loan	—	(15,500,000)	—
Proceeds (repayments) from convertible debentures	(6,912,626)	—	—
Exercise of stock options	—	1,695,000	—

Net cash provided by (used in) financing activities	(10,712,909)	(34,344,736)	10,488,814

Increase (decrease) in cash and cash equivalents	(737,215)	(413,137)	4,720,877
Cash and cash equivalents at beginning of year	1,641,768	904,553	491,416

Cash and cash equivalents at end of year	$904,553	$491,416	$5,212,293

See accompanying notes.

TARRANT APPAREL GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Organization and Basis of Consolidation

The accompanying financial statements consist of the consolidation of Tarrant Apparel Group, a California corporation, and its majority owned subsidiaries located primarily in the U.S., Asia, and Mexico. At December 31, 2008, we own 75% of PBG7, LLC (“PBG7”). We previously owned 50.1% of United Apparel Ventures (“UAV”), which was dissolved on February 27, 2007. The dissolution of UAV did not have a material impact on our consolidated financial statements. We consolidate these entities and reflect the minority interests in earnings (losses) of the ventures in the accompanying financial statements. All inter-company amounts are eliminated in consolidation. The 49.9% minority interest in UAV was owned by Azteca Production International, a corporation owned by the brothers of our Chairman and Interim Chief Executive Officer, Gerard Guez. The 25% minority interest in PBG7 is owned by BH7, LLC, an unrelated party.

We serve specialty, retail, mass merchandisers, department store chains and branded wholesalers by designing, merchandising, contracting for the manufacture of, and selling casual apparel for women, men and children under private label and private brand.

Historically, our operating results have been subject to seasonal trends when measured on a quarterly basis. This trend is dependent on numerous factors, including the markets in which we operate, holiday seasons, consumer demand, climate, economic conditions and numerous other factors beyond our control. Generally, the second and third quarters are stronger than the first and fourth quarters. There can be no assurance that the historic operating patterns will continue in future periods.

Risk and Uncertainties – Debt Covenants

As discussed in Note 9 of the “Notes to Consolidated Financial Statements,” our debt agreements require certain covenants including a minimum level of EBITDA and specified tangible net worth; and required interest coverage ratio and leverage ratio. If our results of operations erode and we are not able to obtain waivers from the lenders, the debt would be in default and callable by our lenders. In addition, due to cross-default provisions in our debt agreements, substantially all of our long-term debt would become due in full if any of the debt is in default. In anticipation of us not being able to meet the required covenants due to various reasons, we either negotiate for changes in the relative covenants or an advance waiver or reclassify the relevant debt as current. We also believe that our lenders would provide waivers if necessary. However, our expectations of future operating results and continued compliance with other debt covenants cannot be assured and our lenders’ actions are not controllable by us. If projections of future operating results are not achieved and the debt is placed in default, we would be required to reduce our expenses, including by curtailing operations, and to raise capital through the sale of assets, issuance of equity or otherwise, any of which could have a material adverse effect on our financial condition and results of operations. See Note 9 of the “Notes to Consolidated Financial Statements” for a further discussion of the credit facilities and related debt covenants. During 2008, we breached a negative covenant prohibiting cash advances to third parties. The advances were fully repaid during 2008. A waiver was obtained in March 2009. As of December 31, 2008, we were in violation of the EBITDA and tangible net worth covenants and waivers of the defaults were obtained in March 2009 from our lenders.

Revenue Recognition

Revenue is recognized at the point of shipment for all merchandise sold based on FOB shipping point. For merchandise shipped on landed duty paid (“LDP”) terms, revenue is recognized either at the point our goods leave Customs for direct shipments or at the point our goods leave our warehouse, or at the point our goods arrive at customers’ warehouse where title is transferred, net of an estimate of returned merchandise and discounts. Customers are allowed the rights of return or non-acceptance only upon receipt of damaged products or goods with quality different from shipment samples. We do not undertake any after-sale warranty or any form of price protection.

We often arrange, on behalf of manufacturers, for the purchase of fabric from a single supplier. We have the fabric shipped directly to the cutting factory. Generally, the factories pay us for the fabric with offsets against the price of the finished goods.

Shipping and Handling Costs

Freight charges are included in selling and distribution expenses in the statements of operations and amounted to $781,000, $641,000 and $338,000 for the years ended December 31, 2006, 2007 and 2008, respectively. In 2006, 2007 and 2008, we did some billing for freight to specialty stores although the amount was insignificant.

Cash and Cash Equivalents and Restricted Cash

Cash equivalents consist of cash and highly liquid investments with an original maturity of three months or less when purchased. Restricted cash refers to cash deposit(s) held as collateral by lending institution(s) to either guarantee our liabilities and/or loans. Cash and cash equivalents held in foreign financial institutions totaled $262,000 and $411,000 as of December 31, 2007 and 2008, respectively. Cash is deposited with what we believe are highly credited quality financial institutions and may exceed FDIC insured limits. As of December 31, 2007 and 2008, cash deposited in financial institutions that exceeded FDIC insured limits was $660,000 and $4.8 million, respectively. Restricted cash is not considered a cash equivalent for purposes of the statement of cash flows.

Marketable Securities

In January 2008, we invested $586,000 in marketable securities which were classified as trading marketable securities. We sold all of the investments in marketable securities during the year; proceeds from the sale were $828,000 and the gain of $242,000 was reported in other income in the consolidated statements of operations for the year ended December 31, 2008.

Accounts Receivable—Allowance for Returns, Discounts and Bad Debts

We evaluate the collectibility of accounts receivable and chargebacks (disputes from the customer) based upon a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations (such as in the case of bankruptcy filings or substantial downgrading of credit sources), a specific reserve for bad debts is taken against amounts due to reduce the net recognized receivable to the amount reasonably expected to be collected. For all other customers, we recognize reserves for bad debts and uncollectible chargebacks based on our historical collection experience. If collection experience deteriorates (for example, due to an unexpected material adverse change in a major customer’s ability to meet its financial obligations to us), the estimates of the recoverability of amounts due to us could be reduced by a material amount. As of December 31, 2007 and 2008, the balance of the allowance for returns, discounts and bad debts was $2.0 million and $552,000, respectively.

Inventory

Our inventories are stated (valued) at the lower of cost (first-in, first-out) or market. Under certain market conditions, we use estimates and judgments regarding the valuation of inventory to properly value inventory. Inventory adjustments are made for the difference between the cost of the inventory and the estimated market value and charged to operations in the period in which the facts that give rise to the adjustments become known.

Cost of Sales

Cost of sales includes costs related to product costs, direct labor, duty, quota, freight in, brokerage, warehouse handling and markdown.

Selling and Distribution Expenses

Selling and distribution expenses include expenses related to samples, travel and entertainment, salaries, rent, warehouse handling, other office expenses, professional fees, freight out, sales promotion expense and selling commissions incurred in the sales process.

General and Administrative Expenses

General and administrative expenses include expenses related to research and product development, travel and entertainment, salaries, rent, other office expenses, depreciation and amortization, professional fees and bank charges.

License Agreements and Royalty Expenses

We enter into license agreements from time to time that allow us to use certain trademarks and trade names on certain of our products. These agreements require us to pay royalties, generally based on the sales of such products, and may require guaranteed minimum royalties, a portion of which may be paid in advance. Our accounting policy is to match royalty expense with revenue by recording royalties at the time of sale at the greater of the contractual rate or an effective rate calculated based on the guaranteed minimum royalty and our estimate of sales during the contract period. If a portion of the guaranteed minimum royalty is determined not to be recoverable, the unrecoverable portion is charged to expense at that time. See Note 13 of the “Notes to Consolidated Financial Statements” regarding various agreements we have entered into.

Royalty expense for each of the three fiscal years ended December 31, 2006, 2007 and 2008 were $2.8 million, $1.9 million and $1.6 million, respectively.

Deferred Rent Provision

When a lease requires fixed escalation of the minimum lease payments, rental expense is recognized on a straight line basis over the initial term of the lease, and the difference between the average rental amount charged to expense and amounts payable under the lease is included in deferred amount. Furthermore, this amount also includes $461,000 of tenant improvement allowance, which is also recognized on a straight-line basis from the date the asset was put into place up to the end of the lease term and/or the end of the asset’s useful life, whichever comes first. As of December 31, 2007 and 2008, deferred rent of $260,000 and $661,000, respectively was recorded under accrued expense in our consolidated financial statements.

Derivative Activities

Warrant Derivatives

Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities” requires measurement of certain derivative instruments at their fair value for accounting purposes. In determining the appropriate fair value, we use the Black-Scholes model. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value being recorded in consolidated statements of operations as adjustment to fair value of derivative. At December 31, 2006, there was income of $511,000 recorded as adjustment to fair value of derivative in our consolidated statements of operations. See Note 9 of the “Notes to Consolidated Financial Statements”

Foreign Currency Forward Contract

We source our products in a number of countries throughout the world, as a result, are exposed to movements in foreign currency exchange rates. The primary purpose of our foreign currency hedging activities is to manage the volatility associated with foreign currency purchases of materials in the normal course of business. We utilize derivative financial instruments consisting primarily of forward currency contracts. These instruments are intended to protect against exposure related to financing transactions and income from international operations. We do not enter into derivative financial instruments for speculative or trading purposes. We may enter into certain foreign currency derivative instruments that do not meet hedge accounting criteria.

SFAS No. 133 requires measurement of certain derivative instruments at their fair value for accounting purposes. All derivative instruments are recorded on our balance sheet at fair value; as a result, we mark to market all derivative instruments. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in consolidated statements of operations as adjustment to fair value of derivative. During the year ended December 31, 2006, we entered into foreign currency forward contracts to hedge against the effect of exchange rate fluctuations on cash flows denominated in foreign currencies and certain inter-company financing transactions. This transaction was undesignated and as such an ineffective hedge. At December 31, 2006, we had one open foreign exchange forward contract which had a maturity of less than one year. Hedge ineffectiveness resulted in a loss of $196,000 in our consolidated statements of operations as of December 31, 2006. At December 31, 2007 and 2008, we had no open foreign exchange forward contracts. Hedge ineffectiveness resulted in a gain of $196,000 in our consolidated statements of operations as of December 31, 2007.

Product Design, Advertising and Sales Promotion Costs

Product design, advertising and sales promotion costs are expensed as incurred. Product design, advertising and sales promotion costs included in selling, general and administrative expenses in the accompanying statements of operations amounted to approximately $2.7 million, $3.9 million and $2.8 million in 2006, 2007 and 2008, respectively.

Property and Equipment

Property and equipment is recorded at cost. Additions and betterments are capitalized while repair and maintenance costs are charged to operations as incurred. Depreciation of property and equipment is provided for by the straight-line method over their estimated useful lives. Leasehold improvements are amortized using the straight-line method over the lesser of their estimated useful lives or the term of the lease. Upon retirement or disposal of property and equipment, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in the statement of operations. The estimated useful lives of the assets are as follows:

Buildings	35 to 40 years
Equipment	5 to 15 years
Furniture and Fixtures	5 to 7 years
Vehicles	5 years
Leasehold Improvements	Term of lease or Estimated useful life

Long-Lived Assets

We account for long-lived assets, which include property and equipment, in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to the expected future net cash flows generated by the asset. If it is determined that the asset may not be recoverable, and if the carrying amount of an asset exceeds it estimated fair value, an impairment charge is recognized to the extent of the difference.

We assessed whether events or changes in circumstances have occurred that potentially indicate the carrying amount of long-lived assets may not be recoverable. We concluded that there were no such events or changes in circumstances during 2006, 2007 or 2008. Net property and equipment balance of $1.5 million and $2.0 million at December 31, 2007 and 2008, respectively.

Intangible Assets and Goodwill

We have adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” We assess the need for impairment of identifiable intangibles with indefinite lives (not subject to amortization), and goodwill with a fair-value-based test on an annual basis or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Factors considered important that could trigger an impairment review include, but are not limited to, the following:

•	a significant underperformance relative to expected historical or projected future operating results;

•	a significant change in the manner of the use of the acquired asset or the strategy for the overall business; or

•	a significant negative industry or economic trend.

We utilized the discounted cash flow methodology to estimate fair value. At December 31, 2007, we had a goodwill balance of $9.9 million, as compared to a goodwill balance of $3.3 million at December 31, 2008. During the year ended December 31, 2007, we did not recognize any need for impairment related to goodwill. During the year ended December 31, 2008, we recognized $6.7 million for impairment charges related to goodwill. See Note 8 of the “Notes to Consolidated Financial Statements.”

On July 29, 2008, Mervyn’s LLC filed for bankruptcy protection. Mervyn’s was the most significant customer of our FR TCL-Chazzz/MGI division, representing approximately 22% and 37% of sales of this division in the first six months of 2008 and in the twelve months of 2007, respectively. As a result of the bankruptcy filing, we immediately performed an assessment of the goodwill relating to this division pursuant to SFAS 142. After taking the two step analysis outlined above, we concluded that due to the Mervyn’s bankruptcy filing and the significant reduction of business from another retail customer serviced by the FR TCL-Chazzz/MGI division, the fair value of the reporting unit was less than the carrying value and we therefore recorded an impairment charge to goodwill of $5.3 million in the second quarter of 2008. Subsequently we did not recognize any additional impairment charge to goodwill relating to this division as of December 31, 2008.

On December 23, 2008, we entered into a Settlement Agreement with American Rag Cie LLC and American Rag Cie II providing for a settlement and release of all claims with respect to our previously disclosed litigation with American Rag Cie LLC and American Rag Cie II. As a result of the Settlement Agreement, the parties agreed to dismiss all pending litigation and release all claims. We also returned our 45% membership interest in American Rag Cie LLC, and our 5,000 shares in American Rag Compagnie. We recorded an impairment of goodwill of $1.4 million in the fourth quarter of 2008 as a result of the disposition of our equity interest in American Rag Cie LLC and American Rag Compagnie. See Note 6 of the “Notes to Consolidated Financial Statements.”

Deferred Financing Cost

Deferred financing costs were $214,000 and $67,000 at December 31, 2007 and 2008, respectively. These costs of obtaining financing and issuance of debt instruments are being amortized on a straight-line basis over the term of the related debt. Amortization expenses for deferred charges were $2.5 million, $1.5 million and $147,000 for the years ended December 31, 2006, 2007 and 2008, respectively.

Income Taxes

We utilize SFAS No. 109, “Accounting for Income Taxes,” which prescribes the use of the liability method to compute the differences between the tax basis of assets and liabilities and the related financial reporting amounts using currently enacted tax laws and rates. A valuation allowance is recorded to reduce deferred taxes to the amount that is more likely than not to be realized.

Our foreign subsidiary had an accumulated earning and profit deficit at December 31, 2007 and 2008. Any current year foreign earning and profit will be reported by us as dividends on our tax returns.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return that results in a tax benefit. Additionally, FIN 48 provides guidance on de-recognition, income statement classification of interest and penalties, accounting in interim periods, disclosure, and transition. We adopted the provisions of FIN 48 on January 1, 2007. As a result of the implementation of FIN 48, we recognized no material adjustment for unrecognized tax benefits but reduced retained earnings as of January 1, 2007 by approximately $1 million attributable to penalties accrued as a component of income taxes payable. As of the date of adoption, our unrecognized tax benefits totaled approximately $8.9 million.

We and our subsidiaries file income taxes returns in the U.S., Hong Kong, Luxembourg, Mexico and various state jurisdictions. We are currently subject to an audit by the State of New York for the years 2003 to 2005 but are not currently being audited by other states or subject to non-U.S. income taxes jurisdictions for years open in those taxing jurisdictions.

In January 2004, the Internal Revenue Service (“IRS”) completed its examination of our Federal income taxes returns for the years ended December 31, 1996 through 2001. The IRS had proposed adjustments to increase our income taxes payable for these years under examination. In addition, in July 2004, the IRS initiated an examination of our Federal income taxes return for the year ended December 31, 2002. In December 2007, we received a final assessment from the IRS of $7.4 million for the years ended December 31, 1996 through 2002, and in the first quarter of 2008, we entered into a final settlement agreement with the IRS. Under the settlement, which totals $13.9 million, including $6.5 million of interest, we agreed to pay the IRS $4 million in March 2008 and an additional $250,000 per month until repayment in full. The settlement with the IRS is within amounts accrued for as of December 31, 2007 in our financial statements, and we therefore do not anticipate the settlement to result in any additional charges to income other than interest and penalties on the outstanding balance. Due to the negotiated settlement, we reclassified the IRS and state tax liabilities from uncertain tax position to current payable on December 31, 2007. In March 2008, we paid the IRS $4 million in accordance with the settlement terms. Due to the installment agreement with the IRS in March 2008, we reclassified $5.2 million of income taxes payable from current payable to long-term as of December 31, 2008.

The total unrecognized tax benefits as of January 1, 2007 were $8.9 million, excluding interest, penalties and related income taxes benefits and would be recorded as a component of income taxes expense if recognized. We recognize interest accrued related to unrecognized tax benefits and penalties as a component of income taxes expense. As of January 1, 2007, the accrued interest and penalties were $8.0 million and $1.2 million, respectively, excluding any related income taxes benefits. During 2007, we de-recognized uncertain tax positions through negotiations and settlement with various tax jurisdictions. After the settlements, there was no unrecognized tax benefit as of December 31, 2007 and 2008. As of December 31, 2007, the accrued interest and penalties were $7.2 million and $142,000, respectively. As of December 31, 2008, the accrued interest and penalties were $4.8 million and $332,000, respectively.

In many cases, the uncertain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. Federal and state statutes are open from 2003 through the present period. Hong Kong statutes are open from 2001, Luxembourg from 2008 and Mexico from 2001.

Net Income (Loss) Per Share

Basic and diluted income (loss) per share has been computed in accordance with SFAS No. 128, “Earnings Per Share”. A reconciliation of the numerator and denominator of basic income (loss) per share and diluted income (loss) per share is as follows:

	Year Ended December 31,
	2006	2007	2008
Basic EPS Computation:
Numerator:
Reported net income (loss)	$(22,220,748)	$1,747,507	$(11,081,255)

Denominator:
Weighted average common shares outstanding	30,545,599	30,617,736	31,293,763

Basic EPS	$(0.73)	$0.06	$(0.35)

Diluted EPS Computation:
Numerator:
Reported net income (loss)	$(22,220,748)	$1,747,507	$(11,081,255)

Denominator:
Weighted average common shares outstanding	30,545,599	30,617,736	31,293,763
Incremental shares from assumed exercise of warrants	—	—	—
options	—	—	—

Total shares	30,545,599	30,617,736	31,293,763

Diluted EPS	$(0.73)	$0.06	$(0.35)

The following potentially dilutive securities were not included in the computation of loss per share in 2006 and 2008, because to do so would have been anti-dilutive, and potentially dilutive securities were not included in the computation of income per share in 2007 as the exercise prices of the securities were greater than the average market price for 2007:

	2006	2007	2008
Options	7,673,659	8,214,209	5,881,909
Warrants	5,931,732	5,931,732	5,050,000

Total	13,605,391	14,145,941	10,931,909

Dividends

We did not declare or pay any cash dividends in 2006, 2007 or 2008. We intend to retain any future earnings for use in our business and, therefore, do not anticipate declaring or paying any cash dividends in the foreseeable future. The declaration and payment of any cash dividends in the future will depend upon our earnings, financial condition, capital needs and other factors deemed relevant by the Board of Directors. In addition, our credit agreements prohibit the payment of dividends during the term of the agreements.

Foreign Currency Translation

Assets and liabilities of our Hong Kong subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. The functional currency in which we transact business in Hong Kong is the Hong Kong dollar.

Transaction gains or losses, other than inter-company debt deemed to be of a long-term nature, are included in net income (loss) in the period in which they occur. Foreign currency gains and losses resulting from translation of assets and liabilities related to our Hong Kong subsidiaries were insignificant in 2006, 2007 and 2008.

Fair Value of Financial Instruments

The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts that we could realize in a current market exchange. The carrying amounts of cash and cash equivalents, receivables, inventory, prepaid expenses, accounts payable, accrued expenses, and derivative liability approximate fair values. The carrying amounts of our variable rate borrowings under the various short-term borrowings and long-term debt arrangements approximate fair value.

Concentration of Credit Risk

Financial instruments, which potentially expose us to concentration of credit risk, consist primarily of cash equivalents, trade accounts receivable, related party receivables and amounts due from factor.

Our products are primarily sold to high-volume retailers and wholesalers. These customers can be significantly affected by changes in economic, competitive or other factors. We make substantial sales to a relatively few, large customers. In order to minimize the risk of loss, we assign certain of our domestic accounts receivable to a factor without recourse or require letters of credit from our customers prior to the shipment of goods. For non-factored receivables, account-monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required. At December 31, 2007 and 2008, approximately 31% and 52%, respectively of accounts receivable were due from two customers. The following table presents the percentage of net sales concentrated with certain customers.

	Percentage of Net Sales
Customer	2006	2007	2008
Macy’s Merchandising Group	18.9	21.1	27.4
Seven Licensing Company (related party)	1.9	8.0	15.7
Chico’s	8.5	11.3	12.8
New York & Co.	4.5	12.5	9.9
Mothers Work	9.3	8.4	6.3
Mervyn’s	11.9	8.3	4.5

We maintain demand deposits with several major banks. At times, cash balances may be in excess of Federal Deposit Insurance Corporation or equivalent foreign insurance limits.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates used by us in preparation of the financial statements include allowance for returns, discounts and bad debts, inventory, notes receivable – related parties reserve, valuation of long-lived and intangible assets and goodwill, accrued expenses, income taxes, stock options valuation, contingencies and litigation. Actual results could differ from those estimates.

Impact of Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 except for non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a non-recurring basis for which delayed application is permitted until fiscal year beginning January 1, 2009. We adopted the provision of SFAS No. 157 beginning January 1, 2008. The adoption of SFAS No. 157 did not have a material impact on our results of operations and financial condition. We are currently assessing the potential effect of the adoption of the remaining provisions of SFAS No. 157 on our results of operations and financial condition.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities- Including an amendment of FASB Statement No. 115”. SFAS No. 159 permits entities to choose to measure certain financial assets and liabilities at fair value (the “fair value option”). Unrealized gains and losses, arising subsequent to adoption, are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We adopted the provision of SFAS No. 159 beginning January 1, 2008 and have elected not to use the fair value option to measure qualified financial assets and financial liabilities under SFAS No. 159. The adoption of SFAS No. 159 did not have a material impact on our results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. The objective of SFAS No. 141(R) is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. The new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. We are currently assessing the impact of SFAS No. 141(R) on our results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No.51”. The objective of SFAS No. 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way – as an entity in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring them to be treated as equity transactions. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. We are currently assessing the impact of SFAS No. 160 on our results of operations and financial condition.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”. SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No. 161 is effective for fiscal periods and interim periods beginning after November 15, 2008. As this pronouncement is only disclosure-related, it will not have an impact on our result of operations and financial condition.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States. SFAS No. 162 is effective sixty days following the SEC’s approval of Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. We are currently assessing the impact of SFAS No. 162 on our result of operations and financial condition.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. Accounts Receivable

Accounts receivable consists of the following:

	December 31,
	2007	2008
U.S. trade accounts receivable	$4,277,218	$1,015,340
Foreign trade accounts receivable	6,809,971	4,433,595
Factored accounts receivable	25,294,525	14,011,129
Other receivables	217,681	290,341
Allowance for returns, discounts and bad debts	(1,977,276)	(551,659)

	$34,622,119	$19,198,746

At December 31, 2008, substantially all trade receivables, irrespective of their debt ratings, were factored under our credit facility with GMAC and GMAC advances up to 90% of the invoice value to us immediately upon the submission of invoices. See Note 9 of “Notes to Consolidated Financial Statements.”

On July 29, 2008, Mervyn’s commenced an action for reorganization in bankruptcy. On July 16, 2008, we had stopped all shipments to Mervyn’s LLC and made a demand for the return of goods totaling $1.3 million which we had shipped in the previous ten days, and we collected $600,000 of this amount. On August 8, 2008, we recommenced shipping to Mervyn’s, under a much shorter credit term, goods that were produced for Mervyn’s prior to the bankruptcy action. We received substantially all payments for all goods shipped to Mervyn’s subsequent to August 8, 2008 under the newly agreed upon payment arrangement. On October 17, 2008, Mervyn’s announced that it planned to pursue liquidation in its bankruptcy proceeding. In the fourth quarter of 2008, we wrote off $2.2 million of accounts receivable from Mervyn’s to uncollectible bad debt expense due to the uncertainty of any distribution from the bankruptcy estate. On the remaining $152,000 non-recourse factored receivable, we recorded an allowance for returns and discounts of $76,000.

3. Inventory

Inventory consists of the following:

	December 31,
	2007	2008
Raw materials - fabric and trim accessories	$558,996	$821,411
Work in process	5,040	—
Finished goods shipments-in-transit	7,023,981	3,256,727
Finished goods	5,552,581	2,987,667

	$13,140,598	$7,065,805

4. Property and Equipment

Property and equipment consists of the following:

	December 31,
	2007	2008
Land	$85,000	$85,000
Buildings	819,372	819,372
Equipment	3,820,098	3,209,301
Furniture and fixtures	1,801,508	1,579,740
Leasehold improvements	2,932,366	3,360,697
Vehicles	384,661	333,311

	9,843,005	9,387,421

Less accumulated depreciation and amortization	(8,311,683)	(7,401,895)

	$1,531,322	$1,985,526

Depreciation expense, including amortization of assets recorded under capital leases, totaled $455,000, $415,000 and $317,000 for the years ended December 31, 2006, 2007 and 2008, respectively.

5. Notes Receivable – Related Party Reserve

In connection with the sale in 2004 of our assets and real property in Mexico, the purchasers of the Mexico assets, Solticio, S.A. de C.V. (“Solticio”), and Acabados y Cortes Textiles, S.A. de C.V. (“Acotex”), issued us unsecured promissory notes of $3,910,000 that matured on November 30, 2007 and secured promissory notes of $40,204,000 with payments due on December 31, 2005 and every year thereafter until December 31, 2014. The secured notes were secured by the real and personal property in Mexico that we sold to the purchasers. As of September 30, 2006, the outstanding balance of the notes and interest receivables was $41.1 million prior to the reserve. Historically, we had placed orders for purchases of fabric from the purchasers pursuant to the purchase commitment agreement we entered into at the time of the sale of the Mexico assets, and we had satisfied our payment obligations for the fabric by offsetting the amounts payable against the amounts due to us under the notes. However, during the third quarter of 2006, the purchasers ceased providing fabric and were not making payments under the notes. We further evaluated the recoverability of the notes receivable and recorded a loss on the notes receivable in the third quarter of 2006 in an amount equal to the outstanding balance less the value of the underlying assets securing the notes. The loss was estimated to be approximately $27.1 million. We believe there was no significant change subsequently on the value of the underlying assets securing the notes; therefore, we did not have additional reserve after the third quarter of 2006.

On March 21, 2007, our wholly-owned subsidiary, Tarrant Luxembourg S.a.r.l., entered into a letter agreement with Solticio, Inmobiliaria Cuadros, S.A. de C.V. (“Inmobiliaria”), and Acotex, (Acotex and together with Solticio and Inmobiliaria, the “Sellers”), and Tavex Algodonera, S.A. (“Tavex”), which was subsequently amended. Pursuant to the agreement, as amended, Tavex had the right and option (but not an obligation), at any time on or prior to September 1, 2007, to pay to Tarrant Luxembourg an aggregate of U.S. $17.75 million in cash, whereupon, among other things, Tarrant Luxembourg would terminate the Solticio and Acotex promissory notes described above and release the Sellers from any further obligations thereunder, and terminate and release all liens on the collateral securing those notes.

On August 21, 2007, we received a payment of $17.75 million from Tavex upon the exercise by Tavex of its option in accordance with the agreement among the parties. In return for the Tavex’s payment of $17.75 million, we had taken the following actions in accordance with the terms of the agreement:

•

Tarrant Luxembourg terminated the Solticio and Acotex promissory notes described above and released the Sellers from any further obligations thereunder, and terminated and released all liens on the collateral securing those notes;

•	Tarrant Luxembourg and the Sellers terminated all other executory obligations among the parties, including any obligation of ours to purchase fabric from Soliticio and Acotex; and

•

Tarrant Luxembourg agreed to purchase from Tavex at least U.S. $1.25 million of fabric prior to the end of 2007, and Tarrant Luxembourg agreed to deliver an irrevocable letter of credit for the full purchase price.

Upon closing of the transaction and receiving the payment of $17.75 million, we recorded a gain of $3.75 million in our consolidated statements of operations as other income in the third quarter of 2007. We placed a fabric order with Tavex on August 21, 2007 for $1.25 million pursuant to the agreement. At December 31, 2007, the irrevocable letter of credit expired and we did not have any further commitment to purchase fabric from Tavex.

6. Equity Method Investment – American Rag

In 2003, we acquired a 45% equity interest in the owner of the trademark “American Rag Cie” and the operator of American Rag retail stores for $1.4 million, and our subsidiary, Private Brands, Inc., acquired a license to certain exclusive rights to this trademark. We guaranteed the payment to the licensor of minimum royalties of $10.4 million over the initial 10-year term of the agreement. The guaranteed annual minimum royalty is payable in advance in monthly installments during the term of the agreement. The royalty owed to the licensor in excess of the guaranteed minimum, if any, is payable no later than 30 days after the end of the preceding full quarter with the amount for last quarter adjusted based on actual royalties owed for the year. If a portion of the guaranteed minimum royalty is determined not to be recoverable, the unrecoverable portion is charged to expense at that time. Private Brands also entered into a multi-year exclusive distribution agreement with Macy’s Merchandising Group, LLC, the sourcing arm of Federated Department Stores, to supply Macy’s Merchandising Group with American Rag Cie, a casual sportswear collection for juniors and young men. Under this arrangement, Private Brands designs and manufactures American Rag apparel, which is distributed by Macy’s Merchandising Group exclusively to Federated stores across the country. Beginning in August 2003, the American Rag collection was available in select Macy’s locations and is currently available in approximately 600 Macy’s stores nationally. The investment in American Rag Cie, LLC totaling $945,000 at December 31, 2007, was accounted for under the equity method and included in equity method investment in the accompanying consolidated balance sheets. In 2007, we re-classed $1,362,160 from equity method investment to goodwill to rectify the goodwill portion arrived from the excess of the initial investment over our 45% share of the net assets of American Rag. Income (loss) of the equity method investment was recorded in the United States geographical segment.

We were involved in litigation with American Rag Cie, LLC and American Rag Cie II with respect to our license rights to the American Rag Cie trademark. On December 23, 2008, we entered into a Settlement Agreement with American Rag Cie, LLC and American Rag Cie II providing for a settlement and release of all claims with respect to our litigation with American Rag Cie, LLC and American Rag Cie II. Pursuant to the Settlement Agreement, the parties agreed to the following actions:

•	Dismissal of the Action by all parties and release of claims asserted in the Action;

•	Redemption by American Rag Cie, LLC of our 45% membership interest in American Rag Cie, LLC, and redemption by American Rag Compagnie of our 5,000 shares in American Rag Compagnie; and

•	Amendment of the License Agreement with respect to the “American Rag Cie” trademark.

As a result of the Settlement Agreement, we no longer own an equity interest in American Rag Cie, LLC or American Rag Compagnie, and continue to license rights to the American Rag Cie trademark. As a result of disposition of our membership interest in American Rag Cie, LLC and shares in American Rag Compangnie, we recorded an impairment of goodwill of $1.4 million in the fourth quarter of 2008.

In connection with the Settlement Agreement, on December 23, 2008 Private Brands, Inc. and American Rag Cie, LLC entered into an Amended License Agreement. The Amended License Agreement amends and restates our prior license agreement for the “American Rag Cie” trademark effective October 1, 2008 to, among other things:

•	Extend the initial term of the agreement to September 30, 2018, with six consecutive ten-year automatic renewal terms;

•	Amend the territory to consist of the United States, Canada, Mexico and Bermuda;

•	Reduce the annual guaranteed minimum royalties and revise the royalty rates;

•	Clarify the provisions with respect to calculation of royalties and reporting; and

•	Amend the termination provisions.

We have accounted for the transfers and exchanges within the Settlement Agreement in accordance to APB 29 “Accounting for Nonmonetary Transactions”, which fair valued the non-monetary exchange as we deemed the transaction to have commercial substance. We performed a calculation to determine the present value of the future cash flows under the prior license agreement and amended license agreement and determined that the cash flows did not differ significantly. Therefore, the incremental fair value of the economic benefit from the original to the amended license agreement was insignificant.

The guaranteed annual minimum royalty under the License Agreement, as amended, for the twelve months ended December 31, 2008 was $776,000. At December 31, 2008, the total commitment on royalties remaining on the term under the Amended License Agreement was $8.3 million. Royalty income paid to American Rag in 2006, 2007 and 2008 was $1.1 million, $1.7 million and $1.6 million, respectively.

The change in investment in American Rag for 2007 and 2008 is as follows:

Balance as of December 31, 2006	$788,901
Share of income	156,441

Balance as of December 31, 2007	$945,342
Share of income	88,635
Distribution	(135,000)
Disposition of our interest	(898,977)

Balance as of December 31, 2008	$—

7. Other Assets and Write off of Acquisition Expenses

The Buffalo Group

On December 6, 2006, we entered into a definitive stock and asset purchase agreement (the “Purchase Agreement”) to acquire certain assets and entities comprising The Buffalo Group. The Buffalo Group designs, imports and sells contemporary branded apparel and accessories, primarily in Canada and the United States.

Pursuant to the Purchase Agreement, we and our subsidiaries agreed to acquire (1) all the outstanding capital stock of four principal operating subsidiaries of The Buffalo Group – Buffalo Inc., 3163946 Canada Inc., 3681441 Canada Inc. and Buffalo Corporation, and (2) certain assets, consisting primarily of intellectual property rights and licenses, from The Buffalo Trust, for a total aggregate purchase price of up to approximately $120 million. At signing of the Purchase Agreement, we delivered $5.0 million to the sellers as a deposit against the purchase price payable under the agreement.

On April 19, 2007, we entered into a Mutual Termination and Release Agreement with The Buffalo Group, pursuant to which we and the other parties to the Purchase Agreement mutually agreed to terminate the Purchase Agreement. The parties determined that it was in the mutual best interest of each party to terminate the proposed agreement. Under the terms of the Mutual Termination and Release Agreement, Buffalo agreed to return to us $4,750,000 of the $5,000,000 deposit previously provided by us to The Buffalo Group pursuant to the Purchase Agreement, and the parties released each other from any claims arising under or related to the Purchase Agreement. We received

$4,750,000 in April 2007. The remaining portion of the deposit of $250,000 and other due diligence fees incurred in the acquisition process were recorded as terminated acquisition expenses in the consolidated statements of operations in the first quarter of 2007.

8. Impairment of Assets

Impairment of Goodwill

Goodwill in the accompanying consolidated balance sheets represents the “excess of costs over fair value of net assets acquired in previous business combination”. SFAS No. 142, “Goodwill and Other Intangible Assets,” requires that goodwill and other indefinite lived intangibles be tested for impairment using a two-step process. The first step is to determine the fair value of the reporting unit, which may be calculated using a discounted cash flow methodology, and compare this value to its carrying value. If the fair value exceeds the carrying value, no further work is required and no impairment loss would be recognized. The second step is an allocation of the fair value of the reporting unit to all of the reporting unit’s assets and liabilities under a hypothetical purchase price allocation.

On July 29, 2008, Mervyn’s LLC filed for bankruptcy protection. Mervyn’s was the most significant customer of our FR TCL-Chazzz/MGI division, representing approximately 22% and 37% of sales of this division in the first six months of 2008 and in the twelve months of 2007, respectively. As a result of the bankruptcy filing, we immediately performed an assessment of the goodwill relating to this division pursuant to SFAS 142. After taking the two step analysis outlined above, we concluded that due to the Mervyn’s bankruptcy filing and the significant reduction of business from another retail customer serviced by the FR TCL-Chazzz/MGI division, the fair value of the reporting unit was less than the carrying value and we therefore recorded an impairment charge to goodwill of $5.3 million in the second quarter of 2008. Subsequently we did not recognize any additional impairment charge to goodwill relating to this division as of December 31, 2008.

On December 23, 2008, we entered into a Settlement Agreement with American Rag Cie, LLC and American Rag Cie II providing for a settlement and release of all claims with respect to our previously disclosed litigation with American Rag Cie, LLC and American Rag Cie II. As a result of the Settlement Agreement, the parties agreed to dismiss all pending litigation and release all claims. We also returned our 45% membership interest in American Rag Cie, LLC, and our 5,000 shares in American Rag Compagnie. We recorded an impairment of goodwill of $1.4 million in the fourth quarter of 2008 as a result of the disposition of our equity interest in American Rag Cie, LLC and American Rag Compagnie.

The following table displays the change in the gross carrying amount of goodwill by reporting units for the years ended December 31, 2007 and 2008. The reporting units below are one level below the reportable segments included in Note 18, “Operations by Geographic Areas”. The reporting units FR TCL – Chazzz & MGI Division and Private Brands – American Rag Division were included within the United States geographical segment of Note 18 of the “Notes to the Consolidated Financial Statements.”

	Reporting Units
	FR TCL – Chazzz & MGI Division	Private Brands – American Rag Division
Balance as of January 1, 2007	$8,582,845	$1,362,160
Activities for the year	0	0

Balance as of December 31, 2007	$8,582,845	$1,362,160
Impairment charges	(5,300,000)	(1,362160)

Balance as of December 31, 2008	$3,282,845	$—

9. Debt

Debt consists of the following:

Short-term bank borrowings:

	December 31,
	2007	2008
Import trade bills payable – DBS Bank and Aurora Capital	$4,600,293	$4,000,602
Bank direct acceptances – DBS Bank	1,222,998	3,591,801
Other Hong Kong credit facilities – DBS Bank	3,921,927	3,037,963

	$9,745,218	$10,630,366

Long-term obligations:

	December 31,
	2007	2008
Equipment financing	$5,338	$—
Debt facility and factoring agreement - GMAC CF	2,997,793	12,606,796

	3,003,131	12,606,796
Less current portion	(3,003,131)	(12,606,796)

	$—	$—

Import Trade Bills Payable, Bank Direct Acceptances and Other Hong Kong Credit Facilities

In June 2006, our subsidiaries in Hong Kong, Tarrant Company Limited, Marble Limited and Trade Link Holdings Limited, entered into a new credit facility with DBS Bank (Hong Kong) Limited (“DBS”), which replaced our prior letter of credit facility for up to HKD 30 million (equivalent to US $3.9 million). Under this facility, we may arrange for letters of credit and acceptances. The maximum amount our Hong Kong subsidiaries could borrow under this facility at any time was US $25 million. In November 2008, the maximum amount was temporarily decreased to $22 million. In March 2009, the maximum amount is reduced to $20 million as a result of the bank’s policy of cutting back credit to corporate clients. The interest rate under the letter of credit facility is equal to the Hong Kong Dollar Standard Bills Rate quoted by DBS minus 0.5% if paid in Hong Kong Dollars, which interest rate was 5.75% per annum at December 31, 2008, or the U.S. Dollar Standard Bills Rate quoted by DBS plus 0.5% if paid in any other currency, which interest rate was 3.84% per annum at December 31, 2008. This is a demand facility and is secured by a security interest in all the assets of the Hong Kong subsidiaries, by a pledge of our office property where our Hong Kong office is located, which is owned by Gerard Guez and Todd Kay and by our guarantee. The DBS facility includes customary default provisions. In addition, we are subject to certain restrictive covenants, including that we maintain a specified tangible net worth, and a minimum level of EBITDA at December 31, 2008, specified interest coverage ratio and leverage ratio and a limitation on mergers or acquisitions in excess of a specified amount. As of December 31, 2008, we were in violation with the EBITDA and tangible net worth covenants and a waiver was obtained on March 11, 2009. As of December 31, 2008, $8.8 million was outstanding under this facility. In addition, $7.7 million of open letters of credit was outstanding and $5.5 million was available for future borrowings as of December 31, 2008.

From time to time, we open letters of credit under an uncommitted line of credit from Aurora Capital Associates which issues these letters of credits out of Israeli Discount Bank. As of December 31, 2008, $1.8 million was outstanding under this facility and $1.2 million of letters of credit was open under this arrangement. We pay a commission fee of 2.25% on all letters of credits issued under this arrangement.

Equipment Financing

We had one equipment loan outstanding during 2008. The loan bore interest at 4.75% payable in installment through 2008 which we paid off in May 2008.

Debt Facility and Factoring Agreement – GMAC CF

On June 16, 2006, we expanded our previously existing credit facility with GMAC Commercial Finance, LLC (“GMAC CF”) by entering into a new Loan and Security Agreement and amending and restating our previously existing Factoring Agreement with GMAC CF. This is a revolving credit facility and initially had a term of 3 years. In February 2009, we entered into a consent and amendment pursuant to which GMAC CF approved the proposed acquisition by Gerard Guez and Todd Kay, the maximum amount of the credit facility was reduced to $40 million, and the credit facility was extended for an additional year. This extension is subject to an opt-out provision which allows GMAC to terminate the credit facility with a notice of 60 business days after the proposed acquisition is closed. The amount we may borrow under this credit facility is determined by a percentage of eligible accounts receivable and inventory, up to a maximum of $40 million, and includes a letter of credit facility of up to $2 million. Interest on outstanding amounts under this credit facility is payable monthly and accrues at the rate of the “prime rate” plus 0.5%. Our obligations under the GMAC CF credit facility are secured by a lien on substantially all our domestic assets, including a first priority lien on our accounts receivable and inventory. This credit facility contains customary financial covenants, including covenants that we maintain minimum levels of EBITDA and interest coverage ratio and limitations on additional indebtedness. This facility includes customary default provisions, and all outstanding obligations may become immediately due and payable in the event of a default. The facility bore interest at 3.75% per annum at December 31, 2008. During 2008, we breached a negative covenant prohibiting cash advances to third parties. The advances were fully repaid during 2008. A waiver was obtained on March 17, 2009. As of December 31, 2008, we were in violation of the EBITDA covenant and a waiver was obtained on March 17, 2009. A total of $12.6 million was outstanding with respect to receivables factored under the GMAC CF facility at December 31, 2008.

Credit Facility from Guggenheim Corporate Funding LLC and Warrants

On June 16, 2006, we entered into a Credit Agreement with certain lenders and Guggenheim Corporate Funding LLC (“Guggenheim”), as administrative agent and collateral agent for the lenders. This credit facility provided for borrowings of up to $65 million. This facility consisted of an initial term loan of up to $25 million, of which we borrowed $15.5 million at the initial funding, to be used to repay certain existing indebtedness and fund general operating and working capital needs. An additional term loan of up to $40 million would be available under this facility to finance acquisitions acceptable to Guggenheim. All amounts under the term loans became due and payable in December 2010. Interest under this facility was payable monthly, with the interest rate equal to the LIBOR rate plus an applicable margin based on our debt leverage ratio (as defined in the credit agreement). Our obligations under the Guggenheim credit facility were secured by a lien on substantially all of our assets and our domestic subsidiaries, including a pledge of the equity interests of our domestic subsidiaries and 65% of our Luxembourg subsidiary.

In connection with Guggenheim credit facility, on June 16, 2006, we issued the lenders under this facility warrants to purchase up to an aggregate of 3,857,143 shares of our common stock. These warrants have a term of 10 years. These warrants are exercisable at a price of $1.88 per share with respect to 20% of the shares, $2.00 per share with respect to 20% of the shares, $3.00 per share with respect to 20% of the shares, $3.75 per share with respect to 20% of the shares and $4.50 per share with respect to 20% of the shares. The exercise prices are subject to adjustment for certain dilutive issuances pursuant to the terms of the warrants. These warrants are exercisable for 3,500,000 shares, and the remaining 357,143 shares of the warrants will not become exercisable because a specified portion of the initial term loan was not funded by the lenders. The warrants were evaluated under SFAS No. 133 and Emerging Issues Task Force (“EITF”) No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” and determined to be a derivative instrument due to certain registration rights. As such, the warrants excluding the ones not exercisable were valued at $4.9 million using the Black-Scholes model with the following assumptions: risk-free interest rate of 5.1%; dividend yields of 0%; volatility factors of the expected market price of our common stock of 0.70; and contractual term of ten years. We also paid to Guggenheim 2.25% of the committed principal amount of the loans which was $563,000 on June 16, 2006. The $563,000 fee paid to Guggenheim was included in the deferred financing cost, and the value of the warrants to purchase 3.5 million shares of our common stock of $4.9 million was recorded as debt discount, both of them were amortized over the life of the loan. For the years ended December 31, 2006 and 2007, $654,000 and $906,000 was amortized, respectively.

Durham Capital Corporation (“Durham”) acted as our advisor in connection with the Guggenheim credit facility. As compensation for its services, we agreed to pay Durham a cash fee in an amount equal to 1% of the committed principal amount of the loans under the Guggenheim credit facility. As a result, $250,000 was paid on June 16, 2006. In addition, we issued Durham a warrant to purchase 77,143 shares of our common stock. This warrant has a term of 10 years and is exercisable at a price of $1.88 per share, subject to adjustment for certain dilutive issuances. This warrant is exercisable for 70,000 shares, and the remaining 7,143 shares of this warrant will not become exercisable because a specified portion of the initial term loan was not funded by the lenders. The warrants were evaluated under SFAS No. 133 and EITF No. 00-19 and determined to be a derivative instrument due to certain registration rights. As such, the warrants excluding the ones not exercisable were valued at $105,000 using the Black-Scholes model with the following assumptions: risk-free interest rate of 5.1%; dividend yields of 0%; volatility factors of the expected market price of our common stock of 0.70; and contractual term of ten years. The $250,000 fee paid to Durham and the value of the warrants to purchase 70,000 shares of our common stock of $105,000 was included in the deferred financing cost, and was amortized over the life of the loan. For the years ended December 31, 2006 and 2007, $43,000 and $59,000 was amortized, respectively.

As of June 30, 2006, the warrants were being accounted for as a liability pursuant to the provisions of SFAS No. 133 and EITF No. 00-19. This was because we granted the warrant holders certain registration rights that were outside our control. In accordance with SFAS No. 133, the warrants were being valued at each reporting period. Changes in fair value were recorded as adjustment to fair value of derivative in the statements of operations. The outstanding warrants were fair valued on June 16, 2006, the date of the transaction, at $5.0 million and we, in accordance with SFAS No. 133, revaluated the warrants on June 30, 2006 at the closing stock price on June 30, 2006 to $5.2 million; as a result, an expense of $218,000 was recorded as an adjustment to fair value of derivative in our consolidated statements of operations. On August 11, 2006, the registration rights agreement relating to the warrants was amended to provide that if we were unable to file or have the registration statement declared effective by the required deadlines, we would be required to pay the warrant holders cash payments as partial liquidated damages each month until the registration statement was filed and/or declared effective. The liquidated damages payable by us to the warrant holders were limited to 20% of the purchase price of the shares underlying the warrants, which we determined to be a reasonable discount for restricted stock as compared to registered stock. As a result of amending the registration rights relating to the warrants on August 11, 2006, the warrants were reclassified from debt to equity in accordance with EITF No. 00-19 in the third quarter of 2006. The outstanding warrants were revaluated on August 11, 2006 at the closing stock price on August 11, 2006 to $4.5 million; as a result, income of $729,000 was recorded as an adjustment to fair value of derivative in our consolidated statements of operations. As such, a net gain of $511,000 was recognized in our statements of operations as an adjustment to fair value of derivative in 2006.

On September 26, 2007, we repaid in full the term loan of $15.5 million outstanding under the Guggenheim credit facility. Upon paying off the loan, the unamortized loan fee paid to Guggenheim of $401,000 and the unamortized value of the warrants to purchase 3.5 million shares of our common stock of $3.5 million was expensed. The unamortized loan fee paid to Durham of $178,000 and the unamortized value of the warrants to purchase 70,000 shares of our common stock of $75,000 was also expensed. Other unamortized expenses of $822,000 related to obtaining the loan were also expensed. All the above expenses amounted to $5.0 million were recorded in our consolidated statements of operations as other expense in the third quarter of 2007. On November 2, 2007, we executed a payoff letter with Guggenheim and the lenders, which released all liens held by Guggenheim and the lenders.

Restrictions on Dividends and Distributions

The credit facility with GMAC CF prohibits us from paying dividends or making other distributions on our common stock. In addition, the credit facility with GMAC CF prohibits our subsidiaries that are borrowers under the facility from paying dividends or other distributions to us, and the credit facility with DBS prohibits our Hong Kong subsidiaries from paying any dividends or making other distributions or advances to us.

Guarantees

In June 2006, we signed a guarantee of certain liabilities of American Rag Cie to California United Bank to the aggregate amount equal at all times to the lesser of (A) 45% of the aggregate amount of the outstanding liabilities or (B) $675,000, which guarantee was re-affirmed in September 2007. In September 2008, we received notification from California United Bank that we were released from all our obligations under these guarantees and thus we are no longer guaranteeing the liabilities of American Rag Cie to California United Bank.

10. Convertible Debentures and Warrants

On December 14, 2004, we completed a $10 million financing through the issuance of (i) 6% Secured Convertible Debentures (“Debentures”) and (ii) warrants to purchase up to 1,250,000 shares of our common stock. Prior to maturity, the investors could convert the Debentures into shares of our common stock at a price of $2.00 per share. The warrants have a term of five years and an exercise price of $2.50 per share. The warrants were valued at $866,000 using the Black-Scholes model with the following assumptions: risk-free interest rate of 4%; dividend yields of 0%; volatility factors of the expected market price of our common stock of 0.55; and an expected life of four years. The Debentures bore interest at a rate of 6% per annum and had a term of three years. We could elect to pay interest on the Debentures in shares of our common stock if certain conditions were met, including a minimum market price and trading volume for our common stock. The Debentures contained customary events of default and permitted the holder thereof to accelerate the maturity if the full principal amount together with interest and other amounts owing upon the occurrence of such events of default. The Debentures were secured by a subordinated lien on certain of our accounts receivable and related assets. The closing market price of our common stock on the closing date of the financing was $1.96. The Debentures were thus valued at $8,996,000, resulting in an effective conversion price of $1.799 per share. The intrinsic value of the conversion option of $804,000 was being amortized over the life of the loan.

The placement agent in the financing, received compensation for its services in the amount of $620,000 in cash and issuance of five year warrants to purchase up to 200,000 shares of our common stock at an exercise price of $2.50 per share. The warrants to purchase 200,000 shares of our common stock were valued at $138,000 using the Black-Scholes model with the following assumptions: risk-free interest rate of 4%; dividend yields of 0%; volatility factors of the expected market price of our common stock of 0.55; and an expected life of four years. The financing cost paid to the placement agent of $620,000, and the value of the warrants to purchase 200,000 shares of our common stock of $138,000 were included in the deferred financing cost, net on our accompanying balance sheets and was amortized over the life of the loan.

In June 2005, holders of our Debentures converted an aggregate of $2.3 million of Debentures into 1,133,687 shares of our common stock. In August 2005, holders of our Debentures converted an aggregate of $820,000 of Debentures into 410,000 shares of our common stock. The Debentures were converted at the option of the holders at a price of $2.00 per share. Debt discount of $248,000 related to the intrinsic value of the conversion option of $804,000 was expensed upon the conversion. Of the $620,000 financing cost paid to the placement agent, $191,000 was expensed upon the conversion. The intrinsic value of the conversion option, and the value of the warrant amortized in 2006 was $237,000. Total deferred financing cost amortized in 2006 was $95,000. Total interest paid to the holders of the Debentures in 2006 was $198,000. On June 26, 2006, we paid off the remaining balance of the outstanding Debentures of $6.9 million plus all accrued and unpaid interest and a prepayment penalty of $171,000. As a result of the repayment, the Debentures were terminated effective June 26, 2006. Upon paying off the Debentures, debt discount of $278,000 related to the intrinsic value of the conversion option of $804,000 was expensed, and of the $620,000 financing cost paid to the placement agent, $214,000 was expensed. The remaining value of the warrants to holders of our Debentures of $433,000 and warrants to the placement agent of $69,000 was also expensed.

11. Derivatives and Other Financial Instruments

We use forward currency contracts to manage volatility associated with foreign currency purchases of materials in the normal course of business. During the year ended December 31, 2006, we entered into foreign currency forward contracts to hedge against the effect of exchange rate fluctuations on cash flows denominated in foreign currencies and certain inter-company financing transactions. This transaction was undesignated and as such an ineffective hedge. At December 31, 2006, we had one open foreign exchange forward which had a maturity of less than one year. Hedge ineffectiveness resulted in a loss of $196,000 in our consolidated statements of operations as of December 31, 2006. At December 31, 2007 and 2008, we had no open foreign exchange forward contracts. Hedge ineffectiveness resulted in a gain of $196,000 in our consolidated statements of operations as of December 31, 2007.

12. Income Taxes

The provision (credit) for domestic and foreign income taxes is as follows:

	Year Ended December 31,
	2006	2007	2008
Current:
Federal	$6,968	$(1,666,729)	$465,000
State	6,400	42,150	103,787
Foreign	202,677	621,780	107,680

	216,045	(1,002,799)	676,467

Deferred:
Federal	—	—	—
State	—	—	—
Foreign	237,045	(38,211)	15,418

	237,045	(38,211)	15,418

Total	$453,090	$(1,041,010)	$691,885

The source of income (loss) before the provision (credit) for income taxes and minority interest is as follows:

	Year Ended December 31,
	2006	2007	2008
Federal	$1,415,652	$320,755	$(21,754,745)
Foreign	(23,204,213)	391,925	11,365,252

Total	$(21,788,561)	$712,680	$(10,389,493)

Our effective tax rate differs from the statutory rate principally due to the following reasons: (1) a substantial valuation allowance has been provided for deferred tax assets as a result of the operating losses in the United States and foreign subsidiaries, since recoverability of those assets has not been assessed as more likely than not; and (2) the earnings of our Hong Kong subsidiaries are taxed at a rate of 16.5% versus the 35% U.S. federal rate.

A reconciliation of the statutory federal income taxes provision (benefit) to the reported tax provision (credit) on income (loss) is as follows:

	Year Ended December 31,
	2006	2007	2008
Income taxes (benefit) based on federal statutory rate	$(7,618,680)	$247,274	$(3,532,469)
State income taxes, net of federal benefit	190,152	100,560	(155,134)
Effect of foreign income taxes	8,561,197	446,395	(3,741,088)
Impairment of goodwill	—	—	2,265,134
FIN48 adjustments	—	(1,676,729)	571,000
Increase in valuation allowance and other	(679,579)	(158,510)	5,284,442

Reported tax provision (credit)	$453,090	$(1,041,010)	$691,885

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes purposes. Significant components of the deferred tax assets (liabilities) are as follows:

	December 31,
	2007	2008
Deferred tax assets:
Provision for doubtful accounts and unissued credits	$452,822	$195,469
Provision for other reserves	2,242,256	2,343,831
Domestic and foreign loss carry forwards and foreign tax credits	11,984,024	14,785,779
Goodwill	3,671,620	3,102,966

Total deferred tax assets	18,350,722	20,428,045

Deferred tax liabilities:
Other	—	—

	—	—
Valuation allowance for deferred tax assets	(18,188,904)	(20,281,644)

Net deferred tax assets	$161,818	$146,401

At December 31, 2008, we had $35.8 million of federal net operating loss carry forwards that will expire beginning in 2023. We also had foreign tax credits carry forwards totaling $815,000 that will expire beginning in 2010.

In January 2004, the IRS completed its examination of our Federal income taxes returns for the years ended December 31, 1996 through 2001. The IRS had proposed adjustments to increase our income taxes payable for these years under examination. In addition, in July 2004, the IRS initiated an examination of our Federal income taxes return for the year ended December 31, 2002. In December 2007, we received a final assessment from the IRS of $7.4 million for the years ended December 31, 1996 through 2002, and in the first quarter of 2008 we entered into a final settlement agreement with the IRS. Under the settlement, which totals $13.9 million, including $6.5 million of interest, we agreed to pay the IRS $4 million in March 2008 and an additional $250,000 per month until repayment in full. The settlement with the IRS is within amounts accrued for as of December 31, 2007 in our financial statements, and we therefore do not anticipate the settlement to result in any additional charges to income other than interest on the outstanding balance. Due to the negotiated settlement, we reclassified the IRS and state tax liabilities from uncertain tax positions to current payable on December 31, 2007. In March 2008, we paid the IRS $4 million in accordance with the settlement terms. Due to the installment agreement with the IRS in March 2008, we reclassified $5.2 million of income taxes payable from current payable to long-term as of December 31, 2008.

We adopted the provisions of FIN 48 on January 1, 2007. The total unrecognized tax benefits as of January 1, 2007 were $8.9 million, excluding interest, penalties and related income taxes benefits and would be recorded as a component of income taxes expense if recognized. We recognize interest accrued related to unrecognized tax benefits and penalties as a component of income taxes expense. As of January 1, 2007, the accrued interest and penalties were $8.0 million and $1.2 million, respectively, excluding any related income taxes benefits. During 2007, we de-recognized uncertain tax positions through negotiations and settlement with various tax jurisdictions. After the settlements, there was no unrecognized tax benefit as of December 31, 2007 and 2008. As of December 31, 2007, the accrued interest and penalties were $7.2 million and $142,000, respectively. As of December 31, 2008, the accrued interest and penalties were $4.8 million and $332,000, respectively.

13. Commitments and Contingencies

We have entered into various non-cancelable operating lease agreements, principally for executive office, warehousing facilities and showrooms with unexpired terms in excess of one year. Certain of these leases provided for scheduled rent increases. We record rent expense on a straight-line basis over the term of the lease. The future minimum lease payments under these non-cancelable operating leases are as follows:

2009	$1,537,000
2010	1,677,000
2011	1,432,000
2012	1,063,000
2013	1,095,000
Thereafter	2,118,000

Total future minimum lease payments	$8,922,000

Included in the future minimum lease payments is $1,696,000 payable to GET a corporation which is owned by Messrs. Gerard Guez and Todd Kay for leasing the Los Angeles offices and warehouse. See Note 17 of the “Notes to Consolidated Financial Statements.”

In January 2009, we relocated to our new principal executive offices on Figueroa Street in Los Angeles, California, which we sublease from Seven Licensing Company, LLC (“Seven Licensing”), an entity beneficially owned by Gerard Guez, our Chairman and Interim Chief Executive Officer. We lease our former executive offices and warehouse on Washington Boulevard in Los Angeles, California from GET, a corporation which is owned by Gerard Guez and Todd Kay, our Vice Chairman. The sublease for the Figueroa Street facility has an initial term of nine months. Our lease for the executive offices and warehouse on Washington Boulevard has a term of five years expiring in 2011, with an option to renew for an additional five year term. We will continue to pay rent on the premises until the earlier of the termination of the sublease for the Figueroa Street premises or such time as the Washington Blvd. building is leased to another party or sold. Additionally, we lease our office space and warehouse in Hong Kong from Lynx International Limited, a Hong Kong corporation that is owned by Messrs. Guez and Kay. Our lease for the office space and warehouse in Hong Kong has expired and we are currently renting on a month to month basis. We paid $1.1 million in each of the years 2006, 2007 and 2008 in rent for office and warehouse facilities at these locations.

Several of the operating leases contain provisions for additional rent based upon increases in the operating costs, as defined, per the agreement. Total rent expense under the operating leases amounted to approximately $1.9 million, $2.0 million and $1.3 million for 2006, 2007 and 2008, respectively.

We entered into a lease agreement in June 2005 for our showroom in New York through June 2015. This is currently the location used for the private brands sales, design and technical departments. In December 2008, we amended the lease to include additional floor for the showroom.

We had open letters of credit of $4.6 million, $12.2 million and $8.9 million as of December 31, 2006, 2007 and 2008, respectively.

Prior to March 31, 2006, we had two employment contracts with Gerard Guez and Todd Kay, our Chairman and Vice Chairman, respectively, providing for base compensation and other incentives. These contracts expired on March 31, 2006 and have not been renewed.

In 2003, we acquired a 45% equity interest in the owner of the trademark “American Rag Cie” and the operator of American Rag retail stores for $1.4 million, and our subsidiary, Private Brands, Inc., acquired a license to certain exclusive rights to this trademark. We guaranteed the payment to the licensor of minimum royalties of $10.4 million over the initial 10-year term of the agreement. We were involved in litigation with American Rag Cie, LLC and American Rag Cie II with respect to our license rights to the American Rag Cie trademark. On December 23, 2008, we entered into a Settlement Agreement with American Rag Cie, LLC and American Rag Cie II providing for a settlement and release of all claims with respect to litigation with American Rag Cie, LLC and American Rag Cie II. In connection with the Settlement Agreement, on December 23, 2008 Private Brands, Inc. and American Rag Cie, LLC entered into an Amended License Agreement. The Amended License Agreement reduced the annual guaranteed minimum royalties and revised the royalty rates, effective October 1, 2008. The guaranteed annual minimum royalty under License Agreement, as amended, for the twelve months ended December 31, 2008 was $776,000. At December 31, 2008, the total commitment on royalties remaining on the term under the Amended License Agreement was $8.3 million. See Note 21 of the “Notes to Consolidated Financial Statements.”

On October 17, 2004, our subsidiary Private Brands, Inc entered into an agreement with J. S. Brand Management to design, manufacture and distribute Jessica Simpson branded jeans and casual apparel. This agreement had an initial three-year term, and provided we were in compliance with the terms of the agreement, was renewable for one additional two-year term. Minimum net sales were $20 million in year 1, $25 million in year 2 and $30 million in year 3. The agreement provided for payment of a sales royalty and advertising commitment at the rate of 8% and 3%, respectively, of net sales, for a total minimum payment obligation of $8.3 million over the initial term of the agreement. On July 19, 2005, Camuto Consulting Group replaced J.S. Brand Management as the master licensor. In December 2004, we advanced $2.2 million as payment for the first year’s minimum royalties. We applied $1.1 million from the above advance against the royalty and marketing expenses in 2005 and $884,000 in the first three months of 2006. In March 2006, we had written off the capitalized balance of $192,000 and recognized a corresponding loss. The loss was classified as royalty expense on our consolidated statements of operations. In March 2006, we became involved in a dispute with the licensor of the Jessica Simpson brands over our continued rights to these brands, which resulted in litigation with the licensor. The licensor refused to accept payments and maintained that the agreement had been terminated. There had been no sales of new products since the licensor started refusing to approve products for manufacture and sale. As a result of this litigation, in 2006 and in the first nine months of 2007, we did not accrue for the payments of minimum royalty, sales royalty and advertising commitment of $4.4 million pursuant to the agreement. In November 2007, we entered into a settlement agreement with the licensor, Jessica Simpson and related parties with respect to the litigation, pursuant to which the parties agreed to dismiss with prejudice all claims relating to these actions or the sublicense agreement. As a result, we are no longer required to make the guaranteed payments contemplated under the agreement.

In July 2006, we terminated our License Agreements and the parent guaranty with Cynthia Rowley. In consideration of termination of the License Agreements, $400,000 was paid to Cynthia Rowley in July 2006.

In August 2004, we entered into an Agreement for Purchase of Assets with affiliates of Mr. Kamel Nacif, a shareholder at the time of the transaction, which agreement was amended in October 2004. Pursuant to the agreement, as amended, on November 30, 2004, we sold to the purchasers substantially all of our assets and real property in Mexico, including the equipment and facilities we previously leased to Mr. Nacif’s affiliates. Upon consummation of the sale, we entered into a purchase commitment agreement with the purchasers, pursuant to which we agreed to purchase annually over the ten-year term of the agreement, $5 million of fabric manufactured at our former facilities acquired by the purchasers at negotiated market prices. We did not purchase any fabric in 2006 and 2007. On August 21, 2007, we received a payment of $17.75 million from Tavex upon the exercise by Tavex of its option, and this fabric purchase commitment agreement was terminated. Instead, Tarrant Luxembourg agreed to purchase from Tavex at least U.S. $1.25 million of fabric prior to the end of 2007 and to deliver an irrevocable letter of credit for the full purchase price. We placed a fabric order with Tavex on August 21, 2007 for $1.25 million pursuant to the agreement. At December 31, 2007, the irrevocable letter of credit expired and we did not have any further commitment to purchase fabric from Tavex. See Note 17 of the “Notes to Consolidated Financial Statements.”

On September 1, 2006, our subsidiary in Hong Kong, Tarrant Company Limited, entered into an agreement with Seven Licensing to be its buying agent to source and purchase apparel merchandise. Seven Licensing is beneficially owned by Gerard Guez. Total sales to Seven Licensing for the years ended December 31, 2006, 2007 and 2008 were $4.4 million, $19.4 million and $30.7 million, respectively.

We are involved from time to time in routine legal matters incidental to our business. In our opinion, resolution of such matters will not have a material effect on our financial position or results of operations.

14. Stock-Based Compensation

Our Employee Incentive Plan, formerly the 1995 Stock Option Plan (the “1995 Plan”), authorized the grant of both incentive and non-qualified stock options to our officers, employees, directors and consultants for shares of our common stock. As of December 31, 2008, there were outstanding options to purchase a total of 739,000 shares of common stock granted under the 1995 Plan. No further grants may be made under the 1995 Plan. On May 25, 2006, we adopted the Tarrant Apparel Group 2006 Stock Incentive Plan (the “2006 Plan”), which authorizes the issuance of up to 5,100,000 shares of our common stock pursuant to options or awards granted under the 2006 Plan. As of December 31, 2008, there were outstanding options to purchase a total of 743,000 shares of common stock, and 2,857,000 shares remained available for issuance pursuant to awards granted under the 2006 Plan. The exercise price of options under the plan must be equal to 100% of fair market value of common stock on the date of grant. The 2006 Plan also permits other types of awards, including stock appreciation rights, restricted stock and other performance-based benefits.

On January 1, 2006, we adopted SFAS No. 123 (revised 2004), “Share-Based Payment,” (“SFAS No. 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS No. 123(R) supersedes our previous accounting under Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107 relating to SFAS No. 123(R). We have applied the provisions of SAB No. 107 in our adoption of SFAS No. 123(R).

We adopted SFAS No. 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of our fiscal year 2006. Our financial statements as of and for the years ended December 31, 2006, 2007 and 2008 reflect the impact of SFAS No. 123(R). SFAS No. 123(R) requires companies to estimate the fair value of share-based payment awards to employees and directors on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statements of operations. Prior to the adoption of SFAS No. 123(R), we accounted for stock-based payment awards to employees and directors using the intrinsic value method in accordance with APB No. 25 as allowed under SFAS No. 123, “Accounting for Stock-Based Compensation”. Under the intrinsic value method, no stock-based compensation expense had been recognized in our consolidated statements of operations for awards to employees and directors because the exercise price of our stock options equaled the fair market value of the underlying stock at the date of grant.

On September 23, 2005, the Board of Directors approved the acceleration of vesting of all our unvested stock options, including those not issued under the plan. In total, 1.7 million stock options with an average exercise price of $3.69 and an average remaining contractual life of 7.9 years were subject to this acceleration. The exercise prices and number of shares subject to the accelerated options were unchanged. The acceleration was effective as of September 23, 2005. Had the acceleration of these stock options not been undertaken, the future compensation expense we would recognize in the fiscal years of 2006, 2007, 2008 and 2009 would be $1.4 million, $810,000, $10,000 and $3,000, respectively. Our decision to accelerate the vesting of these stock options was based upon the accounting of this $2.2 million of compensation expense from disclosure-only in 2005 to being included in our statement of operations from 2006 to 2009 based on our anticipated adoption of SFAS No. 123(R) effective in January 2006. As a result, there were no stock options granted prior to, but not yet vested as of January 1, 2006.

A summary of our stock option activity and related information for the years ended December 31, 2006, 2007 and 2008 is as follows:

	Employees
	Number of shares	Exercise Price
Options outstanding at December 31, 2005	6,733,050	$1.39-$45.50
Granted	1,233,259	$1.84-$1.94
Exercised	—	—
Forfeited	(19,650)	$1.94-$33.13
Expired	(273,000)	$6.75-$7.38

Options outstanding at December 31, 2006	7,673,659	$1.39-$45.50
Granted	2,630,000	$1.13-$1.99
Exercised	(1,500,000)	$1.13
Forfeited	(87,450)	$1.63-$18.50
Expired	(502,000)	$1.13-$8.50

Options outstanding at December 31, 2007	8,214,209	$1.39-$45.50
Granted	—	—
Exercised	—	—
Forfeited	(1,309,550)	$1.84-$39.97
Expired	(1,022,750)	$15.50-$33.13

Options outstanding at December 31, 2008	5,881,909	$1.39-$45.50

We had no stock option outstanding to non-employees as of December 31, 2006, 2007 and 2008.

The following table summarizes information about stock options outstanding, expected to vest and exercisable at December 31, 2007 and 2008:

	Number of shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Intrinsic Value
As of December 31, 2007:
Employees - Outstanding	8,214,209	$5.28	5.2	$0
Employees - Expected to vest	8,078,438	$5.34	5.2	$0
Employees - Exercisable	6,748,015	$6.01	4.5	$0

As of December 31, 2008:
Employees - Outstanding	5,881,909	$4.16	4.5	$0
Employees - Expected to vest	5,824,678	$4.18	4.4	$0
Employees - Exercisable	5,497,780	$4.32	4.2	$0

The following table summarizes our non-vested options as of December 31, 2008 and changes during the year ended December 31, 2008.

Non-vested Options	Number of shares	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2008	1,466,194	$1.28
Granted	—	—
Vested	(442,065)	1.27
Forfeited	(640,000)	1.30

Non-vested at December 31, 2008	384,129	$1.24

The following table shows the fair value of each option granted to employees and directors estimated on the date of grant using the Black-Scholes model with the following weighted average assumptions used for grants in 2006, 2007 and 2008.

	Years Ended December 31,
	2006	2007	2008
Expected dividend	0.0%	0.0%	N/A
Risk free interest rate	5.075%	3.90% to 4.67%	N/A
Expected volatility	70%	70%	N/A
Expected term (in years)	6.25	0.06 to 6.18	N/A

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the consolidated statements of operations for the years of 2006, 2007 and 2008 consisted of compensation expense for the share-based payment awards granted subsequent to January 1, 2006 based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). For stock-based payment awards issued to employees and directors, stock-based compensation is attributed to expense using the straight-line single option method, which is consistent with how the prior-period pro-formas were provided. As stock-based compensation expense recognized in the consolidated statements of operations is based on awards ultimately expected to vest, it had been reduced for estimated forfeitures which we estimate to be 7.7%, 7.7% and 13.1%, respectively for the years of 2006, 2007 and 2008. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Our determination of fair value of share-based payment awards to employees and directors on the date of grant using the Black-Scholes model, which is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to our expected stock price volatility over the term of the awards. When valuing awards, we estimate its expected terms using the “safe harbor” provisions provided in SAB No. 107 and its volatility using historical data. We granted options to purchase 1,233,259 and 2,630,000 shares of common stock during 2006 and 2007, respectively. We did not grant any options to purchase common stock during 2008. The options granted were fair valued in the aggregate at $1.6 million and $3.2 million or the weighted-average exercise price of $1.86 and $1.32 during 2006 and 2007, respectively. Stock-based compensation expense related to employees or director stock options recognized during 2006, 2007 and 2008 was $187,000, $771,000 and $257,000, respectively. Basic and dilutive earnings per share for the year ended December 31, 2006 were decreased by $0.01 from $(0.72) to $(0.73) as a result of the additional stock-based compensation recognized. Basic and dilutive earnings per share for the year ended December 31, 2007 were decreased by $0.02 from $0.08 to $0.06 as a result of the additional stock-based compensation recognized. Basic and dilutive earnings per share for the year ended December 31, 2008 was not materially affected by the additional stock-based compensation recognized.

The total intrinsic value of options exercised during 2006, 2007 and 2008 was $0, $120,000 and $0, respectively. Cash received from stock options exercised during 2006, 2007 and 2008 was $0, $1.7 million and $0, respectively. The total fair value of shares vested during the years ended December 31, 2006, 2007 and 2008, were approximately $0, $2.8 million, and $561,000, respectively.

As of December 31, 2008, there was $345,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the plans. That cost is expected to be recognized over the weighted-average period of 1.5 years.

When options are exercised, our policy is to issue previously un-issued shares of common stock to satisfy share option exercises. As of December 31, 2008, we had 69.5 million shares of un-issued shares of common stock.

15. Equity Transactions

In March 2005, in connection with a settlement of a dispute involving a former employee named Nicolas Nunez, we agreed to compensate Mr. Nunez in the total amount of $875,000. In April 2005, we issued 195,313 shares of our common stock (having a value of $375,000) to Mr. Nunez pursuant to the terms of an agreement and plan of reorganization and paid Mr. Nunez $500,000 in settlement of all remaining claims by Mr. Nunez against us. In connection with this settlement, in March 2006, we cancelled 10,000 shares of our common stock previously issued to him.

On June 16, 2006, we entered into a Credit Agreement with certain lenders and Guggenheim, as administrative agent and collateral agent for the lenders. This credit facility provided for borrowings of up to $65 million. This facility consisted of an initial term loan of up to $25 million, of which we borrowed $15.5 million at the initial funding. An additional term loan of up to $40 million was available under this facility to finance acquisitions acceptable to Guggenheim. In connection with Guggenheim credit facility, on June 16, 2006, we issued the lenders under this facility warrants to purchase up to an aggregate of 3,857,143 shares of our common stock. These warrants are exercisable for 3,500,000 shares, and the remaining 357,143 shares of the warrants will not become exercisable because a specified portion of the initial term loan was not funded by the lenders. Durham acted as our advisor in connection with the Guggenheim credit facility. As compensation for its services, we agreed to pay Durham a cash fee in an amount equal to 1% of the committed principal amount of the loans under the Guggenheim credit facility. In addition, we issued Durham a warrant to purchase 77,143 shares of our common stock. This warrant is exercisable for 70,000 shares, and the remaining 7,143 shares of this warrant will not become exercisable because a specified portion of the initial term loan was not funded by the lenders. See Note 9 of the “Notes to Consolidated Financial Statements.”

In November 2007, we granted an award to purchase 2 million shares of our common stock at $1.13 to Charles Ghailian, our former employee and officer, and CMG, Inc., an entity owned by Mr. Ghailian, which offer had to be accepted by on or before December 15, 2007. The award was immediately vested and was granted under the 2006 Plan. On December 14, 2007, he exercised his right to purchase 1.5 million of the shares subject to the award at $1.13 for a total of $1.7 million. On July 2, 2008, we entered into a settlement agreement with Charles Ghailian, which provided for settlement and mutual release of certain potential claims relating to Mr. Ghailian’s employment. Pursuant to the agreement, Mr. Ghailian delivered to us 1.5 million shares of our common stock for cancellation and we agreed to make a cash payment to Mr. Ghailian for certain consulting services to be performed by Mr. Ghailian from July 2, 2008 to October 31, 2008. A gain on settlement on the fair value of the shares of $915,000 was reported in the other income on our consolidated statements of operations for the year ended December 31, 2008.

We previously owned 50.1% of United Apparel Ventures, which was dissolved on February 27, 2007. Upon dissolution, we distributed $100,000 initial capital to the 49.9% minority interest owner.

In October 2003, we sold an aggregate of 881,732 shares of the Series A Convertible Preferred Stock, at $38 per share, to a group of institutional investors and high net worth individuals. In conjunction with the private placement transaction, we issued a warrant to purchase 881,732 shares of common stock to the placement agent. The warrants were exercisable beginning April 17, 2004 through October 17, 2008 and had a per share exercise price of $4.65. Warrants were valued using the Black-Scholes option valuation model at $1.8 million. Upon the expiration of these warrants on October 17, 2008, $1.8 million of warrants to purchase common stock was reclassified to contributed capital on our consolidated balance sheets.

In November 2003, our board of directors adopted a shareholders rights plan. Pursuant to the plan, we issued a dividend of one right for each share of our common stock held by shareholders of record as of the close of business on December 12, 2003. Each right initially entitled shareholders to purchase a fractional share of our Series B Preferred Stock for $25.00. However, the rights are not immediately exercisable and will become exercisable only upon the occurrence of certain events. Generally, if a person or group acquires, or announces a tender or exchange offer that would result in the acquisition of 15% or more of our common stock while the shareholder rights plan remains in place, then, unless the rights are redeemed by us for $0.001 per right, the rights will become exercisable, by all rights holders other than the acquiring person or group, for our shares or shares of the third party acquirer having a value of twice the right’s then-current exercise price. The shareholder rights plan is designed to guard against partial tender offers and other coercive tactics to gain control of our company without offering a fair and adequate price and terms to all of our shareholders. The plan was not adopted in response to any efforts to acquire our company, and we are not aware of any such efforts.

Our credit agreement prohibits the payment of dividends during the term of the agreement.

16. Supplemental Schedule of Cash Flow Information

	Year Ended December 31,
	2006	2007	2008
Cash paid for interest	$4,246,000	$3,261,000	$773,000

Cash paid for income taxes	$1,153,000	$35,000	$8,125,000

In June 2005, holders of our Debentures converted an aggregate of $2.3 million of Debentures into 1,133,687 shares of our common stock. In August 2005, holders of our Debentures converted an aggregate of $820,000 of Debentures into 410,000 shares of our common stock. On June 26, 2006, we paid off the remaining balance of the outstanding Debentures of $6.9 million plus all accrued and unpaid interest and a prepayment penalty of $171,000. As a result of the repayment, the Debentures were terminated effective June 26, 2006. Upon paying off the Debentures, debt discount of $278,000 related to the intrinsic value of the conversion option of $804,000 was expensed, and of the $620,000 financing cost paid to the placement agent, $214,000 was expensed. The remaining value of the warrants to holders of our Debentures of $433,000 and warrants to the placement agent of $69,000 was also expensed. See Note 10 of the “Notes to Consolidated Financial Statements.”

In 2006, we purchased $1.1 million of fabric from Azteca Production International, Inc. (“Azteca”), a corporation owned by the brothers of Gerard Guez, our Chairman and Interim Chief Executive Officer, of which $0.5 million was paid in cash and $0.6 million was offset against amount due from Azteca. In 2007, we purchased $499,000 of fabric from Azteca which was offset against amount due from Azteca.

On June 16, 2006, we entered into a Credit Agreement with certain lenders and Guggenheim, as administrative agent and collateral agent for the lenders. This credit facility provided for borrowings of up to $65 million. This facility consisted of an initial term loan of up to $25 million, of which we borrowed $15.5 million at the initial funding. An additional term loan of up to $40 million was available under this facility to finance acquisitions acceptable to Guggenheim. In connection with Guggenheim credit facility, on June 16, 2006, we issued the lenders under this facility warrants to purchase up to an aggregate of 3,857,143 shares of our common stock. These warrants are exercisable for 3,500,000 shares, and the remaining 357,143 shares of the warrants will not become exercisable because a specified portion of the initial term loan was not funded by the lenders. Durham acted as our advisor in connection with the Guggenheim credit facility. As compensation for its services, we agreed to pay Durham a cash fee in an amount equal to 1% of the committed principal amount of the loans under the Guggenheim credit facility. In addition, we issued Durham a warrant to purchase 77,143 shares of our common stock. This warrant is exercisable for 70,000 shares, and the remaining 7,143 shares of this warrant will not become exercisable because a specified portion of the initial term loan was not funded by the lenders. See Note 9 of the “Notes to Consolidated Financial Statements.”

17. Related-Party Transactions

Related-party transactions, consisting primarily of purchases and sales of finished goods and raw materials, are as follows:

	Year Ended December 31,
	2006	2007	2008
Sales to related party	$4,417,000	$19,431,000	$30,685,000
Purchases from related parties	$10,035,000	$10,914,000	$5,389,000

As of December 31, 2007 and 2008, related party affiliates were indebted to us in the amounts of $10.5 million and $23.4 million, respectively. These include amounts due from Gerard Guez, our Chairman and Interim Chief Executive Officer, of $1.9 million and $1.6 million at December 31, 2007 and 2008, respectively, which have been shown as reductions to shareholders’ equity in the accompanying financial statements.

From time to time in the past, we had advanced funds to Mr. Guez. These were net advances to Mr. Guez or payments paid on his behalf before the enactment of the Sarbanes-Oxley Act in 2002. The promissory note documenting these advances contains a provision that the entire amount together with accrued interest is immediately due and payable upon our written demand. The greatest outstanding balance of such advances to Mr. Guez during 2008 was approximately $1,944,000. At December 31, 2008, the entire balance due from Mr. Guez totaling $1.6 million was reflected as a reduction of shareholders’ equity. All amounts due from Mr. Guez bore interest at the rate of 7.75% during the period. Total interest paid by Mr. Guez was $171,000, $158,000 and $137,000 for the years ended December 31, 2006, 2007 and 2008, respectively. Mr. Guez paid expenses on our behalf of approximately $299,000, $365,000 and $437,000 for the years ended December 31, 2006, 2007 and 2008, respectively, which amounts were applied to reduce accrued interest and principal on Mr. Guez’s loan. These amounts included fuel and related expenses incurred by 477 Aviation, LLC, a company owned by Mr. Guez, when our executives used this company’s aircraft for business purposes. Since the enactment of the Sarbanes-Oxley Act in 2002, no further personal loans (or amendments to existing loans) have been or will be made to our officers or directors.

In January 2009, we relocated to our new principal executive offices on Figueroa Street in Los Angeles, California, which we sublease from Seven Licensing. We lease our former executive offices and warehouse on Washington Boulevard in Los Angeles, California from GET, a corporation which is owned by Gerard Guez, our Chairman and Interim Chief Executive Officer, and Todd Kay, our Vice Chairman. The sublease for the Figueroa Street facility has an initial term of nine months. Our lease for the executive offices and warehouse on Washington Boulevard has a term of five years expiring in 2011, with an option to renew for an additional five year term. We will continue to pay rent on the premises until the earlier of the termination of the sublease for the Figueroa Street premises or such time as the Washington Blvd. building is leased to another party or sold. Additionally, we lease our office space and warehouse in Hong Kong from Lynx International Limited, a Hong Kong corporation that is owned by Messrs. Guez and Kay. Our lease for the office space and warehouse in Hong Kong has expired and we are currently renting on a month to month basis. We paid $1.1 million in each of the years 2006, 2007 and 2008 in rent for office and warehouse facilities at these locations. On May 1, 2006, we sublet a portion of our executive office in Los Angeles, California and our sales office in New York to Seven Licensing for a monthly payment of $25,000 on a month to month basis. Seven Licensing is beneficially owned by Gerard Guez. We received $200,000, $300,000 and $300,000, respectively, in rental income from this sublease for the years ended December 31, 2006, 2007 and 2008.

Azteca Production International, Inc. is owned by the brothers of Gerard Guez. UAV made purchases from a related party in Mexico, an affiliate of Azteca. UAV was owned 50.1% by Tag Mex, Inc., our wholly owned subsidiary, and 49.9% by Azteca. Due to the restructuring of our Mexico operations, we discontinued manufacturing for UAV customers in 2004. We had been consolidating 100% of the results of the operation of UAV into our results since 2005. UAV was dissolved on February 27, 2007. We purchased $1.1 million, $499,000 and $0 of finished goods, fabric and service from Azteca and its affiliates for the years ended December 31, 2006, 2007 and 2008, respectively. Our total sales of fabric and service to Azteca in 2006, 2007 and 2008 were $9,000, $0 and $0, respectively. Based on the repayment history of Azteca and litigation Azteca is currently subject to, we estimated that our receivable of $3.4 million will take approximately three years for collection in full. In 2007, we therefore made a $1.0 million reserve and then fair-valued the balance of this asset using our weighted average cost of capital as the discount rate and a term of three years as the discount period. We received no payment during 2008 so we made additional reserve of $1.5 million in the general and administrative expense in the fourth quarter of 2008. As a result, the amount owed by Azteca recorded on the consolidated balance sheets was $0 as of December 31, 2008. Net amount due from this related party as of December 31, 2007 was $1.5 million.

On September 1, 2006, our subsidiary in Hong Kong, Tarrant Company Limited, entered into an agreement with Seven Licensing to act as its buying agent to source apparel merchandise. Seven Licensing is beneficially owned by Gerard Guez. Total sales to Seven Licensing for the years ended December 31, 2006, 2007 and 2008 were $4.4 million, $19.4 million and $30.7 million, respectively. Net amounts due from this related party as of December 31, 2007 and 2008 were $6.8 million and $21.6 million, respectively. Of the $21.6 million due from this related party at December 31, 2008, $13.8 million was overdue and $8.0 million was subsequently repaid.

On April 25, 2008, Gerard Guez and Todd Kay, our founders, executive officers and directors, originally announced to our Board of Directors their intention to acquire all of the outstanding publicly held shares of our common stock for $0.80 per share in cash in a going private transaction. On February 26, 2009, following approval of the proposed acquisition by the Special Committee of our Board of Directors formed to review the proposal, we entered into a definitive agreement and plan of merger with Sunrise Acquisition Company, LLC (an entity owned by Mr. Guez and Mr. Kay), Sunrise Merger Company, Mr. Guez and Mr. Kay. If the merger transaction contemplated by the agreement is completed, each share of our common stock, other than shares held directly or indirectly or Mr. Guez or Mr. Kay, would be converted into the right to receive $0.85 in cash and Tarrant Apparel Group would become a wholly-owned subsidiary of Sunrise Acquisition Company. Completion of the proposed acquisition is subject to various closing conditions, including approval by the holders of at least 66  2 /3% of the outstanding shares of our common stock and other customary conditions to closing.

We purchased $8.7 million, $10.4 million and $6.5 million of finished goods from Star Source, LLC and AJG Inc. dba Astrologie for the years ended December 31, 2006, 2007 and 2008, respectively. Star Source, LLC and AJG Inc. dba Astrologie are beneficially owned by an adult son of one of our former employees who resigned in May 2008.

In August 2004, we entered into an Agreement for Purchase of Assets with affiliates of Mr. Kamel Nacif, a shareholder at the time of the transaction, which agreement was amended in October 2004. Pursuant to the agreement, as amended, on November 30, 2004, we sold to the purchasers substantially all of our assets and real property in Mexico, including the equipment and facilities we previously leased to Mr. Nacif’s affiliates in October 2003, for an aggregate purchase price consisting of: a) $105,400 in cash and $3,910,000 by delivery of unsecured promissory notes bearing interest at 5.5% per annum; and b) $40,204,000, by delivery of secured promissory notes bearing interest at 4.5% per annum, with payments due on December 31, 2005 and every year thereafter until December 31, 2014. As of September 30, 2006, the outstanding balance of the notes and interest receivables were $41.1 million prior to the reserve. Historically, we had placed orders for purchases of fabric from the purchasers pursuant to the purchase commitment agreement we entered into at the time of the sale of the Mexico assets, and we had satisfied our payment obligations for the fabric by offsetting the amounts payable against the amounts due to us under the notes. However, during the third quarter of 2006, the purchasers ceased providing fabric and were not making payments under the notes. We further evaluated the recoverability of the notes receivable and recorded a loss on the notes receivable in the third quarter of 2006 in an amount equal to the outstanding balance less the value of the underlying assets securing the notes. The loss was estimated to be approximately $27.1 million, resulting in a notes receivable balance at September 30, 2006 of approximately $14 million. We believe there was no significant change subsequently on the value of the underlying assets securing the notes; therefore, we did not have additional reserve after the third quarter of 2006.

Upon consummation of the sale, we entered into a purchase commitment agreement with the purchasers, pursuant to which we agreed to purchase annually over the ten-year term of the agreement, $5 million of fabric manufactured at our former facilities acquired by the purchasers at negotiated market prices. We did not purchase any fabric in 2006 and 2007.

On March 21, 2007, our wholly-owned subsidiary, Tarrant Luxembourg S.a.r.l., entered into a letter agreement with Solticio, Inmobiliaria Cuadros, S.A. de C.V. (“Inmobiliaria”), and Acotex, (Acotex and together with Solticio and Inmobiliaria, the “Sellers”), and Tavex Algodonera, S.A. (“Tavex”), which was subsequently amended. On August 21, 2007, we received a payment of $17.75 million from Tavex upon the exercise by Tavex of its option in accordance with the agreement among the parties. In return for the Tavex’s payment of $17.75 million, we have taken the following actions in accordance with the terms of the agreement:

•

Tarrant Luxembourg terminated the Solticio and Acotex promissory notes described above and released the Sellers from any further obligations thereunder, and terminated and released all liens on the collateral securing those notes;

•	Tarrant Luxembourg and the Sellers terminated all other executory obligations among the parties, including any obligation of ours to purchase fabric from Soliticio and Acotex; and

•

Tarrant Luxembourg agreed to purchase from Tavex at least U.S. $1.25 million of fabric prior to the end of 2007, and Tarrant Luxembourg agreed to deliver an irrevocable letter of credit for the full purchase price.

Upon closing of the transaction and receiving the payment of $17.75 million, we recorded a gain of $3.75 million in our consolidated statements of operations as other income in the third quarter of 2007. We placed a fabric order with Tavex on August 21, 2007 for $1.25 million pursuant to the agreement. At December 31, 2007, the irrevocable letter of credit expired and we did not have any further commitment to purchase fabric from Tavex.

At December 31, 2007 and 2008, we had various employees receivable totaling $220,000 and $166,000, respectively, included in due from related parties.

We believe the each of the transactions described above has been entered into on terms no less favorable to us than could have been obtained from unaffiliated third parties.

18. Operations by Geographic Areas

Our predominant business is the design, distribution and importation of private label and private brand casual apparel. Substantially all of our revenues are from the sales of apparel. We are organized into two geographic regions: the United States and Asia. We evaluate performance of each region based on profit or loss from operations before income taxes. Information about our operations in the United States, Asia, Mexico and Luxembourg is presented below. Inter-company revenues and assets have been eliminated to arrive at the consolidated amounts.

	United States	Asia	Adjustments and Eliminations	Total
2006
Sales	$226,851,000	$5,551,000	$—	$232,402,000
Inter-company sales	—	112,393,000	(112,393,000)	—

Total revenue	$226,851,000	$117,944,000	$(112,393,000)	$232,402,000

Income (loss) from operations (1)	$(21,210,000)	$4,005,000	$—	$(17,205,000)

Interest income (2)	$1,178,000	$3,000	$—	$1,181,000

Interest expense	$5,848,000	$212,000	$—	$6,060,000

Provision for depreciation and amortization	$2,872,000	$108,000	$—	$2,980,000

Capital expenditures	$134,000	$75,000	$—	$209,000

Total assets	$97,196,000	$119,531,000	$(105,595,000)	$111,132,000

2007
Sales	$223,028,000	$20,693,000	$—	$243,721,000
Inter-company sales	—	117,064,000	(117,064,000)	—

Total revenue	$223,028,000	$137,757,000	$(117,064,000)	$243,721,000

Income from operations (3)	$1,408,000	$3,784,000	$—	$5,192,000

Interest income	$166,000	$3,000	$—	$169,000

Interest expense	$3,935,000	$183,000	$—	$4,118,000

Provision for depreciation and amortization	$1,812,000	$135,000	$—	$1,947,000

Capital expenditures	$303,000	$250,000	$—	$553,000

Total assets	$56,559,000	$116,566,000	$(102,136,000)	$70,989,000

2008
Sales	$159,933,000	$35,375,000	$—	$195,308,000
Inter-company sales	—	74,638,000	(74,638,000)	—

Total revenue	$159,933,000	$110,013,000	$(74,638,000)	$195,308,000

Income (loss) from operations	$(10,297,000)	$(657,000)	$—	$(10,954,000)

Interest income	$273,000	$1,000	$—	$274,000

Interest expense	$717,000	$92,000	$—	$809,000

Provision for depreciation and amortization	$351,000	$113,000	$—	$464,000

Capital expenditures	$853,000	$89,000	$—	$942,000

Total assets	$30,916,000	$49,876,000	$(20,773,000)	$60,019,000

(1)	Income (loss) from operations in the U.S. included a loss of $27,156,000 recorded in Luxembourg; of which $27,137,000 related to loss on notes receivable – related parties.
(2)	Interest income in the U.S. included $901,000 interest earned from the notes receivable related to the sale of our fixed assets in Mexico of which notes were recorded in Luxembourg.
(3)	Income from operations in the U.S. included a loss of $1,477,000 recorded in Luxembourg; of which $1,458,000 related to loss on sales of fabric.

19. Employee Benefit Plans

Tarrant Hong Kong has adopted a defined contribution retirement benefits scheme — the National Mutual Central Provident Fund Scheme (the “Provident Fund scheme”) which has been approved under Section 87A of the Inland Revenue Ordinance of Hong Kong since 1992. This scheme has been registered as a Mandatory Provident Fund exempted Occupational Retirement Schemes Ordinance scheme under the Mandatory Provident Fund Schemes Ordinance. From August 1992, an employee, upon completion of one full year’s service with Tarrant Hong Kong, is entitled to enroll in the Provident Fund scheme on voluntary basis. Since December 1, 2000, no new members have been allowed to enroll in this scheme. Monthly contributions are made based on 5% of the employees’ basic salary. The employees having completed more than 3 years of service with Tarrant Hong Kong are entitled to the vested benefits according the vesting scale of the Provident Fund scheme.

Tarrant Hong Kong has adopted a Mandatory Provident Fund Scheme – AIA-JF Premium MPF Scheme under the Mandatory Provident Fund Schemes Ordinance, in which the employees who have joined Tarrant Hong Kong since December 1, 2000 are eligible to enroll. Monthly contributions are made based on 5% of the employees’ relevant income. Costs of the plan charged to operations for 2006, 2007 and 2008 amounted to approximately $178,000, $188,000 and $200,000, respectively.

On July 1, 1994, we established a defined contribution retirement plan covering all of our U.S. employees whose period of service exceeds 12 months. Plan assets are monitored by a third-party investment manager and are segregated from those of ours. Participants may contribute from 1% to 15% of their pre-tax compensation up to effective limitations specified by the Internal Revenue Service. Our contributions to the plan are based on a 50% (100% effective July 1, 1995) matching of participants’ contributions, not to exceed 6% (5% effective July 1, 1995) of the participants’ annual compensation. In addition, we may also make a discretionary annual contribution to the plan. Costs of the plan charged to operations for 2006, 2007 and 2008 amounted to approximately $251,000, $294,000 and $283,000, respectively.

20. Other Income and Expense

Other income and expense consists of the following:

	Year Ended December 31,
	2006	2007	2008
Rental income	$298,000	$300,000	$300,000
Gain on rescission on common stock due to settlement	—	—	915,000
Sale of an entity in Mexico	—	—	500,000
Gain on marketable securities	—	—	242,000
Gain on notes receivable–related parties	—	3,750,000	—
Other items	38,000	44,000	65,000

Total other income	$336,000	$4,094,000	$2,022,000

Loss on sale of property and equipment	36,000	25,000	111,000
Termination of license agreement	400,000	—	—
Write-off of deferred financing cost and debt discount	—	4,951,000	—
Other items	—	1,000	—

Total other expense	$436,000	$4,977,000	$111,000

21. Legal Proceedings

American Rag Cie, LLC & American Rag Cie II, Inc.

On December 23, 2008, Tarrant Apparel Group and our wholly-owned subsidiary, Private Brands, Inc., entered into a Settlement Agreement with American Rag Cie, LLC (“ARC LLC”), American Rag Cie II (“ARC II”) and certain other parties providing for a settlement and release of all claims with respect to our previously disclosed litigation with ARC LLC and ARC II.

On February 1, 2008, we filed and served a cross-complaint against ARC LLC and ARC II in the action American Rag CIE v. Private Brands, Inc., Superior Court of the State of California, County of Los Angeles, Central District, Case No. BC 384428 (the “Action”). The original action had been filed on January 28, 2008 by ARC LLC against Private Brands. ARC LLC owns the trademark American Rag Cie, which trademark had been licensed to Private Brands on an exclusive basis throughout the world except for Japan and pursuant to which Private Brands sells American Rag Cie branded apparel to Macy’s Merchandising Group and has sub-licensed to Macy’s Merchandising Group the right to manufacture certain categories of American Rag Cie branded apparel in the United States. The primary subject of the lawsuit was our continued rights under the license agreement.

Pursuant to the Settlement Agreement, the parties agreed to the following actions:

•	Dismissal of the Action by all parties and release of claims asserted in the Action;

•	Redemption by ARC LLC of our 45% membership interest in ARC LLC, and redemption by American Rag Compagnie of our 5,000 shares in American Rag Compagnie; and

•	Amendment of the License Agreement with respect to the “American Rag Cie” trademark.

As a result of the Settlement Agreement, we no longer own an equity interest in ARC LLC or American Rag Compagnie, and continue to license rights to the American Rag Cie trademark.

Other Matters

From time to time, we are involved in various routine legal proceedings incidental to the conduct of our business. Our management does not believe that any of these legal proceedings will have a material adverse impact on our business, financial condition or results of operations, either due to the nature of the claims, or because our management believes that such claims should not exceed the limits of the our insurance coverage.

22. Quarterly Results of Operations (Unaudited)

The following tables contain selected unaudited statements of operating information for each quarter of 2007 and 2008 (in thousands, except share and per share data). We believe that the following information reflects all normal recurring adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for any future period.

	Quarter Ended
	Mar. 31	Jun. 30	Sep. 30	Dec. 31
	(In thousands, except per share data)
2007
Total net sales	$56,107	$60,101	$70,203	$57,310
Gross profit	12,346	12,555	12,948	11,050
Operating income (loss)	63	2,529	2,661	(61)
Net income (loss)	$(1,001)	$809	$1,615	$325
Net income (loss) per common share:
Basic	$(0.03)	$0.03	$0.05	$0.01
Diluted	$(0.03)	$0.03	$0.05	$0.01
Weighted average shares outstanding:
Basic	30,544	30,544	30,544	30,837
Diluted	30,544	30,544	30,544	30,837

2008
Total net sales	$50,499	$51,298	$55,986	$37,525
Gross profit	10,039	10,975	9,308	7,255
Operating income (loss)	(42)	(5,391)	(341)	(5,180)
Net income (loss)	$(253)	$(5,274)	$207	$(5,761)
Net income (loss) per common share:
Basic	$(0.01)	$(0.16)	$0.01	$(0.19)
Diluted	$(0.01)	$(0.16)	$0.01	$(0.19)
Weighted average shares outstanding:
Basic	32,044	32,044	30,560	30,544
Diluted	32,044	32,044	30,560	30,544

23. Subsequent Events

On April 25, 2008, Gerard Guez and Todd Kay, our founders, executive officers and directors, originally announced to our Board of Directors their intention to acquire all of the outstanding publicly held shares of our common stock for $0.80 per share in cash in a going private transaction. On February 26, 2009, following approval of the proposed acquisition by the Special Committee of our Board of Directors formed to review the proposal, we entered into a definitive agreement and plan of merger with Sunrise Acquisition Company, LLC (an entity owned by Mr. Guez and Mr. Kay), Sunrise Merger Company, Mr. Guez and Mr. Kay. If the merger transaction contemplated by the agreement is completed, each share of our common stock, other than shares held directly or indirectly or Mr. Guez or Mr. Kay, would be converted into the right to receive $0.85 in cash and Tarrant Apparel Group would become a wholly-owned subsidiary of Sunrise Acquisition Company. Completion of the proposed acquisition is subject to various closing conditions, including approval by the holders of at least 66  2/3% of the outstanding shares of our common stock and other customary conditions to closing.

We will be filing a definitive proxy statement and other documents concerning the proposed acquisition with the Securities and Exchange Commission. Shareholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction.

SCHEDULE II

TARRANT APPAREL GROUP

VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts	Deductions	Balance at End of Year
For the year ended December 31, 2006
Allowance for returns and discounts	$985,261	$1,189,090	$—	$(896,734)	$1,277,617
Allowance for bad debts	$1,966,489	$13,445	$—	$(1,180,693)	$799,241
Inventory markdown	$83,826	$375,000	$—	$(83,826)	$375,000
Notes receivable - related parties reserve	$—	$27,137,297	$—	$—	$27,137,297

For the year ended December 31, 2007
Allowance for returns and discounts	$1,277,617	$527,838	$—	$(861,486)	$943,969
Allowance for bad debts	$799,241	$243,561	$—	$(9,495)	$1,033,307
Inventory markdown	$375,000	$550,000	$—	$—	$925,000
Notes receivable - related parties reserve	$27,137,297	$—	$—	$(27,137,297)	$—

For the year ended December 31, 2008
Allowance for returns and discounts	$943,969	$463,365	$—	$(947,212)	$460,122
Allowance for bad debts	$1,033,307	$70,987	$—	$(1,012,757)	$91,537
Inventory markdown	$925,000	$187,000	$—	$—	$1,112,000

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TARRANT APPAREL GROUP

By:	/s/ Gerard Guez
Gerard Guez
Interim Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Tarrant Apparel Group do hereby constitute and appoint Gerard Guez and Patrick Chow, and each of them, with full power of substitution and resubstitution, as their true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable said corporation to comply with the Securities Exchange Act of 1934, as amended and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Annual Report on Form 10-K, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard Guez	Chairman of the Board of Directors and Interim	March 18, 2009
Gerard Guez	Chief Executive Officer (Principal Executive Officer)

/s/ Todd Kay	Vice Chairman of the Board of Directors	March 18, 2009
Todd Kay

/s/ Patrick Chow	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 18, 2009
Patrick Chow

/s/ Milton Koffman	Director	March 18, 2009
Milton Koffman

/s/ Stephane Farouze	Director	March 18, 2009
Stephane Farouze

/s/ Mitchell Simbal	Director	March 18, 2009
Mitchell Simbal

/s/ Joseph Mizrachi	Director	March 18, 2009
Joseph Mizrachi

/s/ Simon Mani	Director	March 18, 2009
Simon Mani

S-1

TARRANT APPAREL GROUP

EXHIBIT INDEX

Exhibit Number	Description
2.1+	Stock and Asset Purchase Agreement, dated December 6, 2006, among Tarrant Apparel Group, 4366883 Canada Inc., 3681441 Canada Inc., Buffalo Inc., 3163946 Canada Inc., Buffalo Corporation, Buffalo International Inc., 4183517 Canada Inc., 3975912 Canada Inc. and The Buffalo Trust. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 12, 2006.)

2.1.1	Amendment No. 1 to Stock and Asset Purchase Agreement, dated March 20, 2007, by and among Tarrant Apparel Group, 4366883 Canada Inc., 3681441 Canada Inc., Buffalo Inc., 3163946 Canada Inc., Buffalo Corporation, BFL Management Inc. in its capacity as the sole trustee of The Buffalo Trust and each stockholder of Target Companies. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.)

2.1.2	Mutual Termination and Release Agreement, dated April 19, 2007, by and among Tarrant Apparel Group, 4366883 Canada Inc., 3681441 Canada Inc., Buffalo Inc., 3163946 Canada Inc., Buffalo Corporation, BFL Management Inc. in its capacity as the sole trustee of The Buffalo Trust and each stockholder of Target Companies. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 20, 2007.)

3.1	Restated Articles of Incorporation. (Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on May 4, 1995 (File No. 33-91874).)

3.1.1	Certificate of Amendment of Restated Articles of Incorporation. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2002.)

3.1.2	Certificate of Amendment of Restated Articles of Incorporation. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2002.)

3.1.3	Certificate of Amendment of Restated Articles of Incorporation. (Incorporated by reference to the Company’s Current Report on Form 8-K dated December 4, 2003.)

3.2	Restated Bylaws. (Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on May 4, 1995 (File No. 33-91874).)

3.2.1	Amendment to Restated Bylaws of Tarrant Apparel Group, dated August 9, 2007. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 10, 2007.)

4.1	Specimen of Common Stock Certificate. (Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 filed on July 15, 1995.)

4.2	Rights Agreement dated as of November 21, 2003, between Tarrant Apparel Group and Computershare Trust Company, as Rights Agent, including the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock, attached thereto as Exhibits B and C, respectively. (Incorporated by reference to the Company’s Current Report on Form 8-K dated November 12, 2003.)

4.3	Certificate of Determination of Preferences, Rights and Limitations of Series B Preferred Stock. (Incorporated by reference to the Company’s Amendment to Current Report on Form 8-K/A, filed December 12, 2003.)

Exhibit Number	Description
10.1*	Tarrant Apparel Group Employee Incentive Plan. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2004.)

10.2	Indemnification Agreement dated as of March 14, 1995, by and among Tarrant Apparel Group, Gerard Guez and Todd Kay. (Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 filed on July 15, 1995.)

10.3	Form of Indemnification Agreement with directors and certain executive officers. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.)

10.4	Exclusive Distribution Agreement dated April 1, 2003, between Federated Merchandising Group, an unincorporated division of Federated Department Stores, and Private Brands, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2003.)

10.4.1	Amendment No. 1 to Exclusive Distribution Agreement dated as of June 22, 2004, between Federated Merchandising Group, an unincorporated division of Federated Department Stores, and Private Brands, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2004.)

10.4.2	Amendment No. 2 to Exclusive Distribution Agreement dated as of March 7, 2005, between Macy’s Merchandising Group, LLC and Private Brands, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2005.)

10.4.3	Trademark Sublicense Agreement dated as of March 3, 2005, between Macy’s Merchandising Group, LLC and Private Brands, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2005.)

10.5	Unconditional Guaranty of Performance dated April 1, 2003, by Tarrant Apparel Group. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2003.)

10.6	Promissory Note dated May 31, 2003 made by Gerard Guez in favor of Tarrant Apparel Group. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2003.)

10.7	Indemnification Agreement dated April 10, 2003 between Tarrant Apparel Group and Seven Licensing Company, LLC. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2003.)

10.8*	Employment Agreement, dated September 18, 2008, between Tarrant Company Limited and Henry Chu. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2005.)

10.9	Common Stock Purchase Warrant dated December 14, 2004 issued by Tarrant Apparel Group in favor of T.R. Winston & Company, LLC. (Incorporated by reference to the Company’s Current Report on Form 8-K dated December 14, 2004.)

10.10	Form of Common Stock Purchase Warrant. (Incorporated by reference to the Company’s Current Report on Form 8-K dated December 14, 2004.)

10.11	Debenture, dated June 9, 2006, by and among Tarrant Company Limited, Trade Link Holdings Limited and Marble Limited and DBS Bank (Hong Kong) Limited. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.)

Exhibit Number	Description
10.12	Form of Guaranty and Indemnity of Tarrant Apparel Group in favor of DBS Bank (Hong Kong) Limited. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.)

10.13	Loan and Security Agreement, dated June 16, 2006, by and among GMAC Commercial Finance LLC, the Lenders signatory thereto, Tarrant Apparel Group, Fashion Resource (TCL), Inc., Tag Mex, Inc., United Apparel Ventures, LLC, Private Brands, Inc., and NO! Jeans, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.)

10.13.1	Consent and Amendment No. 1 to Agreements, dated February 22, 2007, by and among GMAC Commercial Finance LLC, the Lenders signatory thereto, Tarrant Apparel Group, Fashion Resource (TCL), Inc., Tag Mex, Inc., United Apparel Ventures, LLC, Private Brands, Inc., and NO! Jeans, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2007.)

10.13.2	Amendment No. 2 to Loan and Security Agreement, dated May 9, 2007, by and among GMAC Commercial Finance LLC, the Lenders signatory thereto, Tarrant Apparel Group, Fashion Resource (TCL), Inc., Tag Mex, Inc., and Private Brands, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2007.)

10.13.3	Amendment No. 3 to Loan and Security Agreement, dated November 2, 2007, by and among GMAC Commercial Finance LLC, the Lenders signatory thereto, Tarrant Apparel Group, Fashion Resource (TCL), Inc., Tag Mex, Inc., and Private Brands, Inc. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.)

10.13.4	Amendment No. 4 to Loan and Security Agreement, dated May 12, 2008, by and among GMAC Commercial Finance LLC, the Lenders signatory thereto, Tarrant Apparel Group, Fashion Resource (TCL), Inc., Tag Mex, Inc., and Private Brands, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.)

10.13.5	Amendment No. 5 to Loan and Security Agreement, dated August 11, 2008, by and among GMAC Commercial Finance LLC, the Lenders signatory thereto, Tarrant Apparel Group, Fashion Resource (TCL), Inc., Tag Mex, Inc., and Private Brands, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.)

10.13.6	Amendment No. 6 to Loan and Security Agreement, dated November 10, 2008, by and among GMAC Commercial Finance LLC, the Lenders signatory thereto, Tarrant Apparel Group, Fashion Resource (TCL), Inc., Tag Mex, Inc., and Private Brands, Inc.

10.14	Amended and Restated Factoring Agreement, dated June 16, 2006, GMAC Commercial Finance LLC and Tarrant Apparel Group, Fashion Resource (TCL), Inc., Tag Mex, Inc., United Apparel Ventures, LLC, Private Brands, Inc., and NO! Jeans, Inc. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.)

10.15	Registration Rights Agreement, dated as of June 16, 2006, by and among Tarrant Apparel Group, Orpheus Holdings, LLC, North American Company for Life and Health Insurance, Midland National Life Insurance Company and Durham Capital Corporation. (Incorporated by reference to the Company’s Registration Statement on Form S-3 filed on August 10, 2006.)

10.16	Form of Warrants to Purchase Common Stock issued June 16, 2006. (Incorporated by reference to the Company’s Registration Statement on Form S-3 filed on August 10, 2006.)

Exhibit Number	Description
10.17	Warrant dated June 16, 2006, issued by the Registrant to Durham Capital Corporation. (Incorporated by reference to the Company’s Registration Statement on Form S-3 filed on August 10, 2006.)

10.18*	Tarrant Apparel Group 2006 Stock Incentive Plan. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.)

10.19	Commercial Lease, dated August 1, 2006, between Tarrant Apparel Group and GET. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.)

10.20	Tenancy Agreement, dated February 1, 2007, between Tarrant Company Limited and Lynx International Limited. (Incorporated by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.)

10.21	Letter Agreement, dated March 21, 2007, among Tarrant Luxembourg S.a.r.l., Solticio, S.A. de C.V., Inmobiliaria Cuadros, S.A. de C.V. , Acabados y Cortes Textiles, S.A. de. C.V., and Tavex Algodonera, S.A. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2007.)

10.21.1	Amendment, dated July 19, 2007, to Letter Agreement dated March 21, 2007, among Tarrant Luxembourg S.a.r.l., Solticio, S.A. de C.V., Inmobiliaria Cuadros, S.A. de C.V. , Acabados y Cortes Textiles, S.A. de. C.V., and Tavex Algodonera, S.A. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2007.)

10.22	Amended License Agreement between American Rag Cie, LLC and Private Brands, Inc.

14.1	Code of Ethical Conduct. (Incorporated by reference to the Company’s Annual Report on Form 10-K for year ending December 31, 2003.)

21.1	Subsidiaries.

23.1	Consent of SingerLewak LLP.

31.1	Certificate of Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities and Exchange Act of 1934, as amended.

31.2	Certificate of Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities and Exchange Act of 1934, as amended.

32.1	Certificate of Chief Executive Officer pursuant to Rule 13a-14(b) under the Securities and Exchange Act of 1934, as amended.

32.2	Certificate of Chief Financial Officer pursuant to Rule 13a-14(b) under the Securities and Exchange Act of 1934, as amended.

*	Management contract or compensatory plan or arrangement.

+	Schedules and exhibits have been omitted from the exhibit. A list of omitted schedules and exhibits is set forth immediately following the table of contents of the exhibit. Copies will be provided to the Securities and Exchange Commission upon request.

Preliminary Copy

TARRANT APPAREL GROUP

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

[•], 2009

10:00 a.m. (local time)

Tarrant Apparel Group

801 South Figueroa Street, Suite 2500

Los Angeles, California 90017

The undersigned, shareholder of Tarrant Apparel Group, a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Tarrant Apparel Group and the Proxy Statement dated [•], 2009, revokes any proxy or proxies previously granted and hereby nominates, constitutes and appoints Patrick Chow, Mitchell Simbal and Joseph Mizrachi, or any of them, as proxies, each with full power of substitution and re-substitution, to vote and represent all of the shares of the undersigned at the Special Meeting of Shareholders of Tarrant Apparel Group on [—], 2009, which the undersigned would be entitled to vote with the same effect as if the undersigned were present, and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of Tarrant Apparel Group for use at the Special Meeting of Shareholders of Tarrant Apparel Group on [—], 2009. This proxy will be voted in accordance with the specifications made on the reverse side. If a choice is not indicated, this proxy will be voted “FOR” Proposals 1 and 2. If any other business is presented at the special meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of the proxies named above.

(See Reverse Side for Voting Instructions)

Address Change (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

This Board of Directors (other than Directors Gerard Guez and Todd Kay who are making no recommendation in their capacity as directors, due to their interest in the merger) of Tarrant Apparel Group unanimously recommends you vote “FOR”
Proposals 1 and 2.			Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED BELOW OR, IF NO DIRECTION IS GIVEN, WILL BE
VOTED “FOR” PROPOSALS 1 AND 2. The proxies cannot vote your shares unless you sign and return this card using the enclosed postage-paid envelope or vote electronically over the Internet or via telephone.

1.  Proposal to approve the Agreement and Plan of Merger, dated as of February 26, 2009, by and among Tarrant Apparel Group, Sunrise Acquisition Company, LLC and Sunrise Merger Company and the transactions contemplated thereby.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  Proposal to approve the
adjournment of the Special
Meeting, if the special
committee of the board of
directors deems it necessary  or
appropriate, to solicit additional proxies if there are
insufficient votes at the time of the meeting to approve the merger agreement described in
Proposal 1.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name appears hereon. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors, attorneys and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, signing such person’s title and relationship to the partnership.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as trustee, guardian, executor, attorney or administrator, please give full title as such.

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Special Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.[•]		TELEPHONE 1-[•]-[•]-[•]

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. Follow the simple instructions that appear on your computer screen.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Follow the simple recorded instructions.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.